PROSPECTUS SUPPLEMENT
(To the Prospectus dated March 31, 2006)

                                  $500,000,000                   [LBA CORP LOGO]

               Long Beach Acceptance Auto Receivables Trust 2006-B
                               Asset-Backed Notes

               Long Beach Acceptance Auto Receivables Trust 2006-B
                                 Issuing Entity

                     Long Beach Acceptance Receivables Corp.
                                    Depositor

                           Long Beach Acceptance Corp.
                           Sponsor/Servicer/Custodian

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You should read the sections entitled "Risk Factors" beginning on page S-14 of this prospectus supplement and beginning on page 6 of the prospectus and consider these factors before making a decision to invest in these securities.

Neither these securities nor the contracts will be insured or guaranteed by any governmental agency or instrumentality.

The notes represent obligations of the issuing entity only and do not represent obligations of or interest in Long beach Acceptance Corp., Long Beach Acceptance Receivables Corp. or any of their affiliates. Retain this prospectus supplement for future reference. This prospectus supplement may be used to offer and sell the notes only if accompanied by the prospectus.
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The notes-

o     Are as described in the table below;

o Are backed by a pledge of assets of the issuing entity, primarily a pool of "non-prime" automobile contracts, referred to in this prospectus supplement and the prospectus as the contracts, secured by new and used automobiles, sport utility vehicles, light duty trucks and vans. "Non-prime" contracts are contracts made with borrowers who have limited credit histories or modest incomes or who have experienced prior credit difficulties;

o Receive monthly distributions on each payment date, beginning on October 16, 2006; and

o     Currently have no trading market.

Credit enhancement for the Class A Notes will consist of -

o A financial guarantee insurance policy issued by Financial Security Assurance Inc. unconditionally and irrevocably guaranteeing timely payment of interest and certain payments of principal (as more fully described in this prospectus supplement) on each payment date and the ultimate payment of principal on each final scheduled payment date;

o A spread account (including the demand note on deposit therein) to the extent described in this prospectus supplement; and

o Overcollateralization to the extent described in this prospectus supplement.

                                   [FSA LOGO]

                            Issuance        Interest    Final Scheduled    Price to     Underwriting        Net
                             Amount           Rate        Payment Date      Public        Discount      Proceeds(1)
                          ------------      --------    ---------------  -----------    -------------   -----------
Class A-1 Notes.........  $100,000,000        5.37%       October 2007    100.00000%        0.150%        99.85000%
Class A-2 Notes.........  $137,000,000        5.34%      November 2009     99.99733%        0.185%        99.81233%
Class A-3 Notes.........  $147,000,000        5.17%       August 2011      99.99442%        0.220%        99.77442%
Class A-4 Notes.........  $116,000,000        5.18%      September 2013    99.97332%        0.235%        99.73832%

(1) Net proceeds are before deducting expenses, which are estimated to be $ 300,000.

The Class A Notes offered by this prospectus supplement will be offered by Citigroup Global Markets Inc. and Greenwich Capital Markets, Inc., the underwriters, for which Citigroup Global Markets Inc. is acting as representative, from time to time to the public at the offering prices listed in the table above and the underwriters will receive the discounts listed above. See "Methods of Distribution" in the prospectus. Delivery of the Class A Notes, in book-entry form, will be made through The Depository Trust Company against payment in immediately available funds, on or about September 28, 2006.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the prospectus. Any representation to the contrary is a criminal offense.

                                    Citigroup
                                Lead Underwriter
                              RBS Greenwich Capital
                                 Co-Underwriter
          The date of this prospectus supplement is September 25, 2006.

 Important Notice about the Information Presented in this Prospectus Supplement and the Prospectus

o We provide information to you about the notes in two separate documents that progressively provide more detail: (1) the prospectus, which provides general information, some of which may not apply to your series of notes, and (2) this prospectus supplement, which describes the specific terms of your series of notes.

o This prospectus supplement does not contain complete information about the offering of the notes. Additional information is contained in the prospectus. We suggest that you read both this prospectus supplement and the prospectus in full. We cannot sell the notes to you unless you have received both this prospectus supplement and the prospectus.

o You should rely only on information provided or referenced in this prospectus supplement and the prospectus. We have not authorized anyone to provide you with different information.

o We include cross-references in this prospectus supplement and the prospectus to captions in these materials where you can find further related discussions. The table of contents included in this prospectus supplement and the table of contents included in the prospectus provide the pages on which these captions are located.

o The information in this prospectus supplement, if conveyed prior to the time of your contractual commitment to purchase any of the securities described in this prospectus supplement, supersedes any information contained in any prior similar material related to these securities. The information in this prospectus supplement is preliminary, and is subject to completion or change. This prospectus supplement does not contain all information that is required to be included in the prospectus and the prospectus supplement.

                       Where You Can Find More Information

      Long Beach Acceptance Receivables Corp. and Long Beach Acceptance Receivables Corp. II have filed with the Securities and Exchange Commission, under the Commission file number 333-132202, a registration statement under the Securities Act of 1933, as amended, with respect to the notes offered pursuant to this prospectus supplement and the prospectus. This prospectus supplement and the prospectus which forms a part of the registration statement omit certain information contained in such registration statement pursuant to the rules and regulations of the Securities and Exchange Commission.

      A number of items will be incorporated by reference in the registration statement. See "Incorporation by Reference" in the prospectus for a description of incorporation by reference.

      You can read and copy the registration statement at the public reference room at the Securities and Exchange Commission at 100 F Street, N.E., Washington, DC 20549. You can obtain information about the public reference section by calling the SEC at 1-800-SEC-0330. In addition, the Securities and Exchange Commission maintains a site on the World Wide Web containing reports, proxy materials, information statements and other items. The address is http://www.sec.gov.

      The consolidated financial statements of Financial Security Assurance Inc. included in, or as exhibits to, the following documents filed by Financial Security Assurance Holdings Ltd. with the Securities and Exchange Commission, are hereby incorporated by reference in this prospectus supplement:

      (1) Annual Report on Form 10-K for the year ended December 31, 2005 (audited);

      (2) Quarterly Report on Form 10-Q for the quarter ended March 31, 2006 (unaudited); and

      (3) Quarterly Report on Form 10-Q for the quarter ended June 30, 2006 (unaudited).

      All financial statements of Financial Security Assurance Inc., included in, or as exhibits to, documents filed by Financial Security Assurance Holdings Ltd. pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the filing of this prospectus supplement and before the termination of the offering of the notes offered hereby shall be deemed incorporated by reference into this prospectus supplement.

      Long Beach Acceptance Receivables Corp. and Long Beach Acceptance Receivables Corp. II on behalf of Long Beach Acceptance Auto Receivables Trust 2006-B, hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of Long Beach Acceptance Auto Receivables Trust 2006-B's annual report pursuant to Section 13(a) or
Section 15(d) of the Securities Exchange Act of 1934, as amended, and each filing of the financial statements of Financial Security Assurance Inc. included in or as an exhibit to the Annual Report of Financial Security Assurance Holdings Ltd. filed pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, that is incorporated by reference in this prospectus supplement shall be deemed to be a new registration statement relating to the securities offered in this prospectus supplement, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      We will provide you with copies of these reports, at no charge, if you write to us at: Long Beach Acceptance Corp., One Mack Centre Drive, Paramus, New Jersey 07652; Attention: Chief Financial Officer; telephone (201) 262-5222.

                                Table of Contents

                                                                            Page
                                                                            ----


Summary of Transaction Parties and Flow of Funds .....................       S-1

Summary ..............................................................       S-3

Risk Factors .........................................................      S-14

Use of Proceeds ......................................................      S-22

The Sponsor/Servicer/Custodian .......................................      S-22
     Underwriting ....................................................      S-23
     Credit Decision and Funding .....................................      S-23
     Servicing and Collection ........................................      S-24
     Delinquency and Credit Loss Information .........................      S-25

The Sponsor's Securitization Program .................................      S-28

The Sponsor's Static Pool Information ................................      S-28

The Depositor ........................................................      S-29

LBARC-WI .............................................................      S-29

The Issuing Entity ...................................................      S-29

The Owner Trustee ....................................................      S-31

The Indenture Trustee ................................................      S-32

The Demand Note Provider/ The Demand Note Guarantor ..................      S-32

The Trust Property ...................................................      S-32

The Contracts ........................................................      S-34
     General .........................................................      S-34
     Eligibility Criteria ............................................      S-34
     Composition .....................................................      S-36
     Yield and Prepayment Considerations .............................      S-47

Weighted Average Lives of the Class A Notes ..........................      S-47

The Insurer ..........................................................      S-55
     General .........................................................      S-55
     Reinsurance .....................................................      S-56
     Ratings .........................................................      S-56
     Capitalization ..................................................      S-56
     Insurance Regulation ............................................      S-57

Description of the Notes .............................................      S-58
     General .........................................................      S-58
     Payment Dates ...................................................      S-59
     Payments of Interest ............................................      S-59
     Payments of Principal ...........................................      S-60
     Mandatory Redemption ............................................      S-61
     Optional Redemption .............................................      S-61
     Sale of Contracts ...............................................      S-61
     Events of Default ...............................................      S-62

Description of the Transaction Documents .............................      S-63
     Assignment of Contracts .........................................      S-64
     Accounts ........................................................      S-64
     Servicing Compensation and Trustees' Fees .......................      S-65
     Distributions ...................................................      S-67
     Fees and Expenses ...............................................      S-69
     Statements to Noteholders .......................................      S-70
     Credit Support ..................................................      S-71
     Servicer Termination Event ......................................      S-73
     Rights Upon Servicer Termination Event ..........................      S-74
     Waiver of Past Defaults .........................................      S-75
     Trustees ........................................................      S-75
     Amendment .......................................................      S-76

The Policy ...........................................................      S-78

Material Federal Income Tax Consequences .............................      S-80
     Tax Characterization of the Issuing Entity ......................      S-81
     Tax Consequences to Holders of the Notes ........................      S-81

State and Local Tax Consequences .....................................      S-82

ERISA Considerations .................................................      S-82

Legal Proceedings ....................................................      S-83

Certain Relationships and Related Transactions .......................      S-83

Ratings ..............................................................      S-84

Method of Distribution ...............................................      S-84

Experts ..............................................................      S-85

Legal Opinions .......................................................      S-85

Glossary .............................................................      S-86

Clearance, Settlement and Tax Documentation Procedures ...............   Annex A

Sponsor's Static Pool Information ....................................   Annex B

                Summary of Transaction Parties and Flow of Funds

                        Summary of Transaction Parties(1)

                       ------------------------
                        LONG BEACH ACCEPTANCE
                   ---          CORP.
                  |    (Sponsor and Servicer)
                  |    ------------------------
                  |               |
                  |               |
                  |    ------------------------
                  |     LONG BEACH ACCEPTANCE
     Sponsor/Servicer      RECEIVABLES CORP.           ------------------------
                  |          (Depositor)                 Deutsche Bank Trust
                  |    ------------------------     ---    Company Americas
                  |               |                |     (Indenture Trustee,
                  |               |                |   Trust Collateral Agent
                  |               |                |    and Backup Servicer)
                  |    ------------------------    |   ------------------------
                  |     LONG BEACH ACCEPTANCE      |
                  |     AUTO RECEIVABLES TRUST     |
                   ----         2006-B          ---
                           (Issuring Entity)       |
                       ------------------------    |
                   -----          |                |
-------------------               |                |   ------------------
FINANCIAL SECURITY          -------------          |    Wilmington Trust
  ASSURANCE INC.            Class A Notes           ---     Company
    (Insurer)               -------------               (Owner Trustee)
-------------------                                    ------------------

-------------

(1) This chart provides only a simplified overview of the relationships between the key parties to the transaction. Refer to this free writing prospectus and the prospectus for a further description of the relationship between the key parties.

                                Flow of Funds(1)

                                                            -------------------------------------
--------------------------------------------------------   |                                     |
                                                           |                                     |
                  Available Funds                          |    ---------------------------------------------------------------
                                                           |         To the demand not provider, reimbursement for any
--------------------------------------------------------   |           current and previously unreimbursed draws on the
                        |                                  |                               demand note
                        |                                  |    ---------------------------------------------------------------
-------------------------------------------------------    |                                     |
    To the sponsor, and participation fees due to          |                                     |
   dealers with respect to the contracts during the        |    ---------------------------------------------------------------
    related calendar month or any such fees which          |      To the trust collateral agent, the collateral agent, the
        remain unpaid from prior calendar moths            |            indenture trustee, the backup servicer and the
--------------------------------------------------------   |           custodian, all reasonable out-of-pocket expenses
                        |                                  |          incurred and indemnity amounts and not previously
                        |                                  |          reimbursed subject to the $50,000 maximum annual limit
                        |                                  |    ---------------------------------------------------------------
--------------------------------------------------------   |                                     |
     To the servicer, the servicing fee and any            |                                     |
  supplemental servicing fee for the related calendar      |                                     |
    month and any unpaid fees from prior calendar          |                                     |
     months and, to the extent the servicer has not        |    ---------------------------------------------------------------
  reimbursed itself or to the extent nor retained by the   |         To the backup servicer, system conversion expenses
      servicer, other amounts relating to mistaken         |     incurred by the backup servicer in the event that the backup
 deposits, postings or checks returned for insufficient    |      servicer assumes the obligations of the servicer, to the
                          funds                            |        extent not paid by the servicer and subject to a $10,000
---------------------------------------------------------  |                              maximum limit
                        |                                  |    ---------------------------------------------------------------
                        |                                  |                                     |
---------------------------------------------------------  |                                     |
 To the indenture trustee, the back-up servicer and the    |                                     |
  custodian, pro rata, any accrued and unpaid indenture    |    ---------------------------------------------------------------
  trustee fees, back-up servicer fees and custodian fees,  |            To the collateral agent for deposit in the spread
                      respectively                         |          account, until the spread account balance is equal to
---------------------------------------------------------  |                    the Spread Account Requisite Amount
                        |                                  |    ---------------------------------------------------------------
                        |                                  |                                     |
                        |                                  |                                     |
--------------------------------------------------------   |    ---------------------------------------------------------------
  To the noteholders, the Class A Noteholders' Interest    |                                     |
                    Payment Amount                         |                                     |
--------------------------------------------------------   |    ---------------------------------------------------------------
                        |                                  |       To the noteholders, until the Overcollateralization
                        |                                  |       Amount is equal to the Required Overcollateralization
                        |                                  |     Target, in reduction of the outstanding principal amount
--------------------------------------------------------   |    ---------------------------------------------------------------
  To the noteholders, the Class A Noteholders' Principal   |                                     |
                Payment Amount                             |                                     |
--------------------------------------------------------   |                                     |
                        |                                  |                                     |
                        |                                  |                                     |
--------------------------------------------------------   |    ---------------------------------------------------------------
     To the insurer, any unpaid amounts owned to insurer   |        To the demand note provider, any unpaid demand note
            under the insurance agreement                  |         supplemental fees owned to the demand note provider
--------------------------------------------------------   |              under the sale and servicing agreement
                        |                                  |    ---------------------------------------------------------------
                        |                                  |                                     |
--------------------------------------------------------   |                                     |
   To the demand note provider, any unpaid demand note     |                                     |
     fees and interest (other than any demand note         |    ---------------------------------------------------------------
  supplemental fees) owned to the demand note provider     |       To the certifications or as otherwise specified in the
         under the sale and servicing agreement            |            transaction documents, any remaining funds
--------------------------------------------------------   |    ---------------------------------------------------------------
                        |                                  |
                        |                                  |
                         ----------------------------------

-----------------

(1) This chart provides only a simplified overview of the priority of the monthly distributions. The order in which funds will flow each month as indicated above is applicable for so long as no event of default has occurred. For more detailed information or for information regarding the flow of funds upon the occurrence of an event of default, please refer to this free writing prospectus and the prospectus for a further description.

                                     Summary

o This summary highlights selected information from this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the offering of the notes, read carefully this entire prospectus supplement and the prospectus.

o This summary provides an overview of certain calculations, cash flows and other information to aid your understanding.

o There are material risks associated with an investment in the notes. You should read the section entitled "Risk Factors" beginning on page S-14 of this prospectus supplement and page 6 of the prospectus, and consider the risk factors described in those sections, before making a decision to invest in the notes.

               Long Beach Acceptance Auto Receivables Trust 2006-B
                               Asset-Backed Notes

Issuing Entity

o Long Beach Acceptance Auto Receivables Trust 2006-B, or the issuing entity, a Delaware statutory trust.

o The issuing entity's address is c/o Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001,
      Attention: Corporate Trust Administration.

Sponsor/Servicer/Custodian

o Long Beach Acceptance Corp., or the sponsor, in its capacity as servicer, the servicer, and in its capacity as custodian, the custodian, a Delaware corporation.

o     The sponsor's address is One Mack Centre Drive, Paramus, New Jersey 07652.

o The sponsor will service the contracts and will act as custodian for the contract files.

Sellers

o The sponsor and Long Beach Acceptance Receivables Corp. Warehouse I, a Delaware corporation and a wholly-owned subsidiary of the sponsor, or LBARC-WI, and together with the sponsor, the sellers.

o The sellers will sell to the depositor contracts purchased by the sponsor from automobile dealers and, with respect to the contracts sold to the depositor by LBARC-WI, subsequently sold to LBARC-WI by the sponsor.

Depositor

o Long Beach Acceptance Receivables Corp., or the depositor, a Delaware corporation and a wholly-owned subsidiary of the sponsor.

o     The depositor's address is One Mack Centre Drive, Paramus, New Jersey
      07652.

o The depositor will sell to the issuing entity the contracts purchased by the depositor from the sellers.

Insurer

o Financial Security Assurance Inc. or Financial Security, or the insurer, a New York financial guaranty insurance company.

Indenture Trustee

o Deutsche Bank Trust Company Americas, or the indenture trustee, a New York banking corporation. Deutsche Bank Trust Company Americas will serve as indenture trustee pursuant to the indenture and as the trust collateral agent and the backup servicer pursuant to the sale and servicing agreement. Deutsche Bank Trust Company Americas will also be the collateral agent with respect to the spread account and the demand note.

Owner Trustee

o Wilmington Trust Company, or the owner trustee, a Delaware banking corporation, acting not in its individual capacity but solely as owner trustee.

Initial Cutoff Date

o     The close of business on August 31, 2006.

o The issuing entity will receive payments due on, or received in respect of, the initial contracts after the initial cutoff date.

Subsequent Cutoff Date

o With respect to each subsequent contract, the close of business on the last day of the calendar month immediately preceding the date of the related transfer agreement.

o The issuing entity will receive payments due on, or received regarding, the related subsequent contracts after each subsequent cutoff date.

Closing Date

o     On or about September 28, 2006.

Description of the Notes

o The issuing entity will issue four classes of its asset-backed notes pursuant to the indenture. The notes are designated as the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes, collectively referred to in this prospectus supplement as the Class A Notes, or the notes.

o Each class of notes will have the initial principal amounts, interest rates and final scheduled payment dates listed in the following table:

                                     Interest Rate     Final Scheduled
      Class     Issuance Amount        per annum        Payment Date
      -----     ---------------        ---------        ------------
       A-1        $100,000,000           5.37%          October 2007
       A-2        $137,000,000           5.34%          November 2009
       A-3        $147,000,000           5.17%           August 2011
       A-4        $116,000,000           5.18%         September 2013

o Interest on each class of notes will accrue during each interest accrual period at the applicable interest rate.

o The issuing entity will issue the notes in minimum denominations of $100,000 and integral multiples of $1,000.

o     The notes will not be listed on any securities exchange.

o The notes will be secured solely by the pool of contracts and the other assets of the issuing entity which are described under the section of this summary entitled "The Trust Assets."

Description of the Certificate

o The issuing entity will also issue a certificate that is subordinate in right of payment to the Class A Notes. The certificate is designated the Class R certificate and is referred to in this prospectus supplement as the certificate. The Class R certificate, which represents the residual interest in the issuing entity, does not have an initial principal balance. The certificate is not offered hereby.

Payment Dates

o The 15th day of each month, or, if the 15th day is not a business day, on the following business day. The first payment date will be October 16, 2006.

o     Payments:

As further described under the section of this prospectus supplement entitled "Description of the Transaction Documents--Distributions--Payment Date Payments," the servicer will instruct the trust collateral agent to make the following distributions on each distribution date in the following order of priority (based solely upon the information provided to it by the servicer in the servicer's certificate):

      1. to the sponsor, any participation fees due to dealers with respect to the contracts during the related calendar month or any such fees which remain unpaid from prior calendar months;

      2. to the servicer, the servicing fee and the supplemental servicing fee, if any, for the related calendar month and any unpaid fees from prior calendar months and, to the extent the servicer has not reimbursed itself or to the extent not retained by the servicer, other amounts relating to mistaken deposits, postings or checks returned for insufficient funds;

      3. to the indenture trustee, the backup servicer and the custodian, pro rata, any accrued and unpaid indenture trustee fees, backup servicer fees and custodian fees, respectively;

      4. to the Class A noteholders, the Class A Noteholders' Interest Payment Amount;

      5. to the Class A noteholders, the Class A Noteholders' Principal Payment Amount;

      6. to the insurer, any unpaid amounts owed to the insurer under the insurance agreement (other than the premium);

      7.    to the insurer, any accrued and unpaid premium;

      8. to the demand note provider, any accrued and unpaid demand note fees and interest (excluding the demand note supplemental fee, if any);

      9. to the demand note provider, reimbursement for any current and previously unreimbursed draws on the demand note;

      10. to the trust collateral agent, the collateral agent, the indenture trustee, the backup servicer and the custodian all reasonable out-of-pocket expenses and indemnity amounts incurred and not previously reimbursed subject to a $50,000 maximum annual limit;

      11. to the backup servicer, system conversions expenses and any other costs incurred by the backup servicer in the event that the backup servicer assumes the obligations of the servicer, to the extent not paid by the servicer and subject to a $100,000 maximum limit;

      12. to the collateral agent for deposit in the spread account, until the spread account balance is equal to the Spread Account Requisite Amount;

      13. to the Class A Noteholders, until the Overcollateralization Amount is equal to the Required Overcollateralization Target, in reduction of the outstanding aggregate principal amount thereof, in accordance with the priorities set forth below for the distribution of the Class A Noteholders' Principal Payment Amount;

      14. to the demand note provider, the demand note supplemental fee, if any; and

      15. to the Class R certificateholder, any remaining amounts and any excess amounts released from the spread account.

Final Scheduled Payment Date

o Each class of notes, if not already paid in full, will be due and payable on the final scheduled payment date for that class.

o The final scheduled payment date for the Class A-1 Notes is the payment date occurring in October 2007. The final scheduled payment date for the Class A-2 Notes is the payment date occurring in November 2009. The final scheduled payment date for the Class A-3 Notes is the payment date occurring in August 2011. The final scheduled payment date for the Class A-4 Notes is the payment date occurring in September 2013.

Collection Period

o The calendar month immediately preceding each payment date or any other date of determination. The first collection period will be the calendar month of September 2006.

Interest

o On each payment date, the issuing entity will, to the extent there are funds available from the sources described in this prospectus supplement, pay, pro rata, to the holders of record of each of the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes interest at the applicable interest rate that accrued during the related interest accrual period.

o Interest on the notes will accrue at the applicable interest rate for each class from the prior payment date to the day before the current payment date. In the case of the first payment date, interest begins to accrue on the day of the closing.

o Interest on the Class A-1 Notes will be calculated on the basis of a 360-day year and the actual number of days elapsed in the interest accrual period. Interest on the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months (or, with respect to the first payment date, 17 days).

Principal

On each payment date, the issuing entity will, to the extent there are funds available from the sources described in this prospectus supplement, pay principal generally equaling:

      (1) the amount of principal paid by obligors on the contracts during the prior month, plus

      (2) the principal portion of any purchase amount paid by the sponsor or the servicer to repurchase a contract from the trust property, plus

      (3) the outstanding principal balance of each contract that became an uncollectable contract during the prior month, plus

      (4) the amount of any court ordered reduction in the principal balance or total scheduled payments of any contract during the prior month;

      provided, that the amount of principal paid shall not exceed the amount necessary to maintain the required overcollateralization target.

o In addition, on the payment date immediately following the end of the funding period, any amounts remaining on deposit in the pre-funding account will be paid as principal to the Class A noteholders in the order of priority described below.

o The Class A Notes are sequential pay classes, which will receive the amount, if any, to be paid as principal to the Class A noteholders on each payment date as follows:

      (1) first, to the Class A-1 Notes, until the principal amount of the Class A-1 Notes has been reduced to zero;

      (2) once the principal amount of the Class A-1 Notes has been reduced to zero, to the Class A-2 Notes, until the principal amount of the Class A-2 Notes has been reduced to zero;

      (3) once the principal amount of the Class A-2 Notes has been reduced to zero, to the Class A-3 Notes, until the principal amount of the Class A-3 Notes has been reduced to zero; and

      (4) once the principal amount of the Class A-3 Notes has been reduced to zero, to the Class A-4 Notes, until the principal amount of the Class A-4 Notes has been reduced to zero.

o The outstanding principal amount of the notes of any class, if not previously paid, will be due and payable on the final scheduled payment date for that class.

o Because the notes are "sequential pay," if, due to losses, insufficient liquidation proceeds or otherwise, the collateral proves to be insufficient to repay the principal of the notes in full, it is possible that certain earlier maturing classes of notes will be paid in full and that the losses will be fully borne by the later maturing classes of notes if Financial Security defaults on its obligations under the insurance policy. In that case, losses would be borne, pro rata, by all then outstanding classes of notes.

The Trust Assets

The issuing entity will pledge property to secure payments on the notes. The pledged assets will include:

o a pool consisting primarily of "non-prime" contracts secured by new and used automobiles, sport utility vehicles, light duty trucks and vans;

o all monies received from the initial contracts after the close of business on the initial cutoff date;

o all monies received from the subsequent contracts after the related subsequent cutoff date;

o     the security interests in the financed vehicles;

o     the contract files;

o all rights to proceeds from claims and refunds of unearned premiums on insurance policies covering the vehicles or the obligors, including any vendor's single interest physical damage policy relating to the contracts in which the sponsor is the named insured and the indenture trustee is an additional named insured;

o     all rights to proceeds from debt cancellation coverage;

o all rights to proceeds from the liquidation of and recoveries on the contracts;

o all rights to refunds under extended service contracts covering the vehicles;

o the depositor's rights against dealers under agreements between the sponsor and the related dealer;

o amounts that may be held in the lockbox accounts to the extent the amounts relate to the contracts;

o the bank accounts, including the pre-funding account, opened in connection with this offering (other than the spread account (including the demand note on deposit therein)) and the amounts on deposit in those accounts;

o all rights to cause the sponsor to repurchase contracts from the trust pursuant to the purchase agreement;

o     all of the issuing entity's rights under the transaction documents; and

o     all proceeds from the items described above.

The spread account, including the demand note deposited therein, will not be an asset of the trust, but will be held by the collateral agent for the benefit of the trust collateral agent on behalf of the Class A noteholders and the insurer. For the reasons described under "Description of the Transaction Documents--Credit Support--Spread Account," you should not rely on the spread account, nor on the demand note on deposit therein, as a source of funds for payment on the notes.

"Non-prime" contracts, the principal component of the trust assets, is a common term used to describe loans made to borrowers with limited credit histories or modest incomes or who have experienced prior credit difficulties.

The Contract Pool

o The initial contracts consist of, and the subsequent contracts are expected to consist of, motor vehicle retail installment contracts secured by used or new automobiles, sport utility vehicles, light duty trucks and vans. The initial contracts have been originated, and the subsequent contracts are expected to have been originated, by dealers and then acquired by the sponsor. The initial contracts were primarily made, and the subsequent contracts are expected to primarily be made, to individuals with limited credit histories or modest incomes or who have experienced prior credit difficulties, or "non-prime" borrowers.

o Upon discovery of a breach by the depositor of any of the representations and warranties under the sale and servicing agreement, the depositor may be required to repurchase from the issuing entity any contract in which the interests of any noteholder or the insurer are materially and adversely affected by the breach.

Servicing Fee

The servicer will be paid on each distribution date from available funds prior to any payments on the notes. The servicer will receive the following fees as payment for its services on each distribution date:

For so long as the sponsor is the servicer:

o A servicing fee, equal to the product of one-twelfth times 1.75% of the aggregate principal balance of the contracts as of the opening of business on the first day of the related calendar month; and

o A supplemental servicing fee, equal to all administrative fees, expenses and charges paid by or on behalf of obligors, including, without limitation, any late fees, prepayment fees and liquidation fees collected on the contracts during the preceding calendar month (but excluding any fees or expenses related to extensions, rebates or adjustments).

If any entity other than the sponsor becomes the servicer, the servicing fee may be adjusted, subject to the approval of the insurer, in the manner set forth in the sale and servicing agreement.

Statistical Information

As of the close of business on the initial cutoff date, the initial contract pool consisted of 19,634 contracts with the following characteristics:

o     an aggregate principal balance of $356,486,170.16;

o     a weighted average annual percentage rate of approximately 12.908%;

o     a weighted average original term of approximately 69 months;

o     a weighted average remaining term of approximately 65 months; and

o a remaining term of not more than 75 months and not less than 4 months each.

Pre-Funding Feature

o On the closing date, the issuing entity will deposit an amount, the initial pre-funded amount, equal to approximately $149,842,943.76 which represents approximately 29.59% of the total contract pool, in an account, the pre-funding account, established with the trust collateral agent.

o The issuing entity will use amounts on deposit in the pre-funding account to purchase additional contracts, the subsequent contracts, from time to time on or before December 15, 2006.

o The contracts purchased with the amounts on deposit in the pre-funding account are expected to represent approximately 29.59% of the total contract pool.

o The subsequent contracts will also have been originated by the sponsor and are not expected to be materially different from the initial contracts acquired by the issuing entity on the closing date. Additional characteristics of the contracts purchased with amounts on deposit in the pre-funding account are described under the heading "The Contracts--The Subsequent Contracts" in this prospectus supplement.

o If the pre-funding account is not depleted by the end of the funding period, each class of notes will be redeemed in part with the remaining pre-funding account moneys on the payment date immediately following the end of each such funding period. Any amounts remaining in the pre-funding account at the end of the funding period will be distributed as payments of principal on the notes in accordance with the priorities set forth under "Description of the Transaction Documents--Distributions--Payment Date Payments" in this prospectus supplement.

Credit Enhancement

Overcollateralization

o The overcollateralization amount is equal to the excess of the principal balance of the contracts (plus any amounts on deposit in the pre-funding account) over the principal amount of the notes. The purpose of overcollateralization is to ensure that there are excess funds available to pay interest and principal on the notes so that noteholders will have some protection against payment shortfalls and losses and so that the principal amount of each class of notes will be paid off no later than its final scheduled payment date.

o As of the closing date, the overcollateralization amount will be equal to 1.25% of the sum of the aggregate principal balance of the initial contracts as of the initial cut-off date plus the initial pre-funded amount. On subsequent payment dates, excess cashflow will be paid to the Class A noteholders then entitled to principal payments to accelerate principal payments on the Class A Notes, to the extent available for that purpose as described in this prospectus supplement, in order to increase the overcollateralization amount until the required overcollateralization target is reached.

o On any payment date, the required overcollateralization target will be equal to the greater of (i) 1.00% of the sum of the aggregate principal balance of the initial contracts as of the initial cutoff date plus the initial pre-funded amount and (ii) the Required Total Enhancement Amount minus the greater of (x) 3.50% of the sum of the aggregate outstanding principal balance of the contracts plus amounts outstanding in the pre-funding account and (y) 1.25% of the sum of the aggregate principal balance of the initial contracts as of the initial cut-off date plus the initial pre-funded amount.

The Spread Account

o As part of the consideration for the issuance of the policy (as defined below), a cash collateral account, the spread account, will be established with the collateral agent for the benefit of the insurer and the trust collateral agent on behalf of the Class A noteholders. Amounts on deposit in the spread account will be distributed to the Class A noteholders and then released to the Class R certificateholder as described under "Description of the Transaction Documents --Distributions" below. You should not rely on the spread account as a source of payment on the notes.

The Demand Note

o A demand note, the demand note, will be issued to the collateral agent for the benefit of the trust collateral agent on behalf of the Class A noteholders and the insurer as an eligible investment of the spread account. As such it will be deemed an asset of the spread account. The trust collateral agent will draw on the demand note to pay interest and principal on the Class A Notes under certain circumstances as described in the sale and servicing agreement. The Class A noteholders will have no rights to enforce the demand note or the guarantee thereof. You should not rely on the demand note as a source of payment on the notes.

o A demand note provider, the demand note provider, initially, Citigroup Global Markets Realty Corp., an affiliate of Citigroup Global Markets Inc., will issue the demand note. The demand note will be guaranteed by Citigroup Global Markets Holdings Inc., a "AA-/Aa1" rated company, the demand note guarantor.

The Insurance Policy

o On the day of the closing, Financial Security will issue a financial guaranty insurance policy, or the insurance policy, or the policy, for the benefit of the Class A noteholders. Under the policy, Financial Security will unconditionally and irrevocably guarantee the timely payment of interest and certain payments of principal (as more fully described below) on each payment date and the ultimate payment of principal due on the Class A Notes on the final scheduled payment date for each class of Class A Notes.

o If, on any payment date, the holders of any class of Class A Notes do not receive the full amount of the interest payment then due to them, the shortfall will be paid from amounts on deposit in the spread account (including the demand note), if any, and if the amounts on deposit in the spread account (including the demand note) are not sufficient, from the proceeds of a draw under the policy.

o If, on any payment date, the outstanding principal amount of the Class A Notes (after taking into account payments of principal on such payment date, including, without limitation, from amounts withdrawn from the spread account (including the demand note)) exceeds the sum of the aggregate outstanding principal balance of the contracts as of the last day of the related collection period plus the amount on deposit in the pre-funding account, if any, the amount of such excess shall be paid from amounts on deposit in the spread account (including the demand note), if any, and if the amounts on deposit in the spread account (including the demand note) are not sufficient, from the proceeds of a draw on the policy, to the holders of the Class A Notes in the order of priority that such holders receive principal payments on each payment date.

o If, on the final scheduled payment date for any class of Class A Notes, the principal amount of that class of Class A Notes has not been reduced to zero, the holders of that class of Class A Notes will be paid an amount equal to the outstanding principal amount of such Class A Notes from amounts on deposit in the spread account (including the demand note), if any, and if the amounts on deposit in the spread account (including the demand note) are not sufficient, from the proceeds of a draw on the policy.

Optional Redemption

o Once the aggregate outstanding principal balance of the contracts declines to 10% or less of the sum of (x) the aggregate principal balance of the initial contracts as of the initial cutoff date, plus (y) the initial pre-funded amount, all of the outstanding notes may be redeemed. If a redemption occurs, you will receive a final payment that equals the unpaid principal amount of your notes plus accrued interest to, but excluding, the date of redemption.

Mandatory Redemption

o Generally, the notes will be redeemed in part on the payment date immediately following the end of the funding period in the event that any amounts remain on deposit in the pre-funding account on the last day of such funding period. Any such amounts remaining in the pre-funding account will be distributed as payments of principal on the notes in accordance with the priorities set forth under "Description of the Transaction Documents--Distributions--Payment Date Payments" in this prospectus supplement.

Events of Default

The following events are events of default under the indenture:

o default in the payment of any interest on any note when it becomes due and payable (subject to a five day cure period);

o default in the payment of the principal of any note when it becomes due and payable;

o so long as an insurer default shall not have occurred and be continuing, the occurrence of certain insurance agreement events of default (provided that the insurer has declared an event of default);

o certain breaches of representations, warranties and covenants by the issuing entity (subject to a thirty day cure period); and

o certain events of bankruptcy relating to the issuing entity or the issuing entity's property.

Upon declaration of an event of default under the indenture, the notes may be accelerated and subject to immediate payment at par, plus accrued interest. So long as the insurer is not in default, the power to declare an event of default will be held by the insurer. If an event of default under the indenture has occurred and is continuing, the trust collateral agent may be directed by the insurer (or if an insurer default has occurred and is continuing, the Class A noteholders holding in the aggregate more than 50% of the outstanding principal amount of the Class A Notes) to sell the trust property, or any portion of the trust property, at one or more private or public sales. This liquidation may occur only subject to certain provisions that are set forth in the indenture.

Amounts collected following the acceleration of the notes will not be distributed in accordance with the priorities set forth above under "Payment Dates--Payments" but will instead be distributed in accordance with the following priorities:

      1. to the sponsor, the servicer, the indenture trustee, the custodian, the backup servicer and the trust collateral agent, certain amounts due and owing to such entities, pursuant to the priorities set forth at clauses 1., 2., 3. and 10. under "Payment Dates--Payments", above;

      2. to the noteholders, for amounts due and unpaid on the notes for interest, ratably, without preference or priority;

      3. to the noteholders, for amounts due and unpaid on the notes for principal, ratably, without preference or priority; and

      4. to the insurer, amounts due and owing and required to be distributed to the insurer pursuant to the priority set forth at clause 6. under "Payment Dates--Payments", above.

The policy issued by the insurer does not guarantee payment of any amounts that become due on an accelerated basis, unless the insurer elects, in its sole discretion, to pay those amounts in whole or in part. Payments made under the policy following the acceleration of the notes shall be applied by the indenture trustee, first, to the noteholders for amounts due and unpaid on the notes for interest, ratably, without preference or priority and, second, to the noteholders for amounts due and unpaid on the notes for principal, ratably, without preference or priority.

Sale of Contracts

o The servicer may, but is not obligated to, direct the issuing entity to sell contracts that are more than 60 days delinquent to a third party that is unaffiliated with the servicer, the sellers or the issuing entity; provided that the insurer shall have the right of first refusal to purchase such contracts. Delinquent contracts may be sold only if the sale proceeds received are at least equal to certain minimum sale proceeds set forth in the sale and servicing agreement. In no event may more than 20% of the sum of the initial number of initial contracts in the contract pool as of the initial cutoff date and the aggregate number of subsequent contracts added to the contract pool on each subsequent transfer date be sold by the issuing entity in this manner.

Material Federal Income Tax Consequences

For federal income tax purposes:

o Dewey Ballantine LLP, as tax counsel to the trust, is of the opinion that, for federal income tax purposes, the Class A Notes will be treated as indebtedness and the issuing entity will not be treated as an association or publicly traded partnership taxable as a corporation. By your acceptance of a note, you agree to treat the Class A Notes as indebtedness for all federal, state and local income and franchise tax purposes.

o Interest on the Class A Notes will be taxable as ordinary income when received by a holder on the cash method of accounting and when accrued by a holder on the accrual method of accounting.

o Dewey Ballantine LLP has prepared the discussions under "Material Federal Income Tax Consequences" in this prospectus supplement and "Material Federal Income Tax Consequences" in the prospectus. Dewey Ballantine LLP is of the opinion that the statements set forth in these discussions, insofar as they purport to constitute a summary of matters of United States federal income tax law and regulations or legal conclusions with respect thereto, and subject to the exceptions, limitations and qualifications contained therein, constitute an accurate summary of the matters described therein in all material respects.

ERISA Considerations

o Subject to the important considerations described under "ERISA Considerations" in this prospectus supplement, pension, profit-sharing and other employee benefit plans may purchase the Class A Notes. You should consult with your counsel regarding the applicability of the provisions of the Employee Retirement Income Security Act of 1974, as amended, before purchasing a note.

Ratings

o The issuing entity will not issue the notes unless they have been assigned at least the following ratings by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., or S&P, and by Moody's Investors Service, Inc., or Moody's, and, together with S&P, the rating agencies:

                                           Ratings
                                           -------
                          Class        S&P       Moody's
                          -----        ---       -------
                           A-1        A-1+         P-1
                           A-2         AAA         Aaa
                           A-3         AAA         Aaa
                           A-4         AAA         Aaa

o The rating issued by S&P of the Class A-1 Notes will be issued without regard to the benefit afforded to the Class A-1 Notes by the policy.

o The ratings issued by Moody's of each class of notes and the ratings issued by S&P of the Class A-2, the Class A-3 and the Class A-4 Notes will be based primarily on the issuance of the policy and the credit quality of the contracts.

o Each rating agency assigned to rate the notes will monitor the ratings using its normal surveillance procedures. Rating agencies may change or withdraw an assigned rating at any time. No party to the transaction documents will be responsible for monitoring any changes to the ratings on the notes.

o We make no assurance that the ratings will not be lowered, qualified, or withdrawn by the rating agencies.

o We refer you to "Ratings" in this prospectus supplement for more information regarding the ratings assigned to the notes.

                                  Risk Factors

This section and the section under the caption "Risk Factors" in the prospectus describe the principal risk factors associated with an investment in the notes. You should consider these factors in connection with the purchase of the notes:

The sponsor may be unable to     The ability of the sponsor to originate
originate enough contracts to    sufficient subsequent contracts may be affected
use all money on deposit in      by a variety of social and economic factors
the pre-funding account and      including:
you may therefore be exposed
to reinvestment risk.            o    interest rates;
                                 o    unemployment levels;
                                 o    the rate of inflation; and
                                 o    consumer perception of economic conditions
                                      generally.

                                 In addition, no subsequent contract may be transferred to the issuing entity unless the insurer has approved the transfer and S&P confirms that the ratings on the notes will not be withdrawn or reduced as a result of the proposed transfer.

                                 If the sponsor does not originate and transfer to the issuing entity sufficient additional contracts to use all amounts on deposit in the pre-funding account by December 15, 2006 or fails to receive the insurer's approval or S&P's confirmation by such date, a mandatory redemption of a portion of the notes will result.

                                 If a mandatory redemption occurs and you receive a principal prepayment, you will bear the risk of reinvesting any prepayment.

                                 If you are repaid principal on the notes earlier than you expect, you may not be able to reinvest the principal repaid to you at a rate of return that is at least equal to the rate of return on your notes.

We cannot predict the rate at    Obligors can prepay their contracts at any
which the notes will amortize.   time. The rate of prepayments may be influenced
                                 by a variety of factors, including changes in economic and social conditions. The fact that consumer obligors generally may not sell or transfer their financed vehicles securing contracts without the sponsor's consent may also influence the rate of prepayments. In addition, under certain circumstances, the depositor and the sponsor are obligated to purchase contracts as a result of breaches of representations and/or covenants.

                                 Additionally, the servicer has the right, but not the obligation, to direct the issuing entity to sell contracts that are more than 60 days delinquent to an unaffiliated third party (including the insurer, who shall have a right of first refusal) at a certain minimum sale price as set forth in the sale and servicing agreement; provided, that the aggregate of such sales may not exceed 20% of the sum of the initial number of initial contracts in the contract pool as of the initial cutoff date and the aggregate number of subsequent contracts added to the contract pool on each subsequent transfer date.

                                 In any of these cases, the contract pool would amortize more quickly than expected and the notes would also amortize more quickly as a result.

                                 In addition, the Class R certificateholder has the right to purchase the contracts remaining in the contract pool, and accordingly cause a prepayment of the notes, when the aggregate outstanding principal balance of the contracts is 10% or less of the sum of the aggregate principal balance of the initial contracts as of the initial cut-off date plus the initial pre-funded amount.

                                 Finally, the notes contain an
                                 overcollateralization feature that results in accelerated principal payments to noteholders in certain circumstances, and that results in a faster amortization of the notes than of the contract pool.

                                 Noteholders will bear any reinvestment risk resulting from any early payment on the notes.

Geographic concentrations of     Adverse economic conditions or other factors
contracts may increase           affecting any state or region could increase
concentration risks.             the delinquency or loan loss experience of the
                                 contracts. As of the close of business on the initial cutoff date, approximately 41.34% and 11.85% of the initial contracts based on the initial contracts' outstanding principal balance were originated (based on the address of the related dealer) in California and Florida, respectively. No other state accounts for 10% or more of the initial contracts as of the close of business on the initial cutoff date.

The notes are asset-backed       The sole sources for repayment of the Class A
debt and the issuing entity      Notes are payments on the contracts, the spread
has only limited assets.         account (including the demand note), the other
                                 cash accounts held by the trust collateral agent and payments made under the insurance policy. The money in the pre-funding account is intended to be used solely to purchase subsequent contracts and is not available to cover losses on the contract pool. The spread account is designed to cover losses on the contract pool; however, the existence of the spread account, including the demand note on deposit therein, should not be relied upon as a source of funds to pay the notes because the funding requirements for the spread account or the existence of the spread account (including the demand note) may be amended, reduced or terminated by the depositor, the insurer and the trust collateral agent, the consent of which shall not be withheld or delayed with respect to any amendment, reduction or termination that does not adversely affect the trust collateral agent, without the consent of the noteholders. Furthermore, if Financial
                                 Security defaults on its obligations under the insurance policy, the issuing entity will depend on current payments of the contract pool, liquidation proceeds, recoveries, amounts, if any, available in the spread account (including the demand note) maintained for the benefit of Financial Security to make interest and principal payments on the notes.

Accounting treatment could       Although the transfers of the contracts from
adversely impact the             the sellers to the depositor pursuant to the
characterization of the          purchase agreement and each subsequent transfer
transfer of the contracts.       agreement are intended by the parties to be,
                                 and have been, or will be, documented as, absolute and unconditional assignments and transfers, the sellers will treat the transfers of the initial contracts as of the initial cutoff date and the subsequent contracts as of each subsequent cutoff date to the depositor as secured financings for financial accounting purposes. In the event of an insolvency of the sponsor or LBARC-WI (notwithstanding that
                                 LBARC-WI has been established as a bankruptcy remote special purpose subsidiary) a court or bankruptcy trustee could attempt to recharacterize the transfers of the contracts by the sponsor to LBARC-WI and by the sellers to the depositor as borrowings by the sponsor and/or LBARC-WI, as the case may be, secured by a pledge of the contracts. Although having a different treatment for financial accounting purposes than for tax, bankruptcy and other corporate purposes could be a negative factor in any court or bankruptcy trustee's analysis of the transaction, such factor is only one of many that the court or bankruptcy trustee would consider in determining to recharacterize a transaction from the characterization intended by the parties. Although the sponsor's management does not believe that such accounting treatment will have an adverse impact on the characterization of the transfers of the contracts from the sellers to the depositor, and although the sponsor has received a legal opinion, subject to various facts, assumptions and qualifications, opining that if the sponsor was adjudged bankrupt, a court would hold that each of the transfers by the sponsor to LBARC-WI and the transfers by the sellers to the depositor of the contracts is a sale or absolute assignment, the risk of recharacterization may be increased by the sellers' treatment of the transfer of the contracts as a secured financing for accounting purposes, and there can be no assurance that such recharacterization, if attempted in an insolvency event of the sponsor or LBARC-WI, would not be successful. See "Risk
                                 Factors-- Insolvency of the sponsor may cause your payments to be reduced or delayed" in the prospectus.

Ratings on Class A Notes are     The ratings issued by S&P of the Class A-2,
dependent upon the insurer's     Class A-3 and Class A-4 Notes and the ratings
creditworthiness.                issued by Moody's of the Class A Notes will
                                 depend primarily on the creditworthiness of the insurer as the provider of the financial guarantee insurance policy relating to the Class A Notes. There is a risk that if the insurer's financial strength ratings are reduced, the rating agencies may reduce the ratings of some or all of the Class A Notes.

Events of Default under the      So long as no default by the insurer is
Indenture may result in an       continuing, following the occurrence of an
acceleration.                    event of default under the indenture the
                                 indenture trustee will continue to submit claims under and in accordance with the insurance policy to enable the issuing entity to continue to make payments due with respect to the Class A Notes on the fifteenth day of each month. Following the occurrence of an event of default, Financial Security may, at its option, elect to cause the liquidation of the assets of the issuing entity, in whole or in part, and pay all or any portion of the outstanding amount of the Class A Notes, plus accrued interest thereon. The policy issued by Financial Security does not guarantee payment of any amounts that become due on an accelerated basis, unless Financial Security elects, in its sole discretion, to pay those amounts.


Pending litigation and           The sponsor was named as a defendant in a suit
injunctions may adversely        entitled "Collins v. Long Beach Acceptance
affect the sponsor.              Corp.," Case No. 834941-5 and filed on January
                                 11, 2001 in California Superior Court, Alameda
                                 County. The plaintiff in the Collins Case alleged, as a private attorney general acting on behalf of the general public, that the sponsor violated certain consumer protection laws by providing to consumers notices of repossession and sale of their repossessed vehicles which did not comply with the strict requirements of those laws. The sponsor and the plaintiff agreed to a settlement whereby the sponsor agreed, among other things, to the entry of an injunction which prohibits the sponsor from certain collection activities on certain accounts. Pursuant to the injunction, the sponsor (i) was required to comply, and has complied, with the California Rees-Levering Act relating to post-repossession notices and include the required disclosures in such notices; (ii) was required to set aside, and has set aside, any default and/or was required to vacate, and has vacated, any judgment obtained after January 11, 2001 in any action filed by the sponsor to collect any deficiency balance owed by any California obligor who was sent a post-repossession notice at any time after January
                                 11, 1997 that failed to contain the required disclosures, whose vehicle was repossessed
                                 (including a voluntary surrender) and who owed a deficiency balance following repossession and disposition of his or her vehicle; (iii) was required not to collect, and has not collected, any amount owed by any California obligor who purchased a vehicle, who was sent a post-repossession notice at any time after January 11, 1997 that failed to contain the required disclosures, whose vehicle was repossessed (including a voluntary surrender) and who owed a deficiency balance following repossession (i.e. the sponsor must immediately cease and not resume any such collection efforts); and (iv) was required to provide, and has provided, restitution to the 34 account holders in accordance with the terms of the settlement agreement. The sponsor's management does not believe that such injunction has had or will have a material adverse effect on the sponsor, its business or the contracts.

                                 The sponsor was named as a defendant in a suit entitled "Mancuso v. Long Beach Acceptance Corp.," Case No. 4:05-CV-136 in U.S. District Court, Western District of Missouri.

                                 In May 2003 the sponsor repossessed Mancuso's vehicle as a result of her failure to make payments. The vehicle was sold in July 2003. In January 2004 the sponsor filed a complaint against Mancuso for the deficiency balance. Mancuso filed an answer denying the allegations and a counterclaim in which no claims were made against the sponsor. The sponsor's motion for summary judgment was denied based on Mancuso's claim that the post-repossession notice the sponsor had sent to Mancuso was defective due to language requiring Mancuso to provide evidence of proper insurance on the vehicle. After the sponsor's motion was denied, Mancuso filed her own motion for summary judgment based on the same argument. The sponsor dismissed its complaint without prejudice, and Mancuso's summary judgment motion was never ruled upon. Thereafter, the court ordered the sponsor to pay Mancuso's attorney's fee, but subsequently vacated its order.

                                 On December 28, 2004 Mancuso filed a complaint in Missouri state court (Jackson County Circuit Court) against the sponsor on behalf of herself and all other Missouri residents similarly situated. In the complaint Mancuso claims that the sponsor's post-repossession notice violates the Uniform Commercial Code because the notice requires a customer to provide proof of insurance in order to redeem the vehicle. Mancuso is seeking statutory damages, costs and attorney's fees. The summons, complaint and discovery demands were served upon the sponsor on January 19, 2005.

                                 The Circuit Court ordered mandatory mediation.
                                 On

                                 February 11, 2005 the sponsor filed a notice of removal, which removed the case from the Jackson County Circuit Court to the United States District Court. On February 18, 2005 Mancuso filed a motion to remand the case back to Jackson County Circuit Court. On March 7, 2005 the sponsor filed a response in opposition to Mancuso's motion to remand.

                                 On February 24, 2005 the sponsor filed a motion to dismiss. On March 11, 2005 Mancuso filed a response in opposition to the sponsor's motion, and on March 24, 2005 the sponsor filed a response to Mancuso's opposition.

                                 On June 23, 2005 the federal court granted
                                 Mancuso's motion and remanded the case back to the Jackson County Circuit Court. The sponsor's motion to dismiss is now pending with that court.

State legislation may adversely  On September 22, 2005, the California Military
impact the contracts.            Families Financial Relief Act was passed and
                                 became effective. The bill revised the law to provide protection beyond that provided by the Servicemembers Civil Relief Act to California national guard members called up to active service on or after January 1, 2006 in the Iraq and Afghanistan conflicts. Those eligible under the revised law must be permitted to defer payments under their contracts if the contracts were entered into prior to active duty. No deferment charge may be assessed and no finance charge may accrue during the deferment period.
                                 In addition to California, other states have enacted or proposed legislation dealing with servicemembers.

                                 The revised California law along with other state statutes could result in shortfalls in interest, delays in the receipt of principal and could affect the ability of the servicer to foreclose on a defaulted contract in a timely fashion.

                                 The United States continues to be involved in military action in Iraq and Afghanistan. Reservists who were activated for duty in Iraq or Afghanistan may continue to serve, and new reservists may be called to active duty, to secure Iraq or Afghanistan so that reconstruction can take place. To the extent that any member of the military or reservist is an obligor under a contract, the provisions of the Servicemembers Civil Relief Act, the California Military Families Financial Relief Act or similar state laws may apply.

                                 None of the issuing entity, the sponsor, the depositor, the indenture trustee, the trust collateral agent, the backup servicer, the collateral agent or any underwriter has undertaken a determination as to which contracts, if any, may be affected by the Servicemembers Civil Relief Act, the California Military Families Financial Relief Act or similar state laws. No assurance can be given with respect to the number of contracts that may currently be affected or may be affected after the closing date, by the Servicemembers Civil Relief Act, the California Military Families Financial Relief Act or similar state laws.

Impact of world events.          The economic impact of the United States'
                                 military operations in Iraq, Afghanistan and other parts of the world, as well as the possibility of any terrorist attacks domestically or abroad, is uncertain, but could have a material negative effect on general economic conditions, consumer confidence, and liquidity of the notes. It is possible that such events could have a direct or indirect negative impact on the performance of the contracts or the sponsor's financial position or results of operations in the future. Any such negative impact could impair the sponsor's future ability to service or repurchase the contracts or to honor its indemnity obligations, as described in this prospectus supplement.

The sponsor's loss of third      The sponsor and its subsidiaries are dependent
party financing may delay        upon the continued receipt of funding from
payments to you.                 third party sources. Two of these third party
                                 sources are Citigroup Global Markets Realty
                                 Corp., an affiliate of one of the underwriters, Citigroup Global Markets Inc. and Greenwich
                                 Capital Financial Products, Inc., an affiliate of one of the underwriters, Greenwich Capital
                                 Markets, Inc. No assurance can be given that Citigroup Global Markets Realty Corp.,
                                 Greenwich Capital Financial Products, Inc. or any other third party will continue to provide any such financing in the future. In the event that such funding is discontinued, the sponsor may not be able to perform its obligations with respect to the securities, including its obligation to service the contracts and repurchase contracts which breach specified representations and warranties. As a result, you may experience delays in receiving payments and suffer losses on your investment.

Impact of possible               ACC Capital Holdings Corporation, the parent of
strategic alternatives.          the company or the parent, has and continues to
                                 explore strategic alternatives for the company, including, but not limited to, the sale of the stock of the company to an unrelated third party or an initial public offering of the company's stock. There is no guarantee that any such strategic alternative or sale will be commenced or, if commenced, completed. In the event that such a sale does occur, concurrently with and contingent upon the completion of such sale, the parent will no longer provide the company with any financial capital.
                                 Accordingly, noteholders should not rely on the parent's provision of financing to the company as a source of funds for any of the company's or the servicer's obligations described in this prospectus supplement.

                                 Use of Proceeds

      The issuing entity will use the proceeds from the sale of the notes to:

      o     pay the depositor the contract purchase price;

      o     make the initial deposit into the pre-funding account; and

      o     fund the required balance in any other trust account.

      The depositor or the sponsor may use the net proceeds to pay its debt, including "warehouse" debt secured by the contracts prior to their sale to the issuing entity. This warehouse debt may have been owed to either underwriter or its respective affiliates. No expenses incurred by the sponsor in connection with the selection or acquisition of the contracts will be paid from the offering proceeds.

                         The Sponsor/Servicer/Custodian

      Long Beach Acceptance Corp., a Delaware corporation, began operations in October 1995 as an automobile finance company geared to service borrowers from all credit grade categories, with an emphasis on "non-prime" borrowers.

      The sponsor has its corporate headquarters located in Paramus, New Jersey and operates originating and servicing centers in Paramus, New Jersey and Orange, California and satellite offices in Sacramento, California and Jacksonville, Florida.

      The sponsor purchases and services contracts which are originated and assigned to it by automobile dealers. The sponsor will sell and assign the contracts to the depositor. During the month of August 2006, the sponsor purchased contracts from automobile dealers located in 27 states.

      As of August 31, 2006, the sponsor had active relationships with approximately 2,308 new and used automobile dealers. Dealers are sourced and serviced by the sponsor's dealer representatives (full-time sales employees). Generally, all dealers must be approved by the sponsor's senior officers responsible for managing the originating centers.

      The sponsor will service the contracts and will be compensated for acting as the servicer. In addition, the sponsor will hold the contract files, including the contracts and the certificates of title (or other evidence of lien), in its possession as custodian for the indenture trustee on behalf of the noteholders and the insurer and will be compensated for acting as custodian.

      Due to the administrative burden and expense, the servicer will not have the certificates of title of the financed vehicles amended or reissued to note their sale to the issuing entity or the grant of a security interest in the vehicles to the indenture trustee by the issuing entity. Because the certificates of title are not amended, the issuing entity may not have a perfected security interest in financed vehicles titled in some states. See "Risk Factors - Failure to amend or reissue the certificates of title to the financed vehicles may cause you to experience delays in payments or losses" and "Material Legal Aspects of the Contracts--Security Interests in the Financed Vehicles" in the prospectus.

      In order to mitigate the security interest risk referred to in the preceding paragraph, UCC-1 financing statements will be filed against the sponsor, the sponsor's subsidiary Long Beach Acceptance

Receivables Corp. Warehouse I, the depositor and the issuing entity, respectively, naming the indenture trustee as secured party, with the Secretary of State of Delaware in order to perfect each transfer of the initial and subsequent contracts from the sellers to the depositor, each transfer of the initial and subsequent contracts from the depositor to the issuing entity and the pledge of the initial and subsequent contracts by the issuing entity in favor of the indenture trustee, respectively. Furthermore, the sponsor, as custodian, will be required to stamp each contract to reflect that such contract is subject to a security interest of a secured party and acceptance by a third party of such contracts would violate the rights of such secured party. The custodian will be required to identify the indenture trustee as the secured party on an allonge attached to each contract. If the custodian fails to comply with the foregoing requirements and a third party purchases a contract without knowledge of the indenture trustee's security interest therein, the indenture trustee may not have a perfected security interest in any such contract.

      See "Description of the Transaction Documents--Servicer Termination Event" and "-- Rights Upon Servicer Termination Event" for more information regarding the servicer's removal and the transfer of servicing duties to the backup servicer or other successor servicer.

Underwriting

      The sponsor offers six programs designed to meet the needs of a broad spectrum of potential applicants. These programs are marketed as Premium, Elite, Superior, Preferred, Classic and Standard. The sponsor applies specific underwriting criteria to each program analyzing credit applications individually with focus upon creditworthiness, stability, income and collateral value.

      The sponsor generally acquires contracts at 100% of the amount financed net of an acquisition fee.

      Depending upon contract class and market conditions, dealers are also paid a participation fee, in some cases paid in full at the time of funding, and in most cases paid in full on the fifth business day of the following month. The participation fee is generally based upon a percentage of the excess, if any, of the annual percentage rate on the contract over the sponsor's minimum rate. By policy, the excess is capped at no greater than 2.5% on contracts with terms of up to 60 months and at 2.0% on contracts with terms of greater than 60 months.

Credit Decision and Funding

      Credit applications are received from dealers via facsimile, through electronic portals or over the Internet and generally include specific information regarding the applicant's residence and employment history, monthly income, bank account information, credit and personal references and a description of the collateral being considered for purchase. This information is entered into a third party software package that integrates application input, verification, collateral evaluation, credit review and fax communication. The sponsor's underwriter then evaluates the information provided on the credit application and at least one consumer credit report.

      Credit decisions are generally completed and communicated to the dealer on the same day as the credit application is received by the sponsor. Conditional credit approvals generally stipulate maximum collateral advances, the sponsor's minimum rate, required downpayment, term and documentation, applicable fees, borrower name and vehicle year, make and model (occasionally, where market conditions require, only the maximum payment amount and the program class are stipulated at that time).

      Upon receipt of a contract package from a dealer, it is the sponsor's policy for its funding department to review documentation provided to attempt to verify: proper preparation and execution of all documentation, and proof of income and proof of residence, if necessary. Generally, at the time a contract is presented for funding, the funding clerk attempts to verify the applicant's telephone number, current employment status, employer telephone number, position/occupation, current monthly income and insurance coverage. The results of the verification are recorded in the electronic credit file.

      It is the sponsor's policy that contracts containing specific exceptions falling outside the underwriting guidelines may be approved for funding only by management.

      Prior to or following funding of selected contracts, funding personnel attempt to conduct a retail commodity check by telephone to verify certain terms of the transaction, including down payment, trade-in credit, rebatables and certain optional equipment, as well as monthly payment and due date. Additionally, a sampling of contracts is reviewed after funding by the investor sales group to ensure compliance with all approval and funding procedures and guidelines for sale.

      The maximum advance ratio, before add-ons, generally ranges from 115% to 125% of trade-in value for used vehicles (the range of manufacturers' invoices for new vehicles is similar) plus tax, title and license. The maximum all-in advance ratio, including legally authorized products such as credit life insurance, credit accident and health insurance, debt cancellation coverage and extended warranties, is 140% of trade-in value or manufacturer's invoice on the Standard Program contracts, 145% of trade-in value or manufacturer's invoice on the Superior Program, the Preferred Program and the Classic Program contracts and 150% of trade-in value or manufacturer's invoice on the Elite Program contracts. There is no maximum advance ratio on the Premium Program contracts.

      The maximum term of a contract is determined by the program class and, for used vehicles, the mileage of the vehicle. Verifiable manufacturers rebates may be applied 100% toward the down payment on all contracts.

Servicing and Collection

      The sponsor has been servicing automobile contracts since 1995.

      With the exception of certain charged-off accounts which the sponsor refers to one or more collection agencies, the sponsor currently performs all servicing functions, utilizing a loan servicing computer system administered by Affiliated Computer Services, Inc. of Dallas, Texas. Affiliated Computer Services provides access to its system on a time sharing basis, and is responsible for performing certain automated tasks, including producing operating reports and system generated correspondence with borrowers. The sponsor accesses the systems of Affiliated Computer Services to perform all invoicing, payment posting, collection, repossession and recovery functions. A different vendor on behalf of the sponsor mails monthly billing statements to borrowers.

      The sponsor's policies regarding delinquencies are as follows: an account is deemed to be delinquent if less than 95% of a monthly payment has been received by the due date. If an account becomes 3 days past due, the sponsor's collection staff attempts to contact the borrower (depending upon the borrower's credit and other individual circumstances, in some cases the borrower is contacted earlier and in some cases the borrower is contacted later). The sponsor uses an automatic dialer, which initiates many of the telephone contacts starting with the 3-day calls. A collection representative attempts to establish contact with the borrower and to obtain a promise by the borrower to make the overdue payment within seven days. In most cases, if payment is not received by the tenth day after the due date, a late fee of approximately 5% (where legally enforceable and provided for in the related contract) of the amount of the delinquent payment is imposed. A decision to repossess the financed vehicle or to make a field contact with the borrower is generally made after 45 to 60 days of delinquency (repossession may occur earlier or later if appropriate).

Delinquency and Credit Loss Information

      The following tables detail information relating to the sponsor's delinquency and credit loss experience regarding all contracts it has originated and continues to service. This information includes the sponsor's experience with respect to all contracts in its portfolio, including contracts which do not meet the contract pool selection criteria and contracts which the sponsor previously sold but continues to service.

      Delinquencies, defaults, repossession and losses generally increase during periods of economic recession. These periods also may be accompanied by decreased consumer demand for automobiles and declining values of automobiles securing outstanding loans, which weakens collateral coverage and increases the amount of a loss in the event of default. Significant increases in the inventory of used automobiles during periods of economic recession may also depress the prices at which repossessed automobiles may be sold or delay the timing of these sales. Because the sponsor focuses on non-prime borrowers, the actual rates of delinquencies, defaults, repossessions and losses on the loans included in the trust property could be higher than those experienced by lenders dealing exclusively with prime borrowers and could be more dramatically affected by a general economic downturn. In addition the United States continues to be on alert for terrorist attacks. The sponsor's management cannot yet know what effect these possible events or any similar or related events will have on the United States economy and specifically on the timing of, and/or obligors' ability to make, payments on the contracts.

      We cannot assure you that the levels of delinquency and loss experience reflected in the following tables are indicative of the performance of the contracts included in the trust.

                           Long Beach Acceptance Corp.
                             Delinquency Experience

                         December 31, 2003           December 31, 2004          December 31, 2005             June 30, 2005
                    -------------------------   -------------------------   -------------------------   -------------------------

                                                  Net                         Net           Net                         Net
                     Number     Contractual      Number     Contractual      Number     Contractual      Number     Contractual
                    of Loans       Amount       of Loans       Amount       of Loans       Amount       of Loans       Amount
                    --------   --------------   --------   --------------   --------   --------------   --------   --------------
Portfolio(1) .....    77,459   $1,154,853,918     84,444   $1,275,735,281     93,409   $1,442,229,484     89,523   $1,372,779,312

Period of
Delinquency(2) -

30-59 ............     1,295       13,476,531      1,221       12,059,559      1,012       10,016,670        893        8,357,206

60-89 ............       511        5,551,039        469        4,353,182        475        4,849,472        396        4,053,410

90+ ..............       267        2,721,481        287        2,432,128        365        4,122,516        265        2,566,529
Total
Delinquencies(3) .     2,073   $   21,749,052      1,977   $   18,844,869      1,852   $   18,988,658      1,554   $   14,977,145
                    --------   --------------   --------   --------------   --------   --------------   --------   --------------

Total
Delinquencies as a
Percent of the
Portfolio ........      2.68%            1.88%      2.34%            1.48%      1.98%            1.32%      1.74%            1.09%
                    ========   ==============   ========   ==============   ========   ==============   ========   ==============


                         June 30, 2006
                    -------------------------

                                    Net
                     Number     Contractual
                    of Loans       Amount
                    --------   --------------
Portfolio(1) .....   102,400   $1,601,655,305

Period of
Delinquency(2) -

30-59 ............     1,226       13,937,314

60-89 ............       376        4,006,280

90+ ..............       206        2,039,957
Total
Delinquencies(3) .     1,808   $   19,983,550
                    --------   --------------

Total
Delinquencies as a
Percent of the
Portfolio ........      1.77%            1.25%
                    ========   ==============

------------
(1) All amounts and percentages are based on the principal amount scheduled to be paid on each contract. The information in the table represents all contracts originated by the sponsor including sold loans the sponsor continues to service.

(2) The sponsor considers a contract delinquent when an obligor fails to make at least 95% of a contractually due payment by the due date. The period of delinquency is based on the number of days payments are contractually past due.

(3) Amounts shown do not include contracts which are less than 30 days delinquent.

                           Long Beach Acceptance Corp.
                           Net Credit Loss Experience

                                   12 Months Ended    12 Months Ended    12 Months Ended    6 Months Ended     6 Months Ended
                                  December 31, 2003  December 31, 2004  December 31, 2005  June 30, 2005 (4)  June 30, 2006 (4)
                                  -----------------  -----------------  -----------------  -----------------  -----------------
Contracts serviced at end
    of period(l) ...............    $1,162,244,876     $1,282,254,539     $1,449,972,057     $1,379,818,821     $1,609,076,307
Average contracts serviced
    during the period (2) ......    $1,017,096,040     $1,231,120,030     $1,373,393,852     $1,321,926,657     $1,513,714,608
Gross chargeoffs ...............    $   83,619,484     $   70,549,502     $   54,053,860     $   26,189,977     $   24,371,508
Recoveries .....................    $   36,065,335     $   35,707,833     $   28,756,499     $   14,847,413     $   14,521,616
Net chargeoffs (3) .............    $   47,554,149     $   34,841,669     $   25,297,361     $   11,342,564     $    9,849,892
Net chargeoffs as a percentage .
    of contracts serviced during
    the period .................              4.68%              2.83%              1.84%              1.72%              1.30%
                                              ====               ====               ====               ====               ====

-----------

(1) All amounts and percentages are based on the principal amount scheduled to be paid on each contract. The information in the table represents all contracts originated by the sponsor including sold loans which the sponsor continues to service.

(2) Average contracts serviced represents a 13 month average for the year ending periods and a seven month average for the period ended June 30, 2006.

(3) Net chargeoffs include all Loss Units actually liquidated through June 30, 2006, all accounts which were 120 days or more delinquent as of June 30, 2006, inventory and insurance losses. Net chargeoffs are reflected at the earlier of the date (a) on which the contract became 120 days delinquent or (b) on which the contract was liquidated.

(4)   Six-month ending percentages are annualized.

                      The Sponsor's Securitization Program

      The sponsor has previously sponsored 20 securitizations since 1997, 19 of which were credit enhanced by a policy issued by Financial Security Assurance Inc., and one of which was credit enhanced by a policy issued by MBIA, Inc. Nine of these securitizations are still outstanding. The sponsor structured each of these securitizations, originated the contracts that were securitized in each transaction and served and, with respect to the outstanding transactions, continues to serve as servicer on each transaction.

      Each of the sponsor's outstanding securitization transactions was structured similarly to the current transaction. In each of those securitizations, the sponsor acquired the non-prime contracts directly from automobile dealers and then sold those contracts to a wholly-owned subsidiary that served as depositor for the related transaction. The related depositor then sold the contracts to a newly-created owner trust that issued asset-backed securities that were backed by the contracts, which were serviced by the sponsor.

                      The Sponsor's Static Pool Information

      The tables set forth in Annex B to this prospectus supplement contain certain static pool information on the portfolio of contracts originated by the sponsor since April 8, 2002. The static pool information includes the summary information for original pool characteristics, the distribution of contracts by geographic location of obligor, the distribution of the initial contracts by APR, the credit score distribution, the portfolio of liquidated receivables (including liquidation proceeds, net liquidated receivables in dollars and cumulative net liquidated receivables percentage), monthly prepayment speeds, and the portfolio of delinquent contracts (30-50 days, 60-89 days and 90+ days past due).

      The static pool information that relates to securitizations sponsored by the sponsor prior to January 1, 2006 and that relates to the pool of contracts being securitized in the current transaction for periods prior to January 1, 2006 is not deemed to be part of this prospectus supplement or the prospectus or the registration statement related to the securities being offered pursuant to this prospectus supplement and the prospectus.

                                  The Depositor

      Long Beach Acceptance Receivables Corp., a wholly-owned subsidiary of the sponsor, is a Delaware corporation, incorporated on March 13, 1997. The depositor's address is One Mack Centre Drive, Paramus, New Jersey 07652; telephone (201) 262-5222.

      The depositor was organized for the limited purpose of acquiring, owning and transferring interests in specified financial assets and any activities incidental or necessary for that purpose. The depositor has structured this transaction so that the bankruptcy of the sponsor will not result in the consolidation of the depositor's assets and liabilities with those of the sponsor. The depositor has received a legal opinion, subject to various facts, assumptions and qualifications, opining that if the sponsor was adjudged bankrupt, it would not be a proper exercise of a court's equitable discretion to disregard the separate corporate existence of the depositor and to require the consolidation of the depositor's assets and liabilities with those of the sponsor. However, there can be no assurance that a court would not conclude that the assets and liabilities of the depositor should be consolidated with those of the sponsor. See "Risk Factors--Insolvency of the sponsor may cause your payments to be reduced or delayed" in the prospectus.

      Delays in payments on the notes and possible reductions in payment amounts could occur if a court decided to consolidate the depositor's assets with the sponsor's, or if a filing were made under any bankruptcy or insolvency law by or against the depositor, or if an attempt were made to litigate any of those issues.

      The depositor will purchase the pool of initial contracts and the subsequent contracts from the sponsor or its wholly-owned subsidiary pursuant to a purchase agreement and supplements thereto and will sell the initial contracts and the subsequent contracts to the issuing entity pursuant to the sale and servicing agreement and supplements thereto. If it is discovered that the depositor has breached a representation or warranty under the sale and servicing agreement, the depositor may be required to repurchase the affected contract from the issuing entity.

                                    LBARC-WI

      Long Beach Acceptance Receivables Corp. Warehouse I, a wholly-owned subsidiary of the sponsor, is a Delaware corporation, incorporated on February 21, 2003. LBARC-WI's address is One Mack Centre Drive, Paramus, New Jersey 07652; telephone (201) 262-5222.

      LBARC-WI was organized for the limited purpose of acquiring, owning and transferring interests in specified financial assets and any activities incidental or necessary for that purpose. LBARC-WI entered into a Master Purchase Agreement with the sponsor dated as of March 7, 2003, pursuant to which the sponsor agreed to sell, from time to time, to LBARC-WI, and LBARC-WI agreed to purchase, from time to time, from the sponsor, without recourse, all of the sponsor's right, title and interest in certain contracts.

                               The Issuing Entity

      Long Beach Acceptance Auto Receivables Trust 2006-B is a Delaware statutory trust formed by the depositor under a trust agreement between the depositor and the owner trustee to consummate the transactions described in this prospectus supplement.

      The depositor will, on or prior to the closing date, transfer to the issuing entity an amount equal to $1,000 as initial capitalization of the trust. In addition, the depositor shall pay organizational expenses of the trust as they may arise.

      The issuing entity will not engage in any activity other than:

      o acquiring the contracts and its other assets and proceeds from its assets;

      o issuing the notes and the Class R Certificate which represents the residual interest in the issuing entity;

      o     making payments on the notes and the certificate;

      o with the proceeds of the sale of the notes, funding the pre-funding account and paying the remaining balance to the depositor pursuant to the sale and servicing agreement;

      o assigning the pledged assets to the indenture trustee pursuant to the indenture for the benefit of the insurer and the noteholders and holding, managing and distributing to the certificateholder pursuant to the terms of the sale and servicing agreement and the spread account agreement any portion of the pledged assets released from the lien of the indenture, as applicable;

      o entering into and performing its obligations under the transaction documents to which it is a party;

      o at the direction of the depositor and subject to the requirements of the trust agreement, entering into derivative contracts for the benefit of the Class R Certificateholder;

      o engaging in such other activities as may be required in connection with conservation of the trust estate and making distributions to the certificateholder and the noteholders; and

      o engaging in other activities that are necessary or suitable or convenient to accomplish these other activities.

      Modifications to the trust agreement, including the foregoing permissible activities, may be made by the depositor and the owner trustee, upon notice to the rating agencies and with the consent of the insurer and, in certain cases, the holders of the certificates and a majority of the notes, in all cases subject to the limitations set forth in the trust agreement.

      The issuing entity will use the proceeds from the initial sale of the notes to purchase the contracts from the depositor and to fund the deposit in the pre-funding account and the spread account maintained for the benefit of the insurer and the trust collateral agent for the benefit of the Class A Noteholders. In addition to the contracts, the issuing entity will own the trust property, described in "The Trust Property" below in this prospectus supplement. The issuing entity's fiscal year end will be December 31.

      The issuing entity may not, without the prior written consent of each certificateholder and the indenture trustee, (a) institute any proceedings to be adjudicated as bankrupt or insolvent, (b) consent to the institution of bankruptcy or insolvency proceedings against it, (c) file a petition seeking or consenting to reorganization or relief under any applicable federal or state law relating to bankruptcy with respect to it, (d) consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the issuing entity or a substantial part of its property, (e) make any assignment for the benefit of the issuing entity's creditors, (f) admit in writing its inability to pay its debts generally as they become due; or (g) take any action in furtherance of any of the foregoing. In considering whether to give or withhold written consent to any of these actions by the issuing entity, the indenture trustee, with the consent of the certificateholders, shall consider the interests of the noteholders and the insurer in addition to the interests of the issuing entity and whether the issuing entity is insolvent. The indenture trustee shall have no duty to give written consent to any of these actions by the issuing entity if the indenture trustee shall not have been furnished a letter from an independent accounting firm of national reputation stating that in the opinion of such firm the issuing entity is then insolvent. No certificateholder of the issuing entity has power to commence any bankruptcy actions on behalf of the issuing entity or to direct the indenture trustee to take any such actions on the part of the issuing entity. To the extent permitted by applicable law, the consent of the insurer and the trust collateral agent must be obtained prior to taking any bankruptcy action by the issuing entity.

      Furthermore, the issuing entity has structured this transaction so that the bankruptcy of the depositor will not result in the consolidation of the issuing entity's assets and liabilities with those of the depositor. The issuing entity has received a legal opinion, subject to various facts, assumptions and qualifications, opining that if the depositor or the sponsor was adjudged bankrupt, it would not be a proper exercise of a court's equitable discretion to disregard the separate corporate existence of the issuing entity and to require the consolidation of the issuing entity's assets and liabilities with those of the depositor or the sponsor, as appropriate. However, there can be no assurance that a court would not conclude that the assets and liabilities of the issuing entity should be consolidated with those of the depositor or sponsor, as appropriate.

      The issuing entity's principal offices are in Wilmington, Delaware, in care of Wilmington Trust Company.

                                The Owner Trustee

      Wilmington Trust Company is a Delaware banking corporation with trust powers incorporated in 1903. Wilmington Trust Company's principal place of business is located at 1100 North Market Street, Wilmington, Delaware, 19890. Wilmington Trust Company has served as owner trustee in numerous asset-backed securities transactions involving auto receivables.

      Wilmington Trust Company is subject to various legal proceedings that arise from time to time in the ordinary course of business. Wilmington Trust Company does not believe that the ultimate resolution of any of these proceedings will have a materially adverse effect on its services as owner trustee.

      Wilmington Trust Company has provided the above information for purposes of complying with Regulation AB. Other than the above two paragraphs, Wilmington Trust Company has not participated in the preparation of, and is not responsible for, any other information contained in this prospectus supplement.

      Pursuant to the trust agreement, the owner trustee will perform limited administration functions of the issuing entity including the execution and delivery of the transaction documents and any related certificate or other document to which the issuing entity is a party. The owner trustee will also direct the indenture trustee to authenticate and deliver the notes and will be authorized but not obligated to take all other actions required of the issuing entity pursuant to the transaction documents.

      The owner trustee's liability in connection with the issuance of the certificates and the issuance and sale of the notes is limited solely to the express obligations of the owner trustee detailed in the trust agreement. "Description of the Transaction Documents--Trustees--Replacement of Owner Trustee" in this prospectus supplement for information regarding the owner trustee's resignation, removal and replacement.

                              The Indenture Trustee

      Deutsche Bank Trust Company Americas is a New York banking corporation and is the indenture trustee under the indenture for the notes. Its principal corporate trust office is located at 60 Wall Street, New York, New York 10005. Deutsche Bank Trust Company Americas has and currently is serving as indenture trustee for numerous auto loan and auto lease securitization transactions.

               The Demand Note Provider/ The Demand Note Guarantor

      The demand note provider will initially be Citigroup Global Markets Realty Corp. an affiliate of Citigroup Global Markets Inc. The demand note guarantor will be Citigroup Global Markets Holdings Inc., a "AA-/Aa1" rated company.

                               The Trust Property

      The trust property will include, among other things, the following:

      o a pool consisting primarily of "non-prime" contracts secured by new and used automobiles, sport utility vehicles, light duty trucks and vans;

      o all monies received (i) from the initial contracts, after the close of business on the initial cutoff date and (ii) with respect to the subsequent contracts, after the close of business on the related subsequent cutoff dates;

      o     the security interests in the financed vehicles;

      o     the contract files;

      o all rights to proceeds from claims and refunds of unearned premiums on insurance policies covering the financed vehicles or the obligors, including any vendor's single interest physical damage policy relating to the contracts in which the sponsor is the named insured and the indenture trustee is an additional named insured;

      o     all rights to proceeds from debt cancellation coverage;

      o all rights to proceeds from the liquidation of, and recoveries on the contracts;

      o all rights to refunds under extended service contracts covering the financed vehicles;

      o the depositor's rights against dealers under agreements between the sponsor and the dealers;

      o amounts that may be held in the lockbox accounts to the extent the amounts relate to the contracts;

      o the bank accounts, including the pre-funding account, opened in connection with this offering (other than the spread account (including the demand note on deposit therein)) and the amounts on deposit in those accounts;

      o all rights to cause the sponsor to repurchase contracts from the trust pursuant to the purchase agreement;

      o     all of the issuing entity's rights under the transaction documents;
            and

      o     all proceeds from the items described above.

      The spread account, including the demand note on deposit therein, will not be an asset of the trust, but will be established with the collateral agent for the benefit of the insurer and the trust collateral agent on behalf of the Class A noteholders. The spread account is designed to cover losses on the contract pool; however, the existence of the spread account, including the demand note on deposit therein, should not be relied upon as a source of funds to pay the notes because the spread account funding requirements or the existence of the spread account or the demand note may be amended, reduced or terminated by the depositor, the insurer and the trust collateral agent, without the consent of the noteholders.

      The initial contracts will be purchased by the depositor pursuant to the purchase agreement and will then be purchased by the issuing entity from the depositor pursuant to the sale and servicing agreement. The issuing entity will purchase subsequent contracts representing approximately 29.59% of the total contract pool and related property on or before December 15, 2006 with funds on deposit in the pre-funding account. These subsequent contracts will be purchased by the depositor from the sellers pursuant to one or more subsequent transfer agreements.

      The trust property also will include an assignment of the depositor's rights against the sponsor for breaches of representations and warranties under the purchase agreement, with respect to the initial contracts, or the related subsequent transfer agreements, with respect to the subsequent contracts, or from failure of the sponsor to comply with the purchase agreement or the related subsequent transfer agreements, as applicable.

      The initial contracts were originated by dealers according to the sponsor's requirements, will be so assigned, and evidence the indirect financing made available to the obligors. The subsequent contracts were originated or will be originated by dealers according to the sponsor's requirements, will be so assigned, and evidence the indirect financing made available to the obligors. Dealer agreements may provide for repurchase or recourse against the dealer in the event of a breach of a representation or warranty by the dealer.

      As of any date of determination, the pool balance represents the aggregate outstanding principal balance of the contracts as of the end of the preceding calendar month.

      Under the indenture, the issuing entity will grant a security interest in the trust property to the indenture trustee for the noteholders' benefit and for the insurer's benefit in support of the obligations owed to the noteholders and the insurer, respectively. Any proceeds of the security interest will be distributed according to the indenture. The insurer will be entitled to the payments only after payment of amounts owed to, among others, the Class A noteholders.

      A contract's principal balance, as of any date, prior to that contract becoming a liquidated contract, is the sum of:

      (a) the amount financed;

      minus

      (b) the principal portion of all amounts received in respect of the contract on or prior to that date including any prepayments;

      minus

      (c)   any Cram Down Loss for the contract;

      minus

      (d) the principal portion of any purchase amount the depositor or servicer must remit with respect to the contract.

      A contract's principal balance shall be reduced to zero as of the date on which that contract is deemed to be a liquidated contract by the servicer.

                                  The Contracts

General

      Contracts are originated by the sponsor by purchasing loans from automobile dealers. Most of the contracts were made to individuals with impaired credit due to factors, including:

      o     the manner in which these individuals have handled previous credit;

      o     the limited extent of their prior credit history; and/or

      o     their limited financial resources.

Eligibility Criteria

      The initial contracts included in the trust property were selected from the sponsor's portfolio of contracts according to several criteria, including the following criteria (measured as of the initial cutoff date, which is the close of business on August 31, 2006):

      (a) each initial contract was originated, based on the address of the dealer, in the United States;

      (b) each initial contract has an original maturity of not more than 75 months;

      (c) each initial contract provides for level monthly payments which fully amortize the amount financed over the original term;

      (d) each initial contract has a remaining maturity of not more than 75 months and not less than 4 months;

      (e) each initial contract has an outstanding principal balance of not more than $73,623.88;

      (f)   each initial contract is not more than 29 days past due;

      (g) each initial contract has an annual percentage rate (APR) of not less than 4.900%;

      (h) no obligor was in bankruptcy at the time of origination of the related initial contract nor has any obligor filed for bankruptcy since such time through the initial cutoff date, which bankruptcy has neither been discharged or dismissed, unless such initial contract was reaffirmed; and

      (i) each initial contract has a scheduled maturity no later than November 19, 2012.

The Subsequent Contracts

      During the funding period, the sellers will sell the subsequent contracts to the depositor and the depositor will then sell them to the issuing entity. The sponsor anticipates that the aggregate principal balance of the subsequent contracts as of the related subsequent cutoff dates will equal approximately $149,842,943.76. The depositor will forward to the sponsor the funds that it receives from the issuing entity for the subsequent contracts. The issuing entity will use the funds in the pre-funding account for the purpose of purchasing the subsequent contracts.

      No transfer of subsequent contracts to the issuing entity will be made unless:

      (a) as of each subsequent cutoff date, each subsequent contract and/or the subsequent financed vehicle related to that subsequent contract satisfy the contract eligibility criteria specified under "The Contracts" in this prospectus supplement in clauses (a) through (f) and (h) above regarding the initial contracts;

      (b) so long as no insurer default shall have occurred and be continuing, the insurer has approved the transfer of the subsequent contracts to the issuing entity;

      (c) neither the sponsor nor the depositor has selected the subsequent contracts in a manner that either of them believes is adverse to the interests of the insurer or the noteholders;

      (d) the sponsor and the depositor deliver certain opinions of counsel regarding the validity of the subsequent contract transfer; and

      (e) S&P confirms that the ratings on the notes will not be withdrawn or reduced because of the transfer of the subsequent contracts to the issuing entity.

      In addition, the issuing entity's obligation or right to purchase the subsequent contracts is subject to the condition that all of the contracts held by the issuing entity, including the subsequent contracts to be transferred, meet the following criteria (as verified by a firm of independent accountants) after the transfer of the subsequent contracts:

      (a) the contracts' weighted average annual percentage rate is not less than 12.70%;

      (b) the contracts' weighted average remaining term is not greater than 69 months; and

      (c) not more than 45% of the obligors on the contracts reside in California, not more than 16% of the obligors on the contracts reside in Florida and not more than 15% of the obligors on the contracts reside in Arizona.

      In calculating the criteria set forth in clauses (a) and (b), the cutoff date that will be used for the initial contracts is the initial cutoff date and the cutoff date that will be used for the subsequent contracts is the related subsequent cutoff date.

      The criteria in clause (c) will be based on the obligor's mailing addresses on:

            o the initial cutoff date for the obligors on the initial contracts; and

            o the related subsequent cutoff dates for the obligors on the subsequent contracts.

      Following the transfer of subsequent contracts to the issuing entity, the aggregate characteristics of the entire pool of contracts held by the issuing entity may vary from the initial pool of contracts, but no such variation will be material, in the following respects:

            o     geographic distribution of the contracts;

            o     distribution by remaining principal balance;

            o distribution by of the contracts secured by new and used vehicles;

            o     distribution by APR;

            o     distribution by contract date;

            o     distribution by loan age;

            o     distribution by remaining term;

            o     distribution by manufacturer and model year;

            o     distribution by loan-to-value ratio;

            o     distribution by FICO score; and

            o     distribution by historical delinquencies (30, 60 and 90 days).

      In the month immediately following the end of the final funding period, the issuing entity will file the final pool composition, as of the related cutoff dates, with the SEC on Form 10-D.

Composition

      The statistical information presented in this prospectus supplement is based on the initial contracts as of the initial cutoff date, which is the close of business on August 31, 2006. As of the initial cutoff date, the initial contracts have an aggregate principal balance of $356,486,170.16.

      The composition, distribution by APR, distribution by contract date, distribution by loan age, distribution by remaining principal balance, distribution by remaining term, distribution by manufacturer, distribution by model year, geographic distribution, distribution by loan-to-value ratio, distribution by FICO score and distribution by historical 30-, 60- and 90-day delinquencies as of the initial cutoff date are set forth in the following tables. The sum of the columns below may not equal the total indicated due to rounding.

                      Composition of the Initial Contracts
                          As of the Initial Cutoff Date

                                                  New                       Used                     Total
                                          ----------------------    ----------------------    ----------------------
Aggregate Remaining Principal Balance            $138,582,152.04           $217,904,018.12           $356,486,170.16
Aggregate Original Principal Balance             $151,470,587.96           $249,393,945.08           $400,864,533.04
Number of Contracts                                        6,343                    13,291                    19,634
Percent of Remaining Principal Balance                     38.87%                    61.13%                   100.00%
Average Remaining Principal Balance                   $21,848.05                $16,394.86                $18,156.57
Range of Remaining Principal Balances     $1,050.12 - $72,475.19    $1,004.47 - $73,623.88    $1,004.47 - $73,623.88
Weighted Average APR                                      12.214%                   13.350%                   12.908%
Range of APR                                     4.900% - 21.000%          5.480% - 25.500%          4.900% - 25.500%
Weighted Average Original Term                         70 months                 68 months                 69 months
Range of Original Term                            24 - 75 months            18 - 75 months            18 - 75 months
Weighted Average Remaining Term                        67 months                 64 months                 65 months
Range of Remaining Term                            4 - 74 months             4 - 75 months             4 - 75 months
Weighted Average FICO Score                                  630                       628                       629
Range of FICO Scores                                   408 - 882                 371 - 864                 371 - 882
Weighted Average Loan-to-Value Ratio                      109.66                    117.98                    114.75
Range of Loan-to-Value                            15.01 - 172.32            12.83 - 174.57            12.83 - 174.57

                  Distribution of the Initial Contracts by APR
                          As of the Initial Cutoff Date

                                                                 Percentage of
                                                 Aggregate         Aggregate
                                Number of        Principal          Principal
          APR Range             Contracts         Balance          Balance(1)
----------------------------   ------------   -----------------  --------------
 4.900%  -  5.000%..........           1       $     16,130.02        0.00%
 5.001%  -  6.000%..........          51            909,071.01        0.26
 6.001%  -  7.000%..........         435          8,025,363.47        2.25
 7.001%  -  8.000%..........         882         16,544,370.45        4.64
 8.001%  -  9.000%..........       1,390         27,800,193.97        7.80
 9.001%  - 10.000%..........       1,733         34,401,477.39        9.65
10.001%  - 11.000%..........       1,541         30,877,616.16        8.66
11.001%  - 12.000%..........       1,575         30,517,482.13        8.56
12.001%  - 13.000%..........       1,959         39,180,863.02       10.99
13.001%  - 14.000%..........       1,958         38,558,955.71       10.82
14.001%  - 15.000%..........       2,211         41,003,131.32       11.50
15.001%  - 16.000%..........       1,908         34,081,995.95        9.56
16.001%  - 17.000%..........       1,545         25,036,668.97        7.02
17.001%  - 18.000%..........       1,114         14,906,676.02        4.18
18.001%  - 19.000%..........         695          8,328,103.98        2.34
19.001%  - 20.000%..........         338          3,574,848.80        1.00
20.001%  - 21.000%..........         278          2,631,039.19        0.74
21.001%  - 22.000%..........          15             73,286.38        0.02
22.001%  - 23.000%..........           3              7,170.90        0.00
23.001%  - 24.000%..........           1              6,757.83        0.00
25.001%  - 25.500%..........           1              4,967.49        0.00
                              --------------------------------------------
Total.......................      19,634       $356,486,170.16      100.00%
                              ============================================

-------------

(1)   Percentages may not sum to 100.00% because of rounding.

                      Distribution of the Initial Contracts
                                 By Loan Age(1)
                          As of the Initial Cutoff Date

                                                                                Percentage of
                                                               Aggregate          Aggregate
                                          Number of            Principal          Principal
       Loan Age(1) (months)               Contracts             Balance           Balance(2)
-----------------------------------   ----------------    -------------------   -------------
0..................................         4,963           $ 101,563,076.20        28.49%
1..................................         4,376              90,427,918.12        25.37
2..................................         4,594              96,063,557.40        26.95
3..................................         1,645              33,789,823.30         9.48
4-6................................           507              10,236,873.96         2.87
7 or more..........................         3,549              24,404,921.18         6.85
                                      ---------------------------------------------------
Total..............................        19,634           $ 356,486,170.16       100.00%
                                      ===================================================


----------

(1) Loan age represents the number of months since the first scheduled payment date, including such first scheduled payment date.

(2)   Percentages may not sum to 100.00% because of rounding.

                    Distribution of the Initial Contracts by
                           Remaining Principal Balance
                          As of the Initial Cutoff Date

                                                                    Percentage of
                                                    Aggregate         Aggregate
    Range of Remaining Principal      Number of     Principal         Principal
              Balances                Contracts      Balance          Balance(1)
--------------------------------     ----------  ---------------   ---------------
$ 1,004.47  -  $ 2,500.00 ......          449    $    865,873.75         0.24%
$ 2,500.01  -  $ 5,000.00 ......        1,103       4,054,090.90         1.14
$ 5,000.01  -  $ 7,500.00 ......        1,108       6,968,481.55         1.95
$ 7,500.01  -  $10,000.00 ......        1,434      12,582,722.56         3.53
$10,000.01  -  $12,500.00 ......        1,480      16,713,528.60         4.69
$12,500.01  -  $15,000.00 ......        1,770      24,474,491.93         6.87
$15,000.01  -  $17,500.00 ......        2,066      33,581,146.23         9.42
$17,500.01  -  $20,000.00 ......        2,180      40,827,422.08        11.45
$20,000.01  -  $22,500.00 ......        1,934      41,071,623.02        11.52
$22,500.01  -  $25,000.00 ......        1,765      41,865,519.91        11.74
$25,000.01  -  $27,500.00 ......        1,452      38,077,908.93        10.68
$27,500.01  -  $30,000.00 ......        1,013      29,068,796.02         8.15
$30,000.01  -  $35,000.00 ......        1,161      37,307,251.52        10.47
Greater than $35,000.00 ........          719      29,027,313.16         8.14
                                      ------------------------------------------
Total ..........................       19,634    $356,486,170.16       100.00%
                                      ==========================================

----------------

(1)   Percentages may not sum to 100.00% because of rounding.

             Distribution of the Initial Contracts by Remaining Term
                          As of the Initial Cutoff Date

                                                                            Percentage of
                                                             Aggregate       Aggregate
                                             Number of       Principal       Principal
    Range of Remaining Term (months)         Contracts        Balance        Balance(1)
-----------------------------------------   -----------  ----------------  ----------------
 4  -   6 ..............................          224    $    462,280.92         0.13%
 7  -  12 ..............................        1,186       4,052,630.72         1.14
13  -  18 ..............................          464       2,747,329.69         0.77
19  -  24 ..............................        1,283      11,028,722.12         3.09
25  -  30 ..............................          260       2,863,488.60         0.80
31  -  36 ..............................          278       2,290,762.76         0.64
37  -  42 ..............................           69         660,879.91         0.19
43  -  48 ..............................          645       7,168,537.49         2.01
49  -  54 ..............................          202       2,683,737.79         0.75
55  -  60 ..............................        3,139      49,055,572.44        13.76
61  -  66 ..............................        1,049      19,376,307.68         5.44
67  -  72 ..............................       10,819     253,611,437.85        71.14
73  -  75 ..............................           16         484,482.19         0.14
                                            -----------------------------------------
Total ..................................       19,634    $356,486,170.16       100.00%
                                            =========================================

-------------

(1)   Percentages may not sum to 100.00% because of rounding.

              Distribution of the Initial Contracts by Manufacturer
                          As of the Initial Cutoff Date

                                                                                   Percentage of
                                                                 Aggregate           Aggregate
                                             Number of           Principal           Principal
             Manufacturer                    Contracts            Balance            Balance(1)
---------------------------------------   -------------    ----------------------  ---------------
Acura..................................         108            $  2,103,261.18         0.59%
Audi...................................          44                 907,383.54         0.25
BMW....................................         138               3,445,501.78         0.97
Buick..................................         101               1,285,964.93         0.36
Cadillac...............................         187               4,808,695.99         1.35
Chevrolet..............................       3,248              62,660,142.20        17.58
Chrysler...............................         699              12,551,038.22         3.52
Daewoo.................................           5                  19,983.45         0.01
Dodge..................................       2,002              38,298,698.96        10.74
Ford...................................       3,094              53,008,368.04        14.87
GMC....................................         515              10,700,521.68         3.00
Honda..................................         881              14,486,083.19         4.06
Hummer.................................          52               1,813,224.53         0.51
Hyundai................................         634              10,642,286.41         2.99
Infiniti...............................          94               1,956,249.44         0.55
Isuzu..................................          72                 969,257.32         0.27
Jaguar.................................          44                 964,432.43         0.27
Jeep...................................         652              11,203,164.41         3.14
Kia....................................         827              14,494,944.01         4.07
Land Rover.............................          31                 718,541.47         0.20
Lexus..................................         115               2,520,452.95         0.71
Lincoln................................         133               2,626,312.66         0.74
Mazda..................................         449               7,517,148.58         2.11
Mercedes...............................         274               7,235,775.05         2.03
Mercury................................         132               1,561,645.32         0.44
Mini...................................          12                 234,024.58         0.07
Mitsubishi.............................         360               4,502,336.97         1.26
Nissan.................................       1,940              37,124,366.91        10.41
Oldsmobile.............................          57                 392,355.50         0.11
Plymouth...............................          32                 113,440.00         0.03
Pontiac................................         351               4,744,780.11         1.33
Porsche................................          17                 523,406.87         0.15
Saab...................................          12                 214,935.93         0.06
Saturn.................................         165               2,202,598.87         0.62
Subaru.................................          65               1,194,874.07         0.34
Suzuki.................................         191               2,792,895.18         0.78
Toyota.................................       1,619              29,474,283.47         8.27
Volkswagen.............................         224               3,360,642.35         0.94
Volvo..................................          58               1,112,151.61         0.31
                                            -----------------------------------------------
Total..................................      19,634            $356,486,170.16       100.00%
                                            ===============================================

--------------

(1)   Percentages may not sum to 100.00% because of rounding.

     Distribution of the Initial Contracts by Model Year of Financed Vehicle
                          As of the Initial Cutoff Date

                                                                                   Percentage of
                                                                 Aggregate           Aggregate
                                             Number of           Principal           Principal
              Model Year                     Contracts            Balance            Balance(1)
--------------------------------------    ------------     ---------------------  ----------------
 1993.................................            1            $      9,521.76         0.00%
 1994.................................            2                  13,047.64         0.00
 1995.................................           13                  90,043.85         0.03
 1996.................................           68                 221,637.50         0.06
 1997.................................          228               1,007,347.14         0.28
 1998.................................          536               2,753,080.77         0.77
 1999.................................          965               6,220,251.67         1.74
 2000.................................          961               8,353,569.65         2.34
 2001.................................        1,238              13,855,625.43         3.89
 2002.................................        2,250              30,791,168.85         8.64
 2003.................................        2,066              39,570,636.80        11.10
 2004.................................        2,071              42,468,716.29        11.91
 2005.................................        2,404              48,946,819.38        13.73
 2006.................................        6,115             144,329,139.22        40.49
 2007.................................          716              17,855,564.21         5.01
                                           ------------------------------------------------
Total.................................       19,634            $356,486,170.16       100.00%
                                           ================================================

-----------

(1)   Percentages may not sum to 100.00% because of rounding.

                Geographic Distribution of the Initial Contracts
                          As of the Initial Cutoff Date

                                                                                  Percentage of
                                                                 Aggregate          Aggregate
                                            Number of            Principal          Principal
               State(1)                     Contracts             Balance          Balance(2)
-------------------------------------     -------------      ------------------   -------------
California...........................         7,732            $147,369,168.59          41.34%
Florida..............................         2,154              42,251,931.32          11.85
Arizona..............................         1,750              34,190,906.29           9.59
Texas................................         1,415              28,403,778.64           7.97
Nevada...............................         1,032              20,774,384.29           5.83
Georgia..............................           743              13,754,202.90           3.86
North Carolina.......................           712              12,491,172.37           3.50
Colorado.............................           759              12,060,735.37           3.38
Washington...........................           473               7,284,525.49           2.04
South Carolina.......................           430               6,699,945.94           1.88
Missouri.............................           316               5,108,829.83           1.43
New York.............................           408               4,787,563.50           1.34
Maryland.............................           245               4,600,576.38           1.29
All Others (20) .....................        1,465              16,708,449.25           4.69
                                          ---------------------------------------------------
Total................................        19,634            $356,486,170.16         100.00%
                                          ===================================================

-----------

(1)   Based upon address of the dealer.

(2)   Percentages may not sum to 100.00% because of rounding.

          Distribution of the Initial Contracts by Loan-to-Value Ratio
                          As of the Initial Cutoff Date

                                                                        Percentage of
                                                         Aggregate        Aggregate
                                   Number of             Principal        Principal
Range of Loan-to-Value Ratios      Contracts              Balance         Balance(1)
-----------------------------    ---------------     ----------------   --------------
         <= 50.00............           244           $  2,372,796.23        0.67%
  50.01  -  75.00............           829             11,916,207.13        3.34
  75.01  -  80.00............           362              6,120,067.46        1.72
  80.01  -  85.00............           513              8,577,749.47        2.41
  85.01  -  90.00............           681             12,319,732.49        3.46
  90.01  -  95.00............           875             16,533,159.98        4.64
  95.01  - 100.00............         1,085             20,348,527.60        5.71
 100.01  - 105.00............         1,377             26,192,667.05        7.35
 105.01  - 110.00............         1,590             30,151,268.17        8.46
 110.01  - 115.00............         1,728             32,110,763.44        9.01
 115.01  - 120.00............         1,877             34,068,436.46        9.56
 120.01  - 125.00............         1,837             35,009,370.22        9.82
 125.01  - 130.00............         1,814             33,745,421.41        9.47
 130.01  - 135.00............         1,762             31,478,759.47        8.83
 135.01  - 140.00............         1,468             25,992,882.63        7.29
 140.01  - 145.00............           753             13,780,267.68        3.87
 145.01  - 150.00............           388              7,612,582.62        2.14
 150.01  - 174.87............           451              8,155,510.65        2.29
                                   ----------------------------------------------
Total........................        19,634           $356,486,170.16      100.00%
                                   ==============================================

----------

(1)   Percentages may not sum to 100.00% because of rounding.

               Distribution of the Initial Contracts by FICO Score
                          As of the Initial Cutoff Date

                                                                               Percentage of
                                                              Aggregate          Aggregate
                                           Number of           Principal         Principal
     Range of FICO(r) Scores (1)           Contracts            Balance          Balance(2)
-----------------------------------     -------------     ------------------  --------------
Not Available......................            152          $  1,863,957.09         0.52%
351  -  375........................              1                21,904.72         0.01
376  -  400........................              2                 4,399.64         0.00
401  -  425........................              6                96,623.75         0.03
426  -  450........................             15               254,588.42         0.07
451  -  475........................             50               843,548.69         0.24
476  -  500........................            131             1,828,802.78         0.51
501  -  525........................            388             4,889,819.39         1.37
526  -  550........................            953            13,577,097.61         3.81
551  -  575........................          2,432            42,066,214.95        11.80
576  -  600........................          2,985            54,555,131.47        15.30
601  -  625........................          3,395            64,567,969.08        18.11
626  -  650........................          3,076            59,571,310.96        16.71
651  -  675........................          2,392            45,529,365.80        12.77
676  -  700........................          1,582            30,672,529.36         8.60
701  -  725........................            835            15,311,035.87         4.29
726  -  750........................            463             8,072,591.52         2.26
751  -  775........................            293             4,810,564.46         1.35
776  -  800........................            196             3,294,858.34         0.92
Greater than 800...................            287             4,653,856.26         1.31
                                         -----------------------------------------------
Total..............................         19,634          $356,486,170.16      100.00%
                                         ===============================================

-------------

(1) A FICO(R) score is a widely used industry measurement determined by Fair, Isaac & Company using information collected by the major credit bureaus to assess credit risk. FICO(R) scores are based on independent third party information, the accuracy of which cannot be verified. Data from an independent credit reporting agency, such as FICO(R) scores, is one of several factors that may be used by the sponsor in its credit underwriting analysis to assess the credit risk associated with each applicant. FICO(R) scores should not necessarily be relied upon as a meaningful predictor of the performance of the contracts. In addition, FICO(R) scores may change over time, depending on the conduct of the obligor and changes in credit score technology and therefore, an obligor's FICO(R) score at any time in the future may be higher or lower than the obligor's FICO(R) score as of the date of origination. FICO(R) is a federally registered servicemark of Fair, Isaac & Company.

(2)   Percentages may not sum to 100.00% because of rounding.

      All of the contracts require the obligor to pay:

o     a specified total amount of payments;

o     in substantially equal monthly installments on each due date.

      Each obligor's total amount of payments equals the amount financed plus interest for the contract's term. The interest charges on the contracts are determined either by the simple interest method or by adding a precomputed interest charge to the contract as of its origination date.

      Under a simple interest contract, the amount of an obligor's fixed level installment payment allocated to interest is equal to the product of the fixed interest rate on the loan, typically the APR, multiplied by the unpaid principal amount financed of such contract multiplied by the elapsed time period, expressed as a fraction of a year, since the preceding loan payment. The obligor's remaining payment amount is allocated to reduce the principal amount financed. The issuing entity will account for all contracts, including simple interest contracts and precomputed contracts, as if those contracts amortized under the simple interest method.

      The sponsor and the depositor each will make representations and warranties regarding the contracts pursuant to the purchase agreement and the sale and servicing agreement respectively. These representations and warranties pertain to specific aspects of the contracts including the origination of the contracts, the obligors of the contracts, the accuracy and legality of the records, computer tapes and schedules containing information regarding the contracts, the financed vehicles securing the contracts, the security interests in the contracts granted to the depositor, issuing entity and the trust collateral agent, specific characteristics of the contracts and others. Upon the breach of one of these representations or warranties by the sponsor or the depositor, each party's repurchase obligation will be triggered under the applicable transaction document.

Yield and Prepayment Considerations

      Obligors may prepay their respective contract at any time. If an obligor prepays a contract, the actual weighted average life of the contracts may be shorter than the scheduled weighted average life. These prepayments include:

      o     prepayments in full;

      o     partial prepayments;

      o repurchases of contracts due to breaches of certain representations and warranties of the sponsor with respect to the contracts and, while the sponsor is acting as servicer, for certain breaches of the servicer's obligations under the servicing agreement;

      o     liquidations due to default;

      o proceeds (including rebates and refunds of unearned premiums) from physical damage, credit life, credit accident and health insurance policies;

      o     proceeds from debt cancellation coverage; and

      o     refunds of the costs of extended service contracts.

      Weighted average life means the average amount of time during which each dollar of principal on a contract is outstanding.

      The prepayment rate on the contracts may be influenced by a variety of economic, social and other factors, including the fact that an obligor may not sell or transfer the financed vehicle without the servicer's consent. The prepayment rate on the contracts may also be affected by the type of obligor, the type of financed vehicle and servicing decisions. The servicer believes that the actual prepayment rate will result in the contracts having a substantially shorter weighted average life than their scheduled weighted average life.

      The rate of payment of principal of each class of notes will depend on the rate of payment, including prepayments, on the contracts' principal balances and a possible mandatory redemption on the payment date immediately following the end of the funding period. As a result, final payment of any class of notes could occur significantly earlier than that class' final scheduled payment date. Noteholders will bear any reinvestment risk resulting from the early payment on the notes.

      To the extent that any notes are purchased at a premium or a discount, such notes will be sensitive to the rate of prepayments on the contracts. A faster than anticipated rate of prepayments on the contracts could result in a yield to investors in notes purchased at a premium that is lower than the anticipated yield. Conversely, a slower than anticipated rate of prepayments on the contracts could result in a yield to investors in notes purchased at a discount that is lower than the anticipated yield.

                   Weighted Average Lives of the Class A Notes

      Prepayments on contracts can be measured relative to a payment standard or model. The model used in this prospectus supplement, the Absolute Prepayment Model, or ABS, represents an assumed rate of prepayment each month relative to the original number of contracts in a pool of contracts. ABS further assumes that all the contracts in question are the same size and amortize at the same rate and that each contract in each month of its life will either be paid as scheduled or be paid in full. For example, in a pool of contracts originally containing 10,000 contracts, a 1.25% ABS rate means that 125 contracts prepay each month. ABS does not purport to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of contracts, including the contracts transferred to the issuing entity.

      As the rate of payment of principal of each class of Class A Notes will depend on the rate of payment (including prepayments) of the principal balance of the contracts, final payment of any class of Class A Notes could occur significantly earlier than its final scheduled payment date. Reinvestment risk associated with early payment of the Class A Notes of any class will be borne exclusively by the holders of those notes.

      The tables captioned "Percent of Initial Note Principal Amount at Various ABS Percentages" are referred to as the ABS Tables and have been prepared on the basis of the characteristics of the contracts, with an assumed original aggregate principal balance of $356,486,170.16. The ABS Tables assume that:

      o the contracts prepay in full at the specified constant percentage of ABS monthly, with no defaults, losses, sales of delinquent loans or repurchases and include 30 days' interest thereon;

      o the monthly principal and interest payment on each contract is scheduled to be made and is made on the last day of each month and each month has 30 days;

      o payments are made on the notes on each payment date (and each such date is assumed to be the fifteenth day of each applicable month);

      o all monthly fees are paid in the priority described in this prospectus supplement under the heading "Description of the Transaction Documents--Distributions--Payment Date Payments";

      o a Class A-1 note rate of 5.374%, a Class A-2 note rate of 5.33%, a Class A-3 note rate of 5.20% and a Class A-4 note rate of 5.21%;

      o the hypothetical pools have a cutoff date of August 31, 2006 for the initial contracts and September 30, 2006 and October 31, 2006 for the subsequent contracts; and

      o the Class R Certificateholder exercises its optional redemption right.

      The ABS Tables indicate the projected weighted average life of each class of Class A Notes and set forth the percentage of the initial principal amount of each class of Class A Notes that is projected to be outstanding after each of the payment dates shown at various constant ABS percentages.

      The ABS Tables also assume that the contracts have been aggregated into six hypothetical pools with all of the contracts within each pool having the following characteristics and that the level scheduled payment for each pool, which is based on the aggregate principal balance, annual percentage rate, original term to maturity and remaining term to maturity as of the related cutoff date will be such that each pool will be fully amortized by the end of its remaining term to maturity.

      Initial Contracts

      Pool  Total Current Balance ($)   Gross Coupon (%)    Original Term (months)  Remaining Term (months)
---------------------------------------------------------  ---------------------------------------------------
       1           $23,445,214.81             14.467                  67                       21
       2            $7,829,417.40             12.961                  47                       46
       3           $51,739,310.23             13.207                  59                       58
       4          $273,472,227.72             12.717                  71                       70

      Subsequent Contracts

      Pool  Total Current Balance ($)   Gross Coupon (%)    Original Term (months)   Remaining Term (months)
---------------------------------------------------------  ---------------------------------------------------
       1            $74,921,471.88           12.450                  68                         68
       2            $74,921,471.88           12.450                  68                         68

      The actual characteristics and performance of the contracts will differ from the assumptions used in preparing the ABS Tables. The assumptions used are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is very unlikely that the contracts will prepay at a constant ABS rate until maturity or that all of the contracts will prepay at the same ABS rate. Moreover, the diverse terms of contracts within the hypothetical pools could produce slower or faster principal payments than indicated in the ABS Tables at the various constant percentages of ABS specified, even if the original and remaining terms to maturity of the contracts are as assumed. Any difference between those assumptions and the actual characteristics and performance of the contracts, or actual prepayment experience, will affect the percentages of initial principal amounts outstanding over time and the weighted average life of each class of Class A Notes.

       Percent of Initial Note Principal Amount at Various ABS Percentages

                                                  Class A-1 Notes(1)
                                      ------------------------------------------
            Payment Date               1.25%    1.50%    1.70%    2.00%    2.25%
--------------------------------------------------------------------------------

Closing Date ......................     100      100      100      100      100
October 15, 2006 ..................      89       88       86       81       64
November 15, 2006 .................      76       74       71       61       49
December 15, 2006 .................      62       58       53       39       31
January 15, 2007 ..................      47       42       36       18       14
February 15, 2007 .................      33       26       19        2        0
March 15, 2007 ....................      19       11        2        0        0
April 15, 2007 ....................       5        0        0        0        0
May 15, 2007 ......................       0        0        0        0        0
Weighted Average Life to
Maturity (Years) (2)(3) ...........    0.32     0.29     0.27     0.21     0.18
Weighted Average Life to
Call (Years) (2)(4) ...............    0.32     0.29     0.27     0.21     0.18

      (1) The final scheduled payment date is the October 2007 payment date; payment of interest and principal in full of the Class A-1 Notes on such date is guaranteed by the policy to the extent described in this prospectus supplement.

      (2) The weighted average life of a note is determined by (a) multiplying the amount of each principal payment on a note by the number of years from the date of the issuance of the note to the related payment date, (b) adding the results and (c) dividing the sum by the related initial principal amount of the note.

      (3) This calculation assumes that the Class R Certificateholder does not exercise its option to purchase the contracts.

      (4) This calculation assumes that the Class R Certificateholder exercises its option to purchase the contracts.

       Percent of Initial Note Principal Amount at Various ABS Percentages

                                                  Class A-2 Notes(1)
                                      ------------------------------------------
            Payment Date               1.25%    1.50%    1.70%    2.00%    2.25%
--------------------------------------------------------------------------------

Closing Date ......................     100      100      100      100      100
October 15, 2006 ..................     100      100      100      100      100
November 15, 2006 .................     100      100      100      100      100
December 15, 2006 .................     100      100      100      100      100
January 15, 2007 ..................     100      100      100      100      100
February 15, 2007 .................     100      100      100      100       97
March 15, 2007 ....................     100      100      100       90       85
April 15, 2007 ....................     100       97       90       78       73
May 15, 2007 ......................      94       86       79       68       62
June 15, 2007 .....................      85       77       69       58       52
July 15, 2007 .....................      77       68       60       49       42
August 15, 2007 ...................      70       60       51       40       32
September 15, 2007 ................      62       52       42       31       23
October 15, 2007 ..................      54       43       34       22       13
November 15, 2007 .................      47       35       26       14        4
December 15, 2007 .................      39       27       18        5        0
January 15, 2008 ..................      32       20       10        0        0
February 15, 2008 .................      25       12        2        0        0
March 15, 2008 ....................      18        5        0        0        0
April 15, 2008 ....................      11        0        0        0        0
May 15, 2008 ......................       4        0        0        0        0
June 15, 2008 .....................       0        0        0        0        0
Weighted  Average  Life to
Maturity (Years) (2)(3) ...........    1.14     1.03     0.95     0.84     0.78
Weighted Average  Life
to Call (Years) (2)(4)  ...........    1.14     1.03     0.95     0.84     0.78

      (1) The final scheduled payment date is the November 2009 payment date; payment of interest and principal in full of the Class A-2 Notes on such date is guaranteed by the policy to the extent described in this prospectus supplement.

      (2) The weighted average life of a note is determined by (a) multiplying the amount of each principal payment on a note by the number of years from the date of the issuance of the note to the related payment date, (b) adding the results and (c) dividing the sum by the related initial principal amount of the note.

      (3) This calculation assumes that the Class R Certificateholder does not exercise its option to purchase the contracts.

      (4) This calculation assumes that the Class R Certificateholder exercises its option to purchase the contracts.

       Percent of Initial Note Principal Amount at Various ABS Percentages

                                                  Class A-3 Notes (1)
                                      ------------------------------------------
             Payment Date              1.25%    1.50%    1.70%    2.00%    2.25%
--------------------------------------------------------------------------------

Closing Date ......................     100      100      100      100      100
October 15, 2006 ..................     100      100      100      100      100
November 15, 2006 .................     100      100      100      100      100
December 15, 2006 .................     100      100      100      100      100
January 15, 2007 ..................     100      100      100      100      100
February 15, 2007 .................     100      100      100      100      100
March 15, 2007 ....................     100      100      100      100      100
April 15, 2007 ....................     100      100      100      100      100
May 15, 2007 ......................     100      100      100      100      100
June 15, 2007 .....................     100      100      100      100      100
July 15, 2007 .....................     100      100      100      100      100
August 15, 2007 ...................     100      100      100      100      100
September 15, 2007 ................     100      100      100      100      100
October 15, 2007 ..................     100      100      100      100      100
November 15, 2007 .................     100      100      100      100      100
December 15, 2007 .................     100      100      100      100       95
January 15, 2008 ..................     100      100      100       97       87
February 15, 2008 .................     100      100      100       89       79
March 15, 2008 ....................     100      100       95       82       71
April 15, 2008 ....................     100       98       88       74       63
May 15, 2008 ......................     100       91       82       67       55
June 15, 2008 .....................      97       85       75       60       47
July 15, 2008 .....................      91       79       68       53       40
August 15, 2008 ...................      86       72       62       46       33
September 15, 2008 ................      80       66       55       39       26
October 15, 2008 ..................      74       60       49       33       19
November 15, 2008 .................      69       54       43       26       13
December 15, 2008 .................      63       49       37       20        6
January 15, 2009 ..................      58       43       31       14        0
February 15, 2009 .................      52       37       26        9        0
March 15, 2009 ....................      47       32       20        3        0
April 15, 2009 ....................      42       27       15        0        0
May 15, 2009 ......................      37       22       10        0        0
June 15, 2009 .....................      32       17        5        0        0
July 15, 2009 .....................      27       12        0        0        0
August 15, 2009 ...................      22        7        0        0        0
September 15, 2009 ................      18        3        0        0        0
October 15, 2009 ..................      13        0        0        0        0
November 15, 2009 .................       9        0        0        0        0
December 15, 2009 .................       5        0        0        0        0
January 15, 2010 ..................       0        0        0        0        0
Weighted Average Life to
Maturity (Years) (2)(3) ...........    2.48     2.26     2.10     1.89     1.74
Weighted  Average Life
to Call (Years) (2)(4)  ...........    2.48     2.26     2.10     1.89     1.74

      (1) The final scheduled payment date is the August 2011 payment date; payment of interest and principal in full of the Class A-3 Notes on such date is guaranteed by the policy to the extent described in this prospectus supplement.

      (2) The weighted average life of a note is determined by (a) multiplying the amount of each principal payment on a note by the number of years from the date of the issuance of the note to the related payment date, (b) adding the results and (c) dividing the sum by the related initial principal amount of the note.

      (3) This calculation assumes that the Class R Certificateholder does not exercise its option to purchase the contracts.

      (4) This calculation assumes that the Class R Certificateholder exercises its option to purchase the contracts.

       Percent of Initial Note Principal Amount at Various ABS Percentages

                                                 Class A-4 Notes (1)
                                     -------------------------------------------
            Payment Date               1.25%    1.50%    1.70%    2.00%    2.25%
--------------------------------------------------------------------------------

Closing Date ......................     100      100      100      100      100
October 15, 2006 ..................     100      100      100      100      100
November 15, 2006 .................     100      100      100      100      100
December 15, 2006 .................     100      100      100      100      100
January 15, 2007 ..................     100      100      100      100      100
February 15, 2007 .................     100      100      100      100      100
March 15, 2007 ....................     100      100      100      100      100
April 15, 2007 ....................     100      100      100      100      100
May 15, 2007 ......................     100      100      100      100      100
June 15, 2007 .....................     100      100      100      100      100
July 15, 2007 .....................     100      100      100      100      100
August 15, 2007 ...................     100      100      100      100      100
September 15, 2007 ................     100      100      100      100      100
October 15, 2007 ..................     100      100      100      100      100
November 15, 2007 .................     100      100      100      100      100
December 15, 2007 .................     100      100      100      100      100
January 15, 2008 ..................     100      100      100      100      100
February 15, 2008 .................     100      100      100      100      100
March 15, 2008 ....................     100      100      100      100      100
April 15, 2008 ....................     100      100      100      100      100
May 15, 2008 ......................     100      100      100      100      100
June 15, 2008 .....................     100      100      100      100      100
July 15, 2008 .....................     100      100      100      100      100
August 15, 2008 ...................     100      100      100      100      100
September 15, 2008 ................     100      100      100      100      100
October 15, 2008 ..................     100      100      100      100      100
November 15, 2008 .................     100      100      100      100      100
December 15, 2008 .................     100      100      100      100      100
January 15, 2009 ..................     100      100      100      100      100
February 15, 2009 .................     100      100      100      100       91
March 15, 2009 ....................     100      100      100      100       83
April 15, 2009 ....................     100      100      100       96       75
May 15, 2009 ......................     100      100      100       88       68
June 15, 2009 .....................     100      100      100       81       60
July 15, 2009 .....................     100      100       99       74       53
August 15, 2009 ...................     100      100       93       67       46
September 15, 2009 ................     100      100       86       61       39
October 15, 2009 ..................     100       97       80       54       33
November 15, 2009 .................     100       91       74       48       27
December 15, 2009 .................     100       85       68       43       21
January 15, 2010 ..................     100       79       62       37       16
February 15, 2010 .................      94       73       57       32       11
March 15, 2010 ....................      88       68       51       26        6
April 15, 2010 ....................      83       63       46       22        1
May 15, 2010 ......................      78       57       41       17        0
June 15, 2010 .....................      72       52       37       13        0
July 15, 2010 .....................      67       48       32        9        0
August 15, 2010 ...................      62       43       28        5        0
September 15, 2010 ................      58       39       24        1        0
October 15, 2010 ..................      53       35       20        0        0
November 15, 2010 .................      48       31       17        0        0
December 15, 2010 .................      44       27       13        0        0
January 15, 2011 ..................      40       23       10        0        0
February 15, 2011 .................      36       20        7        0        0
March 15, 2011 ....................      32       17        5        0        0
April 15, 2011 ....................      28       14        2        0        0
May 15, 2011 ......................      25       11        0        0        0
June 15, 2011 .....................      22        9        0        0        0
July 15, 2011 .....................      18        6        0        0        0
August 15, 2011 ...................      16        4        0        0        0
September 15, 2011 ................      13        2        0        0        0
October 15, 2011 ..................      10        1        0        0        0
November 15, 2011 .................       8        0        0        0        0

       Percent of Initial Note Principal Amount at Various ABS Percentages

                                                 Class A-4 Notes (1)
                                     -------------------------------------------
            Payment Date               1.25%    1.50%    1.70%    2.00%    2.25%
--------------------------------------------------------------------------------

December 15, 2011 .................       6        0        0        0        0
January 15, 2012 ..................       4        0        0        0        0
February 15, 2012 .................       2        0        0        0        0
March 15, 2012 ....................       0        0        0        0        0
Weighted Average Life to
Maturity (Years) (2)(3) ...........    4.22     3.88     3.59     3.19     2.91
Weighted  Average Life
to Call (Years) (2)(4)  ...........    4.04     3.68     3.43     3.06     2.81

      (1) The final scheduled payment date is the September 2013 payment date; payment of interest and principal in full of the Class A-4 Notes on such date is guaranteed by the policy to the extent described in this prospectus supplement.

      (2) The weighted average life of a note is determined by (a) multiplying the amount of each principal payment on a note by the number of years from the date of the issuance of the note to the related payment date, (b) adding the results and (c) dividing the sum by the related initial principal amount of the note.

      (3) This calculation assumes that the Class R Certificateholder does not exercise its option to purchase the contracts.

      (4) This calculation assumes that the Class R Certificateholder exercises its option to purchase the contracts.

                                   The Insurer

      The following information has been obtained from Financial Security Assurance Inc. (hereinafter in this section, "Financial Security") and has not been verified by the sellers, the depositor, the sponsor, the issuing entity or the underwriters. No representations or warranty is made by the sellers, the depositor, the sponsor, the issuing entity or the underwriters with respect thereto.

      Financial Security accepts no responsibility for the accuracy or completeness of this prospectus supplement, the prospectus, or any other information or disclosure contained herein or therein, or omitted herefrom or therefrom, other than with respect to the accuracy of the information regarding the insurer and its affiliates set forth under this heading or incorporated by reference herein. In addition, Financial Security makes no representation regarding the notes or the advisability of investing in the notes.

General

      Financial Security is a monoline insurance company incorporated in 1984 under the laws of the State of New York. Financial Security is licensed to engage in the financial guaranty insurance business in all 50 states, the District of Columbia, Puerto Rico, the U.S. Virgin Islands and Guam.

      Financial Security and its subsidiaries are engaged in the business of writing financial guaranty insurance, principally in respect of securities offered in domestic and foreign markets and obligations under credit default swaps. Financial guaranty insurance provides a guaranty of scheduled payments on an issuer's obligations -- thereby enhancing the credit rating of those obligations -- in consideration for the payment of a premium to the insurer. Financial Security and its subsidiaries principally insure asset-backed, collateralized and municipal obligations. Asset-backed obligations are typically supported by residential mortgage loans, consumer or trade receivables, securities or other assets having an ascertainable cash flow or market value. Collateralized obligations include public utility first mortgage bonds and sale/leaseback obligation bonds. Municipal obligations include general obligation bonds, special revenue bonds and other special obligations of state and local governments. Obligations may be insured on a funded basis through insurance of bonds or other securities or on an unfunded basis through insurance of credit default swaps referencing one or more bonds or other obligations (with or without a deductible or other provision for loss reduction). Financial Security insures both newly issued securities sold in the primary market and outstanding securities sold in the secondary market that satisfy Financial Security's underwriting criteria.

      Financial Security is a wholly-owned subsidiary of Financial Security Assurance Holdings Ltd., which is referred to in this prospectus supplement as "Holdings." Holdings is an indirect subsidiary of Dexia S.A., a publicly held Belgian corporation. Dexia S.A., through its bank subsidiaries, is primarily engaged in the business of public finance, banking and asset management in France, Belgium and other European countries. No shareholder of Holdings or Financial Security is obligated to pay any debt of Financial Security or any claim under any insurance policy issued by Financial Security or to make any additional contribution to the capital of Financial Security.

      The principal executive offices of Financial Security are located at 31 West 52nd Street, New York, New York 10019, and its telephone number at that location is (212) 826-0100.

Reinsurance

      Under an intercompany agreement, liabilities on financial guaranty insurance written or reinsured from third parties by Financial Security or its domestic or Bermuda operating insurance company subsidiaries are generally reinsured among such companies on an agreed-upon percentage substantially proportional to their respective capital, surplus and reserves, subject to applicable statutory risk limitations. In addition, Financial Security reinsures a portion of its liabilities under certain of its financial guaranty insurance policies with other reinsurers under various treaties and on a transaction-by-transaction basis. This reinsurance is used by Financial Security as a risk management device and to comply with statutory and rating agency requirements; it does not alter or limit Financial Security's obligations under any financial guaranty insurance policy.

Ratings

      Financial Security's financial strength is rated "triple-A" by Fitch Ratings, Moody's Investors Service, Inc., and Standard & Poor's Ratings Services. These ratings reflect only the views of the respective rating agencies, are not recommendations to buy, sell or hold securities and are subject to revision or withdrawal at any time by those rating agencies. See "Risk Factors -- Ratings on the Class A Notes are dependent upon the insurer's creditworthiness" in this prospectus supplement.

Capitalization

      The following table sets forth the capitalization of Financial Security and its subsidiaries as of June 30, 2006 (unaudited), on the basis of accounting principles generally accepted in the United States of America:

                                                                                        June 30, 2006
                                                                                       ---------------
                                                                                        (In thousands)
                                                                                         (unaudited)
Deferred Premium Revenue (net of prepaid reinsurance premiums) ......................    $ 1,562,050
                                                                                         -----------
Surplus Notes .......................................................................        108,850
                                                                                         -----------

   Shareholder's Equity:
      Common Stock ..................................................................         15,000
      Additional Paid-In Capital ....................................................        841,971
      Accumulated Other Comprehensive Income (net of deferred income taxes) .........         56,302
      Accumulated Earnings ..........................................................      2,053,273
                                                                                         -----------
   Total Shareholder's Equity .......................................................      2,966,546
                                                                                         -----------
   Total Deferred Premium Revenue (net), Surplus Notes and Shareholder's Equity .....    $ 4,637,446
                                                                                         ===========

      For further information concerning Financial Security, see the Consolidated Financial Statements of Financial Security and its subsidiaries, and the notes thereto, incorporated by reference in this prospectus supplement. Financial Security's financial statements are included as exhibits to reports filed with the Securities and Exchange Commission by Holdings pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act and may be reviewed at the EDGAR website maintained by the Securities and Exchange Commission and at Holdings' website, http://www.FSA.com. Copies of the statutory quarterly and annual statements filed with the State of New York Insurance Department by Financial Security are available upon request to the State of New York Insurance Department.

Insurance Regulation

      Financial Security is licensed and subject to regulation as a financial guaranty insurance corporation under the laws of the State of New York, its state of domicile. In addition, Financial Security and its insurance subsidiaries are subject to regulation by insurance laws of the various other jurisdictions in which they are licensed to do business. As a financial guaranty insurance corporation licensed to do business in the State of New York, Financial Security is subject to Article 69 of the New York Insurance Law which, among other things, limits the business of a financial guaranty insurer to writing financial guaranty insurance and related business lines, requires each financial guaranty insurer to maintain a minimum surplus to policyholders, establishes contingency, loss and unearned premium reserve requirements for each financial guaranty insurer, and limits the size of individual transactions and the volume of transactions that may be underwritten by each financial guaranty insurer. Other provisions of the New York Insurance Law, applicable to non-life insurance companies such as Financial Security, regulate, among other things, permitted investments, payment of dividends, transactions with affiliates, mergers, consolidations, acquisitions or sales of assets and incurrence of liability for borrowings.

      The policy is not covered by the Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law.

                            Description of the Notes

General

      The issuing entity will issue four classes of asset-backed notes. The notes will be designated the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes, collectively, the Class A Notes or the notes. The issuing entity will also issue the Class R Certificate, or, the certificate. The certificate is not being offered under this prospectus supplement. The notes will be issued under an indenture, a form of which has been filed as an exhibit to the registration statement. The following statements (together with the additional statements under "Description of the Transaction Documents" below and under "Description of the Securities" and "Description of the Transaction Documents" in the prospectus) summarize material terms and provisions of the notes and the indenture. The following summary supplements the description of the general terms and provisions of the notes of any given series and the related indenture described in the prospectus and, to the extent that those descriptions differ from the descriptions provided in this prospectus supplement, the descriptions in this prospectus supplement replace the descriptions in the prospectus.

      The issuing entity will offer the Class A Notes in denominations of $100,000 and integral multiples of $1,000 in book-entry form only. The Class A Notes will not be listed on any securities exchange or quoted in the automated quotation system of a registered securities association. Persons acquiring beneficial interests in the Class A Notes will hold their interests through The Depository Trust Company in the United States or Clearstream, Luxembourg, societe anonyme or in the Euroclear System in Europe. See "Description of the Securities -- Book-Entry Registration" in the prospectus and Annex A to this prospectus supplement, which Annex A is an integral part of this prospectus supplement.

      The Class A Notes will be issued in fully registered, certificated form, commonly called definitive notes, to the noteholders or their nominees, rather than to any clearing agency or its nominee, only if:

      o the issuing entity advises the indenture trustee in writing that the clearing agency is no longer willing or able to discharge properly its responsibilities as depository with respect to the Class A Notes and the issuing entity is unable to locate a qualified successor with respect to which (unless an insurer default has occurred and is continuing) the insurer has provided its prior written consent;

      o the issuing entity, at its option, advises the indenture trustee that it elects to terminate the book-entry-system through the clearing agency; or

      o after the occurrence of an event of default under the indenture, the insurer (or if an insurer default has occurred and is continuing, the Class A noteholders holding in the aggregate more than 50% of the outstanding principal amount of the Class A Notes) advise the indenture trustee and the clearing agency through the clearing agency participants in writing that the continuation of a book-entry system through the clearing agency is no longer in the noteholders' best interest.

      Upon the occurrence of any event described in the immediately preceding paragraph, the indenture trustee will notify all affected noteholders and the insurer of the occurrence of any such event and the availability of definitive notes. Upon surrender by the clearing agency of its notes and receipt of instructions for re-registration, the owner trustee will reissue the Class A Notes as definitive notes.

      Each noteholder will be deemed to have agreed by its acceptance of a note to hold in confidence all written information delivered or made available by or on behalf of the sponsor or the depositor to such person in connection with or pursuant to the sale and servicing agreement or any other trust document or the transactions contemplated thereby which is proprietary in nature and clearly marked or identified as being confidential information other than information
(i) which was publicly known, or otherwise known to such person, at the time of disclosure (except pursuant to disclosure in connection with the sale and servicing agreement or any other trust document), (ii) which subsequently becomes publicly known through no act or omission by such person, or (iii) which otherwise becomes known to such person on a non-confidential basis; provided, that such source is not known by such person to be prohibited from transmitting the information to such person by a contractual or other obligation, in accordance with the Gramm-Leach-Bliley Financial Services Modernization Act and all applicable regulations in effect from time to time, and, to the extent more exacting, its then customary procedures.

      Notwithstanding the restrictions set forth in the prior paragraph, any noteholder may deliver copies of any financial statements and other documents whether or not constituting confidential information, and disclose other information, whether or not confidential information, to (i) its directors, officers, employees, agents and professional consultants, (ii) any other institutional investor that holds notes, (iii) any prospective institutional investor transferee in connection with the contemplated transfer of a note or any part thereof or participation therein who is subject to substantially similar confidentiality arrangements, (iv) any governmental authority, (v) the National Association of Insurance Commissioners or any similar organization,
(vi) any nationally recognized rating agency in connection with the rating of the notes or (vii) any other person to which delivery or disclosure may be necessary or appropriate (a) in compliance with any applicable law, rule, regulation or order, (b) in response to any subpoena or other legal process, (c) in connection with any litigation to which that noteholder is a party, (d) in order to enforce that person's investment in any note or (e) otherwise, in accordance with the Gramm-Leach-Bliley Financial Services Modernization Act and all applicable regulations; provided, that, prior to any disclosure, the noteholder will be required to inform each party that receives confidential information of the foregoing requirements and will be required to use its commercially reasonable best efforts to cause that party to comply with those requirements.

Payment Dates

      Noteholders are entitled to receive, to the extent of available funds as further described in this prospectus supplement, interest and principal on the 15th day of each month or, if the 15th day is not a business day, on the next following business day. The first payment date will be October 16, 2006. Holders of record as of the business day immediately preceding each payment date, commonly known as a record date, will receive payments on that payment date. A business day is a day other than a Saturday, Sunday or other day on which commercial banks or trust companies located in the States of Delaware, New Jersey or New York are authorized or obligated to be closed.

      The final scheduled payment dates for the notes are as follows:

      o     for the Class A-1 Notes, the final scheduled payment date is October
            2007,

      o for the Class A-2 Notes, the final scheduled payment date is November 2009;

      o for the Class A-3 Notes, the final scheduled payment date is August 2011; and

      o for the Class A-4 Notes, the final scheduled payment date is September 2013.

Payments of Interest

      Interest on the notes will accrue during each interest accrual period at the applicable interest rate for each class of notes from and including the preceding payment date or, in the case of the first payment date, from and including the closing date, to but excluding the current payment date. The interest accruing during an interest accrual period will accrue on the outstanding principal amount of the notes as of the end of the prior payment date or, in the case of the first payment date, as of the closing date.

      Amounts available under the policy are available to pay interest on the notes only to the extent that such interest is not paid from the Available Funds (as defined in the Glossary) or from amounts withdrawn from the spread account.

      For any payment date, interest due but not paid on that payment date will be due on the next payment date together with, to the extent permitted by law, interest on the unpaid amount at the applicable interest rate. The amount of interest payable on the notes on each payment date will equal interest accrued during the related interest accrual period, plus any shortfall amount carried forward. Payments of interest shall be made in the order of priority described in this prospectus supplement under the heading "Description of the Transaction Documents-- Distributions--Payment Date Payments". Interest on the Class A-1 Notes will be calculated on the basis of a 360-day year and the actual number of days elapsed in the interest accrual period. Interest on the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months (or, with respect to the first payment date, 17 days).

      The indenture trustee will remit interest on the notes from the Available Funds after paying accrued and unpaid trustees' fees, the issuing entity's other administrative fees and the servicing fees. See "Description of the Transaction Documents -- Distributions" in this prospectus supplement.

Payments of Principal

      Principal payments equaling the Principal Payment Amount for the payment date will be due on each payment date as well as any unpaid portion of the Principal Payment Amount for a prior payment date.

            The Class A Notes are sequential pay classes, which will receive the amount to be paid as principal to the Class A noteholders on each payment date, as described in this prospectus supplement under "Description of the Transaction Documents", as follows:

            (1) first, to the Class A-1 Notes, until the principal amount of the Class A-1 Notes has been reduced to zero;

            (2) once the principal amount of the Class A-1 Notes has been reduced to zero, to the Class A-2 Notes, until the principal amount of the Class A-2 Notes has been reduced to zero;

            (3) once the principal amount of the Class A-2 Notes has been reduced to zero, to the Class A-3 Notes, until the principal amount of the Class A-3 Notes has been reduced to zero; and

            (4) once the principal amount of the Class A-3 Notes has been reduced to zero, to the Class A-4 Notes, until the principal amount of the Class A-4 Notes has been reduced to zero.

      Principal payments will be due and payable on each payment date only to the extent of funds available for that purpose on that payment date; however, the outstanding principal amount of any class of notes, to the extent not previously paid, will be due and payable on the final scheduled payment date for that class of notes. The actual date on which the aggregate outstanding principal amount of any class of notes is paid may be earlier than the related final scheduled payment date.

      Amounts available from the spread account (including the demand note) and under the policy will be made available for payments on the Class A Notes in the following circumstances:

      o from (i) the spread account (including the demand note) and (ii) if the amount on deposit in the spread account (including the demand note) is insufficient, the policy, to cover shortfalls in interest payments due on the Class A Notes on each payment date;

      o to the extent that the Overcollateralization Amount is less than zero, from (i) the spread account (including the demand note) and
            (ii) if the amount on deposit in the spread account (including the demand note) is insufficient, the policy, to pay the amount, if any, by which the aggregate outstanding principal amount of the Class A Notes (after taking into account payments of principal on such payment date) exceeds the sum of the aggregate outstanding principal balance of the contracts as of the last day of the related collection period plus the remaining pre-funded amount; and

      o from (i) the spread account (including the demand note) and (ii) if the amount on deposit in the spread account (including the demand note) is insufficient, the policy, to pay to the Class A noteholders the outstanding principal amount of each class of Class A Notes on their respective final scheduled payment dates.

      The Required Total Enhancement Amount, the Spread Account Requisite Amount or the existence of the spread account (including the demand note) or any term or provisions of the spread account agreement may be amended, reduced or terminated by the insurer with the consent of the depositor and the collateral agent (the consent of which shall not be withheld or delayed with respect to any amendment that does not adversely affect the collateral agent). Accordingly, Class A noteholders should not rely on the existence of the spread account (including the demand note) as a source of funds for payment on the Class A Notes.

Mandatory Redemption

      If any portion of the pre-funded amount remains on deposit in the pre-funding account at the end of the funding period, one or more classes of notes will be redeemed in part on the payment date immediately following the end of the funding period. Any such amounts remaining in the pre-funding account will be distributed as payments of principal on the notes in accordance with the priorities set forth under "Description of the Transaction Documents--Distributions--Payment Date Payments" in this prospectus supplement.

Optional Redemption

      The notes, to the extent still outstanding, may be redeemed by the Class R certificateholder (initially, the depositor) in whole, but not in part, on any payment date when the aggregate outstanding principal balance of the contracts has declined to 10% or less of the sum of (x) the aggregate principal balance of the initial contracts as of the initial cutoff date plus (y) the initial pre-funded amount, as described in the prospectus under "Description of the Transaction Documents -- Termination." This redemption will cause the early retirement of the notes. The redemption price will equal the unpaid principal amount of the notes, plus accrued and unpaid interest to, but excluding, the date of redemption.

      Notice of any optional redemption will be given by the Class R certificate holder to the indenture trustee who will in turn provide notice to the noteholders and certificateholders of record prior to the date of redemption.

Sale of Contracts

      The servicer may, but is not obligated to, direct the issuing entity to sell contracts that are more than 60 days delinquent to a third party that is unaffiliated with the servicer, the sellers or the issuing entity; provided that the insurer shall have the right of first refusal to purchase such contracts. Delinquent contracts may be sold only if the sale proceeds received are at least equal to certain minimum sale proceeds set forth in the sale and servicing agreement. In no event may more than 20% of the sum of the initial number of contracts in the contract pool as of the initial cutoff date and the aggregate number of subsequent contracts added to the contract pool on each subsequent transfer date be sold by the issuing entity in this manner.

Events of Default

      Events of default under the indenture will consist of:

      o a default in the payment of any interest on any note when due which default continues for five days;

      o a default in the payment of the Principal Payment Amount on the related final scheduled payment date of any class of Class A Notes;

      o so long as a default by the insurer under the policy has occurred and is continuing, a default in the observance or performance of any other covenant or agreement of the issuing entity made in the indenture which default continues for a period of thirty (30) days after written notice to the issuing entity;

      o so long as a default by the insurer under the policy has occurred and is continuing, specified events of bankruptcy, insolvency, receivership or liquidation of the issuing entity; and

      o so long as a default by the insurer under the policy has not occurred and is not continuing, an Insurance Agreement Indenture Cross Default has occurred and is continuing under the insurance agreement pursuant to which the insurance policy was issued; and the insurer has delivered to the issuing entity, the indenture trustee and the rating agencies a written notice that an Insurance Agreement Indenture Cross Default constitutes an event of default under the indenture and that notice has not been rescinded.

      If an event of default has occurred and is continuing, the indenture trustee, if a Responsible Officer thereof has actual knowledge or written notice thereof, must mail to each noteholder and certificateholder and the insurer notice of the event of default within 90 days after obtaining such notice or knowledge or written notice occurs.

      Insurance Agreement Indenture Cross Defaults will consist of:

      o     a demand for payment under the policy;

      o events of bankruptcy, insolvency, receivership or liquidation of the issuing entity, the sponsor or the depositor;

      o on any payment date, after taking into account the application of the sum of Available Funds for the related collection period plus the amounts available in the spread account and the amounts available under the demand note for such payment date, any amount listed in clauses 1 through 7 under "Description of the Transaction Documents -- Distributions" in this prospectus supplement has not been paid in full within 30 days of the payment date or 10 days after the issuing entity and the sponsor have received written notice from the insurer, whichever occurs first;

      o the issuing entity becoming taxable as an association (or publicly traded partnership) taxable as a corporation for federal or state income tax purposes;

      o the notes not being treated as debt for federal or state income tax purposes and such characterization has a material adverse effect on the trust, the noteholders or the insurer; and

      o any failure to observe or perform in any material respect any other covenants or agreements in the indenture (other than a default in the payment of the interest or principal on any note when due), or any representation or warranty of the issuing entity made in the indenture or in any certificate or other writing delivered under or in connection with the indenture proving to have been incorrect in any material respect when made, and the failure continuing or not being cured, or the circumstance or condition for which the representation or warranty was incorrect not having been eliminated or otherwise cured, for 30 days after the giving of written notice of the failure or incorrect representation or warranty to the issuing entity by the insurer.

      Notwithstanding anything to the contrary in the prospectus, upon the occurrence of an event of default, so long as an insurer default has not occurred and is not continuing, the insurer will have the right, but not the obligation, to cause the trust collateral agent to liquidate the trust property in whole or in part, on any date or dates following the event of default as the insurer, in its sole discretion, elects. The insurer also has the right to cause the trust collateral agent to deliver the proceeds of liquidation to the indenture trustee for distribution to noteholders. Following acceleration of the Class A Notes, principal payments will be made on the Class A Notes on a pro rata basis. The insurer may not, however, cause the trust collateral agent to liquidate the trust property in whole or in part if the liquidation proceeds would be insufficient to pay all outstanding principal of and accrued interest on the Class A Notes, unless the event of default arose from a claim on the policy or from the issuing entity's bankruptcy, insolvency, receivership or liquidation. Following any event of default, the trust collateral agent will continue to submit claims under the policy for any shortfalls in Scheduled Payments covered by the policy. Following any event of default under the indenture, the insurer may elect to pay all or any portion of the outstanding amount of the Class A Notes, plus accrued interest on the Class A Notes. See "The Policy" in this prospectus supplement.

                    Description of the Transaction Documents

      The following statements (together with the additional statements under "Description of the Notes" above and under "Description of the Securities" and "Description of the Transaction Documents" in the prospectus) summarize the material terms and provisions of the purchase agreement, the subsequent transfer agreements, the indenture and the trust documents, which include the sale and servicing agreement and the trust agreement. The issuing entity has filed forms of the purchase agreements and the trust documents as exhibits to the registration statement and will file final versions of the purchase agreement, the sale and servicing agreement, the indenture, the trust agreement and forms of the subsequent transfer agreements on or after the closing date on a Form 8-K under the commission file number that will be established for the issuing entity.

      These summaries do not claim to be complete and are subject to all the provisions of the purchase agreement, the subsequent transfer agreements and the trust documents. The following summary supplements the description of the general terms and provisions of the trust agreement, which was detailed in the prospectus, and to the extent that the description in the prospectus differs from the description in this prospectus supplement, the description in this prospectus supplement supersedes that description.

Assignment of Contracts

      On or prior to the closing date, the sellers will enter into a purchase agreement and assignment with the depositor under which each seller will assign to the depositor, without recourse (except for the representations, warranties and covenants made by the sponsor in the purchase agreement or the sale and servicing agreement), its entire interest in and to the initial contracts being sold by such seller and the other property related thereto. On or prior to the end of the funding period, the sellers will enter into one or more subsequent transfer agreements and subsequent assignments with the depositor under which each seller will assign to the depositor, without recourse (except for the representations, warranties and covenants made by the sponsor in the purchase agreement or the sale and servicing agreement), its entire interest in and to the related subsequent contracts being sold by such seller and the other property related thereto. Under the purchase agreement and the assignment or each subsequent transfer agreement and subsequent assignment, as applicable, each seller will also assign, without recourse (except for the representations, warranties and covenants made by the sponsor in the purchase agreement, each subsequent transfer agreement or the sale and servicing agreement), its security interest in the financed vehicles securing the contracts being sold by such seller and its rights to receive all payments on, or proceeds from the contracts to the extent paid or payable after the related cutoff date. Under the purchase agreement or each subsequent transfer agreement, as applicable, the sponsor will agree that, upon a breach of any representation or warranty under the trust documents which triggers the depositor's repurchase obligation, the trust collateral agent will be entitled to require the sponsor to repurchase the related contracts from the issuing entity. The issuing entity's rights under the purchase agreement and each subsequent transfer agreement will constitute part of the issuing entity's property and may be enforced directly by the trust collateral agent and the insurer. In addition, the issuing entity will pledge those rights to the indenture trustee as collateral for the notes and the indenture trustee may directly enforce those rights.

      On the closing date the depositor will assign to the issuing entity, without recourse, the depositor's entire interest in the initial contracts and the proceeds, including its security interest in the related financed vehicles. Each initial contract transferred by the depositor to the issuing entity will be identified in a contract schedule appearing as an exhibit to the trust documents. On each subsequent transfer date the depositor will assign to the issuing entity, without recourse, the depositor's entire interest in the related subsequent contracts and the proceeds, including its security interest in the related financed vehicles. Each subsequent contract transferred by the depositor to the issuing entity will be identified in a contract schedule appearing as an exhibit to the related subsequent transfer agreement.

Accounts

      The sponsor will instruct each obligor to make payments on the contracts after the related cutoff date directly to one or more post office boxes or other mailing locations maintained by a lockbox bank. The servicer will establish and maintain at least one lockbox account that is a segregated account with a bank or banks acceptable to the insurer, in the indenture trustee's name for the noteholders' benefit, into which the servicer must deposit all obligor payments received by the servicer within two business days of receipt. The issuing entity will establish and maintain with the indenture trustee, in the indenture trustee's name, on both the noteholders' and insurer's behalf one or more collection accounts, into which all amounts previously deposited in the lockbox account will be transferred within two business days of deposit. The collection account may be maintained with the indenture trustee so long as the indenture trustee's deposits have a rating acceptable to the insurer. If the deposits of the indenture trustee or its corporate parent no longer have an acceptable rating, the servicer shall, with the indenture trustee's assistance if necessary, move the accounts to a bank whose deposits have an acceptable rating.

      Each account established under the trust documents will be:

      o     a segregated trust account maintained with a depository institution;
            or

      o a segregated direct deposit account maintained with a depository institution or trust company organized under the laws of the United States of America, or any of the States thereof, or the District of Columbia, having a certificate of deposit, short-term deposit or commercial paper rating of at least "A-1+" by S&P and "P-1" by Moody's.

      In either case, such depository institution or trust company shall have been approved by the insurer (or if an insurer default has occurred and is continuing or the policy has expired in accordance with its terms, by the indenture trustee, at the direction of the Class A noteholders holding in the aggregate more than 50% of the outstanding principal amount of the Class A Notes).

      On the closing date, the issuing entity will deposit the initial pre-funded amount, equaling approximately $149,842,943.76 (which represents approximately 29.59% of the total contract pool), in the pre-funding account. The pre-funding account will be established with the trust collateral agent. The funding period encompasses the period from the closing date until the earliest of:

      o the date on which the amount on deposit in the pre-funding account is less than $100,000;

      o     the date on which an event of default occurs under the indenture; or

      o     December 15, 2006.

      As of any date, the pre-funded amount will equal the initial pre-funded amount, as reduced during the funding period by the purchase of subsequent contracts. The sponsor expects that the pre-funded amount will be reduced to less than $100,000 on or before the end of the funding period. The issuing entity will pay the noteholders then entitled to receive principal payments any pre-funded amount remaining at the end of the funding period as a mandatory redemption. The mandatory redemption date is:

      o the payment date in October 2006, if the last day of the funding period occurs in September 2006;

      o the payment date in November 2006, if the last day of the funding period occurs in October 2006;

      o the payment date in December 2006, if the last day of the funding period occurs in November 2006; or

      o     the payment date in January 2007.

Servicing Compensation and Trustees' Fees

      The servicer will receive a basic servicing fee on each payment date, which equals the product of 1/12th of 1.75% times the aggregate principal balance of the contracts as of the close of business on the last day of the second immediately preceding calendar month, or with respect to the first payment date, as of the initial cutoff date. The servicer will also collect and retain any late fees, prepayment charges and other administrative fees or similar charges allowed by applicable law with respect to the contracts (other than fees or expenses related to extensions, rebates or adjustments), and will be entitled to reimbursement from the issuing entity for various expenses. The servicer will allocate obligor payments to scheduled payments, late fees and other charges, and principal and interest in accordance with the servicer's normal practices and procedures.

      The basic servicing fee will compensate the servicer for performing the functions of a third-party servicer of automotive loans as an agent for their beneficial owner.

      These servicer functions include:

      o     collecting and posting all payments;

      o     responding to obligor inquiries on the contracts;

      o     investigating delinquencies;

      o     paying the disposition costs of defaulted accounts;

      o     policing the collateral;

      o     accounting for collections;

      o furnishing monthly and annual statements to the issuing entity and the insurer with respect to distributions; and

      o     generating federal income tax information.

      The basic servicing fee will also be applied by the servicer to reimburse the servicer for:

      o     taxes;

      o     accounting fees;

      o     outside auditor fees;

      o     data processing costs;

      o costs associated with maintaining bank accounts that are necessary to service the contracts; and

      o     other costs incurred with administering the contracts.

      On each payment date, the indenture trustee will receive a fee, in an amount agreed upon by the indenture trustee and the servicer, for its services as indenture trustee, backup servicer and trust collateral agent during the prior calendar month. On each payment date, the custodian will receive a fee, in an amount agreed upon by the custodian and the servicer, for its services as custodian during the prior calendar month. The issuing entity will pay all these fees from amounts held in the collection account.

      On each payment date, the owner trustee will receive a fee, in an amount agreed upon by the owner trustee and the servicer, for its services as owner trustee during the prior calendar month. The servicer, and not the issuing entity, will be obligated to pay the owner trustee fees.

Distributions

            Servicer's Certificates

      On each determination date, the servicer will deliver the servicer's certificate to the indenture trustee, the trust collateral agent, the depositor, each rating agency, the issuing entity, the backup servicer and the insurer specifying, among other things:

      o     the amount of aggregate collections on the contracts; and

      o the aggregate purchase amount of contracts to be purchased by the depositor and the sponsor, in the preceding collection period.

      Based solely on the information contained in the servicer's certificate, on each determination date when there is a deficiency claim amount the trust collateral agent will deliver to the collateral agent and the insurer, a deficiency notice specifying the deficiency claim amount for the related payment date. No deficiency claim amount shall be payable with respect to principal on the Class A Notes except to the extent that (x) the Overcollateralization Amount is less than zero or (y) any Class A Note has not been paid in full on its respective final scheduled payment date. The deficiency notice will direct the collateral agent to remit the deficiency claim amount to the collection account to the extent such amounts are on deposit in the spread account maintained for the insurer's benefit. If the amounts, if any, on deposit in the spread account are not sufficient, the trust collateral agent will remit the remaining deficiency claim amount to the collection account to the extent of proceeds of a draw on the demand note. If the funds in the spread account and from a draw on the demand note are not sufficient, the trust collateral agent will remit funds received from the insurer pursuant to the Policy Claim Amount, if any, with respect to such payment date. The deficiency notice will consist of a written notice delivered by the trust collateral agent to the insurer, the collateral agent and any other person required under the insurance agreement, specifying the deficiency claim amount for the related payment date.

      The determination date for any calendar month is the fifth business day preceding the payment date.

            Payment Date Payments

      On each payment date, the trust collateral agent, based on the monthly servicer's certificate prepared by the servicer, will make the following payments from Available Funds in the following order of priority (based solely upon the information provided to it by the servicer in the servicer's certificate):

      1. to the sponsor, any participation fees due to dealers with respect to the contracts during the related calendar month or any such fees which remain unpaid from prior calendar months;

      2. to the servicer, the servicing fee and the supplemental servicing fee, if any, for the related calendar month and any unpaid fees from prior calendar months and, to the extent the servicer has not reimbursed itself or to the extent not retained by the servicer, other amounts relating to mistaken deposits, postings or checks returned for insufficient funds;

      3. to the indenture trustee, the backup servicer and the custodian, pro rata, any accrued and unpaid indenture trustee fees, backup servicer fees and custodian fees, respectively;

      4. to the Class A noteholders, the Class A Noteholders' Interest Payment Amount;

      5. to the Class A noteholders, the Class A Noteholders' Principal Payment Amount;

      6. to the insurer, any unpaid amounts owed to the insurer under the insurance agreement (other than the premium);

      7.    to the insurer, any accrued and unpaid premium;

      8. to the demand note provider, any accrued and unpaid demand note fees and interest (excluding the demand note supplemental fee, if any);

      9. to the demand note provider, reimbursement for any current and previously unreimbursed draws on the demand note;

      10. to the trust collateral agent, the collateral agent, the indenture trustee, the backup servicer and the custodian all reasonable out-of-pocket expenses and indemnity amounts incurred and not previously reimbursed subject to a $50,000 maximum annual limit;

      11. to the backup servicer, system conversions expenses and any other costs incurred by the backup servicer in the event that the backup servicer assumes the obligations of the servicer, to the extent not paid by the servicer and subject to a $100,000 maximum limit;

      12. to the collateral agent for deposit in the spread account, until the spread account balance is equal to the Spread Account Requisite Amount;

      13. to the Class A Noteholders, until the Overcollateralization Amount is equal to the Required Overcollateralization Target, in reduction of the outstanding aggregate principal amount thereof, in accordance with the priorities set forth below for the distribution of the Class A Noteholders' Principal Payment Amount;

      14. to the demand note provider, the demand note supplemental fee, if any; and

      15. to the Class R certificateholder, any remaining amounts and any excess amounts released from the spread account.

      The Class A Noteholders' Principal Payment Amount and any payments made pursuant to clause 13 above will be applied on each payment date (i) to reduce the outstanding principal amount of the Class A-1 Notes to zero; (ii) once the outstanding principal amount of the Class A-1 Notes is reduced to zero, to reduce the outstanding principal amount of the Class A-2 Notes to zero; (iii) once the outstanding principal amount of the Class A-2 Notes is reduced to zero, to reduce the outstanding principal amount of the Class A-3 Notes to zero; and
(iv) once the outstanding principal amount of the Class A-3 Notes is reduced to zero, to reduce the outstanding principal amount of the Class A-4 Notes to zero.

      If the notes are accelerated following an event of default under the indenture, amounts collected or otherwise available for distribution will be distributed in the order described above; provided, that Class A noteholders will receive principal distributions on a pro rata basis rather than in a "sequential pay" fashion.

            Policy Payment Date Payments

      In the event that any servicer's certificate delivered by the servicer indicates that Available Funds for a payment date are insufficient to fully fund the amounts described in clauses 1 through 7 under "--

Payment Date Payments" above, the trust collateral agent shall request the deficiency claim amount from the spread account and, if amounts on deposit in the spread account are insufficient, from a draw on the demand note, for application on such payment date in accordance with the priorities of such clauses. No deficiency claim amount shall be paid for any principal payable pursuant to clause 5 under "--Payment Date Payments" above except to the extent that (x) the Overcollateralization Amount is less than zero, or (y) any Class A Note has not been paid in full on its respective final scheduled payment date.

      Further, in the event that any servicer's certificate delivered by the servicer indicates that the sum of: (i) Available Funds with respect to a payment date, plus (ii) the amounts on deposit in the spread account (including the demand note) (after taking into account distributions to be made to satisfy the amounts described in clauses 1, 2, 3 and 10 under "--Payment Date Payments" above), are insufficient to fully fund (a) the amount described in clause 4 under "--Payment Date Payments" above, (b) the amount by which the aggregate outstanding principal amount of the Class A Notes (after taking into account payments of principal to be made on such payment date, including, without limitation, from amounts withdrawn from the spread account (including the demand note)) exceeds the sum of the aggregate outstanding principal balance of the contracts as of the last day of the related collection period plus any remaining pre-funded amount, and (c) solely with respect to a payment date that is a final scheduled payment date for the related class of Class A Notes, the amount related to such Class A Notes as described in clause 5 under "--Payment Date Payments" above, the trust collateral agent shall furnish to the insurer no later than 12:00 noon New York City time on the third business day prior to the payment date a completed notice of claim for the Policy Claim Amount. The insurer will remit the amounts it will pay under the notice to the indenture trustee who shall deposit such amount into the policy payment account for payment on the related payment date.

Fees and Expenses

      The following table provides an itemized list of the fees and expenses that will be paid on each distribution date from the Available Funds in order of priority.

              Fee                          General Purpose of the Fee                   Amount or Calculation of Fee
--------------------------------      -------------------------------------       ---------------------------------------
1.  Servicer fee                      Compensation to the servicer for            The product of one-twelfth times
                                      services provided pursuant to the           1.750% of the aggregate principal
                                      transaction documents.                      balance of the contracts as of the
                                                                                  opening of business on the first day
                                                                                  of the related calendar month.

2.  Supplemental Servicing Fee        Reimbursement to servicer for certain       An amount equal to all administrative
                                      administrative fees, expenses and           fees, expenses and charges paid by or
                                      charges paid by or on behalf of             on behalf of obligors, including,
                                      related obligors on the contracts.          without limitation, any late fees,
                                                                                  prepayment fees and liquidation fees
                                                                                  collected on the contracts during the
                                                                                  preceding calendar month (but
                                                                                  excluding any fees or expenses related
                                                                                  to extensions, rebates or adjustments).

3.  Custodian Fee                     Compensation to the custodian for           The greater of (i) the product of
                                      services provided pursuant to the           one-twelfth times 0.020% of the
                                      transaction documents.                      aggregate principal balance of the
                                                                                  contracts as of the opening of
                                                                                  business on the first day of the
                                                                                  related calendar month or (ii) $1,000.


4.  Trustee and Trust Collateral      Compensation to the indenture               The greater of (i) the product of
    Agent Fee                         trustee, in its capacities as               one-twelfth times 0.003% of  the
                                      indenture trustee, trust collateral         principal amount of the Class A notes
                                      agent and collateral agent, for             or (ii) $250.
                                      services provided pursuant to the
                                      transaction documents.

5.  Backup Servicer Fee               Compensation to the backup servicer         The greater of (i) the product of
                                      for services provided pursuant to the       one-twelfth times 0.010% of the
                                      sale and servicing agreement.               aggregate principal balance of the
                                                                                  contracts as of the opening of
                                                                                  business on the first day of the
                                                                                  related calendar month or (ii) $750.

6.  Insurance Premium                 Payments to the insurer pursuant to         The product of one-twelfth times
                                      the insurance agreement for providing       0.170% of  the principal amount of the
                                      the policy.                                 Class A notes.

7.  Demand Note Fee                    Fees due to demand note provider.          The product of (i) 1/12, (ii) 5.00%
                                                                                  and (iii) the Demand Note Amount.

8.  Demand Note Supplemental          Interest payments to demand note            The product of (i) 1/12, (ii)
    Fee                               provider with respect to draws under        One-Month LIBOR + 2.50% and (iii) the
                                      the demand note.                            amount of any current and previously
                                                                                  unreimbursed draws on the demand note,
                                                                                  pursuant to the sale and servicing
                                                                                  agreement.

Statements to Noteholders

      On or prior to each payment date, the trust collateral agent will make available on its website at https://www.tss.db.com/invr, a statement which shall be accessible to the noteholders, each rating agency, the demand note provider and the insurer detailing information required under the trust documents. These statements will be based solely on the information in the related servicer's certificate. Assistance in using the website can be obtained by calling the trust collateral agent at 1(800)735-7777. Such parties that are unwilling or unable to use the website are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such. With the prior written consent of the insurer (such consent not to be unreasonably withheld), the trust collateral agent shall have the right to change the way such statements are distributed in order to make such distribution more convenient and/or more accessible to the above parties and the trust collateral agent shall provide timely and adequate notification to all above parties regarding any such changes. Each statement that the indenture trustee delivers to the noteholders will include at least the following information regarding the notes on the related payment date so long as such information is reported to it by the Servicer:

      (a) the amount of the payment(s) allocable to interest in the aggregate and with respect to each class of notes;

      (b) the amount of the payment(s) allocable to principal in the aggregate and with respect to each class of notes, including, separately, the amount of any accelerated principal paid to each class of notes from amounts released from the spread account;

      (c) the amount of the payment to the Class A noteholders, if any, under the policy;

      (d) the aggregate outstanding principal amount of the notes in the aggregate and with respect to each class of notes, after considering all payments reported under (b) above on that date;

      (e) the shortfall in any interest payment or principal payment due to the noteholders, if any, and the change in those amounts from the preceding statement;

      (f) the dealer participation fees, the servicing fees and the backup servicer fees paid for the related calendar month;

      (g)   the amount on deposit in the spread account;

      (h)   the amount available under the demand note;

      (i) the amount paid to the demand note provider for the related calendar month;

      (j)   the amount paid to the insurer for the related calendar month;

      (k) during the funding period, the amounts, if any, remaining on deposit in the pre-funding account; and

      (l) the amount of losses and delinquencies with respect to the contracts.

      Each amount described in subclauses (a), (b), (d) and (e) for the notes will be expressed as a dollar amount per $1,000 of the notes' initial principal amount.

      See "--General" above and "Description of the Securities -- Reports to Securityholders" and "Description of the Securities" in the prospectus.

      The noteholders will not receive a separate notification when changes are made to the contract pool, such as when subsequent contracts are sold to the issuing entity during the funding period or when contracts are removed from the contract pool pursuant to the provisions of the transaction documents providing for the sale of certain contracts or the repurchase of contracts upon breaches of representations or warranties. However, filings detailing the contract pool composition will be filed periodically on Form 10-D under the commission file number that will be established for the issuing entity.

      After the end of each calendar year, within the required time period, the trust collateral agent will furnish to each person who at any time during the calendar year was a noteholder and received any payment thereon:

      o a statement as to the aggregate amounts of interest and principal paid to the noteholder; and

      o other information as is deemed necessary or as may be required by law to enable the noteholder to prepare its tax returns.

Credit Support

      The insurer will require the issuing entity to increase and maintain credit support at a level it establishes with respect to the amount required to be on deposit at any time in the spread account, which is a cash reserve account, and with respect to the Required Overcollateralization Target. No assurance can be given that sufficient funds will be available from the spread account (including the demand note on deposit therein) on any payment date to cover shortfalls in required payments. The insurer may permit the required amount to be on deposit in the spread account (including the demand note) or the Required Overcollateralization Target to reduce, or "step down," over time, without the consent of the noteholders.

            Spread Account

      On the closing date, the demand note provider will issue the demand note to the trust collateral agent. The demand note will be an eligible investment of the spread account and as such will be an asset of the spread account. On each subsequent payment date, the trust collateral agent will deposit additional amounts into the spread account from the contract payments to the extent necessary to maintain the spread account balance at its requisite amount, as described under "--Distributions" above. Amounts, if any, on deposit in the spread account (including the demand note) on a payment date will be available to fund, among other things, any shortfall in Available Funds necessary to make required payments on the Class A Notes on the payment date, to the extent provided in the spread account agreement. Draws on the demand note will be available to fund, among other things, shortfalls to the extent that Available Funds and amounts on deposit in the spread account are insufficient to make required payments on the Class A Notes on any payment date, as provided in the sale and servicing agreement. On any payment date after the distributions pursuant to clauses 1 through 14 under "--Distributions--Payment Date Payments" above have been made, any funds on deposit in the spread account in excess of the Spread Account Requisite Amount for such payment date will be released to the Class R certificateholder, without the noteholders' consent.

      On any payment date on which a Trigger Event has occurred and is continuing, the Spread Account Requisite Amount may be increased. Trigger Events and the Spread Account Requisite Amount may be amended, increased, reduced or terminated by the insurer, the trust collateral agent and the depositor without the consent of the indenture trustee or the noteholders so long as certain insurer defaults shall not have occurred and be continuing. Accordingly, Class A noteholders should not rely on the existence of the spread account (including the demand note) as a source of funds for payment on the Class A Notes.

      In addition, the depositor, the insurer and the trust collateral agent may amend the spread account agreement, in any respect, including, without limitation:

      o     reducing or eliminating the required balance; and/or

      o     reducing or eliminating the spread account funding requirements.

      The trust collateral agent shall not withhold or delay its consent to any amendment, increase, reduction or termination of the Trigger Events or Spread Account Requisite Amount or to any amendment not adversely affecting the trust collateral agent in its individual capacity. Notwithstanding any reduction in or elimination of the spread account funding requirements or the spread account's depletion or any reduction or elimination of the demand note, on each payment date the insurer must fund the full amount of each scheduled interest payment required to be paid on that payment date and, to the extent the Overcollateralization Amount is less than zero, the amount by which the aggregate outstanding principal amount of the Class A Notes (after taking into account payments of principal to be made on such payment date, including, without limitation, from amounts withdrawn from the spread account and/or under the demand note) exceeds the sum of the aggregate outstanding principal balance of the contracts as of the last day of the related collection period plus the remaining pre-funded amount, and on the final scheduled payment date for any class of Class A Notes the insurer must fund the outstanding principal amount of that class of Class A Notes, in each case, which would not be paid in the absence of a policy payment. If the insurer breaches its obligations, the Class A noteholders will bear any losses on the notes.

            Overcollateralization

      Overcollateralization will exist on any payment date when the sum of the aggregate outstanding principal balance of the contracts plus the remaining pre-funded amount, if any, exceeds the principal amount of the notes, after making all payments on that date. As of the closing date, the overcollateralization amount will be equal to 1.25% of the sum of the aggregate principal balance of the initial contracts as of the initial cut-off date plus the initial pre-funded amount. Thereafter, the sale and servicing agreement will require that the overcollateralization amount be increased to, and then maintained at, the Required Overcollateralization Target. The Required Overcollateralization Target may be amended, reduced, increased or terminated by the insurer and the depositor without the consent of the trust collateral agent or the noteholders so long as certain insurer defaults shall not have occurred and be continuing.

      The increase to, and maintenance of, the required overcollateralization target will be accomplished by the payment of monthly excess cashflow to the Class A Notes to reduce the principal amount of the outstanding class or classes of notes then entitled to principal payments until the target is reached, as described in clause 13 under "--Distributions --Payment Date Payments" above.

Servicer Termination Event

      The occurrence and continuation of any of the following events will constitute a servicer termination event under the sale and servicing agreement:

      o the servicer's or, for so long as the sponsor is the servicer, the depositor's, failure to deliver any required payment to the trust collateral agent for distribution to the noteholders or deposit in the spread account any proceeds or payment required to be so delivered under the terms of the notes, the certificate, the purchase agreement, any subsequent transfer agreement or the sale and servicing agreement, which failure continues unremedied for two business days after written notice from the trust collateral agent or the insurer to the servicer or discovery by the servicer (but in no event later than five business days after the servicer is required to make such deposit);

      o the servicer's failure to deliver the servicer's certificate within one business day of the date such certificate is required to be delivered; or failure to deliver the annual compliance report or the annual accountant's report within five days after the due date for those reports;

      o the servicer's failure to observe the restrictive covenants regarding mergers, consolidations and transfers of assets set forth in the sale and servicing agreement or, for so long as the sponsor is the servicer, the depositor's failure to observe the restrictive covenants regarding mergers, consolidations and transfers of assets set forth in the sale and servicing agreement;

      o the servicer's or, for so long as the sponsor is the servicer, the depositor's, failure to observe or perform in any material respect any other covenant or agreement under the notes, the certificate, the sale and servicing agreement or the purchase agreement or any subsequent transfer agreement which failure continues unremedied for 30 days after the trust collateral agent or the insurer gives the servicer written notice of such failure, or if an insurer default has occurred and is continuing, 30 days after 25% of the noteholders gives the servicer written notice;

      o events of insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings regarding the servicer or, for so long as the sponsor is the servicer, the depositor, or actions by the servicer or, for so long as the sponsor is the servicer, the depositor, indicating its insolvency, reorganization under bankruptcy proceedings, or inability to pay its obligations;

      o any servicer or, for so long as the sponsor is the servicer, any depositor, representation, warranty or statement that is proved incorrect and which has a material adverse effect on the issuing entity, and the circumstances or conditions for which the representation, warranty or statement was incorrect shall not have been eliminated or cured within 30 days after the trust collateral agent or the insurer gives the servicer written notice of such breach, or if an insurer default has occurred and is continuing, 30 days after the Class A noteholders evidencing not less than 25% of the principal amount of the Class A Notes give the servicer written notice;

      o so long as a default by the insurer under the policy has not occurred or is not continuing, the insurer has not delivered an extension notice extending the servicer's term;

      o an event of default under the insurance agreement under which the policy was issued shall have occurred; or

      o     a claim is made under the policy.

      A default by the insurer under the policy includes the occurrence and continuance of any of the following events:

      (a)   the insurer fails to make a required policy payment;

      (b)   the insurer:

            o files any petition or commences any case or proceeding under any provision or chapter of the United States Bankruptcy Code or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization;

            o     makes a general assignment for the benefit of its creditors;
                  or

            o has an order for relief entered against it under the United States Bankruptcy Code or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization which is final and nonappealable; or

      (c) enters a final and nonappealable order, judgment or decree by a court of competent jurisdiction, the New York Department of Insurance or other competent regulatory authority:

            o appointing a custodian, trustee, agent or receiver for the insurer or for all or any material portion of its property; or

            o authorizing the taking of possession by a custodian, trustee, agent or receiver of the insurer (or the taking of possession of all or any material portion of the property of the insurer).

Rights Upon Servicer Termination Event

      If a servicer termination event has occurred and remains unremedied:

      o provided no insurer default has occurred and is continuing, the insurer in its sole and absolute discretion may terminate all of the servicer's rights and obligations under the sale and servicing agreement; or

      o if an insurer default has occurred and is continuing, then the majority of the holders of Class A Notes, acting together, may terminate all of the servicer's rights and obligations under the sale and servicing agreement.

      Following the servicer's termination, the backup servicer or any other successor servicer that the insurer (so long as no insurer default has occurred and is continuing) appoints, will succeed to all the responsibilities, duties, and obligations of the servicer.

      Any successor servicer will succeed to all the responsibilities, duties, and liabilities of the servicer under the sale and servicing agreement and will be entitled to similar compensation arrangements. The transfer of servicing to a successor servicer may result in a material disruption in the performance of the servicer's duties. See "Risk Factors -- Transfer of servicing may reduce or delay payments to you" in the prospectus.

Waiver of Past Defaults

      Notwithstanding anything to the contrary described under "Description of the Transaction Documents -- Waiver of Past Defaults" in the prospectus, the insurer may (provided no insurer default has occurred and is continuing), on behalf of all noteholders, waive any default by the servicer under the sale and servicing agreement and its consequences. No waiver will impair the insurer's or the noteholders' rights with respect to subsequent defaults.

Trustees

      Replacement of Owner Trustee

      The owner trustee may resign at any time under the trust agreement upon 60 days notice. Additionally, if at any time the owner trustee shall cease to be eligible in accordance with the trust agreement, shall be legally unable to act as owner trustee, shall be adjudged bankrupt or insolvent, if a receiver of the owner trustee or of its property shall be appointed, or if any public officer shall take charge or control of the owner trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the depositor, with the consent of the insurer, so long as an insurer default shall not have occurred and be continuing, may remove the owner trustee. Upon the owner trustee's resignation or removal, the depositor shall promptly appoint a successor owner trustee.

      Replacement of Indenture Trustee

      Under the indenture, the indenture trustee may resign subject to the limitations set forth in the indenture. Additionally, the issuing entity may and shall, at the direction of the insurer, so long as an insurer default shall not have occurred and be continuing, remove the indenture trustee if:

            o at any time, the indenture trustee shall cease to be eligible under the indenture;

            o a court of competent jurisdiction shall have entered a decree or order granting relief or appointing a receiver, liquidator, assignee, custodian, trustee, conservator or sequestrator (or other similar official) for the indenture trustee or for any substantial part of the indenture trustee's property, or ordering the winding-up or liquidation of the indenture trustee's affairs;

            o an involuntary case under the federal bankruptcy laws or another present or future federal or state bankruptcy, insolvency or similar law is commenced with respect to the indenture trustee and such case is not dismissed within 60 days;

            o the indenture trustee commences a voluntary case under any federal or state banking or bankruptcy laws, or consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, conservator or sequestrator (or other similar official) for the indenture trustee or for any substantial part of the indenture trustee's property, or makes any assignment for the benefit of creditors or fails generally to pay its debts as such debts become due or takes any action in the furtherance of the foregoing; or

            o     the indenture trustee otherwise becomes incapable of acting.

      If the indenture trustee resigns or is removed or if a vacancy exists for any reason, the issuing entity shall promptly appoint a successor indenture trustee and trust collateral agent acceptable to the insurer (so long as an insurer default shall not have occurred and be continuing). If a successor indenture trustee does not take office within sixty (60) days after the retiring indenture trustee resigns or is removed, the retiring indenture trustee, the issuing entity or the insurer (so long as no insurer default has occurred and is continuing) or (if an insurer default has occurred and is continuing) the Class A noteholders holding in the aggregate more than 50% of the outstanding principal amount of the Class A Notes, acting together, may petition any court of competent jurisdiction for the appointment of a successor indenture trustee.

Amendment

Notwithstanding anything to the contrary described under "Description of the Transaction Documents -- Amendment" in the prospectus, the depositor, the servicer, the issuing entity and the trust collateral agent may amend the sale and servicing agreement, with the consent of the insurer, so long as no insurer default has occurred and is continuing, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the sale and servicing agreement or of modifying in any manner the rights of noteholders, the demand note provider or the demand note guarantor; provided, however, that no such amendment will:

      o increase or reduce in any manner, or accelerate or delay the timing of or change the allocation or priority of, collections of payments on contracts or payments that are required to be made for the benefit of the noteholders or change the applicable note rate, without the consent of each affected noteholder and the demand note provider and/or the demand note guarantor, if affected thereby;

      o reduce the percentage of the noteholders required to consent to any amendment or eliminate the right of the noteholders or the demand note provider and/or the demand note guarantor to consent to changes, without the consent of each affected noteholder and the demand note provider and/or the demand note guarantor, if affected thereby;

      o result in a downgrade or withdrawal of then current rating of the notes, without the consent of each noteholder and the demand note provider and/or the demand note guarantor, if affected thereby; or

      In addition, without the consent of any noteholders but with the consent of the insurer, unless an insurer default shall have occurred and be continuing, and the demand note provider and/or the demand note guarantor, if affected thereby, and with prior notice to the rating agencies by the issuing entity, as evidenced to the indenture trustee, the issuing entity and the indenture trustee, at any time and from time to time, may enter into one or more supplemental indentures, in form satisfactory to the indenture trustee, for any of the following purposes:

      o to correct or amplify the description of any property at any time subject to the lien of the indenture, or better to assure, convey and confirm unto the indenture trustee any property subject or required to be subjected to the lien of the indenture, or to subject to the lien of the indenture additional property;

      o to evidence the succession, in compliance with the applicable provisions thereof, of another person to the issuing entity, and the assumption by any such successor of the covenants of the issuing entity contained therein and in the notes;

      o to evidence the replacement of the demand note provider or the demand note guarantor;

      o to add to the covenants of the issuing entity, for the benefit of the noteholders, or to surrender any right or power conferred upon the issuing entity;

      o to convey, transfer, assign, mortgage or pledge any property to or with the indenture trustee;

      o to cure any ambiguity, to correct or supplement any provision therein or in any supplemental indenture which may be inconsistent with any other provision therein or in any supplemental indenture or to make any other provisions with respect to matters or questions arising under the Indenture or in any supplemental indenture; provided, that such action shall not adversely affect in any material respect the interests of the noteholders as evidenced by confirmation from each rating agency that such supplemental indenture will not result in the reduction or withdrawal of the then current ratings of the notes;

      o to evidence and provide for the acceptance of the appointment thereunder by a successor indenture trustee with respect to the notes and to add to or change any of the provisions of the indenture as shall be necessary to facilitate the administration of the trusts thereunder by more than one trustee, pursuant to the requirements of the indenture; or

      o to modify, eliminate or add to the provisions of the indenture to such extent as shall be necessary to effect the qualification of the indenture under the Trust Indenture Act of 1939, as amended, or under any similar federal statute hereafter enacted and to add to the indenture such other provisions as may be expressly required by the Trust Indenture Act of 1939, as amended.

      The issuing entity and the indenture trustee may also, with prior notice to the rating agencies and with the consent of the insurer (or, if an insurer default shall have occurred and be continuing, the Class A noteholders representing more than 50% of then outstanding principal amount of the Class A Notes and the demand note provider and/or the demand note guarantor, if affected thereby) enter into one or more supplemental indentures for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, the indenture or of modifying in any manner the rights of the noteholders under the indenture; provided, however, that, subject to the express rights of the insurer under the trust documents, no such supplemental indenture shall, without the consent of each affected noteholder and the demand note provider and/or the demand note guarantor, as the case may be:

      o change the date of payment of any installment of principal of or interest on any note, or reduce the principal amount thereof, the applicable interest rate thereon or the redemption price with respect thereto, change the provision of the indenture relating to the application of collections on, or the proceeds of the sale of, the trust assets to payment of principal of or interest on the notes, or change any place of payment where, or the coin or currency in which, any note or the interest thereon is payable;

      o impair the right to institute suit for the enforcement of the provisions of the indenture requiring the application of funds available therefor to the payment of any such amount due on the notes on or after the respective due dates thereof (or, in the case of redemption, on or after the date of redemption);

      o reduce the percentage of the outstanding principal amount of the notes, the consent of the holders of which is required for any such supplemental indenture, or the consent of the holders of which is required for any waiver of compliance with certain provisions of the indenture or certain defaults thereunder and their consequences provided for in the indenture;

      o reduce the percentage of the outstanding principal amount of the notes required to direct the indenture trustee to direct the issuing entity to sell or liquidate the trust assets;

      o modify any provision of the amendment section of the indenture except to increase any percentage specified therein or to provide that certain additional provisions of the indenture cannot be modified or waived without the consent of the each affected noteholder;

      o modify any of the provisions of the indenture in such manner as to affect the calculation of the amount of any payment of interest or principal due on any note on any payment date (including the calculation of any of the individual components of such calculation) or to affect the rights of the noteholders to the benefit of any provisions for the mandatory redemption of the notes contained in the indenture; or

      o permit the creation of any lien ranking prior to or on a parity with the lien of the indenture with respect to any part of the trust assets or, except as otherwise permitted or contemplated in the indenture, terminate the lien of the indenture on any property at any time subject thereto or deprive any noteholder of the security provided by the lien of the indenture.

                                   The Policy

      The following statements summarize the material terms of the policy. This summary does not purport to be complete and is qualified in its entirety by reference to the policy.

      Simultaneously with the issuance of the notes, the insurer will deliver the policy to the trust collateral agent for the benefit of each holder of a Class A Note. Under the policy, the insurer unconditionally and irrevocably guarantees to the trust collateral agent for the benefit of each Class A noteholder the full and complete payment of (i) the Scheduled Payments (as defined below) with respect to the Class A Notes; and (ii) any Scheduled Payments which subsequently are avoided in whole or in part as a preference payment under applicable law.

      "Scheduled Payments" means, with respect to each payment date, the payments to be made to the Class A noteholders in an aggregate amount equal to
(i) the Class A Noteholders' Interest Payment Amount (as defined in the Glossary) and the Noteholders' Remaining Parity Deficit Amount (as defined in the Glossary), and (ii) on each payment date which is a final scheduled payment date for a class of Class A Notes, the then outstanding principal amount of that class of Class A Notes, in each case in accordance with the original terms of the Class A Notes when issued and without regard to any amendment or modification of the Class A Notes, the indenture, or the sale and servicing agreement except amendments or modifications to which the insurer has given its prior written consent; provided, however, that Scheduled Payments shall not include (x) any portion of the Class A Noteholders' Interest Payment Amount due to Class A noteholders because the appropriate notice and certificate for payment in proper form was not timely Received (as defined below) by the insurer or (y) any portion of the Class A Noteholders' Interest Payment Amount due to Class A noteholders representing interest on any Interest Carryover Shortfall with respect to the Class A Notes, unless, in each case, the insurer elects, in its sole discretion, to pay such amount in whole or in part. Scheduled Payments do not include payments that become due on an accelerated basis as a result of
(a) a default by the trust, (b) an election by the trust to pay principal on an accelerated basis, (c) the occurrence of an event of default under the indenture or (d) any other cause, unless, in each case, the insurer elects, in its sole discretion, to pay such amount on an accelerated basis in whole or in part. Scheduled Payments shall not include any amounts due in respect of the Class A Notes attributable to any increase in interest rate, penalty or other sum (other than Scheduled Payments as defined above) payable by the trust by reason of any default or event of default in respect of the Class A Notes, nor shall Scheduled Payments include, nor shall coverage be provided under the policy in respect of, any taxes, withholding or other charge imposed by any governmental authority due in connection with the payment of any Scheduled Payment to a Class A noteholder.

      "Policy Claim Amount" means, on any payment date, the Scheduled Payments for such payment date minus the sum of (x) Available Funds remaining on deposit with the trust collateral agent after the payment of items 1 through 3 under the caption "Description of the Transaction Documents--Distributions--Payment Date Payments" and, without duplication, (y) the amount remaining on deposit in the spread account on such payment date after taking into account any prior withdrawals therefrom and (z) any amounts paid under the demand note for deposit in the spread account.

      Payment of claims on the policy made in respect of the Scheduled Payments will be made by the insurer following Receipt (as defined below) by the insurer of the appropriate notice for payment on the later to occur of (a) 12:00 noon, New York City time, on the third Business Day following Receipt of such notice for payment, and (b) 12:00 noon, New York City time, on the payment date on which such payment was due on the notes.

      If payment of any amount avoided as a preference under applicable bankruptcy, insolvency, receivership or similar law is required to be made under the policy, the insurer shall cause such payment to be made on the later of (a) the date when due to be paid pursuant to the Order referred to below or (b) the first to occur of (i) the fourth Business Day following Receipt by the insurer from the trust collateral agent of (A) a certified copy of the order (the "Order") of the court or other governmental body which exercised jurisdiction to the effect that a Class A noteholder is required to return the amount of any Scheduled Payments paid with respect to the Class A Notes during the term of the policy because such payments were avoidable as preference payments under applicable bankruptcy law, (B) a certificate of the Class A noteholder that the Order has been entered and is not subject to any stay, and (C) an assignment duly executed and delivered by the Class A noteholder, in such form as is reasonably required by the insurer and provided to the noteholder by the insurer, irrevocably assigning to the insurer all rights and claims of the noteholder relating to or arising under the Class A Notes against the debtor which made such preference payment or otherwise with respect to such preference payment, or (ii) the date of Receipt by the insurer from the trust collateral agent of the items referred to in clauses (A), (B) and (C) above if, at least four Business Days prior to such date of Receipt, the insurer will have Received written notice from the trust collateral agent that such items were to be delivered on such date and such date was specified in such notice. Such payment shall be disbursed to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order and not to the trust collateral agent or any Class A noteholder directly (unless a Class A noteholder has previously paid such amount to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order, in which case such payment shall be disbursed to the trust collateral agent for payment to such noteholder upon proof of such payment reasonably satisfactory to the insurer). In connection with the foregoing, the insurer shall have the rights provided pursuant to the sale and servicing agreement, including, without limitation, the right to direct all matters relating to any preference claim and subrogation to the rights of the trust collateral agent and each Class A noteholder in the conduct of any proceeding with respect of a preference claim.

      The terms "Receipt" and "Received" with respect to the policy, shall mean actual delivery to the insurer and to its fiscal agent, if any, prior to 12:00 noon, New York City time, on a Business Day; delivery either on a day that is not a Business Day or after 12:00 noon, New York City time, shall be deemed to be Receipt on the next succeeding Business Day. If any notice or certificate given under the policy by the trust collateral agent is not in proper form or is not properly completed, executed or delivered, it shall be deemed not to have been Received, and the insurer or its fiscal agent shall promptly so advise the trust collateral agent and the trust collateral agent may submit an amended notice.

      Under the policy, "Business Day" means any day other than (i) a Saturday or Sunday or (ii) a day on which banking institutions in the City of New York, the State of New Jersey, the State of Delaware, the city in which the corporate trust office of the trust collateral agent or the owner trustee is relocated subject to prior written notice with respect to such address to the noteholders, the servicer and the insurer or any other location of any successor servicer, successor indenture trustee, successor trust collateral agent or successor owner trustee are authorized or obligated by law or executive order to be closed.

      The insurer's obligations under the policy in respect of the Scheduled Payments shall be discharged to the extent funds are transferred to the trust collateral agent as provided in the policy whether or not such funds are properly applied by the trust collateral agent.

      The insurer shall be subrogated to the rights of each Class A noteholder to receive payments of principal and interest to the extent of any payment by the insurer under the policy.

      The insurer shall not be required to make any payment to the extent that any force majeure event or governmental act prevents the insurer from performing its obligations under the policy or such performance is otherwise rendered impossible, in which event the insurer agrees to (i) use commercially reasonable efforts to perform its obligations under the policy notwithstanding such force majeure event, governmental act or impossibility of performance and (ii) perform its obligations under the policy promptly following cessation of such force majeure event, governmental act or impossibility of performance.

      Claims under the policy constitute direct, unsecured and unsubordinated obligations of the insurer ranking not less than pari passu with other unsecured and unsubordinated indebtedness of the insurer for borrowed money. Claims against the insurer under the policy and claims against the insurer under each other financial guaranty insurance policy issued thereby constitute pari passu claims against the general assets of the insurer. The terms of the policy cannot be modified or altered by any other agreement or instrument, or by the merger, consolidation or dissolution of the trust. The policy may not be canceled or revoked prior to payment in full of all Scheduled Payments with respect to the Class A Notes. The policy is governed by the laws of the State of New York.

                    Material Federal Income Tax Consequences

      You should consider the following discussion of certain material federal income tax consequences to investors of the purchase, ownership and disposition of the notes only in connection with "Material Federal Income Tax Consequences" in the prospectus. The discussion in this prospectus supplement and in the prospectus is based upon laws, regulations, rulings and decisions currently in effect, all of which are subject to change. The discussion in this prospectus supplement and in the prospectus does not purport to deal with all federal tax consequences applicable to all categories of investors. Some holders, including insurance companies, tax-exempt organizations, financial institutions or broker dealers, taxpayers subject to the alternative minimum tax, holders that will hold the notes as part of a hedge, straddle, constructive sale or conversion transaction, and holders that will hold the notes as other than capital assets may be subject to special rules that are not discussed below or in the prospectus. You are encouraged to consult with your own tax advisors to determine the particular federal, state, local and any other tax consequences of the purchase, ownership and disposition of the notes.

Tax Characterization of the Issuing Entity

      Dewey Ballantine LLP is our tax counsel and is of the opinion that, assuming the parties will comply with the terms of the governing agreements, the issuing entity will not be characterized as an association, or publicly traded partnership, taxable as a corporation for federal income tax purposes.

Tax Consequences to Holders of the Notes

            Treatment of the Notes as Indebtedness

      The depositor agrees, and the noteholders will agree by their purchase of notes, to treat the notes as indebtedness for all federal, state and local income tax purposes. There are no regulations, published rulings or judicial decisions involving the characterization for federal income tax purposes of securities with terms substantially the same as the notes. In general, whether instruments such as the notes constitute indebtedness for federal income tax purposes is a question of fact, the resolution of which is based primarily upon the economic substance of the instruments and the transaction under which they are issued rather than merely upon the form of the transaction or the manner in which the instruments are labeled.

      The Internal Revenue Service, the IRS, and the courts have stated various factors to be taken into account in determining, for federal income tax purposes, whether or not an instrument constitutes indebtedness and whether a transfer of property is a sale because the depositor has relinquished substantial incidents of ownership in the property or whether the transfer is a borrowing secured by the property.

      On the basis of its analysis of the above factors as applied to the facts and its analysis of the economic substance of the contemplated transaction, tax counsel is of the opinion that, for federal income tax purposes, the Class A Notes will be treated as indebtedness. See "Material Federal Income Tax Consequences -- Debt Securities" in the prospectus.

      If the notes are characterized as indebtedness, interest paid or accrued on a note will be treated as ordinary income to the noteholders and principal payments on a note will be treated as a return of capital to the extent of the noteholder's basis in the note allocable thereto. An accrual method taxpayer will be required to include in income interest on the notes when earned, even if not paid, unless it is determined to be uncollectible. The issuing entity will report to noteholders of record and the IRS regarding the interest paid and original issue discount, if any, accrued on the notes to the extent required by law.

            Possible Alternative Characterization of the Notes

      Although, as described above, it is tax counsel's opinion that, for federal income tax purposes, the Class A Notes will be characterized as indebtedness, this opinion is not binding on the IRS and thus no assurance can be given that this characterization will prevail. If the IRS successfully asserted that one or more classes of the notes did not represent indebtedness for federal income tax purposes, the holders of such class of notes would likely be treated as owning an interest in a partnership and not an interest in an association or publicly traded partnership, taxable as a corporation. If such noteholders were treated as owning an equitable interest in a partnership, the partnership itself would not be subject to federal income tax; rather each partner would be taxed individually on its respective distributive share of the partnership's income, gain, loss, deductions and credits. The amount, timing and characterization of types of income and deductions for a noteholder would differ if the notes were held to constitute partnership interests, rather than indebtedness. Since the issuing entity will treat the notes as indebtedness for federal income tax purposes, the servicer will not attempt to satisfy the tax reporting requirements that would apply under this alternative characterization of the notes. Investors that are foreign persons are encouraged to consult their own tax advisors in determining the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of the notes. See "--Other Matters" below.

            Discount and Premium

      We do not anticipate issuing notes with any original issue discount. See "Material Federal Income Tax Consequences--Discount and Premium--Original Issue Discount" in the prospectus. The prepayment assumption that will be used to calculate accruals of original issue discount, if any, is 1.7 ABS. In addition, a subsequent purchaser who buys a note for less than its principal amount may be subject to the "market discount" rules of the Internal Revenue Code of 1986, the Code. See "Material Federal Income Tax Consequences--Discount and Premium--Market Discount" in the prospectus. A subsequent purchaser who buys a note for more than its principal amount may be subject to the "market premium" rules of the Code. See "Material Federal Income Tax Consequences--Discount and Premium--Premium" in the prospectus.

            Sale or Redemption of Notes

      If a note is sold or retired, the depositor will recognize gain or loss equal to the difference between the amount realized on the sale and such holder's adjusted basis in the note. See "Material Federal Income Tax Consequences--Debt Securities--Sale or Exchange of Debt Securities" in the prospectus.

            Other Matters

      For a discussion of backup withholding and taxation of foreign investors in the notes, see "Material Federal Income Tax Consequences--Backup Withholding and Information Reporting" and "--Foreign Investors--Grantor Trust Securities and Debt Securities" in the prospectus and Annex A of this prospectus supplement.

                        State and Local Tax Consequences

      You are encouraged to consider the state and local income tax consequences of the purchase, ownership and disposition of the notes. State and local income tax laws may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, you should consult with your own tax advisors as to the various state and local tax consequences of investment in the notes.

                              ERISA Considerations

      The Class A Notes may be purchased by pension, profit sharing and other employee benefit plans as described in the prospectus under "ERISA Considerations - ERISA Considerations regarding Securities which are Notes." The Class A Notes should be treated as indebtedness without substantial equity features for purposes of the plan asset regulations. This determination is based in part on the traditional debt features of the Class A Notes, including the reasonable expectation of purchasers of Class A Notes that the Class A Notes will be repaid when due, as well as the absence of conversion rights, warrants and other typical equity features. The debt treatment of the Class A Notes for ERISA purposes could change if the trust incurred losses. As described in the prospectus, even if the Class A Notes are treated as debt, the acquisition or holding of the Class A Notes by or on behalf of an employee benefit plan could still result in a prohibited transaction if such acquisition or holding were deemed to be a prohibited purchase from or loan to a party in interest or disqualified person with respect to the plan. Accordingly, each purchaser and each transferee using the assets of a plan subject to ERISA or Section 4975 of the Code to acquire the Class A Notes will be deemed to have represented that the acquisition and continued holding of the Class A Notes will be covered by (i) a Department of Labor prohibited transaction class exemption or (ii) the statutory exemption provided under
Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code for certain prohibited transactions between a plan and a person or entity that is a party in interest to such plan solely by reason of providing services to the plan (other than a party in interest that is a fiduciary with respect to the assets of the plan involved in the transaction, or an affiliate of such fiduciary), provided that there is adequate consideration for the transaction.

      Any plan fiduciary considering the purchase of a Class A Note may wish to consult with its counsel as to the potential applicability of ERISA and the Code, including the prohibitions against fiduciary conflicts of interest, to the investment. Moreover, each plan fiduciary may wish to determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the Class A Notes is appropriate for the plan, taking into account the overall investment policy of the plan and the composition of the plan's investment portfolio.

      The sale of Class A Notes to a plan is in no respect a representation by the sponsor or the underwriters that this investment meets all relevant legal requirements for investments by plans generally or any particular plan or that this investment is appropriate for plans generally or any particular plan.

                                Legal Proceedings

      As a consumer finance company, the sponsor is subject to various consumer claims and litigation seeking damages and statutory penalties, based upon, among other things, usury, disclosure inaccuracies, wrongful repossession, violations of bankruptcy stay provisions, certificate of title disputes, fraud, breach of contract and discriminatory treatment of credit applicants. Some litigation against the sponsor could take the form of class action complaints by consumers. As the assignee of automobile contracts originated by dealers, the sponsor may also be named as a co-defendant in lawsuits filed by consumers principally against dealers. The damages and penalties claimed by consumers in these types of matters can be substantial. The relief requested by the plaintiffs varies but can include requests for compensatory, statutory and punitive damages. The sponsor believes that it has taken prudent steps to address and mitigate the litigation risks associated with its business activities. See "Risk Factors -- Pending litigation and injunctions may adversely affect the sponsor."

                 Certain Relationships and Related Transactions

      In the ordinary course of business from time to time, the sponsor and its affiliates have business relationships and agreements with affiliates of the underwriters, the owner trustee and the indenture trustee, including commercial banking, committed credit facilities, underwriting agreements, hedging agreements and financial advisory services, all on arm's length terms and conditions.

      The owner trustee is not an affiliate of any of the depositor, the sponsor, the servicer, the trust, the indenture trustee or the backup servicer. However, the owner trustee and one or more of its affiliates may from time to time engage in arm's length transactions with the depositor, the sponsor, the indenture trustee, the backup servicer or affiliates of any of them, that are distinct from its role as owner trustee, including transactions both related and unrelated to the securitization of contracts.

      The indenture trustee is not an affiliate of any of the depositor, the sponsor, the servicer, the issuing entity or the owner trustee. However, the indenture trustee and one or more of its affiliates may, from time to time, engage in arm's length transactions with the depositor, the sponsor, the owner trustee or affiliates of any of them, that are distinct from its role as trustee, including transactions both related and unrelated to the securitization of contracts.

      The sponsor and the depositor are affiliates and also engage in other transactions with each other involving securitizations and sales of contracts.

      The depositor or the sponsor may use the net proceeds to pay its debt, including "warehouse" debt secured by the contracts prior to their sale to the issuing entity. This warehouse debt may have been owed to either underwriter or its respective affiliates. No expenses incurred by the sponsor in connection with the selection or acquisition of the contracts will be paid from the offering proceeds.

                                     Ratings

      It is a condition to the notes' issuance that the Class A-1 Notes be rated "A-1+" by Standard & Poor's Ratings Services, S&P, "P-1" by Moody's Investors Service, Inc., Moody's and, together with S&P, the rating agencies, and that the Class A-2, Class A-3 and Class A-4 Notes be rated "AAA" by S&P" and "Aaa" by Moody's. The ratings of the Class A Notes by Moody's and the Class A-2, Class A-3 and Class A-4 Notes by S&P will be substantially based on the insurance policy. The rating issued by S&P of the Class A-1 Notes will be issued without regard to the benefit afforded to the Class A-1 Notes by the insurance policy. Each rating agency assigned to rate the notes will monitor the ratings using its normal surveillance procedures. Rating agencies may change or withdraw an assigned rating at any time. No party to the transaction documents will be responsible for monitoring any changes to the ratings on the notes.

      A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. The ratings assigned to the notes address the likelihood of the receipt by the noteholders of all distributions to which the noteholders are entitled by their respective final scheduled payment dates. The ratings assigned to the notes do not represent any assessment of the likelihood that principal prepayments might differ from those originally anticipated or address the possibility that noteholders might suffer a lower than anticipated yield.

                             Method of Distribution

      Subject to the terms and conditions contained in an underwriting agreement, the depositor has agreed to sell to Citigroup Global Markets Inc. and Greenwich Capital Markets, Inc., the underwriters, for which Citigroup Global Markets Inc. will act as representative, and each of the underwriters has severally agreed to purchase from the depositor, the initial principal amounts of the Class A Notes set forth below opposite their respective names.

---------------------------------------------------------------------------------------------------------------
          Underwriter               Class A-1 Notes     Class A-2 Notes     Class A-3 Notes     Class A-4 Notes
          -----------               ---------------     ---------------     ---------------     ---------------
---------------------------------------------------------------------------------------------------------------
 Citigroup Global Markets Inc.        $85,000,000        $116,450,000        $124,950,000         $98,600,000
---------------------------------------------------------------------------------------------------------------
Greenwich Capital Markets, Inc.       $15,000,000         $20,550,000         $22,050,000         $17,400,000
                                     ------------        ------------        ------------        ------------
---------------------------------------------------------------------------------------------------------------
                                     $100,000,000        $137,000,000        $147,000,000        $116,000,000
---------------------------------------------------------------------------------------------------------------

      The underwriters have advised the depositor that they propose to initially offer the Class A Notes to the public at the prices set forth on the cover page of this prospectus supplement. After the initial public offering of the Class A Notes, the public offering prices may be changed.

      Upon receiving a request by an investor who has received an electronic prospectus supplement and prospectus from any underwriter or a request by the investor's representative within the period during which there is an obligation to deliver a prospectus supplement and prospectus, such underwriter will promptly deliver, or cause to be delivered, without charge, a paper copy of this prospectus supplement and the accompanying prospectus.

      The depositor and the sponsor have agreed to indemnify the underwriters against liabilities under the Securities Act of 1933, as amended, or contribute to payments the underwriters may be required to make in respect thereof.

      The depositor or its affiliates may apply all or a portion of the net proceeds of this offering to the repayment of debt, including "warehouse" debt secured by the contracts - prior to their sale to the issuer. Each underwriter, or its respective affiliates, has acted as a "warehouse lender" and as a "residual financing lender" to the sponsor and its affiliates, and affiliates of the underwriters will receive a substantial portion of the proceeds as a repayment of the related outstanding warehouse debt.

      In connection with this offering the underwriters may over-allot or effect transactions which stabilize or maintain the market prices of the Class A Notes at levels above those which might otherwise prevail in the open market. Such stabilizing, if commenced, may be discontinued at any time.

                                     Experts

      The consolidated balance sheets of Financial Security Assurance Inc. and its subsidiaries as of December 31, 2005 and 2004 and the related consolidated statements of operations and comprehensive income, changes in shareholder's equity, and cash flows for each of the three years in the period ended December 31, 2005, incorporated by reference in this prospectus supplement, have been incorporated in this prospectus supplement in reliance on the report of PricewaterhouseCoopers LLP, independent registered public accounting firm, given on the authority of that firm as experts in accounting and auditing.

                                 Legal Opinions

      In addition to the legal opinions described in the prospectus, certain federal income tax and other matters have been passed upon for the sponsor, the depositor, LBARC-WI and the issuing entity by Dewey Ballantine LLP. Certain legal matters relating to the notes have been passed upon for the underwriters by Sidley Austin LLP. Certain legal matters have been passed upon for Financial Security by Brian H. Mellstrom, Associate General Counsel to Financial Security.

                                    Glossary

      "Available Funds" means, for each payment date, the sum, without duplication, of:

      o the collected funds for the related collection period (including amounts received in connection with extensions, rebates or adjustments on contracts granted by the servicer pursuant to the sale and servicing agreement);

      o the Liquidation Proceeds collected during the related collection period;

      o the proceeds from recoveries on liquidated contracts collected during the related collection period, net of the reasonable costs of liquidation;

      o all purchase amounts deposited in the collection account during the related collection period;

      o income on investments held in the collection account and the pre-funding account; and

      o with respect to the payment date immediately following the end of the funding period, the remaining pre-funded amount, if any.

      "Class A Noteholders' Interest Payment Amount" means, for any payment date, the Interest Payment Amount due with respect to the Class A-1, Class A-2, Class A-3 and Class A-4 Notes as of that payment date.

      "Class A Noteholders' Principal Payment Amount" means, for any payment date, the Principal Payment Amount for that payment date.

      "Cram Down Loss" means, for any contract, other than a liquidated contract, if a court of appropriate jurisdiction in an insolvency proceeding issued an order reducing the amount owed on the contract or otherwise modifying or restructuring the scheduled payments to be made on the contract, an amount equal to:

      o the excess of the contract's principal balance immediately prior to the order relating to the contract over the contract's principal balance as reduced; plus

      o if the court issued an order reducing the effective interest rate on the contract, the excess of the contract's net present value (using a discount rate equal to the adjusted APR on such contract) of the scheduled payments as so modified or restructured over the contract's net present value (using as the discount rate equal to the original APR on the contract) of the scheduled payments as so modified or restructured.

      A Cram Down Loss shall be deemed to have occurred on the order's issuance date.

      "Cumulative Gross Default Trigger" means, with respect to any determination date, a fraction expressed as a percentage (i) the numerator of which is equal to the sum (without duplication) of (a) the aggregate outstanding principal balance of the contracts which became defaulted contracts (each such principal balance calculated as of the last day of the collection period during which such contract became a defaulted contract) and (b) the aggregate outstanding principal balance (as of the related repurchase date) of all contracts that were repurchased by the sponsor or the servicer, which were 30 days or more delinquent (calculated based on a 360-day year of twelve 30-day months) with respect to more than 5% of the payment scheduled to be made by the related obligor at the time of such repurchase and (ii) the denominator of which is equal to the sum of (x) the aggregate principal balance of the initial contracts as of the initial cutoff date, plus (y) the aggregate principal balance of the subsequent contracts as of the related subsequent cutoff date.

      "Cumulative Net Loss Trigger" means, with respect to any determination date, a fraction, expressed as a percentage, the numerator of which is equal to
(i) the sum of (a) the aggregate of the principal balances of all contracts that became liquidated contracts (each such principal balance calculated as of the first day of the collection period during which such contract became a liquidated contract), and (b) the amount of any Cram Down Losses less (ii) the Liquidation Proceeds and recoveries received by the issuing entity with respect to contracts which became liquidated contracts, and the denominator of which is equal to the sum of (x) the aggregate principal balance of the initial contracts as of the initial cutoff date, plus (y) the aggregate principal balance of the subsequent contracts as of the related subsequent cutoff date.

      "Delinquency Rate Trigger" means, with respect to any determination date, the arithmetic average of the Delinquency Ratios for each of the three collection periods immediately preceding the collection period in which such determination date occurs.

      "Delinquency Ratio" means, with respect to any collection period, a fraction, expressed as a percentage, (a) the numerator of which is equal to the aggregate of the principal balances (as of the end of such collection period) of all contracts other than defaulted contracts that were 30 or more days delinquent (calculated based on a 360-day year of twelve 30-day months) as of the end of such collection period with respect to more than 5% of the payment scheduled to be made by the related obligor, and (b) the denominator of which is equal to the aggregate outstanding principal balance of the contracts as of the end of such collection period.

      "Demand Note Amount" means, with respect to any date of determination, the Demand Note Required Amount minus unreimbursed draws under the demand note or under the demand note guarantee (whether such draws were made by the collateral agent or the insurer).

      "Demand Note Event" means the existence of any of the following conditions or events:

      (a) the demand note provider's or the demand note guarantor's, as applicable, failure to make a payment under the demand note;

      (b) any representation or warranty made by the demand note provider or the demand note guarantor, as applicable, or in the demand note or the demand note guarantee, as applicable, or in any certificate, report or financial statement delivered by it which proves to have been untrue in any material respect when made and which continues to be incorrect in any material respect for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the demand note provider or the demand note guarantor, as applicable, by the collateral agent or the insurer (or if an insurer default has occurred and is continuing, the Class A noteholders holding in the aggregate more than 50% of the outstanding principal amount of the Class A Notes);

      (c) the demand note provider's or the demand note guarantor's, as applicable, failure to perform or breach of any covenant set forth in the demand note or the demand note guarantee, as applicable, (other than the covenant set forth in (a) above), which continues to be unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the demand note provider or the demand note guarantor, as applicable, by the collateral agent or the insurer (or if an insurer default has occurred and is continuing, the Class A noteholders holding in the aggregate more than 50% of the outstanding principal amount of the Class A Notes);

      (d) the entry of a decree or order by a court having jurisdiction in the premises for relief in respect of the demand note provider or the demand note guarantor, as applicable, or adjudging the demand note provider or the demand note guarantor, as applicable, a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, adjustment or composition of or in respect of the demand note provider or the demand note guarantor, as applicable, under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of or for the demand note provider or the demand note guarantor, as applicable, or any substantial part of its property, or ordering the winding up or liquidation of its affairs; or

      (e) the commencement by the demand note provider or the demand note guarantor, as applicable, of a voluntary case, or the institution by it of proceedings to be adjudicated a bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization, arrangement or relief under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law, or the consent or acquiescence by it to the filing of any such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the demand note provider or the demand note guarantor, as applicable, or any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability or its failure to pay its debts generally as they become due, or the taking of corporate action by the demand note provider or the demand note guarantor, as applicable, in furtherance of any such action.

      "Demand Note Event Available Amount" means with respect to any date of determination, the Demand Note Amount in effect on the most recent prior payment date (after taking into account any draws under such demand note on such prior payment date).

      "Demand Note Required Amount" means (I) as of the closing date, 3.50% of the aggregate principal balance of the initial contracts as of the initial cutoff date, and (II) with respect to any other date of determination, (i) if no Demand Note Event is continuing, an amount equal to the least of (A) the product of (1) 3.50% and (2) the sum of (x) the aggregate principal balance of the initial contracts as of the initial cutoff date and (y) the aggregate principal balance of the subsequent contracts as of the applicable subsequent cutoff date actually acquired by the issuing entity through and including such date of determination, (B) the greatest of (1) 3.50% of the aggregate outstanding principal balance of the contracts as of the last day of the immediately preceding collection period, (2) 1.25% of the sum of (x) the aggregate principal balance of the initial contracts as of the initial cutoff date and (y) the aggregate principal balance of the subsequent contracts as of the applicable subsequent cutoff date actually acquired by the issuing entity through and including such date of determination, and (3) the Required Total Enhancement Amount less the Overcollateralization Amount after giving effect to principal distributions to be made on the notes on the current payment date, and (C) with respect to any date of determination after the second determination date after the end of the funding period, the Demand Note Required Amount in effect on the most recent prior date of determination and (ii) if a Demand Note Event is continuing, the Demand Note Event Available Amount in effect on the most recent prior date of determination. Upon notice to the demand note provider by the depositor, with the consent of the insurer, the demand note provider shall reduce the Demand Note Required Amount as set forth in such notice; provided that any amounts drawn on the demand note have been reimbursed.

      "Interest Carryover Shortfall" means, for any payment date and for any class of notes, all or any portion of the Interest Payment Amount from any prior payment date which remains unpaid plus, to the extent permitted by law, interest on the unpaid amount at the interest rate paid on the applicable class of notes from the preceding payment date to but excluding the payment date.

      "Interest Payment Amount" means, for any payment date and any class of notes, the sum of the Monthly Interest Payment Amount for such payment date and the Interest Carryover Shortfall, if any, calculated as of such payment date, in each case, with respect to such class of notes.

      "Level 1 Trigger Event" means, for any date of determination an event that is in effect when any of the thresholds in the below chart are exceeded:

           --------------------------------------------------------
                       Cumulative       Cumulative
                     Gross Default       Net Loss      Delinquency
           Period       Trigger          Trigger       Rate Trigger
           --------------------------------------------------------
             3            1.57%           0.79%            4.25%
             6            3.13%           1.57%            4.25%
             9            3.73%           1.96%            4.25%
            12            5.88%           3.13%            4.25%
            15            6.77%           3.56%            5.25%
            18            8.56%           4.28%            5.25%
            21            8.98%           4.66%            5.25%
            24            9.40%           5.17%            5.25%
            27           10.00%           5.50%            6.25%
            30           10.91%           6.00%            6.25%
            33           11.52%           6.34%            6.25%
            36           12.12%           6.67%            6.25%
            39           12.43%           6.83%            6.25%
            42           12.72%           7.00%            6.25%
            45           12.72%           7.00%            6.25%
            48           12.72%           7.00%            6.25%
            51           12.72%           7.00%            6.25%
            54           12.72%           7.00%            6.25%
            57           12.72%           7.00%            6.25%
            60           12.72%           7.00%            6.25%
           --------------------------------------------------------

      "Level 2 Trigger Event" means, for any date of determination an event that is in effect when any of the thresholds in the below chart are exceeded:

           -------------------------------------------------------
                        Cumulative      Cumulative
                       Gross Default     Net Loss     Delinquency
           Period         Trigger        Trigger      Rate Trigger
           -------------------------------------------------------
              3            1.85%          1.02%           6.25%
              6            3.39%          1.87%           6.25%
              9            4.31%          2.37%           6.25%
             12            6.15%          3.39%           6.25%
             15            7.00%          3.85%           7.25%
             18            8.39%          4.61%           7.25%
             21            9.80%          5.39%           7.25%
             24           10.63%          5.85%           7.25%
             27           11.48%          6.31%           8.25%
             30           12.30%          6.76%           8.25%
             33           13.15%          7.24%           8.25%
             36           13.71%          7.54%           8.25%
             39           13.98%          7.69%           8.25%
             42           14.54%          8.00%           8.25%
             45           14.54%          8.00%           8.25%
             48           14.54%          8.00%           8.25%
             51           14.54%          8.00%           8.25%
             54           14.54%          8.00%           8.25%
             57           14.54%          8.00%           8.25%
             60           14.54%          8.00%           8.25%
           -------------------------------------------------------

      "Liquidation Proceeds" means, for liquidated contracts:

      o proceeds received by the servicer from whatever source for a liquidated contract (including, without limitation, proceeds received in connection with 60 day delinquent contracts that the servicer has directed the issuing entity to sell to a third party) during the collection period in which the contract was liquidated; minus

      o the servicer's reasonable out-of-pocket costs, including repossession and resale expenses not already deducted from the proceeds, and any amounts the servicer is required by law to remit to the obligor.

      "Monthly Interest Payment Amount" means, for any payment date and any class of notes, the interest accrued during the applicable interest accrual period on the principal amount of such class of notes outstanding as of the end of the prior payment date or, in the case of the first payment date, as of the closing date calculated, with respect to the Class A-1 Notes, on the basis of a 360-day year and the actual number of days elapsed in the interest accrual period (or, with respect to the first payment date, 17 days) and with respect to the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes, on the basis of a 360-day year consisting of twelve 30-day months (or, with respect to the first payment date, 17 days).

      "Noteholders' Remaining Parity Deficit Amount " means with respect to any payment date, the excess, if any, of (x) the aggregate remaining principal amount of the notes outstanding on such payment date, after giving effect to all reductions in such aggregate principal amount from (i) the spread account and
(ii) the demand note over (y) the sum of the aggregate outstanding principal balance of the contracts at the end of the prior calendar month plus any remaining pre-funded amount.

      "One-Month LIBOR" means, as of date of determination, the London interbank offered rate for one-month United States dollar deposits which appears in the Telerate Page 3750 as of 11:00 a.m., London time, on that date. If the rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the rates at which deposits in United States dollars are offered by the Reference Banks at approximately 11:00 a.m. (London time), on that day to prime banks in the London interbank market. The indenture trustee will be required to request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two quotations are provided, the rate for that day will be the arithmetic mean of the quotations (rounded upwards if necessary to the nearest whole multiple of 1/16%). If fewer than two quotations are provided as requested, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the indenture trustee after consultation with the depositor, at approximately 11:00 a.m. (New York City time) on that day for loans in United States dollars to leading European banks.

      "Overcollateralization Amount" means, as of any date of determination, the difference between (i) the sum of the aggregate outstanding principal balance of the contracts plus any remaining pre-funded amount and (ii) the aggregate principal amount of the Class A Notes.

      "Principal Payment Amount" means, (i) for any payment date other than the final scheduled payment date for any class of the Class A Notes, the amount, if any, by which the outstanding principal amount of the Class A Notes exceeds the sum of (a) the aggregate outstanding principal balance of the contracts as of the end of the related collection period and (b) any amounts remaining in the pre-funding account; and (ii) with respect to the final scheduled payment date for any class of the Class A Notes, an amount equal to the greater of (a) the amount calculated in clause (i) above and (b) then outstanding principal amount of the respective class of notes.

      "Reference Banks" means leading banks selected by the indenture trustee, after consultation with the depositor and engaged in transactions in Eurodollar deposits in the international Eurocurrency market.

      "Required Overcollateralization Target" means, for any payment date, the greater of (i) 1.00% of the sum of the aggregate principal balance of the initial contracts as of the initial cut-off date plus the initial pre-funded amount and (ii) the Required Total Enhancement Amount minus the greater of (x) 3.50% of the aggregate outstanding principal balance of the contracts plus amounts outstanding in the pre-funding account and (y) 1.25% of the sum of the aggregate principal balance of the initial contracts as of the initial cut-off date plus the initial pre-funded amount.

      "Required Total Enhancement Amount" means, for any date of determination, the greater of (i) 2.25% of the sum of the aggregate principal balance of the initial contracts as of the initial cut-off date plus the initial pre-funded amount and (ii) 9.00% of the aggregate outstanding principal balance of the contracts plus amounts outstanding in the pre-funding account. The Required Total Enhancement Amount may be modified as described in this prospectus supplement.

      "Spread Account Requisite Amount" means, initially, zero, but if (i) a Level 1 Trigger Event has occurred and is continuing, the Spread Account Requisite Amount shall be an amount equal to 5.00% of the aggregate outstanding principal balance of the contracts plus amounts outstanding in the pre-funding account or (ii) a Level 2 Trigger Event has occurred and is continuing, the Spread Account Requisite Amount shall be unlimited. The Spread Account Requisite Amount may be otherwise modified as described in this prospectus supplement.

      "Trigger Event" means a Level 1 Trigger Event and/or a Level 2 Trigger Event, as the case may be.

                                     Annex A

Clearance, Settlement and Tax Documentation Procedures

NOTICE TO INVESTORS: THIS ANNEX A IS AN INTEGRAL PART OF THE PROSPECTUS SUPPLEMENT TO WHICH IT IS ATTACHED.

      Except in limited circumstances, the Class A Notes, or the securities, will be available only in book-entry form. Investors in the securities may hold the securities through any of DTC, Clearstream, Luxembourg or Euroclear. The securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

      Secondary market trading between investors through Clearstream, Luxembourg and Euroclear will be conducted in the ordinary way in accordance with the normal rules and operating procedures of Clearstream, Luxembourg and Euroclear and in accordance with conventional eurobond practice, which is seven calendar day settlement.

      Secondary market trading between investors through DTC will be conducted according to DTC's rules and procedures applicable to U.S. corporate debt obligations.

      Secondary cross-market trading between Clearstream, Luxembourg or Euroclear and DTC participants holding securities will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream, Luxembourg and Euroclear and as DTC participants.

      Non-U.S. holders of global securities will be subject to U.S. withholding taxes unless the holders meet a number of requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

      All securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Clearstream, Luxembourg and Euroclear will hold positions on behalf of their participants through their relevant depository which in turn will hold these positions in their accounts as DTC participants.

      Investors electing to hold their securities through DTC will follow DTC settlement practices. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

      Investors electing to hold their securities through Clearstream, Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary security and no lock-up or restricted period. Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

      Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and depositor's accounts are located to ensure that settlement can be made on the desired value date.

      Trading between DTC Participants

      Secondary market trading between DTC participants will be settled using the procedures applicable to asset-back securities issues in same-day funds.

      Trading between Clearstream, Luxembourg or Euroclear Participants

      Secondary market trading between Clearstream, Luxembourg participants or Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

      Trading between DTC, Depositor and Clearstream, Luxembourg or Euroclear Participants

      When securities are to be transferred from the account of a DTC participant to the account of a Clearstream, Luxembourg participant or a Euroclear participant, the purchaser will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg participant or Euroclear participant at least one business day prior to settlement. Clearstream, Luxembourg or Euroclear will instruct the relevant depository, as the case may be, to receive the securities against payment. Payment will include interest accrued on the securities from and including the last coupon distribution date to and excluding the settlement date. Interest on the Class A-1 Notes will be calculated on the basis of a 360-day year and the actual number of days elapsed in the interest accrual period. Interest on the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months (or, with respect to the first payment date, 17 days), as applicable, in accordance with the terms of the applicable securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the relevant depository to the DTC participant's account against delivery of the securities. After settlement has been completed, the securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream, Luxembourg participant's or Euroclear participant's account. The securities credit will appear the next day, European time and the cash debt will be back-valued to, and the interest on the global securities will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date and the trade fails, the Clearstream, Luxembourg or Euroclear cash debt will be valued instead as of the actual settlement date.

      Clearstream, Luxembourg participants and Euroclear participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream, Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream, Luxembourg or Euroclear until the securities are credited to their account one day later.

      As an alternative, if Clearstream, Luxembourg or Euroclear has extended a line of credit to them, Clearstream, Luxembourg participants or Euroclear participants can elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Clearstream, Luxembourg participants or Euroclear participants purchasing securities would incur overdraft charges for one day, assuming they cleared the overdraft when the securities were credited to their accounts. However, interest on the securities would accrue from the value date. Therefore, in many cases the investment income on the global securities earned during that one-day period may substantially reduce or offset the amount of the overdraft charges, although the result will depend on each Clearstream, Luxembourg participant's or Euroclear participant's particular cost of funds.

      Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for crediting global securities to the respective European depository for the benefit of Clearstream, Luxembourg participants or Euroclear participants. The sale proceeds will be available to the DTC depositor on the settlement date. Thus, to the DTC participants a cross-market transaction will settle no differently than a trade between two DTC participants.

      Trading between Clearstream, Luxembourg or Euroclear Depositor and DTC Purchaser

      Due to time zone differences in their favor, Clearstream, Luxembourg participants and Euroclear participants may employ their customary procedures for transactions in which securities are to be transferred by the respective clearing system, through the respective depository, to a DTC participant. The depositor will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg participant or Euroclear participant at least one business day prior to settlement. In these cases Clearstream, Luxembourg or Euroclear will instruct the respective depository, as appropriate, to credit the securities to the DTC participant's account against payment. The payment will then be reflected in the account of Clearstream, Luxembourg participant or Euroclear participant the following day, and receipt of the cash proceeds in the Clearstream, Luxembourg participant's or Euroclear participant's account would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. In the event that the Clearstream, Luxembourg participant or Euroclear participant has a line of credit with its respective clearing system and elects to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date and the trade fails, receipt of the cash proceeds in the Clearstream, Luxembourg participant's or Euroclear participant's account would instead be valued as of the actual settlement date.

      Finally, day traders that use Clearstream, Luxembourg or Euroclear and that purchase global securities from DTC participants for delivery to Clearstream, Luxembourg participants or Euroclear participants may wish to note that these trades would automatically fail on the sale side unless affirmative action is taken. At least three techniques should be readily available to eliminate this potential problem:

o borrowing through Clearstream, Luxembourg or Euroclear for one day, until the purchase side of the trade is reflected in their Clearstream, Luxembourg or Euroclear accounts in accordance with the clearing system's customary procedures;

o borrowing the securities in the U.S. from a DTC participant no later than one day prior to settlement, which would give the securities sufficient time to be reflected in their Clearstream, Luxembourg or Euroclear account in order to settle the sale side of the trade; or

      o staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Clearstream, Luxembourg participant or Euroclear participant.

Certain U.S. Federal Income Tax Documentation Requirements

      A beneficial owner of securities holding securities through Clearstream, Luxembourg or Euroclear, or through DTC if the holder has an address outside the U.S., will be subject to the 30% U.S. withholding tax that generally applies to payments of interest, including original issue discount, on registered debt issued by U.S. persons, unless:

            (1) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between the beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements; and

            (2) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate.

            This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the securities as well as the application of the withholding regulations. You are encouraged to consult with your own tax advisors for specific tax advice concerning your holding and disposing of the securities.

      Exemption for Non-U.S. Persons-Form W-8BEN

            Beneficial owners of global securities that are non-U.S. persons, as defined below, generally can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Withholding). Generally, a Form W-8BEN provided without a U.S. taxpayer identification number (a "TIN") is valid for a period of three years beginning on the date that the form is signed. If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of the change. A Form W-8BEN provided with a U.S. TIN is valid until a change in circumstance renders any information on the form incorrect, provided that the withholding agent reports on Form 1042-S at least one payment annually to such beneficial owner.

      Exemption for Non-U.S. Persons with Effectively Connected Income-Form
W-8ECI

            A non-U.S. person, as defined below, may claim an exemption from the withholding tax on income effectively connected with the conduct of a trade or business in the United States by filing Form W-8ECI, Certificate of Foreign Person's Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States. The Form W-8ECI is valid for a period of three years beginning on the date that the form is signed. If the information shown on Form W-8ECI changes, a new Form W-8ECI must be filed within 30 days of the change.

      Exemption or Reduced Rate for non-U.S. Persons Resident in Treaty Countries-Form W-8BEN.

            A non-U.S. person may claim treaty benefits by filing Form W-8BEN, (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). Generally, a Form W-8BEN provided without a U.S. taxpayer identification number (a "TIN") is valid for a period of three years beginning on the date that the form is signed. If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of the change. A Form W-8BEN provided with a U.S. TIN is valid until a change in circumstance renders any information on the form incorrect, provided that the withholding agent reports on Form 1042-S at least one payment annually to such beneficial owner.

      Exemption for U.S. Persons-Form W-9

            U.S. persons can obtain a complete exemption from the withholding tax by filing Form W-9, "Payer's Request for Taxpayer Identification Number and Certification."

      A U.S. person is:

            (1) a citizen or resident of the United States;

            (2) a corporation or other entity organized in or under the laws of the United States or any political subdivision thereof;

            (3) an estate that is subject to U.S. federal income tax regardless of the source of its income; or

            (4) a trust if a court within the United States can exercise primary supervision over its administration and at least one United States person has the authority to control all substantive decisions of the trust.

            A non-U.S. person is any person other than a U.S. person or a partnership.

                                     Annex B

                        Sponsor's Static Pool Information

LBAC Corp.

             Securitization Static Pool Reporting For Regulation AB

                                 [LBA CORP LOGO]

                                Table of Contents

1. Definitions

2. Summary of Long Beach Securitizations and Pool Characteristics

3. Geographic Distribution of Loan Contracts by Loan Origination State by Units and Dollar Amounts

4. Distribution of Loan Contracts by Interest Rate by Units and Dollar Amounts

5. Securitization Composition by Fico Score Bands

6. Cumulative Losses: Cumulative Default Receivable Dollars, Net Liquidated Receivables

7. Prepayment Statistics: ABS Prepay Speeds

8. Delinquency Statistics: 30-59 Days Delinquent, 60-89 Days Delinquent, 90+ Days Delinquent

LBAC Corp.

Definitions:

Securitization Transaction Structures:

Insured Transaction: - Transactions containing an insurance policy that guarantees the timely payment of interest and the ultimate payment of principal due on the asset backed securities.

Senior SubordinateTransactions - Transactions that contain subordinate asset-backed securities to provide credit enhancement for the senior asset-backed securities. Such subordinate securities will incur losses before the more senior securities.

Issuer - Name of the transaction. The naming convention is as follows: Long Beach Acceptance Auto Receivables Trust, The year (ex. 2001) in which the transaction was completed followed by a letter (A, B or C) that denotes the order that the transactions were completed within the year.

Cutoff Date - The date on which automobile loan contracts were pledged/sold into the securitization.

Closing Date - The date on which the transfer of loan contracts to the securitization occurs and funds are released to the Sponsor for such automobile loan contracts. Bondholder interest begins to accrue on this date.

Pool Assets:

Portfolio Loans - The number of loan contracts sold into the securitization.

Cutoff Balance - The outstanding principal balance on the loan contracts that have been sold into the securitization.

Average Cutoff Balance - The average outstanding principal balance for the pool of loan contracts that have been sold into the securitization.

Weighted Average:

Original Coupon - The weighted average of the annual percentage rate (APR) of the pool of loan contracts weighed by the original amount financed.

Cutoff Date Coupon - The weighted average of the annual percentage rate (APR) of the pool of loan contracts weighed by the cutoff balance.

Original Fico Score - The weighted average of the Fico Score (Fair Isaac Corp.) of the pool of loan contracts weighed by the original amount financed. Long Beach uses TransUnion, Equifax or Experien credit reports depending on the origination location of the loan contract.

Original Loan Term - The weighted average original term to maturity in months as of the original contract date.

Cutoff Date Remaining Term - The weighted average remaining term to maturity in months as of the cutoff date.

Original Loan to Value - The weighted average loan to value weighted on the original amount financed. LBAC defines loan to value as the ratio of amount financed to book value.

Insurance Provider - Entity providing the insurance policy on the transactions. Long Beach utilizes Financial Security Assurance Inc. (FSA) and MBIA Insurance Corporation (MBIA).

Overcollateralization (OC) - A form of credit enhancement that is created by the delivery of more automobile loan contracts to the securitization than securities issued by the securitization.

Initial OC - Level of overcollateralization required at the initial Closing
Date.

Target OC - Level of overcollateralization required to build in the securitization prior to the release of any excess cash to the Sponsor.

Spread Percentage - A percentage that represents the incremental yield earned on a bond over a benchmark security with a similar weighted-average life.

Depositor - An intermediary that sells the loans to the Trust in exchange for the Certificates.

Servicer -The entity that is obligated to service the loan contracts. Servicing includes the collection of payments, storage of titles and administration of the loan contract.

LBAC Corp.

Owner Trustee - Administers the Trust in the interest of the Certificateholders, subject to the Basic Documents and executes on behalf of the Trust any license, approval, authorization or registration required by any governmental authority, bureau or agency, as notified by the Servicer and presented to the Owner Trustee in final execution form.

Indenture Trustee - Administers the funds or property specified in the indenture in a fiduciary capacity on behalf of the bondholders. The trustee is generally empowered to enforce the terms of the trust indenture on behalf of the bondholders.

Back-up Servicer - Party that agrees to take over the servicing of the pool if the primary Servicer fails to perform.

Liquidated Receivable - Means any Receivable with respect to which the earliest of any of the following shall have occurred (without duplication): (i) the Receivable has been liquidated by the Servicer through the sale of the Financed Vehicle, (ii) the related Obligor has failed to pay at least 95% of a Scheduled Receivable Payment by its due date and such failure continues for 60 days (calculated based on a 360-day year consisting of twelve 30-day months) after the first day on which the Servicer may legally sell or otherwise dispose of the related Financed Vehicle following its repossession, (iii) the related Obligor fails to pay at least 95% of a Scheduled Receivable Payment by its due date and such failure continues for 150 or more consecutive days (calculated based on a 360-day year consisting of twelve 30-day months) as of the end of a Collection Period, (iv) proceeds have been received which, in the Servicer's good faith judgment, constitute the final amounts recoverable in respect of such Receivable or (v) such Receivable is a Sold Receivable; provided, however, that Liquidated Receivable shall not include any Optional Repurchased Receivable.

Liquidation Proceeds - Means, with respect to a Liquidated Receivable, the monies collected from whatever source during the Collection Period in which such Receivable became a Liquidated Receivable, net of the reasonable costs of liquidation, including the unreimbursed reasonable expenses incurred by the Servicer in connection with (i) such liquidation and (ii) the liquidation of any other Liquidated Receivable with respect to which the Servicer believes in good faith that any additional monies are unlikely to be collected, plus any amounts required by law to be remitted to the Obligor; provided, however, that the Liquidation Proceeds with respect to any Receivable shall in no event be less than zero.

Net Liquidated Receivables - the difference between a) the aggregate principal balance of all Liquidated Receivables minus b) Liquidation Proceeds received with respect to the Receivables described in clause (a).

Delinquent Receivable - Means any receivables other than Defaulted Receivables that were 30 or more days delinquent (calculated based on a 360-day year of twelve 30-day months) as of the end of such Collection Period with respect to more than 5% of a Scheduled Receivable Payment.

LBAC Corp.

Composition of the Original Contracts

                                                                                           Weighted AVG   Weighted AVG  Weighted AVG
------------------------------------------------------------------------------------------------------------------------------------
                                                        Pool Assets
                                     -----------------------------------------------------    Original     Final Pool    Final Pool
Issuer   Cutoff Date   Closing Date  Portfolio Loans   Cutoff Balance   Avg Cutoff Balance     Coupon        Coupon      FICO Score
------------------------------------------------------------------------------------------------------------------------------------
2002-A                  08/15/2002          14,337        250,000,000          17,437.40         14.79%        14.78%         599
2003-A    02/28/2003    03/13/2003          14,124        250,000,000          17,700.37         12.94%        12.66%         623
2003-B    05/31/2003    06/25/2003          14,350        250,000,000          17,421.60         11.77%        11.33%         637
2003-C    09/30/2003    10/30/2003          12,955        252,525,265          19,492.49          9.91%         9.84%         653
2004-A    02/29/2004    03/18/2004          16,418        303,030,302          18,457.20         10.48%        10.08%         650
2004-B    06/30/2004    07/16/2004          14,044        255,102,041          18,164.39         10.55%        10.08%         647
2004-C    11/30/2004    12/09/2004          19,476        353,535,354          18,152.36         11.01%        10.53%         645
2005-A    05/31/2005    06/21/2005          18,813        350,000,000          18,604.14         11.79%        11.38%         635
2005-B    09/30/2005    10/11/2005          17,151        350,000,000          20,283.00         11.48%        11.38%         639
2006-A    04/30/2005    05/01/2006          23,096        450,000,000          19,483.89         12.02%        11.89%         640

          Weighted AVG    Weighted AVG
------------------------------------------------------------------------------------------------------------------------------------

           Final Pool      Final Pool          Insurance
Issuer    Custom Score     Loan Term           Provider                            Servicer                      Owner Trustee
------------------------------------------------------------------------------------------------------------------------------------
2002-A           217             66.6   Financial Security Assurance      Long Beach Acceptance Corp.       Wilmington Trust Company
2003-A           223             68.1   MBIA Insurance Corporation        Long Beach Acceptance Corp.       Wilmington Trust Company
2003-B           228             67.9   Financial Security Assurance      Long Beach Acceptance Corp.       Wilmington Trust Company
2003-C           233             68.1   Financial Security Assurance      Long Beach Acceptance Corp.       Wilmington Trust Company
2004-A           229             68.0   Financial Security Assurance      Long Beach Acceptance Corp.       Wilmington Trust Company
2004-B           235             67.7   Financial Security Assurance      Long Beach Acceptance Corp.       Wilmington Trust Company
2004-C           235             68.0   Financial Security Assurance      Long Beach Acceptance Corp.       Wilmington Trust Company
2005-A           232             68.4   Financial Security Assurance      Long Beach Acceptance Corp.       Wilmington Trust Company
2005-B           237             68.4   Financial Security Assurance      Long Beach Acceptance Corp.       Wilmington Trust Company
2006-A           236             68.7   Financial Security Assurance      Long Beach Acceptance Corp.       Wilmington Trust Company


-----------------------------------------------------------


Issuer         Indenture Trustee          Back-up Servicer
-----------------------------------------------------------
2002-A       JP Morgan Chase Bank      JP Morgan Chase Bank
2003-A       JP Morgan Chase Bank      JP Morgan Chase Bank
2003-B       JP Morgan Chase Bank      JP Morgan Chase Bank
2003-C       JP Morgan Chase Bank      JP Morgan Chase Bank
2004-A       JP Morgan Chase Bank      JP Morgan Chase Bank
2004-B       Wells Fargo Bank          Wells Fargo Bank
2004-C       JP Morgan Chase Bank      JP Morgan Chase Bank
2005-A       Wells Fargo Bank          Wells Fargo Bank
2005-B       JP Morgan Chase Bank      JP Morgan Chase Bank
2006-A       Wells Fargo Bank          Wells Fargo Bank

LBAC Corp.

Distribution of the Original Contracts by APR

-----------------------------------------------------------------------------------------------------------------------------
                                2002-A                              2003-A                               2003-B
                   ----------------------------------------------------------------------------------------------------------
      Range         Units       Balance    % Balance     Units      Balance     % Balance    Units       Balance    % Balance
-----------------------------------------------------------------------------------------------------------------------------
    2.00-2.99%        0            0          0.00%        0           0          0.00%        0            0          0.00%
    3.00-3.99%        0            0          0.00%        0           0          0.00%        1         24,002        0.01%
    4.00-4.99%        1         29,602        0.01%        2         41,982       0.02%        80       1,562,914      0.63%
    5.00-5.99%        5         99,420        0.04%       127      2,616,437      1.05%       462       9,711,468      3.88%
    6.00-6.99%        60       1,150,191      0.46%       376      8,218,844      3.29%       719      15,885,957      6.35%
    7.00-7.99%       205       4,276,831      1.71%       639      14,585,747     5.83%       948      20,432,181      8.17%
    8.00-8.99%       354       7,658,252      3.06%       886      19,939,303     7.98%      1,223     26,140,517     10.46%
    9.00-9.99%       645      13,760,230      5.50%      1,220     26,455,515    10.58%      1,549     32,704,875     13.08%
   10.00-10.99%      677      14,083,077      5.63%      1,089     22,862,426     9.14%      1,315     26,920,433     10.77%
   11.00-11.99%      881      18,409,655      7.36%      1,121     23,190,909     9.28%      1,157     22,421,447      8.97%
   12.00-12.99%     1,023     20,373,892      8.15%      1,259     24,478,735     9.79%      1,227     23,066,861      9.23%
   13.00-13.99%     1,240     24,640,027      9.86%      1,227     22,681,499     9.07%      1,039     17,763,252      7.11%
   14.00-14.99%     1,466     26,774,662     10.71%      1,240     21,900,946     8.76%      1,009     15,814,323      6.33%
   15.00-15.99%     1,499     25,994,177     10.40%      1,085     17,624,616     7.05%       782      11,276,004      4.51%
   16.00-16.99%     1,779     30,047,930     12.02%      1,080     16,338,486     6.54%       749       9,998,589      4.00%
   17.00-17.99%     1,590     24,266,055      9.71%       863      10,992,515     4.40%       703       7,011,845      2.80%
   18.00-18.99%     1,377     19,407,061      7.76%       764      9,147,289      3.66%       381       3,706,448      1.48%
   19.00-19.99%      775       9,996,477      4.00%       523      4,957,640      1.98%       419       2,666,836      1.07%
   20.00-20.99%      516       6,176,795      2.47%       397      2,573,309      1.03%       388       1,917,194      0.77%
   21.00-21.99%      211       2,460,732      0.98%       123      1,058,206      0.42%        59        488,085       0.20%
   22.00-22.99%       19        237,316       0.09%       67        232,421       0.09%       130        453,305       0.18%
   23.00-23.99%       10        109,879       0.04%       23         68,810       0.03%        8         27,817        0.01%
   24.00-24.99%       3         37,821        0.02%       12         31,555       0.01%        2          5,647        0.00%
   25.00-25.99%       1          9,918        0.00%        1         2,811        0.00%        0            0          0.00%

-----------------------------------------------------------------------------------------------------------------------------
Total               14,337    250,000,000               14,124    250,000,000                14,350    250,000,000

-----------------------------------------------------------------------------------------------------------------------------
                                2003-C                               2004-A                              2004-B
                    ---------------------------------------------------------------------------------------------------------
      Range          Units      Balance    % Balance     Units       Balance    % Balance    Units       Balance    % Balance
-----------------------------------------------------------------------------------------------------------------------------
    2.00-2.99%         0           0          0.00%        1         16,698       0.01%        0            0          0.00%
    3.00-3.99%        25        484,507       0.19%        79       1,478,782     0.49%        29        566,019       0.22%
    4.00-4.99%        439      9,198,397      3.64%       412       8,103,786     2.67%       309       6,063,603      2.38%
    5.00-5.99%        939     19,940,878      7.90%       890      19,067,052     6.29%       730      15,915,033      6.24%
    6.00-6.99%       1,121    24,460,896      9.69%      1,219     26,336,984     8.69%      1,087     22,967,779      9.00%
    7.00-7.99%       1,377    29,399,850     11.64%      1,594     34,695,010    11.45%      1,370     29,223,964     11.46%
    8.00-8.99%       1,554    32,905,871     13.03%      1,736     37,263,431    12.30%      1,585     33,460,639     13.12%
    9.00-9.99%       1,656    34,154,878     13.53%      2,169     45,280,874    14.94%      1,756     36,926,090     14.48%
   10.00-10.99%      1,238    24,650,160      9.76%      1,661     33,491,058    11.05%      1,484     29,922,001     11.73%
   11.00-11.99%      1,023    19,678,556      7.79%      1,316     25,625,448     8.46%      1,148     21,894,577      8.58%
   12.00-12.99%      1,034    19,045,482      7.54%      1,352     24,931,306     8.23%      1,046     18,824,629      7.38%
   13.00-13.99%       729     12,936,030      5.12%       897      15,580,506     5.14%       732      12,186,700      4.78%
   14.00-14.99%       621     10,089,805      4.00%       749      11,536,483     3.81%       623       9,522,256      3.73%
   15.00-15.99%       455      6,749,842      2.67%       559       7,439,922     2.46%       478       6,084,014      2.38%
   16.00-16.99%       321      4,348,059      1.72%       393       4,294,001     1.42%       409       4,051,406      1.59%
   17.00-17.99%       240      2,462,927      0.98%       369       2,784,122     0.92%       382       2,908,145      1.14%
   18.00-18.99%       91       1,098,788      0.44%       276       1,888,707     0.62%       293       1,834,698      0.72%
   19.00-19.99%       62        669,746       0.27%       302       1,502,228     0.50%       261       1,386,386      0.54%
   20.00-20.99%       16        126,890       0.05%       310       1,248,217     0.41%       248       1,040,018      0.41%
   21.00-21.99%        8        102,309       0.04%        40        162,786      0.05%        37        195,939       0.08%
   22.00-22.99%        3        10,186        0.00%        88        283,442      0.09%        35        120,494       0.05%
   23.00-23.99%        3        11,206        0.00%        3         12,609       0.00%        2          6,366        0.00%
   24.00-24.99%        0           0          0.00%        3          6,850       0.00%        0            0          0.00%
   25.00-25.99%        0           0          0.00%        0            0         0.00%        0            0          0.00%

-----------------------------------------------------------------------------------------------------------------------------
Total               12,955    252,525,265                16,418    303,030,302               14,044    255,100,754

-----------------------------------------------------------------------------------------------------------------------------
                               2004-C                               2005-A                              2005-B
                  -----------------------------------------------------------------------------------------------------------
      Range         Units      Balance     % Balance    Units       Balance    % Balance     Units      Balance     % Balance
-----------------------------------------------------------------------------------------------------------------------------
    2.00-2.99%        0           0          0.00%        0            0          0.00%        0           0          0.00%
    3.00-3.99%       14        298,776       0.08%        7         142,260       0.04%        0           0          0.00%
    4.00-4.99%       213      3,871,152      1.09%       279       5,270,466      1.51%       16        310,013       0.09%
    5.00-5.99%       926      18,904,644     5.35%       679      14,089,454      4.03%       448      8,762,685      2.52%
    6.00-6.99%      1,340     28,081,138     7.94%       909      19,521,662      5.58%      1,006     21,153,734     6.08%
    7.00-7.99%      1,782     37,776,555    10.69%      1,086     23,694,189      6.77%      1,267     26,785,381     7.70%
    8.00-8.99%      2,042     42,416,817    12.00%      1,332     29,295,272      8.37%      1,660     35,562,614    10.22%
    9.00-9.99%      2,377     48,807,004    13.81%      1,823     39,518,631     11.29%      1,909     41,221,120    11.85%
   10.00-10.99%     1,968     40,044,603    11.33%      1,800     39,774,390     11.36%      1,742     37,687,524    10.83%
   11.00-11.99%     1,669     33,651,641     9.52%      1,710     36,212,055     10.35%      1,697     36,362,445    10.45%
   12.00-12.99%     1,632     31,342,037     8.87%      1,966     39,818,369     11.38%      1,977     42,242,279    12.14%
   13.00-13.99%     1,168     21,330,657     6.03%      1,688     32,686,242      9.34%      1,563     31,781,921     9.14%
   14.00-14.99%     1,019     16,832,772     4.76%      1,497     26,556,763      7.59%      1,315     26,550,523     7.63%
   15.00-15.99%      740      10,614,249     3.00%      1,125     17,102,136      4.89%       895      16,827,428     4.84%
   16.00-16.99%      642      7,316,448      2.07%       835      10,084,003      2.88%       630      10,524,938     3.03%
   17.00-17.99%      623      4,944,081      1.40%       714       6,893,495      1.97%       434      6,102,810      1.75%
   18.00-18.99%      395      2,619,389      0.74%       523       4,226,951      1.21%       225      2,881,198      0.83%
   19.00-19.99%      453      2,476,759      0.70%       427       2,834,524      0.81%       191      1,647,432      0.47%
   20.00-20.99%      362      1,546,359      0.44%       304       1,493,231      0.43%       103       707,128       0.20%
   21.00-21.99%      85        553,240       0.16%        91        705,417       0.20%       66        724,604       0.21%
   22.00-22.99%      17         62,765       0.02%        10        45,383        0.01%        4         24,826       0.01%
   23.00-23.99%       5         24,108       0.01%        6         27,409        0.01%        2         6,055        0.00%
   24.00-24.99%       3         13,409       0.00%        2          7,349        0.00%        1         7,013        0.00%
   25.00-25.99%       1         6,751        0.00%        0            0          0.00%        0           0          0.00%

-----------------------------------------------------------------------------------------------------------------------------
Total              19,476    353,535,354                18,813    349,999,651               17,151    347,873,673

-----------------------------------------------------
                                 2006-A
                   ----------------------------------
      Range          Units       Balance    % Balance
-----------------------------------------------------
    2.00-2.99%         0            0          0.00%
    3.00-3.99%         0            0          0.00%
    4.00-4.99%         1         24,105        0.01%
    5.00-5.99%        205       3,946,648      0.88%
    6.00-6.99%       1,016     20,089,453      4.46%
    7.00-7.99%       1,475     30,302,321      6.73%
    8.00-8.99%       2,023     41,890,200      9.31%
    9.00-9.99%       2,518     52,531,642     11.67%
   10.00-10.99%      2,262     47,075,507     10.46%
   11.00-11.99%      2,139     45,378,924     10.08%
   12.00-12.99%      2,720     55,589,864     12.35%
   13.00-13.99%      2,279     46,321,222     10.29%
   14.00-14.99%      2,084     39,572,603      8.79%
   15.00-15.99%      1,613     28,724,685      6.38%
   16.00-16.99%      1,130     18,148,867      4.03%
   17.00-17.99%       754      10,395,568      2.31%
   18.00-18.99%       449       5,538,670      1.23%
   19.00-19.99%       220       2,509,267      0.56%
   20.00-20.99%       124       1,044,083      0.23%
   21.00-21.99%        80        898,815       0.20%
   22.00-22.99%        3         14,514        0.00%
   23.00-23.99%        1          3,042        0.00%
   24.00-24.99%        0            0          0.00%
   25.00-25.99%        0            0          0.00%

-----------------------------------------------------
Total                23,096    450,000,000

LBAC Corp.

Geographic Distribution of Original Contracts

Distribution by state that the contract was originally sold in.

--------------------------------------------------------------------------------------------------------------------------
                            2002-A                               2003-A                               2003-B
              ------------------------------------------------------------------------------------------------------------
  State         Units       Balance    % Balance     Units       Balance    % Balance     Units       Balance    % Balance
--------------------------------------------------------------------------------------------------------------------------
   AL             0            0          0.00%        0            0          0.00%        0            0          0.00%
   AZ           1,091     20,060,268      8.02%       858      16,721,836      6.69%       862      17,707,721      7.08%
   CA           3,842     72,590,577     29.04%      3,556     62,569,780     25.03%      4,063     68,569,921     27.43%
   CO            755      12,577,902      5.03%       699      13,351,746      5.34%       355       6,849,409      2.74%
   CT            107       1,640,747      0.66%       143       2,011,522      0.80%       198       2,233,144      0.89%
   DE            131       2,146,572      0.86%        76       1,298,250      0.52%        84       1,527,414      0.61%
   FL            677      11,636,963      4.65%       976      18,181,394      7.27%       873      16,323,826      6.53%
   GA            598      10,431,626      4.17%       718      13,784,038      5.51%       660      13,444,106      5.38%
   IL             0            0          0.00%       258        879,312       0.35%       101        660,591       0.26%
   IN             11        165,764       0.07%       150       2,485,245      0.99%       164       3,065,623      1.23%
   KS            192       3,309,307      1.32%       464       9,376,879      3.75%       219       4,088,753      1.64%
   MA            428       6,843,838      2.74%       352       6,150,942      2.46%       377       6,100,984      2.44%
   MD            138       2,463,971      0.99%        0            0          0.00%       242       4,398,930      1.76%
   ME             3         43,845        0.02%        2         19,158        0.01%        0            0          0.00%
   MI            105       1,844,925      0.74%       449       6,877,981      2.75%       240       3,850,855      1.54%
   MN             97       1,607,238      0.64%       105       1,919,987      0.77%        26        402,994       0.16%
   MO            333       5,525,303      2.21%       553       9,682,039      3.87%       465       8,654,903      3.46%
   MT             0            0          0.00%        10        202,123       0.08%        40        717,837       0.29%
   NC            403       7,026,962      2.81%       625      11,645,863      4.66%       536      10,157,001      4.06%
   NE             0            0          0.00%        0            0          0.00%        0            0          0.00%
   NH            162       2,177,043      0.87%       111       1,615,141      0.65%        57        824,830       0.33%
   NJ            584      10,292,122      4.12%       469       7,822,584      3.13%       570       8,376,220      3.35%
   NM             0            0          0.00%        0            0          0.00%        0            0          0.00%
   NV            689      12,986,257      5.19%       654      13,183,281      5.27%       643      12,912,182      5.16%
   NY            905      13,588,794      5.44%       664       9,626,986      3.85%       914      10,279,828      4.11%
   OH             70       1,200,162      0.48%       116       1,717,687      0.69%        36        520,224       0.21%
   OK            959      15,271,385      6.11%       768      13,788,765      5.52%       587      11,104,709      4.44%
   OR            423       7,082,448      2.83%       284       5,104,123      2.04%       330       6,414,880      2.57%
   PA            426       6,441,708      2.58%        0            0          0.00%       721      11,115,394      4.45%
   RI             6         109,827       0.04%        0            0          0.00%        37        573,247       0.23%
   SC            442       7,465,995      2.99%       461       8,533,905      3.41%       388       7,227,663      2.89%
   TN             0            0          0.00%        0            0          0.00%        0            0          0.00%
   TX             0            0          0.00%        0            0          0.00%        0            0          0.00%
   VA             88       1,450,461      0.58%       119       2,224,831      0.89%        99       2,028,238      0.81%
   VT             3         41,744        0.02%        5         49,053        0.02%        3         11,558        0.00%
   WA            659      11,773,055      4.71%       476       9,129,445      3.65%       460       9,857,016      3.94%
   WY             10        203,192       0.08%        3         46,105        0.02%        0            0          0.00%

--------------------------------------------------------------------------------------------------------------------------
  Total         14,337    250,000,000                14,124    250,000,000                14,350    250,000,000

--------------------------------------------------------------------------------------------------------------------------
                           2003-C                               2004-A                                2004-B
             -------------------------------------------------------------------------------------------------------------
  State        Units       Balance    % Balance     Units       Balance     % Balance     Units       Balance    % Balance
--------------------------------------------------------------------------------------------------------------------------
   AL            0            0          0.00%        0            0           0.00%        0            0          0.00%
   AZ           828      16,782,900      6.65%      1,131      23,176,020      7.65%      1,086     21,452,035      8.41%
   CA          3,821     75,385,886     29.85%      5,740     101,963,397     33.65%      5,268     93,792,326     36.77%
   CO           460       9,121,864      3.61%       410       8,172,335       2.70%       428       7,670,674      3.01%
   CT           113       1,679,874      0.67%       110       1,033,492       0.34%        59        383,394       0.15%
   DE            56       1,082,551      0.43%        47        734,512        0.24%        41        576,790       0.23%
   FL          1,282     24,795,968      9.82%      1,461      29,116,627      9.61%      1,426     27,505,249     10.78%
   GA           717      15,273,451      6.05%       630       13,932,127      4.60%       470       9,969,007      3.91%
   IL           112       2,122,618      0.84%       221       4,162,640       1.37%       220       4,568,106      1.79%
   IN           182       3,587,997      1.42%       211       4,114,777       1.36%       167       3,311,130      1.30%
   KS           209       4,052,852      1.60%       133       2,609,006       0.86%        65       1,309,715      0.51%
   MA           294       4,993,161      1.98%       218       3,246,559       1.07%       129       1,570,339      0.62%
   MD            0            0          0.00%       333       5,823,030       1.92%       259       3,740,522      1.47%
   ME            0            0          0.00%        0            0           0.00%        0            0          0.00%
   MI           111       1,926,431      0.76%        79       1,354,322       0.45%        2         14,036        0.01%
   MN            10        170,574       0.07%        74       1,484,219       0.49%        81       1,470,399      0.58%
   MO           539      10,667,804      4.22%       428       8,576,034       2.83%       338       6,813,059      2.67%
   MT            17        322,893       0.13%        6         109,062        0.04%        0            0          0.00%
   NC           616      12,676,152      5.02%       506       10,352,406      3.42%       358       7,260,943      2.85%
   NE            0            0          0.00%        0            0           0.00%        0            0          0.00%
   NH            20        312,141       0.12%        26        138,823        0.05%        13        51,241        0.02%
   NJ           293       5,004,926      1.98%       362       4,847,270       1.60%       288       3,439,704      1.35%
   NM            0            0          0.00%       135       2,883,716       0.95%        0            0          0.00%
   NV           898      17,875,169      7.08%      1,160      22,914,106      7.56%      1,102     22,202,689      8.70%
   NY           342       5,706,789      2.26%       419       3,726,334       1.23%       392       2,963,069      1.16%
   OH            10        174,490       0.07%        11        226,344        0.07%        5         125,508       0.05%
   OK           649      12,496,558      4.95%       674       13,095,817      4.32%       483       9,362,900      3.67%
   OR           358       6,723,329      2.66%       412       7,937,083       2.62%       273       5,134,005      2.01%
   PA           123       2,070,440      0.82%       185       1,966,328       0.65%       105        829,836       0.33%
   RI            0            0          0.00%        38        706,559        0.23%        0            0          0.00%
   SC           485       9,520,446      3.77%       512       10,109,657      3.34%       427       8,807,696      3.45%
   TN            0            0          0.00%        0            0           0.00%        0            0          0.00%
   TX            0            0          0.00%        62       1,381,686       0.46%        78       1,623,567      0.64%
   VA            44        900,365       0.36%       143       2,691,767       0.89%       108       1,932,853      0.76%
   VT            0            0          0.00%        0            0           0.00%        1          2,407        0.00%
   WA           366       7,097,634      2.81%       541       10,444,247      3.45%       372       7,217,556      2.83%
   WY            0            0          0.00%        0            0           0.00%        0            0          0.00%

--------------------------------------------------------------------------------------------------------------------------
  Total        12,955    252,525,265                16,418    303,030,302                 14,044    255,100,754

--------------------------------------------------------------------------------------------------------------------------
                           2004-C                               2005-A                                2005-B
             -------------------------------------------------------------------------------------------------------------
  State        Units       Balance    % Balance     Units       Balance     % Balance     Units       Balance    % Balance
--------------------------------------------------------------------------------------------------------------------------
   AL            0            0          0.00%        10           267,906     0.08%        16         329,220      0.09%
   AZ          1,646     31,177,300      8.82%      2,019       38,959,840    11.13%      2,217     45,132,282     12.97%
   CA          6,954     122,288,867    34.59%      6,863      125,354,826    35.82%      6,331     128,557,574    36.96%
   CO           629      10,948,360      3.10%       486         7,962,901     2.28%       491        9,067,403     2.61%
   CT           121       1,118,956      0.32%       119         1,025,138     0.29%        33          342,334     0.10%
   DE            29        157,016       0.04%        36           188,836     0.05%        12           49,648     0.01%
   FL          2,301     45,918,103     12.99%      2,487       51,024,687    14.58%      2,080      44,001,421    12.65%
   GA           674      14,835,673      4.20%       736        16,431,331     4.69%       634       14,363,748     4.13%
   IL           216       4,491,630      1.27%       230         4,690,327     1.34%       125        2,546,687     0.73%
   IN           209       4,094,771      1.16%       240         4,848,024     1.39%       164        3,164,394     0.91%
   KS            85       1,665,394      0.47%        73         1,454,706     0.42%        75        1,410,099     0.41%
   MA           262       3,998,261      1.13%       132         1,951,993     0.56%        80        1,299,931     0.37%
   MD           314       3,902,169      1.10%       204         2,131,291     0.61%       226        4,345,373     1.25%
   ME            0            0          0.00%        2             15,718     0.00%        0                 0     0.00%
   MI            0            0          0.00%        0                  0     0.00%        0                 0     0.00%
   MN            19        322,362       0.09%        10           219,092     0.06%        3            53,657     0.02%
   MO           405       8,024,530      2.27%       411         8,520,963     2.43%       356        7,079,828     2.04%
   MT            0            0          0.00%        0                  0     0.00%        0                 0     0.00%
   NC           678      13,206,722      3.74%       601        11,179,263     3.19%       476        9,420,443     2.71%
   NE            0            0          0.00%        0                  0     0.00%        0                 0     0.00%
   NH            21        101,105       0.03%        56           276,177     0.08%        15           40,726     0.01%
   NJ           562       7,946,484      2.25%       414         5,374,641     1.54%       271        4,918,619     1.41%
   NM            0            0          0.00%        0                  0     0.00%        0                 0     0.00%
   NV          1,371     27,180,436      7.69%      1,107       22,680,791     6.48%      1,095      23,406,870     6.73%
   NY           389       2,769,305      0.78%       293         1,870,402     0.53%       114        1,771,728     0.51%
   OH            6         108,696       0.03%        0                  0     0.00%        35          694,189     0.20%
   OK           730      14,637,493      4.14%       571        11,677,567     3.34%       536       10,557,522     3.03%
   OR           190       3,564,251      1.01%       131         1,695,170     0.48%       135        2,860,044     0.82%
   PA           147       1,257,478      0.36%       200         2,256,840     0.64%       181        3,294,332     0.95%
   RI            65       1,083,410      0.31%        11           117,061     0.03%        8           110,318     0.03%
   SC           527      10,631,083      3.01%       324         6,558,213     1.87%       285        5,746,740     1.65%
   TN            0            0          0.00%        31           767,958     0.22%        36          779,168     0.22%
   TX           336       6,876,142      1.94%       411         8,908,282     2.55%       752       15,210,017     4.37%
   VA            82       1,017,868      0.29%        30           207,838     0.06%        2            14,390     0.00%
   VT            1         17,309        0.00%        2             14,118     0.00%        1             1,851     0.00%
   WA           507      10,194,184      2.88%       572        11,364,314     3.25%       366        7,303,116     2.10%
   WY            0            0          0.00%        1              3,436     0.00%        0                 0     0.00%

--------------------------------------------------------------------------------------------------------------------------
  Total        19,476    353,535,354                18,813    349,999,651                 17,151    347,873,673

--------------------------------------------------
                             2006-A
             -------------------------------------
  State         Units        Balance     % Balance
--------------------------------------------------
   AL             2                        30.01%
   AZ           2,540        50,279,925    11.17%
   CA           9,452       187,659,371    41.70%
   CO            745         13,170,645     2.93%
   CT             24            127,944     0.03%
   DE             18            138,045     0.03%
   FL           2,957        59,490,287    13.22%
   GA            938         19,701,252     4.38%
   IL            211          4,246,088     0.94%
   IN            204          3,959,091     0.88%
   KS             58          1,000,736     0.22%
   MA             82          1,003,785     0.22%
   MD            266          5,168,426     1.15%
   ME             5              29,521     0.01%
   MI             0                   0     0.00%
   MN             1               4,359     0.00%
   MO            342          6,503,775     1.45%
   MT             0                   0     0.00%
   NC            696         13,719,786     3.05%
   NE             2              47,423     0.01%
   NH             23            113,953     0.03%
   NJ            302          4,495,115     1.00%
   NM             0                   0     0.00%
   NV           1,396        28,873,911     6.42%
   NY            237          2,734,840     0.61%
   OH             1               9,213     0.00%
   OK            198          3,173,846     0.71%
   OR             56            576,655     0.13%
   PA            207          3,074,246     0.68%
   RI             36            577,579     0.13%
   SC            419          8,032,940     1.79%
   TN             20            444,943     0.10%
   TX           1,273        24,747,358     5.50%
   VA             25            200,539     0.04%
   VT             1               1,608     0.00%
   WA            359          6,654,290     1.48%
   WY             0                   0     0.00%

--------------------------------------------------
  Total         23,096      450,000,000

LBAC Corp.

Distribution of the Original Contracts by FICO Score

-----------------------------------------------------------------------------------------------------------------------------
                              2002-A                               2003-A                                2003-B
                 ------------------------------------------------------------------------------------------------------------
     Range         Units      Balance     % Balance     Units      Balance     % Balance     Units       Balance    % Balance
-----------------------------------------------------------------------------------------------------------------------------
     <=535         1,969     32,258,725     12.90%      1,122     14,066,676      5.63%        591      6,705,034      2.68%
    536-550        1,040     17,759,124      7.10%        589      8,791,860      3.52%        325      4,244,020      1.70%
    551-575        2,299     39,683,170     15.87%      1,740     28,743,925     11.50%      1,297     19,096,977      7.64%
    576-589        1,354     23,447,873      9.38%      1,137     19,559,795      7.82%        983     15,732,026      6.29%
    590-624        3,398     60,220,754     24.09%      3,456     62,296,502     24.92%      3,369     57,659,872     23.06%
    625-659        2,375     42,595,411     17.04%      2,965     56,250,611     22.50%      3,559     65,417,116     26.17%
    660-689        1,071     19,677,468      7.87%      1,596     31,703,102     12.68%      2,271     44,368,057     17.75%
    690-719          436      7,828,368      3.13%        795     15,237,543      6.10%      1,029     20,121,984      8.05%
     720+            395      6,529,106      2.61%        724     13,349,987      5.34%        926     16,654,916      6.66%

-----------------------------------------------------------------------------------------------------------------------------
Total             14,337    250,000,000    100.00%     14,124    250,000,000    100.00%     14,350    250,000,000    100.00%

-----------------------------------------------------------------------------------------------------------------------------
                              2003-C                               2004-A                               2004-B
                -------------------------------------------------------------------------------------------------------------
     Range        Units       Balance    % Balance     Units       Balance    % Balance     Units       Balance     % Balance
-----------------------------------------------------------------------------------------------------------------------------
     <=535          285      2,710,951      1.07%        402      2,582,672      0.85%        263      2,278,166       0.89%
    536-550          78        972,064      0.38%        181      1,544,915      0.51%         88      1,298,875       0.51%
    551-575         471      8,885,032      3.52%        829     11,844,383      3.91%        653      9,881,370       3.87%
    576-589         576     10,622,536      4.21%        809     13,470,741      4.45%        821     12,982,597       5.09%
    590-624       2,698     52,378,574     20.74%      3,635     66,331,508     21.89%      3,461     61,056,669      23.93%
    625-659       3,598     72,329,983     28.64%      4,717     92,606,601     30.56%      4,107     78,015,662      30.58%
    660-689       2,496     51,357,932     20.34%      2,911     58,549,842     19.32%      2,359     47,029,842      18.44%
    690-719       1,410     28,679,438     11.36%      1,497     29,826,841      9.84%      1,227     24,014,453       9.41%
     720+         1,343     24,588,755      9.74%      1,437     26,272,799      8.67%      1,065     18,543,121       7.27%

-----------------------------------------------------------------------------------------------------------------------------
Total            12,955     252,525,265   100.00%     16,418    303,030,302    100.00%     14,044    255,100,754     100.00%

-----------------------------------------------------------------------------------------------------------------------------
                              2004-C                               2005-A                               2005-B
                -------------------------------------------------------------------------------------------------------------
     Range        Units       Balance    % Balance     Units       Balance    % Balance     Units       Balance     % Balance
-----------------------------------------------------------------------------------------------------------------------------
     <=535          832      6,172,679      1.75%        476      5,161,294      1.47%        855      9,143,986       2.63%
    536-550         444      4,383,002      1.24%        559      7,229,896      2.07%        245      4,492,938       1.29%
    551-575       1,330     19,114,550      5.41%      1,797     27,818,730      7.95%      1,118     22,734,996       6.54%
    576-589       1,032     17,404,559      4.92%      1,607     28,229,838      8.07%      1,085     22,702,550       6.53%
    590-624       4,209     78,395,554     22.17%      5,138     96,562,085     27.59%      4,189     89,157,709      25.63%
    625-659       5,201    103,031,965     29.14%      4,514     90,827,156     25.95%      4,231     89,707,661      25.79%
    660-689       3,240     65,419,744     18.50%      2,233     46,158,834     13.19%      2,563     54,828,118      15.76%
    690-719       1,622     31,884,625      9.02%      1,093     22,166,059      6.33%      1,351     27,403,124       7.88%
     720+         1,566     27,728,677      7.84%      1,396     25,845,758      7.38%      1,514     27,702,590       7.96%

-----------------------------------------------------------------------------------------------------------------------------
Total            19,476    353,535,354    100.00%     18,813    349,999,651    100.00%     17,151    347,873,673     100.00%

----------------------------------------------------
                              2006-A
                ------------------------------------
     Range        Units       Balance      % Balance
----------------------------------------------------
     <=535          465       6,370,687       1.42%
    536-550         333       5,834,204       1.30%
    551-575       1,552      29,740,028       6.61%
    576-589       1,621      32,073,650       7.13%
    590-624       5,957     117,347,201      26.08%
    625-659       5,954     119,375,413      26.53%
    660-689       3,415      68,545,190      15.23%
    690-719       1,718      34,016,498       7.56%
     720+         2,081      36,697,129       8.15%

----------------------------------------------------
Total            23,096     450,000,000     100.00%

LBAC Corp.

Cumulative Defaulted Receivables in Dollars
July 31, 2006

------------------------------------------------------------------------------------------------------------------------------------
 Months     2002-A       2003-A        2003-B      2003-C       2004-A       2004-B      2004-C      2005-A       2005-B      2006-A
------------------------------------------------------------------------------------------------------------------------------------
    1         94,240        8,448           --           --           --          --           --          --          --     68,561
    2        473,188      331,105      273,007       35,458      108,651     545,525       19,228     108,424       3,430    191,201
    3      1,528,745    1,520,733      804,059      357,707      346,809     813,152      204,155     626,327     141,151    792,993
    4      2,584,924    2,992,522    1,490,616      834,086      879,325   1,208,274      442,313   1,307,954     604,858
    5      3,853,397    4,218,522    2,317,854    1,313,922    1,572,512   1,686,049      852,817   2,472,671   1,221,798
    6      5,539,981    5,314,532    3,436,237    1,982,361    2,150,978   2,019,280    1,531,051   3,483,218   1,604,656
    7      7,089,171    6,603,384    4,476,337    2,711,477    3,001,616   2,449,159    1,976,841   4,321,035   2,228,594
    8      8,482,606    7,739,693    5,387,934    3,254,394    3,868,479   2,956,062    2,851,132   5,031,676   2,938,312
    9      9,594,704    8,861,943    6,159,443    3,740,911    4,512,816   3,407,865    3,501,828   5,643,988   3,450,868
   10     11,140,570   10,140,984    6,896,282    4,210,471    5,260,560   3,699,341    4,306,371   6,362,501   3,995,761
   11     12,792,591   11,469,917    7,703,564    4,799,590    5,909,285   4,191,871    5,124,723   6,777,959   4,690,758
   12     14,116,891   12,778,428    8,545,920    5,272,260    6,426,112   4,585,434    6,181,826   7,182,602
   13     15,272,081   13,788,516    9,082,041    6,131,744    7,090,230   5,079,527    7,182,590   7,830,965
   14     16,400,972   14,501,502    9,737,988    6,725,652    7,572,789   5,593,100    7,674,552   8,475,223
   15     17,937,556   15,554,489   10,278,854    7,436,113    7,897,112   5,956,712    8,198,377
   16     19,444,543   16,432,628   11,053,699    7,917,118    8,411,716   6,319,433    8,727,443
   17     20,883,940   17,456,082   11,703,181    8,520,974    8,930,536   6,803,151    9,172,462
   18     22,287,019   18,399,528   12,420,878    9,002,418    9,482,872   7,325,974    9,803,524
   19     23,706,861   19,507,277   13,145,287    9,347,159   10,069,665   7,679,377   10,274,828
   20     24,815,448   20,365,079   13,717,749    9,943,632   10,661,960   8,069,672   10,736,498
   21     25,891,539   21,209,137   14,317,253   10,362,084   11,240,228   8,467,911
   22     26,742,940   22,030,559   14,948,286   10,600,429   11,814,481   8,664,317
   23     27,630,068   22,749,985   15,467,621   11,000,412   12,198,597   9,008,616
   24     28,680,532   23,462,058   15,873,853   11,392,425   12,650,626   9,265,400
   25     29,660,249   23,856,241   16,458,728   11,921,477   12,977,502   9,578,767
   26     30,888,043   24,349,673   16,982,803   12,351,408   13,192,244
   27     31,749,550   24,958,767   17,424,260   12,791,693   13,472,398
   28     32,592,958   25,564,766   17,734,449   13,196,872   13,607,965
   29     33,322,552   26,047,282   18,179,790   13,530,640   14,009,281
   30     34,076,453   26,735,950   18,587,110   13,748,251
   31     34,794,969   27,371,220   19,132,269   13,935,865
   32     35,472,501   27,871,618   19,429,712   14,074,725
   33     35,944,084   28,283,487   19,735,765   14,322,910
   34     36,578,494   28,797,512   19,949,900   14,673,892
   35     37,081,898   29,220,269   20,089,957
   36     37,607,698   29,561,295   20,347,758
   37     38,146,689   29,956,993   20,505,213
   38     38,577,036   30,150,135   20,777,651
   39     38,993,154   30,393,347
   40     39,604,606   30,671,850
   41     40,055,124   30,976,289
   42     40,481,278
   43     40,978,281
   44     41,300,615
   45     41,431,003
   46     41,679,410
   47     41,905,684
   48     42,144,947

LBAC Corp.

Cumulative  Gross Default Percentage
July 31, 2006

-----------------------------------------------------------------------------------------------------------------------------
 Months      2002-A      2003-A      2003-B     2003-C      2004-A      2004-B      2004-C      2005-A      2005-B     2006-A
-----------------------------------------------------------------------------------------------------------------------------
    1         0.04%       0.00%      0.00%       0.00%       0.00%      0.00%        0.00%       0.00%      0.00%       0.02%
    2         0.19%       0.13%      0.11%       0.01%       0.04%      0.21%        0.01%       0.03%      0.00%       0.04%
    3         0.61%       0.61%      0.32%       0.14%       0.11%      0.32%        0.09%       0.18%      0.04%       0.18%
    4         1.03%       1.20%      0.60%       0.33%       0.29%      0.47%        0.13%       0.37%      0.17%
    5         1.54%       1.69%      0.93%       0.52%       0.52%      0.66%        0.24%       0.71%      0.35%
    6         2.22%       2.13%      1.37%       0.79%       0.71%      0.79%        0.43%       1.00%      0.46%
    7         2.84%       2.64%      1.79%       1.07%       0.99%      0.96%        0.56%       1.23%      0.64%
    8         3.39%       3.10%      2.16%       1.29%       1.28%      1.16%        0.81%       1.44%      0.84%
    9         3.84%       3.54%      2.46%       1.48%       1.49%      1.34%        0.99%       1.61%      0.99%
   10         4.46%       4.06%      2.76%       1.67%       1.74%      1.45%        1.22%       1.82%      1.14%
   11         5.12%       4.59%      3.08%       1.90%       1.95%      1.64%        1.45%       1.94%      1.34%
   12         5.65%       5.11%      3.42%       2.09%       2.12%      1.80%        1.75%       2.05%
   13         6.11%       5.52%      3.63%       2.43%       2.34%      1.99%        2.03%       2.24%
   14         6.56%       5.80%      3.90%       2.66%       2.50%      2.19%        2.17%       2.42%
   15         7.18%       6.22%      4.11%       2.94%       2.61%      2.34%        2.32%
   16         7.78%       6.57%      4.42%       3.14%       2.78%      2.48%        2.47%
   17         8.35%       6.98%      4.68%       3.37%       2.95%      2.67%        2.59%
   18         8.91%       7.36%      4.97%       3.56%       3.13%      2.87%        2.77%
   19         9.48%       7.80%      5.26%       3.70%       3.32%      3.01%        2.91%
   20         9.93%       8.15%      5.49%       3.94%       3.52%      3.16%        3.04%
   21        10.36%       8.48%      5.73%       4.10%       3.71%      3.32%
   22        10.70%       8.81%      5.98%       4.20%       3.90%      3.40%
   23        11.05%       9.10%      6.19%       4.36%       4.03%      3.53%
   24        11.47%       9.38%      6.35%       4.51%       4.17%      3.63%
   25        11.86%       9.54%      6.58%       4.72%       4.28%      3.75%
   26        12.36%       9.74%      6.79%       4.89%       4.35%
   27        12.70%       9.98%      6.97%       5.07%       4.45%
   28        13.04%      10.23%      7.09%       5.23%       4.49%
   29        13.33%      10.42%      7.27%       5.36%       4.62%
   30        13.63%      10.69%      7.43%       5.44%
   31        13.92%      10.95%      7.65%       5.52%
   32        14.19%      11.15%      7.77%       5.57%
   33        14.38%      11.31%      7.89%       5.67%
   34        14.63%      11.52%      7.98%       5.81%
   35        14.83%      11.69%      8.04%
   36        15.04%      11.82%      8.14%
   37        15.26%      11.98%      8.20%
   38        15.43%      12.06%      8.31%
   39        15.60%      12.16%
   40        15.84%      12.27%
   41        16.02%      12.39%
   42        16.19%
   43        16.39%
   44        16.52%
   45        16.57%
   46        16.67%
   47        16.76%
   48        16.86%

LBAC Corp.

Net Liquidated Receivables in Dollars
July 31, 2006

---------------------------------------------------------------------------------------------------------------------------------
 Months     2002-A       2003-A       2003-B       2003-C     2004-A      2004-B       2004-C     2005-A       2005-B      2006-A
---------------------------------------------------------------------------------------------------------------------------------
   1          29,175        8,146            0           0           0           0           0           0           0     35,582
   2         148,866      196,949      115,697      15,717      51,574      64,991           0      45,977       3,422     80,269
   3         573,300      495,264      273,980     126,540     130,249     127,635      20,264     145,540      75,640    242,823
   4         905,537    1,015,824      628,006     263,263     427,084     340,773     129,290     391,042     127,919
   5       1,451,192    1,789,506    1,042,370     464,124     589,042     422,088     289,642     782,886     319,643
   6       2,535,605    2,494,011    1,517,285     787,914     784,963     709,490     445,197   1,212,561     614,093
   7       3,336,162    3,210,097    2,197,799   1,100,324   1,324,392     902,673     700,569   1,841,495     967,738
   8       4,336,200    3,795,737    2,893,604   1,485,142   1,651,964   1,031,714   1,026,489   2,097,607   1,131,923
   9       5,004,136    4,478,493    3,259,272   1,728,591   2,045,459   1,318,741   1,332,816   2,360,512   1,397,085
   10      5,828,715    5,158,071    3,544,625   1,872,795   2,463,898   1,385,798   1,850,850   2,705,866   1,673,467
   11      6,650,246    5,917,951    4,004,562   2,105,125   2,659,346   1,548,653   2,142,989   2,939,006   2,007,328
   12      7,511,716    6,676,593    4,349,805   2,296,083   2,950,476   1,869,240   2,411,844   3,180,965
   13      8,201,172    7,405,660    4,676,827   2,670,541   3,351,307   2,043,435   3,033,693   3,431,193
   14      8,907,828    7,741,482    5,046,559   3,085,334   3,522,265   2,287,703   3,336,738   3,604,923
   15      9,801,472    8,032,660    5,214,471   3,603,930   3,600,609   2,499,239   3,789,458
   16     10,491,412    8,529,966    5,589,701   3,754,841   3,904,345   2,744,256   4,123,495
   17     11,626,752    9,059,845    5,986,780   4,008,011   4,044,967   2,862,410   4,262,193
   18     12,383,954    9,522,177    6,346,670   4,314,089   4,358,097   3,079,249   4,549,812
   19     13,203,148   10,073,090    6,790,042   4,521,991   4,607,240   3,283,055   4,680,937
   20     14,035,530   10,568,836    7,064,152   4,703,185   4,924,606   3,463,299   5,023,890
   21     14,580,733   11,079,494    7,481,615   4,934,564   5,089,115   3,727,269
   22     15,102,959   11,764,192    7,803,454   5,149,855   5,574,247   3,911,785
   23     15,513,433   12,095,933    8,002,784   5,316,572   5,795,835   4,087,200
   24     15,851,973   12,448,689    8,160,248   5,469,477   5,982,138   4,171,415
   25     16,654,707   12,804,646    8,480,615   5,675,470   6,192,248   4,240,460
   26     17,288,725   12,851,280    8,771,238   5,951,762   6,309,465
   27     17,702,607   13,006,823    9,007,410   6,277,795   6,388,507
   28     18,346,845   13,409,591    9,250,192   6,329,476   6,392,017
   29     18,808,642   13,654,612    9,444,018   6,509,357   6,594,701
   30     19,197,709   13,964,363    9,628,103   6,724,392
   31     19,564,146   14,280,974    9,807,928   6,887,968
   32     19,941,991   14,752,645   10,018,609   6,950,599
   33     20,071,989   14,990,632   10,327,750   7,017,743
   34     20,406,655   15,181,242   10,422,706   7,111,685
   35     20,722,200   15,294,836   10,461,356
   36     20,999,868   15,570,946   10,536,007
   37     21,399,889   15,820,506   10,544,252
   38     21,671,328   15,953,352   10,717,334
   39     21,956,727   16,156,820
   40     22,109,002   16,271,964
   41     22,408,883   16,369,396
   42     22,649,378
   43     22,846,946
   44     23,083,218
   45     23,251,464
   46     23,316,357
   47     23,379,859
   48     23,412,232

LBAC Corp.

Cumulative Net Liquidated Receivables Percentage
July 31, 2006

------------------------------------------------------------------------------------------------------------------------------
 Months      2002-A      2003-A      2003-B      2003-C      2004-A      2004-B      2004-C      2005-A      2005-B     2006-A
------------------------------------------------------------------------------------------------------------------------------
   1          0.01%       0.00%       0.00%       0.00%       0.00%       0.00%       0.00%       0.00%       0.00%      0.01%
   2          0.06%       0.08%       0.05%       0.01%       0.02%       0.03%       0.00%       0.01%       0.00%      0.02%
   3          0.23%       0.20%       0.11%       0.05%       0.04%       0.05%       0.01%       0.04%       0.02%      0.05%
   4          0.36%       0.41%       0.25%       0.10%       0.14%       0.13%       0.04%       0.11%       0.04%
   5          0.58%       0.72%       0.42%       0.18%       0.19%       0.17%       0.08%       0.22%       0.09%
   6          1.01%       1.00%       0.61%       0.31%       0.26%       0.28%       0.13%       0.35%       0.18%
   7          1.33%       1.28%       0.88%       0.44%       0.44%       0.35%       0.20%       0.53%       0.28%
   8          1.73%       1.52%       1.16%       0.59%       0.55%       0.40%       0.29%       0.60%       0.32%
   9          2.00%       1.79%       1.30%       0.68%       0.68%       0.52%       0.38%       0.67%       0.40%
   10         2.33%       2.06%       1.42%       0.74%       0.81%       0.54%       0.52%       0.77%       0.48%
   11         2.66%       2.37%       1.60%       0.83%       0.88%       0.61%       0.61%       0.84%       0.57%
   12         3.00%       2.67%       1.74%       0.91%       0.97%       0.73%       0.68%       0.91%
   13         3.28%       2.96%       1.87%       1.06%       1.11%       0.80%       0.86%       0.98%
   14         3.56%       3.10%       2.02%       1.22%       1.16%       0.90%       0.94%       1.03%
   15         3.92%       3.21%       2.09%       1.43%       1.19%       0.98%       1.07%
   16         4.20%       3.41%       2.24%       1.49%       1.29%       1.08%       1.17%
   17         4.65%       3.62%       2.39%       1.59%       1.33%       1.12%       1.21%
   18         4.95%       3.81%       2.54%       1.71%       1.44%       1.21%       1.29%
   19         5.28%       4.03%       2.72%       1.79%       1.52%       1.29%       1.32%
   20         5.61%       4.23%       2.83%       1.86%       1.63%       1.36%       1.42%
   21         5.83%       4.43%       2.99%       1.95%       1.68%       1.46%
   22         6.04%       4.71%       3.12%       2.04%       1.84%       1.53%
   23         6.21%       4.84%       3.20%       2.11%       1.91%       1.60%
   24         6.34%       4.98%       3.26%       2.17%       1.97%       1.64%
   25         6.66%       5.12%       3.39%       2.25%       2.04%       1.66%
   26         6.92%       5.14%       3.51%       2.36%       2.08%
   27         7.08%       5.20%       3.60%       2.49%       2.11%
   28         7.34%       5.36%       3.70%       2.51%       2.11%
   29         7.52%       5.46%       3.78%       2.58%       2.18%
   30         7.68%       5.59%       3.85%       2.66%
   31         7.83%       5.71%       3.92%       2.73%
   32         7.98%       5.90%       4.01%       2.75%
   33         8.03%       6.00%       4.13%       2.78%
   34         8.16%       6.07%       4.17%       2.82%
   35         8.29%       6.12%       4.18%
   36         8.40%       6.23%       4.21%
   37         8.56%       6.33%       4.22%
   38         8.67%       6.38%       4.29%
   39         8.78%       6.46%
   40         8.84%       6.51%
   41         8.96%       6.55%
   42         9.06%
   43         9.14%
   44         9.23%
   45         9.30%
   46         9.33%
   47         9.35%
   48         9.36%

LBAC Corp.

ABS Monthly Prepayment Speed
July 31, 2006

-------------------------------------------------------------------------------------------------------------------------------
 Months       2002-A      2003-A      2003-B      2003-C      2004-A      2004-B      2004-C      2005-A      2005-B     2006-A
-------------------------------------------------------------------------------------------------------------------------------
    1         0.9865      1.5362      1.5577      1.5357      1.5703      1.6387      0.9347      1.6450         n/a    1.6906
    2         0.9370      1.1939      1.4286      1.1211      1.6964      2.0395      0.8146      1.9793      1.3328    1.9602
    3         1.2704      1.6402      1.3476      1.3172      1.8815      1.6747      0.6711      2.0568      1.8545    2.0336
    4         1.0856      1.8365      1.6434      1.4177      2.0141      2.1142      2.1514      2.0526      1.7985
    5         1.1769      1.8344      1.7705      1.4023      2.0044      1.8283      2.0134      1.9836      1.7710
    6         1.6781      1.8017      1.4093      1.9986      2.1100      2.0413      2.0927      2.0789      1.8046
    7         1.4264      1.8661      1.6731      1.7525      2.0178      1.9880      2.1637      2.1011      2.0235
    8         1.8713      1.9024      1.7614      1.8895      2.0534      1.8554      2.1166      1.9638      1.6199
    9         1.5913      1.4974      1.6980      1.8324      1.9656      2.2090      2.2290      1.8965      2.1515
   10         1.5645      1.5294      2.0455      1.9545      2.0000      1.8300      1.9749      2.0607      2.0187
   11         1.8404      1.5645      1.9872      1.9161      1.8787      1.8852      1.8149      1.8716      1.7986
   12         1.8752      1.6625      1.8095      1.8681      1.7509      2.1494      1.7236      1.8699
   13         1.6744      1.8996      1.9057      1.8074      2.0664      2.0347      1.7438      1.8124
   14         1.6344      1.9466      1.9940      1.8075      1.8769      2.1869      1.7635      1.8151
   15         1.7587      1.8615      1.9058      1.7311      1.8099      1.8601      1.8021
   16         1.5228      1.9469      1.7547      1.6013      1.9411      1.8765      1.8498
   17         1.7893      1.8412      1.7492      1.4626      1.8126      1.7568      1.6070
   18         1.6220      1.8067      1.8049      2.0252      1.9220      1.6535      1.7954
   19         1.7591      1.8818      1.7449      1.6265      1.8821      1.6451      1.6635
   20         1.8939      1.7178      1.7387      1.8925      1.6785      1.7554      1.7713
   21         1.8351      1.6490      1.7568      1.7475      1.6528      1.8552
   22         1.5974      1.8381      1.7976      1.6658      1.6351      1.6529
   23         1.6199      1.5885      1.8105      1.9052      1.6223      1.7791
   24         1.5764      1.4569      1.6639      1.6370      1.5177      1.7377
   25         1.7326      1.7359      1.6380      1.4873      1.7490      1.4741
   26         1.7229      1.5018      1.6609      1.5894      1.4545
   27         1.5416      1.6209      1.6952      1.5478      1.5611
   28         1.6201      1.7026      1.5859      1.3720      1.4728
   29         1.5016      1.5249      1.5456      1.3941      1.5642
   30         1.6093      1.6886      1.4824      1.5877
   31         1.5567      1.5253      1.3790      1.3418
   32         1.5999      1.4787      1.4305      1.5888
   33         1.5345      1.4129      1.5110      1.5760
   34         1.5200      1.3670      1.5459      1.4749
   35         1.5510      1.2727      1.2950
   36         1.5034      1.3629      1.4435
   37         1.5448      1.5353      1.4223
   38         1.3729      1.3136      1.4169
   39         1.4108      1.4028
   40         1.2973      1.3598
   41         1.3454      1.3326
   42         1.4029
   43         1.3691
   44         1.4583
   45         1.3242
   46         1.3125
   47         1.2846

LBAC Corp.

Delinquent Contracts 30-59 Days Past Due In Dollars
July 31, 2006

-------------------------------------------------------------------------------------------------------------------------
                    2002-A                2003-A                2003-B                 2003-C                 2004-A
             ------------------------------------------------------------------------------------------------------------
 Months       Units     Balance     Units     Balance     Units     Balance     Units      Balance     Units     Balance
-------------------------------------------------------------------------------------------------------------------------
    1            62    1,024,432       70    1,076,481       56      612,747       30      284,930        37      341,046
    2           114    1,878,763       98    1,488,588       78      906,763       54      771,156        64      633,491
    3           104    1,680,022      113    1,617,445      109    1,222,474       42      536,621       117    1,309,113
    4           145    2,384,713      136    1,700,668      131    1,525,407       49      783,364        87      909,306
    5           166    2,522,004      122    1,421,537      123    1,400,775       63      908,847       107    1,193,519
    6           119    1,901,858      154    1,891,156      184    2,099,665       49      796,712       118    1,353,418
    7           124    2,009,944      205    2,608,077      149    1,475,906       51      722,019       130    1,262,263
    8           100    1,643,028      174    1,995,799      126    1,402,092       64      931,548       140    1,122,637
    9           138    2,336,503      225    2,779,230      145    1,730,466       69      997,706       140    1,170,158
   10           138    2,154,576      158    1,876,659      109    1,362,321       69      930,905       137    1,101,245
   11           127    1,955,198      151    2,040,431      108    1,155,277       76    1,152,862       140      977,876
   12           126    1,896,686      161    2,096,857      148    1,450,487       71    1,179,647       116      998,311
   13           146    2,237,276      110    1,584,802      149    1,325,948       65    1,023,271        95      774,235
   14           196    2,948,378      111    1,557,141      128    1,206,123       74    1,129,851        75      689,306
   15           197    2,786,822      148    2,199,574      130    1,202,791       79    1,271,199        85      985,640
   16           275    3,857,454      149    2,134,613      142    1,522,165       59      901,190        60      899,506
   17           198    2,723,545      117    1,795,299      110    1,068,269       59      867,869        72    1,006,108
   18           174    2,418,299      126    1,890,007      119    1,355,598       68    1,053,157        70    1,032,283
   19           194    2,749,420      127    1,851,583      112    1,365,858       55      788,919        76    1,012,139
   20           139    1,926,645      126    1,803,626      105    1,299,833       53      646,322        83    1,198,294
   21           150    2,190,963      117    1,603,729       91    1,218,166       53      711,707        85    1,141,000
   22           170    2,269,935      120    1,647,092       68      899,186       84    1,293,650        69      956,417
   23           188    2,316,540      107    1,471,996       67      905,987       52      807,294        51      694,870
   24           193    2,432,544      102    1,511,693       76    1,077,958       64      842,574        54      676,406
   25           183    2,325,283       95    1,192,778       83    1,033,814       77      996,601        46      586,125
   26           182    2,177,366       85    1,065,257       99    1,108,987       61      835,581        54      674,907
   27           164    1,940,814       85    1,046,792       84      955,877       54      697,531        71    1,003,132
   28           180    2,065,142       88    1,134,384       68      795,056       49      670,861        74      952,439
   29           178    2,071,146      112    1,320,821      115    1,349,024       43      557,658        78    1,006,361
   30           164    1,938,216      114    1,372,805       70      821,530       31      376,423
   31           143    1,658,260      100    1,114,796       82      931,778       41      514,322
   32           151    1,718,357      120    1,419,316       74      810,436       51      644,165
   33           127    1,379,777      111    1,267,472       59      643,684       63      772,128
   34           119    1,299,427      106    1,152,799       63      697,692       67      827,806
   35           126    1,201,590       99    1,068,033       62      690,620
   36           153    1,593,571       75      799,389       72      788,635
   37           139    1,320,159       81      827,820       79      852,378
   38           131    1,349,156       84      808,517       95    1,009,567
   39           154    1,486,024       99      977,795
   40           138    1,305,500      107    1,081,097
   41           132    1,084,860      123    1,122,265
   42           115    1,046,758
   43            96      840,500
   44            93      783,794
   45           109      933,168
   46           113      843,081
   47           127      894,565
   48             0            0

------------------------------------------------------------------------------------------------------------------------
                    2004-B                2004-C               2005-A                2005-B                2006-A
             -----------------------------------------------------------------------------------------------------------
 Months       Units     Balance     Units      Balance    Units     Balance     Units     Balance     Units      Balance
------------------------------------------------------------------------------------------------------------------------
    1            57     437,607        77      680,018       70      698,636        0            0       87    1,175,233
    2            82     618,668        77      694,944      122    1,460,458       56      808,295      150    2,209,011
    3            96     982,363        71      592,194      142    1,779,006       68      967,915      208    3,376,276
    4            83     618,984       130    1,201,341      152    1,784,175       72      989,060
    5            99     923,309       125    1,012,438      168    1,876,488       84    1,192,251
    6            88     815,078       150    1,280,507      164    1,992,732       77    1,109,071
    7            86     721,570       150    1,135,281      160    1,537,885       71      959,375
    8            87     827,373       180    1,553,963      143    1,554,799       97    1,278,282
    9            87     817,873       183    1,404,573      131    1,274,801      111    1,468,789
   10            90     750,133       170    1,573,761      100      936,197      162    2,397,409
   11           102     760,097       203    1,662,261      149    1,592,074      160    2,523,420
   12           111     813,117       191    1,454,074      134    1,564,350
   13           119     902,431       146    1,164,817      188    2,221,763
   14            99     821,396       103      967,805      221    2,859,209
   15            94     772,525        94    1,000,120
   16            96     921,950        74      790,115
   17            67     764,056        83      993,525
   18            74     869,888        99    1,110,897
   19            56     670,133       138    1,459,389
   20            56     712,202       159    1,967,645
   21            44     599,614
   22            49     649,636
   23            64     740,772
   24            64     858,718
   25            94   1,242,776
   26
   27
   28
   29
   30
   31
   32
   33
   34
   35
   36
   37
   38
   39
   40
   41
   42
   43
   44
   45
   46
   47
   48

LBAC Corp.

Delinquent Contracts 60-89 Days Past Due In Dollars
July 31, 2006

-----------------------------------------------------------------------------------------------------------------------
                   2002-A                2003-A                2003-B                2003-C                2004-A
            -----------------------------------------------------------------------------------------------------------
 Months      Units     Balance    Units      Balance    Units      Balance    Units      Balance    Units      Balance
-----------------------------------------------------------------------------------------------------------------------
    1            4       77,690       5        43,003       2        23,489       1         3,613       1        32,439
    2           43      721,531      42       694,704      26       357,572      15       156,500      13       181,200
    3           65    1,077,037      56     1,009,254      42       521,693      29       475,072      19       269,898
    4           71    1,151,846      61       895,221      53       664,805      32       509,465      45       626,981
    5           94    1,612,208      75       964,100      68       970,195      28       535,900      34       381,896
    6           77    1,175,992      73       946,144      57       744,732      29       428,503      54       734,091
    7           61      990,742      81     1,045,915      74       970,404      30       514,317      57       669,839
    8           56      975,742     100     1,174,084      69       697,992      26       351,921      67       728,571
    9           61    1,035,653     104     1,240,975      52       581,925      26       417,365      68       620,334
   10           87    1,447,517     115     1,415,897      46       586,854      35       490,264      85       711,986
   11           71    1,160,160     101     1,167,347      55       742,254      44       585,193      70       510,657
   12           64    1,002,000      85     1,089,817      50       525,693      54       825,854      87       642,414
   13           67    1,006,781      79     1,033,984      71       642,420      42       705,718      62       406,697
   14           85    1,319,002      70     1,072,223      68       539,034      34       495,549      57       411,594
   15           95    1,415,168      63       926,645      70       624,959      33       508,380      42       443,338
   16           99    1,466,442      68     1,022,805      82       632,255      37       618,532      52       578,431
   17          100    1,446,780      77     1,175,760      90       865,182      25       425,436      42       593,608
   18           90    1,331,579      74     1,183,880      69       535,541      23       297,382      46       643,935
   19           80    1,202,984      63       947,877      62       696,772      38       635,485      37       584,173
   20           81    1,132,431      68       958,688      50       607,164      30       413,822      43       604,669
   21           62      864,795      56       762,332      49       616,913      23       284,749      45       675,619
   22           74    1,065,288      48       706,184      39       531,085      31       424,429      38       555,216
   23           82    1,125,199      60       836,168      35       485,102      36       558,262      39       591,164
   24           93    1,184,611      46       634,916      43       604,456      27       427,097      23       313,850
   25           97    1,189,068      46       670,365      42       560,153      32       470,117      23       254,440
   26           78    1,056,044      58       749,352      38       495,014      39       532,112      29       379,044
   27           88    1,057,939      58       790,446      34       361,251      35       465,844      17       216,220
   28           57      651,145      50       694,013      44       554,171      31       402,935      35       514,701
   29           79      877,729      64       921,571      33       420,133      25       324,301      33       451,291
   30           66      808,670      59       703,630      57       680,996      18       230,729
   31           63      767,362      59       710,903      39       425,794      15       188,046
   32           47      534,489      47       566,438      44       462,859      22       290,905
   33           67      756,841      63       712,745      32       346,289      26       352,565
   34           60      662,456      52       674,843      18       202,247      27       354,778
   35           56      616,291      42       458,218      28       281,328
   36           62      596,945      47       548,301      19       196,999
   37           55      533,679      35       393,604      30       323,884
   38           64      605,707      40       405,384      39       444,084
   39           68      697,505      42       427,933
   40           70      665,633      44       471,599
   41           72      725,990      48       482,298
   42           68      616,286
   43           55      531,351
   44           40      333,412
   45           53      446,484
   46           53      409,088
   47           51      413,505
   48            0            0

-------------------------------------------------------------------------------------------------------------------------
                    2004-B                 2004-C               2005-A                2005-B                 2006-A
            -------------------------------------------------------------------------------------------------------------
 Months      Units      Balance     Units      Balance    Units     Balance    Units      Balance      Units      Balance
-------------------------------------------------------------------------------------------------------------------------
    1            1        31,622        2        13,762       1        9,347       0             0         4       36,937
    2           20       187,360       16       164,249      24      287,406       2        30,113        30      462,921
    3           33       252,248       21       245,351      50      634,209      24       426,765        65    1,141,866
    4           33       468,024       23       282,740      67    1,048,818      35       572,596
    5           27       260,858       50       605,444      56      889,051      27       388,886
    6           41       447,120       64       648,552      65      739,583      44       580,113
    7           49       487,058       71       799,208      61      815,758      34       634,591
    8           34       317,554       64       658,941      71      773,464      37       523,096
    9           31       308,357       77       769,848      63      772,566      46       628,195
   10           43       421,177       94       862,045      48      513,090      46       687,844
   11           50       383,281       85     1,012,361      48      495,499      82     1,301,057
   12           54       469,013      106     1,003,565      76      590,362
   13           59       412,941       82       555,683      76      688,603
   14           49       285,048       56       602,012     107    1,060,555
   15           47       389,904       56       583,704
   16           58       477,245       48       564,738
   17           49       499,885       47       558,091
   18           46       459,861       34       427,972
   19           41       499,201       42       530,926
   20           28       384,547       57       609,841
   21           19       197,958
   22           27       377,342
   23           25       353,580
   24           33       400,122
   25           20       250,393
   26
   27
   28
   29
   30
   31
   32
   33
   34
   35
   36
   37
   38
   39
   40
   41
   42
   43
   44
   45
   46
   47
   48

LBAC Corp.

Delinquent Contracts 90+ Days Past Due In Dollars
July 31, 2006

-------------------------------------------------------------------------------------------------------------------------
                       2002-A               2003-A               2003-B                2003-C                2004-A
               ----------------------------------------------------------------------------------------------------------
 Months          Units     Balance    Units     Balance    Units     Balance     Units     Balance     Units     Balance
-------------------------------------------------------------------------------------------------------------------------
    1                0             0      0            0       0            0        0            0        0            0
    2                2        29,746      1       15,076       1        5,433        1        3,613        0            0
    3               23       382,086     32      485,279      21      276,425        9       78,097        7       98,729
    4               47       788,241     53      901,785      38      418,931       20      285,227       12      161,639
    5               69     1,114,432     59      947,353      48      586,796       21      389,799       33      400,648
    6               70     1,172,370     72      905,943      68      902,719       20      413,207       36      397,051
    7               75     1,248,381     80      864,622      59      784,014       24      422,295       47      400,813
    8               53       883,713     76      924,982      62      705,662       21      331,335       49      484,634
    9               56       969,377    101    1,047,985      64      672,418       20      321,024       61      562,948
    10              58     1,040,590    108    1,158,496      60      664,587       28      417,156       60      492,276
    11              67     1,104,826    122    1,320,359      54      601,309       25      328,861       91      627,256
    12              68     1,123,486    111    1,158,259      63      743,687       39      471,025       92      511,654
    13              65     1,103,868     84      823,249      59      555,502       50      691,584       81      529,410
    14              65     1,004,470     70      730,086      65      512,457       40      504,347       81      533,136
    15              67     1,049,869     83    1,081,332      84      596,376       27      336,164       64      502,358
    16              86     1,343,400     72      961,215      86      597,889       32      457,340       51      439,544
    17              75     1,136,934     72      992,378      91      548,532       37      576,457       54      664,796
    18              94     1,370,369     81    1,087,092      96      621,689       24      352,769       41      567,975
    19              95     1,409,809     72    1,052,647      84      539,867       20      305,055       51      661,400
    20              75     1,119,080     62      960,383      80      613,092       36      561,862       41      603,063
    21              71     1,021,454     63      940,784      57      457,001       32      506,455       48      755,110
    22              67       945,067     52      690,670      49      478,630       27      311,349       52      796,974
    23              63       913,926     47      647,028      41      466,940       27      365,398       43      628,825
    24              78     1,093,141     45      612,815      39      504,525       33      483,413       38      542,707
    25              68       914,109     31      357,160      40      548,373       38      611,752       25      357,604
    26              71       923,859     41      548,158      43      586,710       43      635,126       21      240,756
    27              73       993,917     54      690,950      42      561,683       38      528,727       21      254,855
    28              75       873,710     54      650,883      35      395,137       46      628,614       23      300,717
    29              63       751,503     49      628,900      42      509,993       37      468,034       28      346,851
    30              72       808,484     60      796,046      41      533,461       22      284,628
    31              61       700,178     67      815,916      55      648,869       15      185,632
    32              61       705,773     57      669,016      47      569,057       11      129,639
    33              54       646,495     48      547,754      28      308,359       15      200,618
    34              66       735,012     55      640,323      22      229,458       24      304,746
    35              66       738,455     63      777,234      20      229,006
    36              63       729,414     50      590,957      22      251,154
    37              60       617,834     39      449,761      27      322,804
    38              56       538,445     33      354,447      29      309,430
    39              56       500,663     30      265,355
    40              71       739,582     37      320,536
    41              72       681,480     37      369,616
    42              72       667,533
    43              73       689,847
    44              54       521,630
    45              35       307,543
    46              42       378,785
    47              51       429,489
    48               0             0

-------------------------------------------------------------------------------------------------------------------------
                     2004-B               2004-C                 2005-A                 2005-B               2006-A
              -----------------------------------------------------------------------------------------------------------
 Months        Units     Balance     Units     Balance     Units      Balance     Units     Balance     Units     Balance
-------------------------------------------------------------------------------------------------------------------------
    1              0            0        0            0        0             0        0            0        0           0
    2              0            0        2       13,762        0             0        0            0        1       3,243
    3             12      111,394       12      111,513       17       222,942        1        5,604       22     291,847
    4             23      121,971       22      207,257       39       502,898       17      310,126
    5             34      349,029       23      220,067       62       930,761       28      532,527
    6             26      216,591       39      425,856       63     1,028,406       22      327,501
    7             28      233,385       59      572,818       53       716,637       31      334,388
    8             42      372,984       67      678,520       54       749,459       42      574,086
    9             30      267,545       69      684,076       54       692,937       33      519,353
    10            36      312,256       64      544,037       65       704,823       35      426,716
    11            49      425,828       83      750,908       62       540,684       43      500,569
    12            47      355,474       90    1,104,952       51       531,908
    13            53      450,390      107    1,229,034       61       622,699
    14            59      452,619      104      880,538       70       743,389
    15            71      340,028       62      501,042
    16            50      320,483       45      374,365
    17            61      462,627       46      380,130
    18            52      619,348       42      393,383
    19            49      561,755       42      475,429
    20            50      510,663       35      412,178
    21            38      406,332
    22            25      311,487
    23            20      225,054
    24            17      230,820
    25            24      339,916
    26
    27
    28
    29
    30
    31
    32
    33
    34
    35
    36
    37
    38
    39
    40
    41
    42
    43
    44
    45
    46
    47
    48

LBAC Corp.

Delinquent Contracts 30-59 Days Past Due Percentage of Dollars
July 31, 2006

------------------------------------------------------------------------------------------------------------------------------
  Months        2002-A     2003-A      2003-B     2003-C      2004-A     2004-B      2004-C     2005-A      2005-B     2006-A
------------------------------------------------------------------------------------------------------------------------------
    1            0.42%      0.44%       0.25%      0.12%       0.12%      0.20%       0.31%      0.24%       0.00%      0.29%
    2            0.78%      0.63%       0.38%      0.32%       0.22%      0.26%       0.32%      0.44%       0.27%      0.52%
    3            0.72%      0.70%       0.53%      0.23%       0.47%      0.42%       0.28%      0.56%       0.29%      0.83%
    4            1.04%      0.76%       0.68%      0.34%       0.34%      0.28%       0.37%      0.58%       0.31%
    5            1.13%      0.66%       0.65%      0.41%       0.46%      0.43%       0.33%      0.64%       0.39%
    6            0.88%      0.91%       1.00%      0.37%       0.55%      0.39%       0.43%      0.70%       0.37%
    7            0.95%      1.30%       0.73%      0.35%       0.53%      0.36%       0.40%      0.56%       0.33%
    8            0.81%      1.03%       0.71%      0.47%       0.49%      0.43%       0.57%      0.59%       0.46%
    9            1.19%      1.48%       0.91%      0.52%       0.53%      0.44%       0.53%      0.50%       0.55%
    10           1.13%      1.03%       0.75%      0.50%       0.52%      0.42%       0.62%      0.39%       0.93%
    11           1.06%      1.16%       0.66%      0.65%       0.48%      0.44%       0.68%      0.68%       1.01%
    12           1.07%      1.24%       0.86%      0.69%       0.51%      0.50%       0.62%      0.70%
    13           1.31%      0.98%       0.82%      0.62%       0.41%      0.57%       0.52%      1.03%
    14           1.79%      1.00%       0.78%      0.72%       0.38%      0.55%       0.45%      1.38%
    15           1.76%      1.48%       0.82%      0.84%       0.57%      0.54%       0.48%
    16           2.53%      1.50%       1.08%      0.62%       0.55%      0.67%       0.40%
    17           1.86%      1.32%       0.79%      0.62%       0.64%      0.58%       0.52%
    18           1.72%      1.46%       1.05%      0.78%       0.69%      0.69%       0.61%
    19           2.04%      1.50%       1.11%      0.61%       0.71%      0.55%       0.83%
    20           1.50%      1.53%       1.10%      0.53%       0.88%      0.62%       1.18%
    21           1.79%      1.42%       1.08%      0.61%       0.88%      0.55%
    22           1.94%      1.54%       0.84%      1.15%       0.77%      0.62%
    23           2.07%      1.44%       0.89%      0.76%       0.58%      0.74%
    24           2.28%      1.54%       1.12%      0.83%       0.60%      0.91%
    25           2.29%      1.28%       1.13%      1.03%       0.54%      1.37%
    26           2.26%      1.20%       1.27%      0.90%       0.66%
    27           2.11%      1.24%       1.16%      0.79%       1.02%
    28           2.37%      1.43%       1.02%      0.80%       1.02%
    29           2.50%      1.75%       1.82%      0.69%       1.14%
    30           2.47%      1.93%       1.17%      0.49%
    31           2.23%      1.66%       1.39%      0.71%
    32           2.45%      2.23%       1.27%      0.94%
    33           2.08%      2.10%       1.07%      1.19%
    34           2.08%      2.02%       1.23%      1.35%
    35           2.05%      1.97%       1.29%
    36           2.89%      1.56%       1.56%
    37           2.56%      1.73%       1.79%
    38           2.77%      1.79%       2.26%
    39           3.25%      2.30%
    40           3.03%      2.72%
    41           2.68%      3.01%
    42           2.77%
    43           2.39%
    44           2.41%
    45           3.09%
    46           3.01%
    47           3.44%
    48           0.00%

LBAC Corp.

Delinquent Contracts 60-89 Days Past Due Percentage of Dollars
July 31, 2006

------------------------------------------------------------------------------------------------------------------------------
  Months        2002-A     2003-A      2003-B     2003-C      2004-A      2004-B      2004-C     2005-A     2005-B     2006-A
------------------------------------------------------------------------------------------------------------------------------
    1            0.03%      0.02%       0.01%      0.00%       0.01%       0.01%       0.01%      0.00%      0.00%      0.01%
    2            0.30%      0.29%       0.15%      0.07%       0.06%       0.08%       0.08%      0.09%      0.01%      0.11%
    3            0.46%      0.44%       0.23%      0.20%       0.10%       0.11%       0.12%      0.20%      0.13%      0.28%
    4            0.50%      0.40%       0.30%      0.22%       0.24%       0.21%       0.09%      0.34%      0.18%
    5            0.72%      0.45%       0.45%      0.24%       0.15%       0.12%       0.20%      0.30%      0.13%
    6            0.54%      0.45%       0.35%      0.20%       0.30%       0.21%       0.22%      0.26%      0.19%
    7            0.47%      0.52%       0.48%      0.25%       0.28%       0.24%       0.28%      0.30%      0.22%
    8            0.48%      0.61%       0.36%      0.18%       0.32%       0.16%       0.24%      0.29%      0.19%
    9            0.53%      0.66%       0.31%      0.22%       0.28%       0.17%       0.29%      0.31%      0.23%
    10           0.76%      0.78%       0.32%      0.27%       0.34%       0.24%       0.34%      0.21%      0.27%
    11           0.63%      0.66%       0.43%      0.33%       0.25%       0.22%       0.42%      0.21%      0.52%
    12           0.57%      0.64%       0.31%      0.48%       0.33%       0.29%       0.43%      0.26%
    13           0.59%      0.64%       0.40%      0.43%       0.22%       0.26%       0.25%      0.32%
    14           0.80%      0.69%       0.35%      0.31%       0.23%       0.19%       0.28%      0.51%
    15           0.89%      0.62%       0.43%      0.33%       0.26%       0.27%       0.28%
    16           0.96%      0.72%       0.45%      0.42%       0.35%       0.35%       0.28%
    17           0.99%      0.87%       0.64%      0.30%       0.38%       0.38%       0.29%
    18           0.95%      0.91%       0.41%      0.22%       0.43%       0.36%       0.23%
    19           0.89%      0.77%       0.56%      0.49%       0.41%       0.41%       0.30%
    20           0.88%      0.81%       0.52%      0.34%       0.44%       0.33%       0.36%
    21           0.71%      0.68%       0.55%      0.24%       0.52%       0.18%
    22           0.91%      0.66%       0.50%      0.38%       0.45%       0.36%
    23           1.01%      0.82%       0.48%      0.53%       0.50%       0.36%
    24           1.11%      0.65%       0.63%      0.42%       0.28%       0.42%
    25           1.17%      0.72%       0.61%      0.49%       0.24%       0.28%
    26           1.10%      0.85%       0.57%      0.58%       0.37%
    27           1.15%      0.94%       0.44%      0.53%       0.22%
    28           0.75%      0.87%       0.71%      0.48%       0.55%
    29           1.06%      1.22%       0.57%      0.40%       0.51%
    30           1.03%      0.99%       0.97%      0.30%
    31           1.03%      1.06%       0.63%      0.26%
    32           0.76%      0.89%       0.73%      0.42%
    33           1.14%      1.18%       0.58%      0.54%
    34           1.06%      1.18%       0.36%      0.58%
    35           1.05%      0.84%       0.52%
    36           1.08%      1.07%       0.39%
    37           1.03%      0.82%       0.68%
    38           1.24%      0.90%       0.99%
    39           1.53%      1.01%
    40           1.54%      1.19%
    41           1.79%      1.29%
    42           1.63%
    43           1.51%
    44           1.03%
    45           1.48%
    46           1.46%
    47           1.59%
    48           0.00%

LBAC Corp.

Delinquent Contracts 90+ Days Past Due Percentage of Dollars
July 31, 2006

------------------------------------------------------------------------------------------------------------------------------
  Months        2002-A     2003-A     2003-B      2003-C      2004-A      2004-B     2004-C      2005-A     2005-B     2006-A
------------------------------------------------------------------------------------------------------------------------------
     1           0.00%      0.00%      0.00%       0.00%       0.00%       0.00%      0.00%       0.00%      0.00%      0.00%
     2           0.01%      0.01%      0.00%       0.00%       0.00%       0.00%      0.01%       0.00%      0.00%      0.00%
     3           0.16%      0.21%      0.12%       0.03%       0.04%       0.05%      0.05%       0.07%      0.00%      0.07%
     4           0.34%      0.40%      0.19%       0.13%       0.06%       0.05%      0.06%       0.16%      0.10%
     5           0.50%      0.44%      0.27%       0.18%       0.16%       0.16%      0.07%       0.32%      0.17%
     6           0.54%      0.43%      0.43%       0.19%       0.16%       0.10%      0.14%       0.36%      0.11%
     7           0.59%      0.43%      0.39%       0.20%       0.17%       0.12%      0.20%       0.26%      0.12%
     8           0.43%      0.48%      0.36%       0.17%       0.21%       0.19%      0.25%       0.28%      0.21%
     9           0.49%      0.56%      0.35%       0.17%       0.26%       0.14%      0.26%       0.27%      0.19%
    10           0.55%      0.64%      0.37%       0.23%       0.23%       0.17%      0.22%       0.29%      0.16%
    11           0.60%      0.75%      0.34%       0.18%       0.31%       0.25%      0.31%       0.23%      0.20%
    12           0.64%      0.68%      0.44%       0.28%       0.26%       0.22%      0.47%       0.24%
    13           0.65%      0.51%      0.35%       0.42%       0.28%       0.29%      0.55%       0.29%
    14           0.61%      0.47%      0.33%       0.32%       0.30%       0.30%      0.41%       0.36%
    15           0.66%      0.73%      0.41%       0.22%       0.29%       0.24%      0.24%
    16           0.88%      0.68%      0.42%       0.31%       0.27%       0.23%      0.19%
    17           0.78%      0.73%      0.41%       0.41%       0.42%       0.35%      0.20%
    18           0.97%      0.84%      0.48%       0.26%       0.38%       0.49%      0.22%
    19           1.05%      0.85%      0.44%       0.24%       0.46%       0.47%      0.27%
    20           0.87%      0.81%      0.52%       0.46%       0.44%       0.44%      0.25%
    21           0.84%      0.83%      0.41%       0.43%       0.58%       0.37%
    22           0.81%      0.64%      0.45%       0.28%       0.64%       0.30%
    23           0.82%      0.63%      0.46%       0.34%       0.53%       0.23%
    24           1.02%      0.63%      0.52%       0.48%       0.48%       0.24%
    25           0.90%      0.38%      0.60%       0.63%       0.33%       0.38%
    26           0.96%      0.62%      0.67%       0.69%       0.23%
    27           1.08%      0.82%      0.68%       0.60%       0.26%
    28           1.00%      0.82%      0.51%       0.75%       0.32%
    29           0.91%      0.83%      0.69%       0.58%       0.39%
    30           1.03%      1.12%      0.76%       0.37%
    31           0.94%      1.21%      0.97%       0.25%
    32           1.01%      1.05%      0.89%       0.19%
    33           0.98%      0.91%      0.51%       0.31%
    34           1.18%      1.12%      0.41%       0.50%
    35           1.26%      1.43%      0.43%
    36           1.32%      1.15%      0.50%
    37           1.20%      0.94%      0.68%
    38           1.11%      0.78%      0.69%
    39           1.10%      0.63%
    40           1.72%      0.81%
    41           1.68%      0.99%
    42           1.77%
    43           1.96%
    44           1.61%
    45           1.02%
    46           1.35%
    47           1.65%
    48           0.00%

Prospectus
--------------------------------------------------------------------------------

Long Beach Acceptance Corp.   [LBA CORP LOGO]         Automobile Contract-Backed
Sponsor and Servicer                              Securities, Issuable in Series

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

We suggest that you read the section entitled "Risk Factors" beginning on page 6 of this prospectus and consider these factors before making a decision to invest in these securities.

These securities are automobile contract-backed securities which represent interests in or obligations of the issuing entity issuing that series of securities and are not interests in or obligations of any other person or entity.

Neither these securities nor the contracts will be insured or guaranteed by any governmental agency or instrumentality.

Retain this prospectus for future reference. This prospectus may not be used to consummate sales of securities unless accompanied by the prospectus supplement relating to the offering of these securities.

--------------------------------------------------------------------------------

The Securities --

o     will be issued from time to time in series;

o will be backed primarily by one or more pools of "non-prime" automobile installment sale contracts, referred to in this prospectus as the contracts, transferred directly or indirectly by Long Beach Acceptance Corp. to the issuing entity;

o will be rated in one of the four highest rating categories by at least one nationally recognized statistical rating organization; and

o may have the benefit of one or more forms of credit enhancement, such as insurance policies, overcollateralization, subordination or reserve funds.

The Assets --

The assets of each issuing entity will primarily consist of a pool of "non-prime" automobile contracts, funds on deposit in one or more accounts and forms of credit support described in this prospectus and in the related prospectus supplement. "Non-prime" automobile contracts are contracts with borrowers who have limited credit histories or have experienced prior credit difficulties.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.


                  The date of this prospectus is March 31, 2006

    Important Information about the Information Presented in this Prospectus and the Accompanying Prospectus Supplement

      We provide information to you about the securities in two separate documents that progressively provide more detail: (1) this prospectus, which provides general information, some of which may not apply to a particular series of securities; and (2) the prospectus supplement, which describes the specific terms of your series of securities.

      This prospectus by itself does not contain complete information about the offering of your securities; the balance of that information is contained in the prospectus supplement. We suggest that you read both this prospectus and the prospectus supplement in full. We cannot sell the securities to you unless you have received both this prospectus and the prospectus supplement.

                           Forward-Looking Statements

      This prospectus, the accompanying prospectus supplement and the information incorporated by reference in this prospectus include forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, referred to herein as the Exchange Act, as amended. These forward-looking statements are based on our management's beliefs and assumptions and on information currently available to our management. Forward-looking statements include information concerning our possible or assumed future results of operations and statements preceded by, followed by or including the words "believes," "expects," "anticipates," "intends," "plans," "estimates" or similar expressions.

      Forward-looking statements involve risks, uncertainties and assumptions. Actual results may differ materially from those expressed in these forward-looking statements. Factors that could cause actual results to differ from these forward-looking statements include, but are not limited to, those discussed elsewhere in this prospectus, the accompanying prospectus supplement and the documents incorporated by reference in this prospectus. You should not put undue reliance on any forward-looking statements. We do not have any intention or obligation to update forward-looking statements after we distribute this prospectus.

                                Table of Contents

                                                                            Page

Summary of Prospectus .....................................................    1
      Issuing Entity ......................................................    1
      Sponsor .............................................................    1
      Servicer ............................................................    1
      Custodian ...........................................................    1
      Trustee .............................................................    1
      The Securities ......................................................    1
      Trust Property ......................................................    2
      Payment Date ........................................................    3
      Record Date .........................................................    3
      Collection Period ...................................................    3
      Credit and Cash Flow Enhancement ....................................    3
      Registration of Securities ..........................................    4
      Optional Termination ................................................    4
      Mandatory Termination ...............................................    4
      Sale of Contracts ...................................................    4
      Material Federal Income Tax Consequences ............................    4
      ERISA Considerations ................................................    4
      Ratings .............................................................    4
Risk Factors ..............................................................    6
The Sponsor and the Servicer ..............................................   16
The Trustee ...............................................................   16
The Issuing Entity ........................................................   16
The Trust Property ........................................................   16
The Contracts .............................................................   18
      Contract Pools ......................................................   18
      The Contracts .......................................................   18
            Rule of 78s Contracts .........................................   18
            Fixed Value Contracts .........................................   19
            Simple Interest Contracts .....................................   19
      Delinqcies, Repossessions, and Net Loss Information on the Contracts.   20
      Maturity and Prepayment Considerations on the Contracts .............   20
The Sponsor's Automobile Financing Program ................................   20
Pool Factors ..............................................................   21
Use of Proceeds ...........................................................   21
Description of the Securities .............................................   22
      General .............................................................   22
      General Payment Terms of Securities .................................   23
      Payment Dates .......................................................   24
      Determination of Principal and Interest on the Securities ...........   24
      Fixed Rate Securities ...............................................   25

      Floating Rate Securities ............................................   25
      Scheduled Amortization Securities; Companion Securities .............   25
      Book-Entry Registration .............................................   26
      Definitive Securities ...............................................   29
      Reports to Securityholders ..........................................   30
      Forward Commitments; Pre-Funding ....................................   31
Description of the Transaction Documents ..................................   32
      Sale and Assignment of the Contracts ................................   32
      Accounts ............................................................   32
      The Servicer ........................................................   33
      Servicing Procedures ................................................   34
      Payments on Contracts ...............................................   34
      Servicing Compensation ..............................................   34
      Distributions .......................................................   35
      Credit and Cash Flow Enhancements ...................................   36
            Cash Flow Enhancement .........................................   36
      Statements to Trustees ..............................................   37
      Evidence as to Compliance ...........................................   37
      Matters Regarding the Servicer ......................................   38
      Servicer Termination Event ..........................................   38
      Rights upon Servicer Termination Event ..............................   39
      Waiver of Past Defaults .............................................   39
      Amendment ...........................................................   40
      Insolvency Event ....................................................   40
      Termination .........................................................   41
Material Legal Aspects of the Contracts ...................................   41
      General .............................................................   41
      Security Interests in the Financed Vehicles .........................   42
            General .......................................................   42
            Perfection ....................................................   42
            Continuity of Perfection ......................................   43
            Priority of Certain Liens Arising by Operation of Law .........   43
      Repossession ........................................................   44
      Notice of Sale; Redemption Rights ...................................   44
      Deficiency Judgments and Excess Proceeds ............................   45
      Consumer Protection Laws ............................................   46
      Servicemembers Civil Relief Act .....................................   47
      Other Limitations ...................................................   48
Material Federal Income Tax Consequences ..................................   48
      General .............................................................   48
      Debt Securities .....................................................   49
            Taxation of Beneficial Owners of Debt Securities ..............   49
            Sale or Exchange of Debt Securities ...........................   49
            Debt Securities Reporting .....................................   49
      Discount and Premium ................................................   50
            Original Issue Discount .......................................   50

            Market Discount ...............................................   53
            Premium .......................................................   53
            Special Election ..............................................   54
      Backup Withholding and Information Reporting ........................   54
      Foreign Investors ...................................................   54
State and Local Tax Consequences ..........................................   56
ERISA Considerations ......................................................   56
      General .............................................................   56
      ERISA Considerations regarding Securities which are Notes ...........   57
            Plan Assets ...................................................   57
            Underwriter Exemptions ........................................   57
      Consultation With Counsel ...........................................   60
Methods of Distribution ...................................................   61
Legal Opinions ............................................................   63
Incorporation by Reference ................................................   63
Financial Information .....................................................   63

--------------------------------------------------------------------------------

                              Summary of Prospectus

o This summary highlights selected information from this prospectus and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the offering of the securities, carefully read this entire prospectus and the accompanying prospectus supplement.

o This summary provides an overview of the structural elements, calculations, cash flows and other information to aid your understanding of the securities and is qualified by the full description of these structural elements, calculations, cash flows and other information in this prospectus and the accompanying prospectus supplement.

o There are material risks associated with an investment in the securities. You should read the section entitled "Risk Factors" beginning on page 6 of this prospectus and in the accompanying prospectus supplement, and consider the risk factors described in those sections, before making a decision to invest in the securities.

Issuing Entity

The issuing entity for a particular series of securities may be either a special-purpose finance subsidiary of the sponsor or a trust formed by the sponsor or such special-purpose finance subsidiary.

Sponsor

Long Beach Acceptance Corp., a Delaware corporation. The sponsor's principal offices are located at One Mack Centre Drive, Paramus, New Jersey 07652 and its telephone number is (201) 262-5222.

Servicer

Unless otherwise specified in the related prospectus supplement, Long Beach Acceptance Corp.

Custodian

Unless otherwise specified in the related prospectus supplement, Long Beach Acceptance Corp.

Trustee

For any series of securities, the trustee named in the related prospectus supplement.

In addition, if the issuing entity is a trust, it may separately enter into and issue notes pursuant to a separate indenture. In that case, the trust and the indenture will be administered by separate independent trustees.

The Securities

Each class of securities will be notes representing indebtedness of the issuing entity.

Each class or series of securities may have a different interest rate, which may be a fixed or floating interest rate. The related prospectus supplement will specify the interest rate for each class or series of securities, or the initial interest rate and the method for determining subsequent changes to the interest rate.

A series may include one or more classes which:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

      o are entitled only to principal distributions, with disproportionate, nominal or no interest distributions;

      o are entitled only to interest distributions, with disproportionate, nominal or no principal distributions;

      o have different terms including different interest rates and different timing of payments, whether by sequential order or proportional distribution of payments of principal or interest or both;

      o will not distribute accrued interest but rather will add the accrued interest to the principal balance, or notional balance, in the manner described in the related prospectus supplement; or

      o are senior or subordinate to one or more other classes of securities in respect of distributions of principal and interest and allocations of losses on contracts.

A series of securities may provide that distributions of principal or interest or both on any class may be made:

      o     upon the occurrence of specified events;

      o     in accordance with a schedule or formula; or

      o on the basis of collections from designated portions of the related pool of contracts.

Trust Property

As specified in the related prospectus supplement, the trust property may consist of:

      o a pool consisting primarily of "non-prime" automobile contracts between dealers, or other originators and retail purchasers together with all monies relating to the contracts received after the cut-off date specified in the related prospectus supplement;

      o a security interest in the underlying automobiles, sport utility vehicles, light duty trucks and vans;

      o proceeds from the disposition of the underlying automobiles, sport utility vehicles, light duty trucks and vans and property relating to the automobiles, sport utility vehicles, light duty trucks and vans;

      o Rule of 78s contracts under which the obligor pays, in monthly installments, a specified total representing the principal amount financed and finance charges, which finance charges are calculated so that the interest portion of each payment is greater during the early months of the contract term and lower during later months;

      o fixed value contracts which provide for monthly payments with a final fixed payment that is greater than the scheduled monthly payments;

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

      o simple interest contracts which provide for amortization of the amount financed through a series of fixed level monthly payments;

      o amounts held in any collection, reserve, pre-funding or other accounts established pursuant to the transaction documents;

      o credit enhancement for the trust property or any class of securities; and

      o     interest on short-term investments.

If the related prospectus supplement specifies, the trustee may acquire additional contracts during a specified pre-funding period from monies in a pre-funding account. In no event will a pre-funding period exceed one year or will the amount deposited in a pre-funding account exceed 50% of the amount of the securities being offered pursuant to the related prospectus supplement.

For purposes of this prospectus, if the issuing entity is a trust, the term trust property refers to the property of such trust, and if the issuing entity is a special-purpose finance subsidiary of the sponsor, the term trust property refers to the property pledged by such special-purpose finance subsidiary to the trustee for the benefit of the holders of the related securities.

"Non-prime" automobile contracts, the principal component of the trust property, is a common term used to describe contracts made with borrowers who have limited credit histories or who have experienced prior credit difficulties.

Payment Date

As described in the related prospectus supplement, the securities will pay principal and/or interest on specified dates. Payment dates will occur monthly, quarterly or semi-annually.

Record Date

The related prospectus supplement will describe a date preceding the payment date, as of which the trustee or its paying agent will fix the identity of securityholders. Securityholders whose identities are fixed on this date will receive payments on the next succeeding payment date.

Collection Period

A period preceding each payment date - for example, in the case of monthly-pay securities, the calendar month preceding the month in which a payment date occurs. As the related prospectus supplement will more fully describe, the servicer will remit collections received in respect of a collection period to the related trustee prior to the related payment date.

Credit and Cash Flow Enhancement

As described in the related prospectus supplement, credit enhancement for the trust property or any class of securities may include any one or more of the following:

      o a policy issued by an insurer specified in the related prospectus supplement;

      o     excess cashflow

      o     a reserve or spread account;

      o     letters of credit;

      o     credit or liquidity facilities;

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      o     interest rate swaps;

      o     interest rate caps; or

      o     subordination and over-collateralization.

Registration of Securities

The issuing entity may issue the securities as global securities registered in the name of Cede & Co. as nominee of the Depository Trust Company, or another nominee. In that case, securityholders will not receive definitive securities representing their interests except in limited circumstances described in the related prospectus supplement.

Optional Termination

As described in this prospectus and the related prospectus supplement, the servicer, the sponsor, or if the related prospectus supplement specifies, other entities, may, at their respective options, cause the early retirement of a series of securities.

Mandatory Termination

As described in this prospectus and the related prospectus supplement, the trustee, the servicer, or if the related prospectus supplement specifies, other entities, may be required to retire early all or any portion of a series of securities. An indenture may require these parties to solicit competitive bids for the purchase of the trust property or otherwise.

Sale of Contracts

As described in this prospectus and the related prospectus supplement, the servicer may, in accordance with the terms of the sale and servicing agreement for that particular series, direct the issuing entity to sell delinquent contracts to a third party that is unaffiliated with the sponsor and the issuing entity.

Material Federal Income Tax Consequences

The securities of each series will, for federal income tax purposes, constitute debt issued by a trust or by the sponsor secured by the underlying contracts.

In addition to reviewing Material Federal Income Tax Consequences in this prospectus and the related prospectus supplement, you are encouraged to consult your tax advisors.

ERISA Considerations

A fiduciary of a pension, profit sharing or other employee benefit plan may wish to review with its legal advisors whether the purchase, holding or disposition of securities could give rise to a prohibited transaction under ERISA, or the Internal Revenue Code, and whether an exemption from the prohibited transaction rules is available. We suggest that you review "ERISA Considerations" beginning on page 56 in this prospectus and in the related prospectus supplement.

Ratings

Each class of securities offered by this prospectus and an accompanying prospectus supplement will be rated in one of the four highest rating categories of at least one nationally recognized statistical rating agency. The ratings are not a recommendation to purchase, hold or sell the securities and do not address the market price or suitability of the securities for a particular investor. The ratings address the likelihood of timely payment of interest and

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the ultimate payment of principal on the securities by the stated maturity date. The ratings do not address the rate of prepayments that may be experienced on the contracts or the effect of the rate of prepayments on the return of principal to securityholders.

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                                  Risk Factors

      This section and the section under the caption "Risk Factors" in the accompanying prospectus supplement describe the principal risk factors associated with an investment in any class of securities. You should consider these risk factors prior to any purchase of any class of securities.

You may not be able to sell your      A secondary market for these securities is
securities, and may have to hold      unlikely to develop. If it does develop,
your securities to maturity even      it may not provide you with sufficient
though you may want to sell.          liquidity of investment or continue for
                                      the life of these securities. The
                                      underwriters may establish a secondary
                                      market in the securities, although no
                                      underwriter will be obligated to do so.
                                      The securities are not expected to be
                                      listed on any securities exchange or
                                      quoted in the automated quotation system of a registered securities association.

                                      Issuance of the securities in book-entry form may also reduce their liquidity in the secondary trading market, since some investors may be unwilling to purchase securities for which they cannot obtain definitive physical securities.

Prepayments on the contracts could    The yield to maturity of the securities
cause you to be paid earlier than     may be adversely affected by a higher or
you expect, which may adversely       lower than anticipated rate of prepayments
affect your yield to maturity.        on the contracts. If you purchase a
                                      security at a premium based on your
                                      expectations as to its maturity or
                                      weighted average life, and the security
                                      pays principal more quickly than you
                                      expected, your yield will be lower than
                                      you anticipated and you may not recover
                                      the premium you paid. Similarly, if you
                                      purchase a security at a discount based on your expectations as to its maturity or weighted average life, and the security pays principal more slowly than you expected, your yield will be lower than you anticipated.

                                      The yield to maturity on interest only
                                      securities will be extremely sensitive to the rate of prepayments on the contracts. If the contracts prepay rapidly the yield on an interest only security could be dramatically reduced and an investor may not recover its initial investment.

                                      The contracts may be prepaid in full or in part at any time.

                                      We cannot predict the rate of prepayments of the contracts, which is influenced by a wide variety of economic, social and other factors, including among others, obsolescence, the prevailing interest rates, availability of alternative financing, local and regional economic conditions and natural disasters. Therefore, we can give no assurance as to the level of prepayments that a trust will experience.

                                      Your securities could be subject to
                                      optional or mandatory redemption features, exposing you to investment risk.

                                      One or more classes of securities of any series may be subject to optional or mandatory redemption in whole or in part, on or after a specified date, or on or after the time when the aggregate outstanding principal amount of the contracts or the securities is less than a specified amount or percentage.

                                      Since prevailing interest rates may
                                      fluctuate, we cannot assure you that you will be able to reinvest unscheduled payments resulting from a redemption at a yield equaling or exceeding the yield on your securities. You will bear the risk of reinvesting these amounts.

The trust assets consist mainly of    The trust assets will consist primarily of
contracts made with "non-prime"       "non-prime" automobile contracts
borrowers.                            originated under lending programs of the
                                      sponsor designed to serve consumers who
                                      have limited access to traditional
                                      automobile financing. There is a high
                                      degree of risk associated with non-prime borrowers. The typical non-prime borrower has a limited credit history or has experienced prior credit difficulties.
                                      Because the sponsor serves consumers who are unable to meet the credit standards imposed by most traditional automobile financing sources, its finance charges are at higher rates than those charged by many traditional financing sources. "Non-prime" automobile contracts such as those included in trust assets therefore entail relatively higher risk and may be expected to experience higher levels of delinquencies and losses than contracts originated by traditional automobile financing sources.

Credit enhancement, if provided,      Credit enhancement for your securities may
may be limited in both amount and     be provided in limited amounts to cover
scope of coverage, and may not be     some, but not all, types of losses on the
sufficient to cover all losses or     contracts and may reduce over time in
risks on your investment.             accordance with a schedule or formula.
                                      Furthermore, credit enhancement may
                                      provide only very limited coverage as to some types of losses, and may provide no coverage as to other types of losses.
                                      Credit enhancement does not directly or
                                      indirectly guarantee to the investors any specified rate of prepayments, which is one of the principal risks of your investment. The amount and types of credit enhancement coverage, the identification of any entity providing the credit enhancement, the terms of any subordination and other information relating thereto will be described in the accompanying prospectus supplement.

Possession of the contracts by the    Any insolvency by the sponsor, the
sponsor combined with the             servicer, the custodian or a third party
insolvency of the sponsor, the        while in possession of the contracts may
servicer, the custodian or other      result in competing claims to ownership or
party, may cause your payments to     security interests in the contracts which
be reduced or delayed.                could result in delays in payments on the
                                      securities, losses to securityholders or the repayment of the securities.

                                      In addition, if the sponsor, the servicer, or a third party while in possession of the contracts, sells or pledges and delivers them to another party, that party could acquire an interest in the contracts with priority over the trustee's interest. This could result in delays in payments on the securities or losses to you on the repayment of the securities.

Federal and state consumer            Federal and state consumer protection laws
protection laws and other factors     may prohibit, limit, or delay repossession
may limit the collection of           and sale of the vehicles to recover losses
payments on the contracts and         on defaulted contracts. As a result, you
repossession of the vehicles.         may experience delays in receiving
                                      payments and suffer losses.

                                      Additional factors that may affect the
                                      issuing entity's ability to recoup the
                                      full amount due on a contract include:

                                      o     the sponsor's failure to file
                                            amendments to the certificate of
                                            title relating to the related
                                            vehicle;

                                      o     the sponsor's failure to file
                                            financing statements to perfect its
                                            security interest in the related
                                            vehicle;

                                      o     depreciation;

                                      o     obsolescence;

                                      o     damage or loss of the related
                                            vehicle; and

                                      o     the application of Federal and state
                                            bankruptcy and insolvency laws.

Insolvency of the sponsor may         In some circumstances, a bankruptcy of the
cause your payments to be reduced     sponsor may reduce payments to you. The
or delayed.                           sponsor will structure the transactions
                                      contemplated by this prospectus and the
                                      accompanying prospectus supplement to
                                      guard against the trust property becoming property of the bankruptcy estate of the sponsor. These steps include the creation of one or more separate limited-purpose subsidiaries, which contain restrictions on the nature of their businesses and their ability to commence a voluntary bankruptcy case or proceeding. The sponsor believes that the transfer of the contracts to a limited-purpose subsidiary should be treated as an absolute and unconditional assignment and transfer.

                                      However, in the event of an insolvency of the sponsor a court or bankruptcy trustee could attempt to:

                                      o     recharacterize the transfer of the
                                            contracts by the sponsor to the
                                            subsidiary as a borrowing by the
                                            sponsor from the subsidiary or the
                                            related securityholders secured by a
                                            pledge of the contracts; or

                                      o     consolidate the assets of the
                                            subsidiary with those of the sponsor
                                            because the sponsor will own the
                                            equity interests of the subsidiary.

                                      If a recharacterization attempt is
                                      successful, a court could elect to
                                      accelerate payment of the securities and liquidate the contracts. Then you may only be entitled to the outstanding principal amount and interest on the securities at the interest rate on the date of payment. A recharacterization attempt, even if unsuccessful, could result in delays in payments to you.

                                      If either attempt is successful, the
                                      securities may be accelerated and the
                                      trustee's recovery on your behalf could be limited to the then current value of the contracts. Consequently, you could lose the right to future payments and you may not receive your anticipated interest and principal on the securities.

Commingling of funds with the         While the sponsor is the servicer, cash
sponsor's funds may result in         collections which are not remitted to a
reduced or delayed payments to        lockbox account and instead are remitted
you.                                  directly to the servicer may be commingled
                                      with the sponsor's other funds prior to
                                      depositing such cash collections into the proper trust account in accordance with the related servicing agreement.

                                      If bankruptcy proceedings are commenced
                                      with respect to the sponsor while acting as servicer, the sponsor (if not the servicer), the issuing entity, or the trustee, may not have a perfected security interest and any funds then held by the servicer may be unavailable to securityholders.

The sponsor's loss of third party     The sponsor is dependent upon the
financing may delay payments to       continued receipt of funding from third
you.                                  party sources. In the event that such
                                      funding is discontinued, the sponsor may not be able to perform its obligations with respect to the securities, including its obligation to service the contracts and repurchase contracts which breach specified representations and warranties.
                                      As a result, you may experience delays in receiving payments and suffer losses.

Losses and delinquencies on the       We cannot guarantee that the delinquency
contracts may differ from the         and loss levels of the contracts in the
sponsor's historical loss and         related pool will correspond to the
delinquency levels.                   historical levels the sponsor experienced
                                      on its loan and vehicle portfolio. There is a risk that delinquencies and losses could increase or decline significantly for various reasons including:

                                      o     changes in the federal income tax
                                            laws; or

                                      o     changes in the local, regional or
                                            national economies.

Securityholders have no recourse      There is no recourse against the sponsor
against the sponsor for losses.       other than for breaches of certain
                                      representations and warranties with
                                      respect to the contracts, and, while the sponsor is acting as servicer, for certain breaches of the servicer's obligations under the servicing agreement. The securities represent obligations solely of the trust or debt secured by the trust property. No securities will be guaranteed by the sponsor, the servicer, or the applicable trustee. Consequently, if payments on the contracts, and to the extent available, any credit enhancement, are insufficient to pay the securities in full, you have no rights to obtain payment from the sponsor.

Used vehicles included in the         Some or all of the assets of a trust may
contract pool may incur higher        consist of loans to finance the purchase
losses than new automobiles.          of used vehicles. Because the value of a
                                      used vehicle
                                      is more difficult to determine, upon sale of a repossessed vehicle, a greater loss may be incurred.

Defaulted contracts may result in     In the event that the sponsor or the
a delay in payments to                servicer must repossess and dispose of
securityholders and a loss on your    vehicles to recover scheduled payments due
investment.                           on defaulted contracts, the
                                      securityholders may not realize the full amount due on a contract, or may not realize the full amount on a timely basis.
                                      Other factors that may affect the ability of the securityholders to realize the full amount due on a contract include whether endorsements or amendments to certificates of title relating to the vehicles had been filed or such certificates have been delivered to the trustee, whether financing statements to perfect the security interest in the contracts had been filed, depreciation, obsolescence, damage or loss of any vehicle, and the application of federal and state bankruptcy and insolvency laws. As a result, you may be subject to delays in receiving payments and suffer loss on your investment in the securities to the extent such losses are not covered by applicable credit enhancement.

Transfer of servicing may reduce      If the sponsor were to cease servicing the
or delay payments to you.             contracts, delays in processing payments
                                      on the contracts and information regarding contract payments could occur. A transfer in servicing of the contracts could reduce or delay payments to you. In addition, if the sponsor were to cease servicing the contracts, there is no guarantee that a replacement servicer would be able to service the contracts to the same capability and degree of skill as the sponsor.

Inability of the sponsor to           The transaction documents require the
reacquire contracts which breach a    sponsor to acquire contracts from the
representation or warranty may        trust property if representations and
cause your payments to be reduced     warranties concerning the contracts'
or delayed.                           eligibility or certain covenants made by
                                      the sponsor, as servicer, have been
                                      breached. If the sponsor is unable to
                                      reacquire the contracts and no other party is obligated to perform or satisfy these obligations, you may experience delays in receiving payments and losses on your investment in the securities to the extent such losses are not covered by applicable credit enhancement.

Failure to amend or reissue the       None of the sponsor, the issuing entity or
certificates of title to the          the trustee will amend or reissue the
financed vehicles may cause you to    certificates of title to the financed
experience delays in payments or      vehicles to note their sale to the issuing
losses.                               entity or the grant of a security interest
                                      in the vehicles to the trustee by the
                                      issuing entity. Because the certificates of title will not be amended or reissued, the issuing entity may not have a perfected security interest in the financed vehicles securing contracts originated in some states. In the event that a contract originated in any such state goes into default, you may experience delays in receiving payments and losses on your investment in the securities to the extent such losses are not covered by applicable credit enhancement.

Inadequate insurance on vehicles      Each contract requires the obligor to
may cause you losses on your          maintain insurance covering physical
investment.                           damage to the vehicle in an amount not
                                      less than the unpaid principal balance of the contract with the sponsor named as a loss payee. Since the obligors select their own insurers to provide the required coverage, the specific terms and conditions of their policies vary.

                                      In addition, although most contracts
                                      generally give the sponsor the right to
                                      force place insurance coverage in the
                                      event the required physical damage
                                      insurance on a vehicle is not maintained by an obligor, neither the sponsor nor the servicer is obligated to force place coverage. In the event insurance coverage is not maintained by obligors and coverage is not force placed, then insurance recoveries may be limited in the event of losses or casualties to vehicles included in the trust property, and you could suffer a loss on your investment.

Limitations on interest payments      Generally, under the terms of the
and repossessions may cause losses    Servicemembers Civil Relief Act, or
on your investment.                   similar state legislation, a lender may
                                      not charge an obligor who commences active military duty after the origination of the contract interest, including fees and charges, above an annual rate of 6% during the period of the obligor's active duty status, unless a court orders otherwise upon application of the lender. It is possible that this action could affect the servicer's ability to collect full amounts of finance charges on some of the contracts. In addition, the relief act imposes limitations that would impair the servicer's ability to repossess on an affected contract during the obligor's period of active duty status. Thus, in the event that these contracts go into default, there may be delays and losses on your investment in the securities to the extent such losses are not covered by applicable credit enhancement.

The ratings assigned to your          The ratings assigned to the securities
securities and/or to any credit       will be based on, among other things, the
enhancement provider by the rating    adequacy of the trust property and the
agencies may be lowered or            creditworthiness of any credit enhancement
withdrawn at any time, which may      for any series of securities. Any rating
affect your ability to sell your      which is assigned to the securities may
securities.                           not remain in effect for any given period
                                      of time or may be lowered or withdrawn
                                      entirely by the rating agencies, if, in
                                      their judgment, circumstances in the
                                      future so warrant.

                                      The ratings of securities enhanced by a
                                      credit enhancement provider may be lowered or withdrawn solely because of an adverse change in the financial or other condition of a credit enhancement provider or a change in the applicable rating of a credit enhancement provider at any time. There is also a risk that a reduction in the rating of a credit enhancement provider could result in a reduction of the ratings on the securities.

                                      All of the above may affect your ability to sell your securities.

Book-Entry registration may affect    We expect that the offered
your ability to exercise your         securities of each series will be
rights as a securityholder.           issued in uncertificated
                                      book-entry form, and will be
                                      registered in the name of Cede,
                                      the nominee of the Depository
                                      Trust Company, commonly known as
                                      DTC. Unless and until physical
                                      securities are issued, you will
                                      only be permitted to exercise your
                                      rights as a securityholder
                                      indirectly, through DTC or through
                                      its participants.

                          The Sponsor and the Servicer

      The sponsor was incorporated in Delaware on April 28, 1995. The sponsor purchases, originates and services automobile contracts. The sponsor's executive offices are located at One Mack Centre Drive, Paramus, New Jersey 07652; telephone (201) 262-5222. The sponsor will initially serve as the servicer for each securitization transaction.

      See the accompanying prospectus supplement for information regarding the sponsor's securitization program, static pool data regarding the securitizations sponsored by the sponsor and recent developments concerning the sponsor and the servicer.

                                   The Trustee

      The trustee for each series of securities will be specified in the related prospectus supplement. The trustee's liability in connection with the issuance and sale of the related securities is limited solely to the express obligations of the trustee detailed in the trust agreement. The term trustee means the indenture trustee named in the related prospectus supplement. The term trust agreement means, except as otherwise specified, any and all agreements relating to the establishment of the trust, if any, the servicing of the contracts and the issuance of the securities, including, if applicable, an indenture or similar agreement.

      The related prospectus supplement will specify procedures for the trustee's and for a successor trustee's appointment, resignation or removal.

                               The Issuing Entity

      The sponsor will either form a special-purpose finance subsidiary that will issue the securities or cause such special-purpose finance subsidiary to establish a separate trust that will issue the securities.

                               The Trust Property

      As specified in the related prospectus supplement, the trust property will include:

      o     a pool of primarily "non-prime" automobile contracts;

      o all monies, including accrued interest, due on the contracts on or after the cut-off date specified in the accompanying prospectus supplement;

      o     amounts that the servicer may hold in one or more accounts;

      o the security interests, if any, in the vehicles relating to the pool of contracts;

      o the right to proceeds from claims on, and unearned premiums from, physical, credit life and credit accident and health insurance damage policies covering the vehicles or the obligors;

      o the proceeds of any repossessed vehicles related to the pool of contracts;

      o the rights of the sponsor under the related automobile contract acquisition agreement, if any;

      o refunds for the costs of extended service contracts for the financed vehicles;

      o the proceeds from recourse claims against the dealers from which the sponsor purchased the contracts, if any;

      o the documents and files maintained by the sponsor related to the contracts; and

      o interest earned on short-term investments held in the trust property, unless the related prospectus supplement specifies that the interest may be paid to the servicer or the sponsor.

      If specified in the related prospectus supplement, the trust property will also include monies on deposit in a pre-funding account, which the trustee will use to acquire or receive a security interest in additional contracts during a pre-funding period. In addition, some combination of credit enhancement may be issued to or held by the trustee for the benefit of the securityholders.

      For purposes of this prospectus, if the issuing entity is a trust, the term trust property refers to the property of such trust, and if the issuing entity is a special-purpose finance subsidiary of the sponsor, the term trust property refers to the property pledged by such special-purpose finance subsidiary to the trustee for the benefit of the holders of the related securities.

      "Non-prime" automobile contracts, the principal component of the trust property, is a common term used to describe contracts made with borrowers who have limited credit histories or who have experienced prior credit difficulties.

      The contracts comprising the trust property will be either:

      o     originated by the sponsor;

      o     originated by dealers and acquired by the sponsor;

      o     originated by other lenders and acquired by the sponsor; or

      o     acquired by the sponsor from originators or owners of contracts.

      The trust property will include contracts for which the related vehicle is subject to state registration or titling requirements.

                                  The Contracts

Contract Pools

      To the extent appropriate, the related prospectus supplement will describe the composition of the contracts and the distribution of the contracts by:

      o     geographic concentration;

      o     average annual percentage rates;

      o     term of contracts;

      o     sponsor custom scores;

      o     credit bureau scores;

      o     payment frequency; and

      o     current principal balance.

The Contracts

      The contracts may consist of any combination of:

      o     rule of 78s contracts;

      o     fixed value contracts; or

      o     simple interest contracts.

Rule of 78s Contracts

      Rule of 78s contracts provide for fixed level monthly payments which will amortize the full amount of the contract over its term. The rule of 78s contracts provide for allocation of payments according to the "sum of periodic balances" or "sum of monthly payments" method -- the rule of 78s. Each rule of 78s contract requires the obligor to pay a specified total amount of payments, in monthly installments, which total represents the principal amount financed and finance charges in an amount calculated on the basis of a stated annual percentage rate for the term of the contract. Under the rule of 78s, the portion of each payment allocable to interest is higher during the early months of the term of a contract and lower during later months than that under a constant yield method for allocating payments between interest and principal. Nevertheless, all payments received by the servicer on or in respect of the rule of 78s contracts may be allocated on an actuarial or simple interest basis.

Fixed Value Contracts

      Fixed value contracts provide for monthly payments with a final fixed value payment which is greater than the scheduled monthly payments. A fixed value contract provides for amortization of the loan over a series of fixed level payment monthly installments. The final fixed value payment in fixed value contract may be satisfied by:

      o     payment in full in cash of the fixed value amount;

      o transfer of the vehicle to the sponsor, provided various conditions are satisfied; or

      o refinancing the fixed value payment in accordance with various conditions.

      For fixed value contracts, only the principal and interest payments due prior to the final payment and not the final payment may be included initially in the trust property.

Simple Interest Contracts

      Simple interest contracts provide for the amortization of the amount financed over a series of fixed level monthly payments. However, unlike the rule of 78s contracts, each monthly payment consists of an installment of interest which is calculated on the basis of the outstanding principal balance of the contract multiplied by the stated APR and further multiplied by the period elapsed, as a fraction of a calendar year, since the preceding payment of interest was made. As payments are received under a simple interest contract, the amount received is applied first to interest accrued to the date of payment and the balance is applied to reduce the unpaid principal balance. Accordingly, if an obligor pays a fixed monthly installment before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. Conversely, if an obligor pays a fixed monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less. In either case, the obligor pays a fixed monthly installment until the final scheduled payment date, at which time the amount of the final installment is increased or decreased as necessary to repay the then outstanding principal balance.

      If an obligor elects to prepay a rule of 78s contract in full, the obligor is entitled to a rebate of the portion of the outstanding balance then due and payable attributable to unearned finance charges. If a simple interest contract is prepaid, rather than receive a rebate, the obligor is required to pay interest only to the date of prepayment. The amount of a rebate under a rule of 78s contract generally will be less than the remaining scheduled payments of interest that would be due under a simple interest contract for which all payments were made on schedule. Distributions to securityholders may not be affected by rule of 78s rebates because under the transaction documents described in the related prospectus supplement the amounts payable to securityholders may be determined using the actuarial or simple interest method.

Delinquencies, Repossessions, and Net Loss Information on the Contracts

      The related prospectus supplement will describe the sponsor's delinquency, repossession and net loss experience with respect to contracts it has originated or acquired which the sponsor continues to service or for which the sponsor was the servicer at the time of repossession or loss. This information may include, among other things, the experience with respect to all contracts in the sponsor's portfolio during specified periods. There can be no assurance that the delinquency, repossession and net loss experience on any trust property will be comparable to the sponsor's prior experience.

Maturity and Prepayment Considerations on the Contracts

      The weighted average life of the securities of any series will be influenced by the rate at which the principal of the contracts backing those securities are paid. If a contract permits a prepayment, the payment, together with accelerated payments resulting from defaults, will shorten the weighted average life of those securities. The rate of prepayments on the contracts may be influenced by a variety of economic, financial and other factors. In addition, the transaction documents will require the sponsor, under specific circumstances, to acquire contracts from the related trust property as a result of breaches of representations, warranties and covenants. Any reinvestment risks resulting from a faster or slower rate of principal repayment on the securities will be borne entirely by the securityholders.

      Each prospectus supplement will provide additional information regarding the maturity and prepayment considerations applicable to a particular pool of contracts and series of securities, together with a description of any prepayment penalties.

                   The Sponsor's Automobile Financing Program

      The sponsor's lending programs are designed to serve consumers who have limited access to traditional automobile financing. The typical borrower may have had previous financial difficulties, but is now attempting to re-establish credit, or may not yet have sufficient credit history. Because the sponsor serves consumers who are unable to meet the credit standards imposed by most traditional automobile financing sources, its finance charges are at higher rates than those charged by many traditional automobile financing sources. As the sponsor provides financing in a relatively high risk market, it expects to experience a higher level of delinquencies and credit losses than that experienced by traditional automobile financing sources.

      Automobile contracts are generally originated by the sponsor by purchasing contracts from automobile dealers. The sponsor provides funding for franchised and independent automobile dealers to finance their customers' purchase of new and used automobiles, sport utility vehicles, light duty trucks and vans. The sponsor has established relationships with a variety of dealers located in the markets where the sponsor has branch offices or marketing representatives. Automobile contracts originated by dealers which conform to the sponsor's credit policies are purchased by the sponsor generally without recourse to dealers. In addition, the sponsor may, from time to time, offer contracts to existing customers that qualify under the sponsor's credit policies.

      See "The Sponsor, Servicer and Custodian" in each prospectus supplement for a description of the sponsor's current contract acquisition, servicing and collection practices.

                                  Pool Factors

      The pool factor for each class of securities will be a seven-digit decimal, which the servicer will compute prior to each distribution. The pool factor indicates the remaining outstanding principal balance of a class as of the applicable payment date, as a fraction of the initial outstanding principal balance of the class. Each pool factor will be initially 1.0000000, and thereafter will decline to reflect reductions in the outstanding principal balance of the applicable class.

      A securityholder's portion of the aggregate outstanding principal balance of the related class is the product of:

      o the original aggregate principal balance of the securityholder's securities; and

      o     the applicable pool factor.

      The securityholders of record will receive reports on or about each payment date concerning:

      o     the payments received on the contracts;

      o     the pool balance (as defined in the related prospectus supplement);

      o     each pool factor; and

      o     other items of information.

      In addition, securityholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law.

                                 Use of Proceeds

      The proceeds from the sale of the securities of a given series will be used by the sponsor for the acquisition of the contracts, and/or for general corporate purposes, including:

      o     the origination or acquisition of additional contracts;

      o     repayment of indebtedness; and

      o     general working capital purposes.

      As set forth in the related prospectus supplement, the sponsor may make additional transfers of contracts to be included in the trust property from time to time, but the timing and amount of any additional transfers will be dependent upon a number of factors, including:

      o     the volume of contracts the sponsor originates or acquires;

      o     prevailing interest rates;

      o     availability of funds; and

      o     general market conditions.

                          Description of the Securities

General

      The securities will be issued in series. The following statements summarize the material terms and provisions common to the securities. A more detailed description of the securities of each series will appear in the related prospectus supplement. These summaries are subject to all of the provisions of the indenture for the related securities and the related prospectus supplement.

      Each series of securities -- or in some instances, two or more series of securities -- will be issued under an indenture.

      All of the offered securities will be rated in one of the four highest rating categories by one or more rating agencies.

      The securities will be offered in the form of notes representing debt of the issuing entity secured by the contracts.

      Each series or class of securities may have a different interest rate, which may be fixed or adjustable. The related prospectus supplement will specify the interest rate for each series or class of securities, or the initial interest rate and the method for determining subsequent changes to the interest rate.

      A series may include one or more classes of strip securities which are:

      o stripped of regular interest payments and entitled only to principal distributions, with disproportionate, nominal or no interest distributions; or

      o stripped of regular principal payments and entitled only to interest distributions, with disproportionate, nominal or no principal distributions.

      In addition, a series of securities may include two or more classes of securities that differ as to:

      o     timing;

      o     sequential order;

      o     priority of payment;

      o     interest rate; or

      o     amount of principal or interest distribution or both.

      Distributions of principal or interest or both on any class of securities may be made upon:

      o     the occurrence of specified events;

      o     in accordance with a schedule or formula; or

      o on the basis of collections from designated portions of the related pool of contracts.

      A series may include one or more classes of accrual securities, which will not distribute accrued interest but rather will add the accrued interest to the principal balance, or notional balance, in the case of accrual securities which are also strip securities, on each payment date, or in the manner described in the related prospectus supplement.

      A series may include one or more other classes of securities that are senior or subordinate to one or more other classes of securities in respect of distributions of principal and/or interest and/or allocations of losses on contracts.

      A series or class of securities may have a balance that may decrease based on the amortization of contracts or increase based on principal collections used to purchase additional contracts.

      A series or class of securities may also benefit from a derivative arrangement. A derivative arrangement may be an interest rate cap or floor agreement or an interest rate or currency swap agreement. See "Credit and Cash Flow Enhancements --Cash Flow Enhancement" herein.

      In addition, some classes of senior or subordinate securities may be senior to other classes of senior or subordinate securities in respect of distributions of principal and/or interest and/or allocation of losses.

General Payment Terms of Securities

      Securityholders will be entitled to receive payments on their securities on specified payment dates. Payment dates will occur monthly, quarterly, semi-annually or as described in the related prospectus supplement.

      The related prospectus supplement will describe a record date for each payment date, as of which the trustee or its paying agent will fix the identity of the securityholders for the purpose of receiving payments on that payment date. The related prospectus supplement and the transaction documents will describe a period, known as the collection period, prior to each payment date. Interest and principal collected on the contracts during a collection period will be required to be remitted by the servicer to the trustee prior to the payment date and will be used to distribute payments to securityholders on that payment date.

      None of the securities or the contracts will be guaranteed or insured by any governmental agency or instrumentality, the servicer, the trustee or any of their respective affiliates.

Payment Dates

      On each payment date, distributions of principal and interest or, where applicable, of principal only or interest only, on each class of securities will be made either by the trustee or a paying agent appointed by the trustee, to the persons who are registered as securityholders at the close of business on the record date. Interest that accrues and is not payable on a class of securities may be added to the principal balance of each security of the class. Distributions will be made in immediately available funds, by wire transfer or otherwise as described in the related prospectus supplement, to the account of a securityholder. If the securityholder has notified the trustee or the paying agent, as the case may be, and the transaction documents provide, payment may be in the form of a check mailed to the address of the person entitled thereto as it appears on the register. The final payment distribution upon retirement of the securities will be made only upon presentation and surrender of the securities at the office or agency of the trustee specified in the notice to securityholders of the final distribution.

Determination of Principal and Interest on the Securities

      The method of determining, and the amount of, distributions of principal and interest or, principal only or interest only, on a particular series of securities will be described in the related prospectus supplement. Each class of securities, except for principal only securities, may bear interest at a different interest rate. Interest on the securities will be calculated either on the basis of a 360-day year consisting of twelve 30-day months, on the basis of the actual number of days in the interest period over 360, or on the basis of the actual number of days in the interest period over 365 or 366, as specified in the related prospectus supplement.

      On each payment date, the trustee or the paying agent will distribute to each securityholder an amount equal to the percentage interest represented by the security held by the holder multiplied by the total amount to be distributed on that payment date on account of that class.

      For a series of securities that includes two or more classes, the timing, sequential order, priority of payment, amount of distributions in respect of principal, any schedule or formula or other provisions applicable to the determination of distributions among multiple classes of senior securities or subordinate securities will be described in the related prospectus supplement.

      Prior to each payment date the trustee will determine the amounts of principal and interest which will be due to securityholders on that payment date. If the amount then available to the trustee is insufficient to cover the amount due to securityholders, the trustee will be required to notify the credit enhancement provider, if there is one for that class or series providing credit enhancement for this type of deficiency. The credit enhancement provider, in this case, will generally then be required to fund the deficiency with respect to any applicable class.

Fixed Rate Securities

      Each class of securities may bear interest at an annual fixed rate or at a variable or adjustable rate per annum, as more fully described below and in the related prospectus supplement. Each class of fixed rate securities will bear interest at the applicable interest rate specified in the related prospectus supplement.

Floating Rate Securities

      Each class of floating rate securities will bear interest for each related interest period at a rate per annum determined by reference to an interest rate index, commonly known as the base rate, plus or minus a spread, if any, or multiplied by a spread multiplier, in each case as specified in the related prospectus supplement. The spread is the percentage above or below the base rate at which interest will be calculated that may be specified in the related prospectus supplement as being applicable to such class, and the spread multiplier is the percentage that may be specified in the related prospectus supplement as being applicable to such class.

      The related prospectus supplement will designate a base rate for a given floating rate security based on the London interbank offered rate (commonly called LIBOR), eurodollar synthetic forward rates, commercial paper rates, federal funds rates, U.S. Government treasury securities rates or negotiable certificates of deposit rates.

      As specified in the related prospectus supplement, floating rate securities may also have either or both of the following, in each case expressed as an annual rate: (1) a maximum limitation, or ceiling, on the rate at which interest may accrue during any interest period, which may be an available funds cap rate and (2) a minimum limitation, or floor, on the rate at which interest may accrue during any interest period. The interest rate on either type of security will not be higher than the maximum rate permitted by applicable law.

      Each issuing entity of a class of floating rate securities may appoint and enter into agreements with a calculation agent to calculate interest rates on each class of floating rate securities. The related prospectus supplement will set forth the identity of any such calculation agent for each such class of floating rate securities which may be the trustee for the series. All determinations of interest by the calculation agent will, in the absence of manifest error, be conclusive for all purposes and binding on the holders of floating rate securities of a given class.

      The trust property may also include a derivative arrangement for any series or any class of securities. A derivative arrangement may include an interest rate cap or floor agreement or an interest rate or currency swap agreement.

Scheduled Amortization Securities; Companion Securities

      The securities may include one or more classes of scheduled amortization securities and companion securities. Scheduled amortization securities are securities for which payments of principal are to be made in specified amounts on specified payment dates, to the extent of funds being available on that payment date. Companion securities are securities which receive payments of all or a portion of any funds available on a given payment date which are in excess of amounts required to be applied to payments on scheduled amortization securities on that payment date. Because of the manner of application of payments of principal to companion securities, the weighted average lives of companion securities of a series may be expected to be more sensitive to the actual rate of prepayments on the contracts in the related pool than will the scheduled amortization securities of that series.

Book-Entry Registration

      We expect that the offered securities of each series will be issued in uncertificated book-entry form, and will be registered in the name of Cede, the nominee of the Depository Trust Company, commonly known as DTC, in the United States, or Clearstream Banking, societe anonyme (formerly Cedelbank), commonly known as Clearstream, Luxembourg, or the Euroclear system, in Europe. Clearstream, Luxembourg and Euroclear will hold omnibus positions for Clearstream, Luxembourg participants and Euroclear participants, respectively, through customers' securities accounts in Clearstream, Luxembourg's and Euroclear's names on the books of their respective depositaries. The depositaries will hold these positions in customers' security accounts in the depositaries names on DTC's books. The related prospectus supplement will state if the securities will be in physical rather than book-entry form.

      DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a clearing corporation within the meaning of the Uniform Commercial Code and a clearing agency registered under Section 17A of the Exchange Act. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes in their accounts, eliminating the need for physical movement of certificates. DTC's participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. Indirect access to the DTC system also is available to indirect participants such as brokers, dealers, banks and trust companies that clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly.

      Transfers between DTC participants will occur according to DTC rules. Transfers between Clearstream, Luxembourg participants and Euroclear participants will occur according to their applicable rules and operating procedures.

      Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg participants or Euroclear participants, on the other, will be effected in DTC according to DTC rules on behalf of the relevant European international clearing system by its depositary; however, these cross-market transactions will require the counterparty to deliver instructions to the relevant European international clearing system according to the counterparty rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment according to normal procedures for same-day funds settlement applicable to DTC. Clearstream, Luxembourg participants and Euroclear participants may not deliver instructions directly to the depositaries.

      Because of time-zone differences, credits of securities in Clearstream, Luxembourg or Euroclear resulting from a transaction with a DTC participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and the credits or any transactions in the securities settled during the processing will be reported to the relevant Clearstream, Luxembourg participant or Euroclear participant on that business day. Cash received in Clearstream, Luxembourg or Euroclear resulting from sales of securities by or through a Clearstream, Luxembourg participant or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.

      Clearstream, Luxembourg was incorporated in 1970 as Cedel S.A., a company with limited liability under Luxembourg law (a societe anonyme). Cedel S.A. subsequently changed its name to Cedelbank. On January 10, 2000, Cedelbank's parent company, Cedel International, societe anonyme, merged its clearing, settlement and custody business with that of Deutsche Borse Clearing AG.

      Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg customers through electronic book-entry changes in accounts of Clearstream, Luxembourg customers, thereby eliminating the need for physical movement of certificates. Transactions may be settled by Clearstream, Luxembourg in any of 36 currencies, including U.S. Dollars. Clearstream, Luxembourg provides, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream, Luxembourg is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier which supervises Luxembourg banks. Clearstream, Luxembourg's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream, Luxembourg's U.S. customers are limited to securities brokers and dealers, and banks. Currently, Clearstream, Luxembourg has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada, and the United States. Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream, Luxembourg. Clearstream, Luxembourg has established an electronic bridge with Morgan Guaranty Trust Company of New York as the operator of the Euroclear System in Brussels to facilitate settlement of trades between Clearstream, Luxembourg and Euroclear.

      Euroclear was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating both the need for physical movement of securities and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 37 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan

Guaranty Trust Company of New York, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation. All operations are conducted by the Euroclear operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator, not Euroclear Clearance. Euroclear Clearance establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers, and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

      The Euroclear operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

      Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related operating procedures of the Euroclear system and applicable Belgian law. The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear operator acts under the Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

      Under a book-entry format, securityholders that are not DTC participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of securities registered in the name of Cede, as nominee of DTC, may do so only through participants and indirect participants. In addition, these securityholders will receive all distributions of principal of and interest on the securities from the trustee through DTC and its participants. Securityholders may receive payments after the payment date because DTC will forward these payments to its participants, which thereafter will be required to forward these payments to indirect participants or securityholders. Unless and until physical securities are issued, it is anticipated that the only securityholder will be Cede, as nominee of DTC, and that the beneficial holders of securities will not be recognized by the trustee as securityholders under the transaction documents. Securityholders which are not DTC participants will only be permitted to exercise their rights under the transaction documents through DTC or through its participants.

      Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among its participants and is required to receive and transmit payments of principal of and interest on the securities. DTC's participants and indirect participants are required to make book-entry transfers and receive and transmit payments on behalf of their respective securityholders. Accordingly, although securityholders will not possess physical securities, the rules provide a mechanism by which securityholders will receive distributions and will be able to transfer their interests.

      Unless and until physical securities are issued, securityholders who are not DTC participants may transfer ownership of securities only through DTC participants by instructing those participants to transfer securities, through DTC for the account of the purchasers of the securities, which account is maintained with their respective participants. Under DTC's rules and in accordance with DTC's normal procedures, transfers of ownership of securities will be executed through DTC and the accounts of the respective participants at DTC will be debited and credited. Similarly, the respective participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing securityholders.

      Because DTC can only act on behalf of its participants, who in turn act on behalf of indirect participants and some banks, the ability of a securityholder to pledge securities to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of the securities may be limited due to the lack of a physical certificate for the securities.

      DTC advises that it will take any action permitted to be taken by a securityholder under the transaction documents only at the direction of one or more of its participants to whose account the securities are credited. Additionally, DTC advises that it will take actions only at the direction of and on behalf of its participants whose holdings include current principal amounts of outstanding securities that satisfy the minimum percentage established in the transaction documents. DTC may take conflicting actions if directed by its participants.

      Any securities initially registered in the name of Cede, as nominee of DTC, will be issued in fully registered, certificated form to securityholders or their nominees, rather than to DTC or its nominee only under the events specified under the heading "-- Definitive Securities" in this prospectus. Upon the occurrence of any of the events specified in Definitive Securities in this prospectus or in the transaction documents and the related prospectus supplement, DTC will be required to notify its participants of the availability through DTC of physical certificates. Upon surrender by DTC of the securities and receipt of instruction for reregistration, the trustee will issue the securities in the form of physical certificates, and thereafter the trustee will recognize the holders of the physical certificates as securityholders. Thereafter, payments of principal of and interest on the securities will be made by the trustee directly to securityholders in accordance with the procedures set forth in the transaction documents. The final distribution of any security whether physical certificates or securities registered in the name of Cede, however, will be made only upon presentation and surrender of the securities on the final payment date at the office or agency specified in the notice of final payment to securityholders.

      None of the sponsor, any finance subsidiary, the originators, the servicer or the trustee will have any liability for any actions taken by DTC or its nominee or Cedel or Euroclear, including, without limitation, actions for any aspect of the records relating to or payments made on account of the securities held by Cede, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to the securities.

Definitive Securities

      The offered securities will be issued in fully registered, certificated form, commonly called definitive securities, to the securityholders or their nominees, rather than to DTC or its nominee, only if:

      o the trustee advises in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the securities and the trustee is unable to locate a qualified successor;

      o the trustee, at its option, elects to terminate the book-entry-system through DTC; or

      o after the occurrence of an event of default under the indenture or a default by the servicer under the transaction documents, securityholders representing at least a majority of the outstanding principal amount of the securities advise the trustee through DTC in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the securityholders' best interest.

      Upon the occurrence of any event described in the immediately preceding paragraph, the trustee will notify all affected securityholders through participants of the availability of definitive securities. Upon surrender by DTC of its securities and receipt of instructions for re-registration, the trustee will reissue the securities as definitive securities.

      Distributions of principal of, and interest on, the securities will then be made by the trustee in accordance with the procedures in the indenture or trust agreement directly to holders of definitive securities in whose names the definitive securities were registered at the close of business on the applicable record date. Distributions will be made by check mailed to the address of the holder as it appears on the register maintained by the trustee. The final payment on any security, however, will be made only upon presentation and surrender of the security at the office or agency specified in the notice of final distribution.

      Definitive securities will be transferable and exchangeable at the offices of the trustee or of a certificate registrar named in a notice delivered to holders of the definitive securities. No service charge will be imposed for any registration of transfer or exchange, but the trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

Reports to Securityholders

      On or prior to each payment date, the servicer or the trustee will forward or cause to be forwarded to each holder of record a statement or statements with respect to the trust property and the securities generally describing at least the following information:

      (1) the amount of the distribution allocable to principal with respect to each class;

      (2) the amount of the distribution allocable to interest with respect to each class;

      (3) the pool balance, if applicable, as of the close of business on the last day of the related collection period;

      (4) the aggregate outstanding principal balance and the pool factor for each class after giving effect to all payments reported under (1) above on the payment date;

      (5) the amounts paid to the servicer and any back-up servicer, if any, with respect to the related collection period;

      (6) with respect to each class, the amounts of interest and principal from prior payment dates which remain unpaid and the change in such amounts from the prior payment date;

      (7) the amount of the aggregate purchase amounts for contracts that have been reacquired, if any, for the related collection period;

      (8) the amount of coverage and amounts paid under any form of credit enhancement covering default risk as of the close of business on the payment date and a description of any substitute credit enhancement and any appropriate terms thereunder;

      (9) the loss and delinquency data with respect to the contracts in the pool; and

      (10) the balances in each of the accounts established under the transactions documents for such securities.

      Each amount described under subclauses (1), (2) and (4) will be expressed as a dollar amount per $1,000 of the initial principal balance of the securities, as applicable. The actual information to be described in statements to securityholders will be detailed in the related prospectus supplement.

      Within the prescribed period of time for tax reporting purposes after the end of each calendar year, the trustee will provide the securityholders a statement containing the amounts described in (1) and (2) above for that calendar year and any other information required by applicable tax laws.

Forward Commitments; Pre-Funding

      The issuing entity may enter into a forward purchase agreement directly or indirectly with the sponsor where the sponsor will agree to transfer additional contracts to be included in the trust property following the date on which the securities are issued. The issuing entity may enter into forward purchase agreements to acquire additional contracts that could not be delivered by the sponsor or have not formally completed the origination process, prior to the closing date. Any forward purchase agreement will require that any contracts to be included in the trust property conform to specified requirements.

      If a forward purchase agreement is utilized, and unless otherwise specified in the related prospectus supplement, the trustee will be required to deposit in a pre-funding account up to 50% of the net proceeds received by the trustee in connection with the sale of one or more classes of securities. The additional contracts will be included in the trust property in exchange for money released to the sponsor from the pre-funding account. Each forward purchase agreement will set a specified funding period during which any transfers must occur. The funding period will be limited to no more than one year from the date of issuance of the related securities. The forward purchase agreement or the relevant transaction document will require that any monies originally deposited in the pre-funding account and not used by the end of the funding period be applied as a mandatory prepayment of the related class or classes of securities.

      During the funding period the monies deposited to the pre-funding account will either:

      o     be held uninvested; or

      o be invested in cash-equivalent investments rated in one of the four highest rating categories by at least one nationally recognized statistical rating organization.

      The invested monies will either mature prior to the end of the funding period, or will be drawable on demand and in any event, will not constitute the type of investment which would require registration of the trust as an "investment company" under the Investment Company Act of 1940, as amended.

                    Description of the Transaction Documents

      Each series of securities will be issued under one or more transaction documents which will establish the issuing entity, transfer the contracts and issue the securities. The following paragraphs describe the material provisions common to the transaction documents. A more detailed discussion of the transaction documents governing your specific series will appear in the related prospectus supplement. The term transaction document means, except as otherwise specified, any and all agreements relating to the establishment of the issuing entity, the servicing of the contracts and the issuance of the securities, including, if applicable, an indenture or similar agreement.

Sale and Assignment of the Contracts

      On the closing date, the sponsor or a finance subsidiary will transfer contracts originated by the sponsor either to a trust, or will pledge the sponsor's or the finance subsidiary's right, title and interests in and to the contracts to a trustee on behalf of the securityholders.

      The sponsor will be obligated to acquire from the related trust property any contract transferred to a trust or pledged to a trustee if the interest of the securityholders is materially adversely affected by a breach of any representation or warranty made by the sponsor with respect to the contract, which breach has not been cured or waived following the discovery by or notice to the sponsor. In addition, the sponsor may from time to time reacquire contracts or substitute other contracts for contracts under conditions described in the transaction documents.

Accounts

      For each series of securities, the servicer will establish and maintain with a trustee one or more collection accounts, in the trustee's name on behalf of the securityholders and any applicable credit enhancement provider in which the servicer will deposit all payments made on or with respect to the contracts. The servicer will also establish and maintain with the trustee separate distribution accounts, in the trustee's name on behalf of the securityholders, in which amounts released from the collection account, any reserve account or other credit enhancement will be deposited and from which distributions to securityholders will be made.

      The related prospectus supplement will describe any other accounts to be established with respect to a series of securities.

      For any series of securities, funds in the collection account, the distribution account, any reserve account and other accounts (collectively, the trust accounts) will be invested in eligible investments by the trustee or the trust collateral agent, as applicable, selected in writing by the servicer (pursuant to standing instructions or otherwise). Eligible investments are limited to investments acceptable to the rating agencies as being consistent with the rating of the securities and acceptable to any credit enhancement provider. If so stated in the related prospectus supplement, eligible investments may include securities issued by the sponsor, the servicer or their respective affiliates or other trusts created by the sponsor or its affiliates. Except as described below or in the related prospectus supplement, eligible investments are limited to obligations or securities that mature not later than the business day immediately preceding a payment date. Thus, the amount of cash in any reserve account at any time may be less than the balance of the reserve account. If the amount required to be withdrawn from any reserve account to cover shortfalls in collections exceeds the amount of cash in the reserve account, a temporary shortfall in the amounts distributed to the related securityholders could result. This could, in turn, increase the average life of the securities. The servicer will deposit investment earnings on funds in the trust accounts, net of losses and investment expenses, in the applicable trust account on each payment date. The investment earnings will be treated as collections of interest on the contracts.

      The trust accounts will be maintained as eligible accounts. An eligible account is an account that is either (i) a segregated trust account that is maintained with a depository institution acceptable to any applicable insurer or the trustee, at the direction of noteholders evidencing at least a majority of the voting rights of the then outstanding securities, or (ii) a segregated direct deposit account maintained with a depository institution or trust company organized under the laws of the United States of America, or any of the States thereof, or the District of Columbia, having a certificate of deposit, short-term deposit or commercial paper rating of at least "A-1+" by Standard & Poor's and "P-1" by Moody's.

      The depository institution or its parent corporation must have either:

      o a long-term unsecured debt rating acceptable to the rating agencies and any credit enhancement provider; or

      o a short-term unsecured debt rating or certificate of deposit rating acceptable to the rating agencies and any credit enhancement provider.

      In addition, the depository institution's deposits must be insured by the FDIC.

The Servicer

      The servicer under each transaction document will be named in the related prospectus supplement. The servicer may be the sponsor or an affiliate of the sponsor and may have other business relationships with the sponsor or the sponsor's affiliates. Any servicer may delegate its servicing responsibilities to one or more sub-servicers, but delegation will not relieve it of its liabilities under the transaction documents.

      The servicer will make representations and warranties regarding its authority to enter into, and its ability to perform, its obligations under the transaction documents. An uncured breach of a representation or warranty that materially and adversely affects the interests of the securityholders will constitute a servicer default.

Servicing Procedures

      Each servicing agreement will provide that the servicer will make reasonable efforts to:

      o collect all payments due on the contracts which are part of the trust fund; and

      o make collections on the contract using the same collection procedures that it follows with respect to contracts that it services for itself and others.

      Consistent with its normal procedures, the servicer may, in its discretion, arrange with an obligor on a contract to extend or modify the payment schedule. Because the sponsor serves customers who have experienced prior credit difficulties, the sponsor's servicing activities have been specifically tailored to address the unique features of non-prime contract lending. The related prospectus supplement will describe the material aspects of any particular servicer's collections and other relevant procedures and set forth any limitations on the servicer's ability to grant extensions or make modifications, including any required third party consents.

Payments on Contracts

      The servicer will be required to deposit into the collection account all payments on the related contracts, from whatever source, and all proceeds of the contracts collected within two business days of receipt. The servicer may not commingle monies deposited in the collection account with funds from other sources.

Servicing Compensation

      The servicer may be entitled to receive a servicing fee for each collection period at a rate equal to a specified percentage per year of the principal balance of the contracts included in the trust property, generally as of the first day of the collection period. Each prospectus supplement and servicing agreement will specify the priority of distributions with respect to the servicing fee -- together with any portion of the servicing fee that remains unpaid from prior payment dates. The servicing fee may be paid prior to any distribution to the securityholders.

      The servicer may also collect and retain any late fees, the penalty portion of interest paid on past due amounts and other administrative fees or similar charges allowed by applicable law with respect to the contracts. In addition, the servicer will be entitled to reimbursement from each trust for specified liabilities. Payments by or on behalf of obligors will be allocated to scheduled payments and late fees and other charges in accordance with the servicer's normal practices and procedures.

      The servicing fee will compensate the servicer for performing the functions of a third party servicer of similar types of contracts as an agent for their beneficial owner. These functions include:

      o     collecting and posting all payments;

      o     responding to obligor inquiries on the related contracts;

      o     investigating delinquencies;

      o     sending billing statements to obligors;

      o     reporting tax information to obligors;

      o     paying costs of collection and disposition of defaults;

      o     policing the collateral;

      o     administering the contracts; and

      o accounting for collections and furnishing statements to the trustee with respect to distributions.

      The servicing fee also will reimburse the servicer for:

      o     certain taxes;

      o     accounting fees;

      o     outside auditor fees;

      o     data processing costs;

      o costs associated with maintaining bank accounts that are necessary to service the contracts; and

      o certain other costs incurred in connection with administering the contracts.

Distributions

      Distributions of principal and interest, or, where applicable, of principal or interest only, on each class of securities will be made by the indenture trustee to the noteholders and by the trustee to the certificateholders. The timing, calculation, allocation, order, source, priorities of and requirements for each class of noteholders and all distributions to each class of certificateholders will be described in the related prospectus supplement.

      On each payment date, the servicer will direct the trustee to transfer collections on the contracts from the collection account to the distribution account for distribution to securityholders. Credit enhancement may be available to cover any shortfalls in the amount available for distribution, to the extent specified in the related prospectus supplement. Distributions in respect of principal of a class of securities will be subordinate to distributions in respect of interest on the class, distributions in respect of one or more classes of notes of a series may be subordinate to payments in respect of one or more other classes of notes of that series and the certificates of a series may be subordinate to payments in respect of the notes of a series, in each case to the extent described in the related prospectus supplement.

Credit and Cash Flow Enhancements

      The amounts and types of credit enhancement arrangements, if any, and the credit enhancement provider, with respect to each class of securities will be described in the related prospectus supplement.

Credit Enhancement

      Credit enhancement may be in the form of:

      o an insurance policy, which is a financial guaranty insurance policy issued by a financial guaranty insurer for the benefit of the noteholders which will unconditionally and irrevocably guarantee payment of principal of, and certain payments of interest due on, the notes during the term of the financial guaranty insurance policy;

      o subordination of one or more classes of securities, which is a structural feature where a class of notes that is lower in priority of payment provides credit support to those classes of notes having higher priority of payment relative to that class;

      o excess cashflow, which is excess of the amount paid by obligors on the automobile loan contracts each month over the amounts required to be paid out each month by the issuing entity to cover certain fees of the issuing entity and interest on the notes;

      o reserve or spread accounts, which are cash accounts from which amounts can be withdrawn on any distribution date to cover any shortfalls that result when available funds are insufficient to cover certain fees and expenses of the issuing entity, including interest payments and certain principal payments on the notes;

      o overcollateralization, which is the amount by which the pool balance exceeds the principal balance of the notes; or

      o     any combination of two or more of the foregoing.

Cash Flow Enhancement

      Cash flow enhancement may be in the form of one or more of the following:

      o interest rate swaps, which are arrangements under which the issuing entity makes fixed payments on a monthly or quarterly basis to a swap counterparty and receives floating rate payments based on LIBOR;

      o interest rate caps, which are arrangements under which the issuing entity makes an upfront payment to a swap counterparty and receives a payment on a monthly or quarterly basis to the extent LIBOR exceeds a stated, or capped, amount;

      o letters of credit, which are letters issued by a credit provider committing to make payments on the notes, up to a stated amount, if the issuing entity is unable to do so;

      o credit or liquidity facilities, which are facilities set up by a credit provider, which hold money that is available to the issuing entity as source of funds to make payments on the notes; or

      o     any combination of two or more of the foregoing.

      Credit and cash flow enhancement for a class may cover one or more other classes of the same series, and credit enhancement for a series of securities may cover one or more other series of securities.

      Credit and cash flow enhancement for any class or series of securities is intended to enhance the likelihood that securityholders of that class or series will receive the full amount of principal and interest due and to decrease the likelihood that the securityholders will experience losses. Credit and cash flow enhancement for a class or series of securities will not provide protection against all risks of loss and may not guarantee repayment of the entire principal balance of, and interest on, such class or series of securities. If losses occur which exceed the amount covered by any credit enhancement, or which are not covered by any credit or cash flow enhancement, securityholders will bear their allocable share of deficiencies. In addition, if a form of credit or cash flow enhancement covers more than one series of securities, securityholders of those series will be subject to the risk that the credit or cash flow enhancement will be exhausted by the claims of securityholders of other series.

Statements to Trustees

      Prior to each payment date, the servicer will provide to the trustee as of the close of business on the last day of the preceding collection period a statement describing substantially the same information provided in the periodic reports to securityholders. These reports are described under "Description of the Securities -- Reports to Securityholders."

Evidence as to Compliance

      The transaction documents will provide for the delivery of an annual statement signed by an officer of the servicer to the effect that the servicer has fulfilled its material obligations under the transaction documents throughout the preceding calendar year, except as specified in the statement.

      Each year, a firm of independent certified public accountants will furnish a report to the trustee to the effect that the accountants have examined documents and the records relating to servicing of the contracts, and compared mathematical calculations for monthly servicing reports selected by the accountants with the servicer's computer reports, and the examination, has disclosed no items of noncompliance with the provision of the transaction documents or variations in the results of the calculations which, in the opinion of the firm, are material, except for the items of non-compliance as shall be referred to in the report.

      Copies of these statements and certificates will be filed by the sponsor with the Securities and Exchange Commission under the name of the related issuing entity as an exhibit to such issuing entity's annual statement on Form 10-K for the related series of securities.

      Securityholders may obtain copies of the statements and certificates by securityholders by a request in writing addressed to the trustee.

Matters Regarding the Servicer

      The servicer may not resign from its obligations and duties as servicer, except upon determination that the performance by the servicer of its duties is no longer permissible under applicable law. No resignation will become effective until the trustee or a successor servicer has assumed the servicer's servicing obligations and duties under the transaction documents.

      The servicer will not be liable to the securityholders for taking any action, or for errors in judgment; provided, however, that the servicer will not be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties. The servicer will be under no obligation to appear in, prosecute, or defend any legal action that is not incidental to its servicing responsibilities and that, in its opinion, may cause it to incur any expense or liability.

      Any entity into which the servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the servicer is a party, or any entity succeeding to the business of the servicer or, an entity in each of the prior cases that assumes the obligations of the servicer, will be the successor to the servicer.

Servicer Termination Event

      A servicer termination event will include:

      o any failure by the servicer to deliver to the trustee for deposit any required payment or to direct the trustee to make any required distributions, which failure continues unremedied for more than two business days after written notice from the trustee is received by the servicer or after discovery by the servicer (but in no event later than five business days after the servicer is required to make such delivery);

      o any failure by the servicer to deliver to the trustee the monthly servicer's report within one business day after such report is required to be delivered;

      o any failure by the servicer to deliver to the trustee the annual compliance report or the annual accountant's report within five business days after such reports are required to be delivered;

      o any failure by the servicer to observe or perform in any material respect any other covenant or agreement in the servicing agreement which continues unremedied for more than thirty days after the giving of written notice of the failure to the servicer by the trustee, or to the servicer and to the trustee by securityholders evidencing not less than 25% of the voting rights of outstanding securities;

      o any insolvency event which means the financial insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings with respect to the servicer and other actions by the servicer indicating its insolvency, or inability to pay its obligations;

      o certain breaches of covenants by the servicer with respect to mergers and consolidations;

      o any claim being made on an insurance policy issued as credit enhancement; and

      o     any additional event specified in the related prospectus supplement.

Rights upon Servicer Termination Event

      As long as a servicer default remains unremedied, the trustee, any credit enhancement provider or securityholders evidencing more than 50% of the voting rights of the then outstanding securities, as specified in the related prospectus supplement, may terminate all the rights and obligations of the servicer, at which time a successor servicer appointed by the trustee or the trustee itself will succeed to all the responsibilities, duties and liabilities of the servicer and will be entitled to similar compensation arrangements. If, however, a bankruptcy trustee or similar official has been appointed for the servicer, and no other servicer default has occurred, the bankruptcy trustee or official may have the power to prevent the trustee or the securityholders from effecting a transfer of servicing. In the event the trustee is unwilling or unable to act as servicer, it may appoint, or petition a court of competent jurisdiction for the appointment of a successor servicer. The trustee may make arrangements for compensation to be paid to the successor servicer, which in no event may be greater than the servicing compensation payable under the related servicing agreement.

Waiver of Past Defaults

      With respect to each series of securities, unless otherwise provided in the related prospectus supplement and subject to the approval of any credit enhancement provider, noteholders evidencing at least a majority of the voting rights of the then outstanding securities may, on behalf of all securityholders, waive any default by the servicer in the performance of its obligations under the transaction documents and its consequences, except a default in making any required deposits to or payments from any of the trust accounts. The waiver will not impair the securityholders' rights with respect to subsequent defaults.

Amendment

      If not materially adversely affecting the securityholders and subject to an opinion of counsel acceptable to the trustee and any credit enhancement provider's approval, the transaction documents may be amended, without the securityholders' consent for the purpose of adding, changing or eliminating any provisions of the transaction documents or of modifying in any manner the rights of the securityholders. The sponsor, the servicer and the trustee with any credit enhancement provider's approval and with the consent of securityholders evidencing at least a majority of the voting rights of the then outstanding securities may amend the transaction documents to add, change in any manner, or eliminate any provisions of the transaction documents or to modify in any manner the rights of the securityholders including provisions that would adversely affect the ratings of the securities; provided, however, that no amendment may:

      o without the consent of all affected securityholders, increase or reduce in any manner the amount or priority of, or accelerate or delay the timing of, collections on the contracts or distributions that are required to be made for the benefit of those securityholders;

      o without the consent of the securityholders, reduce the percentage of securities which are required to consent to any such amendment; or

      o result in a downgrade or withdrawal of the then current rating of the notes by either of the rating agencies.

Insolvency Event

      If an insolvency event occurs with respect to an issuing entity, the trust property, at the direction of the credit enhancement provider, if any, or the securityholders, may be liquidated and, if the issuing entity is a trust, that trust may be terminated 90 days after the date of the insolvency event. Promptly after the occurrence of any insolvency event with respect to an issuing entity, notice is required to be given to the securityholders and/or credit enhancement provider; provided, however, that any failure to give the required notice will not prevent or delay termination of any trust. Upon termination of any trust, the trustee shall direct that the assets of those trusts be promptly sold (other than the related trust accounts) in a commercially reasonable manner and on commercially reasonable terms. The proceeds from any sale, disposition or liquidation of those contracts will be treated as collections on the contracts and deposited in the collection account. If the proceeds from the liquidation of the contracts and any amounts on deposit in the reserve account, if any, and the related distribution account are not sufficient to pay the securities in full, and no additional credit enhancement is available, the amount of principal returned to securityholders will be reduced and some or all of the securityholders will incur a loss.

      The relevant transaction document will provide that the trustee does not have the power to commence a voluntary proceeding in bankruptcy with respect to any issuing entity without the unanimous prior approval of the certificateholder and the depositor.

Termination

      With respect to each trust estate, the obligations of the servicer, the sponsor and the trustee will terminate upon the earlier to occur of:

      o the maturity or other liquidation of the last contract and the disposition of any amounts received upon liquidation of any remaining contracts; and

      o the final payment in full to all securityholders and any credit enhancement provider.

      If the pool balance of the contracts is less than a specified percentage of the initial pool balance in respect of the trust property, in order to avoid excessive administrative expense, the servicer, or if specified in the related prospectus supplement, a credit enhancement provider, will be permitted, at its option, to purchase from the trust property, as of the end of any collection period immediately preceding a payment date, all remaining contracts at a price equal to the aggregate of the purchase amounts described as of the end of the collection period, but not less than the outstanding principal balance of the securities plus accrued and unpaid interest thereon.

      If specified in the related prospectus supplement, within ten days following a payment date as of which the pool balance is equal to or less than the percentage of the initial pool balance specified in the related prospectus supplement, the trustee will solicit bids for the purchase of the contracts remaining in the trust property. The related prospectus supplement will describe the manner and terms and conditions for the bidding. If the trustee receives satisfactory bids as described in the related prospectus supplement, then the contracts remaining in the trust property will be sold to the highest bidder without any continuing direct or indirect recourse of the trust or the noteholders as sellers of the contracts.

      Any outstanding securities of the related series will be repurchased or redeemed concurrently with either of the events specified above. The subsequent distribution to the securityholders of all amounts required to be distributed to them may effect the prepayment of the securities.

                     Material Legal Aspects of the Contracts

General

      The transfer of contracts by the sponsor or its finance subsidiary to the issuing entity, the perfection of the security interests in the contracts, and the enforcement of rights to realize on the vehicles are subject to a number of federal and state laws, including the UCC as codified in various states. The servicer will take necessary actions to perfect the trustee's rights in the contracts. If, through inadvertence or otherwise, a third party were to purchase -- including the taking of a security interest in -- a contract for new value in the ordinary course of its business, without actual knowledge of the trustee's interest, and then were to take possession of the contract, the purchaser would acquire an interest in the contract superior to the trustee's interest. No entity will take any action to perfect the trustee's right in proceeds of any insurance policies covering individual vehicles or obligors. Therefore, the rights of a third party with an interest in these proceeds could prevail against the rights of the trustee prior to the time the servicer deposits the proceeds into a trust account.

Security Interests in the Financed Vehicles

General

      In all of the states in which contracts have been originated, the credit sales of automobiles, sport utility vehicles, light duty trucks and vans to consumers are evidenced either by retail installment sales contracts or by promissory notes with a security interest in the vehicle. The installment sales contracts and promissory notes with a security interest are chattel paper under the UCC.

      Perfection of security interests in automobiles, sport utility vehicles, light duty trucks and vans is generally governed by the vehicle registration or titling laws of the state in which each vehicle is registered or titled. In most states a security interest in a vehicle is perfected by noting the secured party's lien on the vehicle's certificate of title.

Perfection

      The sponsor will sell and assign the contracts it has originated or acquired and its security interests in the vehicles to the trustee. Alternatively, the sponsor may sell and assign the contracts and its interest in the vehicles to a finance subsidiary. The finance subsidiary will then sell and assign the contracts and related security interests to the trustee. The related prospectus supplement will specify whether, because of the administrative burden and expense, the sponsor, the servicer or the trustee will not amend any certificate of title to identify the trustee as the new secured party on the certificates of title. The related prospectus supplement will specify the UCC financing statements to be filed in order to perfect the transfer of the contracts to the finance subsidiary and their subsequent transfer by the finance subsidiary to the trustee. Further, as specified in the related prospectus supplement, either the servicer or a third party custodian will hold the contracts and any certificates of title in its possession as custodian for the trustee. This should preclude any other party from claiming a competing security interest in the contracts on the basis that its security interest is perfected by possession.

      In most states, a secured creditor can perfect its security interest in a motor vehicle against creditors and subsequent purchasers without notice only by one or more of the following methods:

      o depositing with the related Department of Motor Vehicles or analogous state office a properly endorsed certificate of title for the vehicle showing the secured party as legal owner or lienholder on the vehicle;

      o filing a sworn notice of lien with the related Department of Motor Vehicles or analogous state office and noting the lien on the certificate of title; or

      o if the vehicle has not been previously registered, filing an application in usual form for an original registration together with an application for registration of the secured party as legal owner or lienholder, as the case may be.

      However, under the laws of some states, a transferee of a security interest in a motor vehicle is not required to reapply to the related Department of Motor Vehicles or analogous state office for a transfer of registration when the security interest is sold or transferred by the lienholder to secure payment or performance of an obligation. Accordingly, under the laws of these states, the assignment by the sponsor of its interest in the contracts to the trustee effectively conveys the sponsor's security in the contracts and, specifically, the vehicles, without re-registration and without amendment of any lien noted on the certificate of title, and the trustee will succeed to the sponsor's rights as secured party.

      Although it is not necessary to re-register the vehicle to convey the perfected security interest in the vehicles to the trustee, the trustee's security interest could be defeated through fraud, negligence, forgery or administrative error because it may not be listed as legal owner or lienholder on the certificates of title. However, in the absence of these events, the notation of the sponsor's lien on the certificates of title will be sufficient, in some states, to protect the trustee against the rights of subsequent purchasers or subsequent creditors who take a security interest in a vehicle. The sponsor will represent and warrant that it has taken, or will, within the time period specified, take, all action necessary to obtain, a perfected security interest in each vehicle. If there are any vehicles for which the sponsor failed to obtain a first priority perfected security interest, the sponsor's security interest would be subordinate to, among others, subsequent purchasers and the holders of first priority perfected security interests in these vehicles. Such a failure, however, would require the sponsor to repurchase these contracts from the trustee.

Continuity of Perfection

      Under the laws of most states, a perfected security interest in a motor vehicle continues for four months after the vehicle is moved to a new state from the state in which it is initially titled or registered and continues until the owner re-titles or re-registers the motor vehicle in the new state. To re-register a vehicle, a majority of states require the registering party to surrender the certificate of title. In those states that require a secured party to take possession of the certificate of title to maintain perfection, the secured party would learn of the re-registration through the obligor's request for the certificate of title so it could re-register the vehicle. In the case of vehicles registered in states that provide for notation of a lien on the certificate of title but which do not require possession, the secured party would receive notice of surrender from the state of re-registration if the security interest is noted on the certificate of title. Thus, the secured party would have the opportunity to reperfect its security interest in the vehicle in the new state. However, these procedural safeguards will not protect the secured party if, through fraud, forgery or administrative error, the debtor somehow procures a new certificate of title that does not list the secured party's lien. Additionally, in states that do not require the re-registering party to surrender the certificate of title, re-registration could defeat perfection. Under the transaction documents, the servicer will be obligated to take appropriate steps, at its own expense, to maintain perfected security interests in the vehicles and will be obligated to purchase the corresponding contract if it fails to do so.

Priority of Certain Liens Arising by Operation of Law

      Under the laws of most states, statutory liens take priority over even a first priority perfected security interest in a vehicle. These statutory liens include, among others:

      o     mechanic's, repairmen's and garagemen's liens;

      o     towing and storage liens;

      o     liens arising under various state and federal criminal statutes; and

      o     liens for unpaid taxes.

      Federal tax law also grants certain federal tax liens priority over a secured party's lien. Additionally, the laws of most states and federal law permit governmental authorities to confiscate motor vehicles under certain circumstances if used in or acquired with the proceeds of unlawful activities. Confiscation may result in the loss of the perfected security interest in the vehicle. The sponsor will represent and warrant to the trustee that, as of the closing date, each security interest in a vehicle shall be a valid, subsisting and enforceable first priority security interest in the vehicle. However, liens for repairs or taxes superior to the trustee's security interest in any vehicle, or the confiscation of a vehicle, could arise at any time during the term of a contract. No notice will be given to the trustee or any securityholder in the event these types of liens or confiscations arise. Moreover, any liens of these types or any confiscation arising after the closing date would not give rise to the sponsor's repurchase obligation.

Repossession

      In the event an obligor defaults, the holder of the related contract has all the remedies of a secured party under the UCC, except where specifically limited by other state laws. Under the UCC, a secured party's remedies include the right to repossession by self-help, unless self-help would constitute a breach of the peace. The servicer uses self-help in most instances of repossession. Unless a vehicle is voluntarily surrendered, self-help repossession is accomplished simply by taking possession of the financed vehicle. In cases where the obligor objects or raises a defense to repossession, or if otherwise required by applicable state law, a secured party must obtain a court order from the appropriate state court, and the vehicle must then be recovered in accordance with that order. In some jurisdictions, the secured party is required to notify the debtor of the default and the intent to repossess the collateral and then must give the debtor a time period within which to cure the default. Generally, this right of cure may only be exercised on a limited number of occasions during the term of the related contract. Other jurisdictions permit repossession without prior notice if it can be accomplished without a breach of the peace -- although in some states, a course of conduct in which the creditor has accepted late payments has been held to create a right by the obligor to receive prior notice.

Notice of Sale; Redemption Rights

      The UCC and other state laws require a secured party to provide an obligor with reasonable notice of the date, time and place of any public sale and/or the date after which any private sale of the collateral may be held. In addition, some states also impose substantive timing requirements on the sale of repossessed vehicles and/or various substantive timing and content requirements on the notices. In some states, after a financed vehicle has been repossessed, the obligor may redeem the collateral by paying only the delinquent installments and other amounts due. In all states, the obligor has the right to redeem the collateral prior to actual sale or entry by the secured party into a contract for sale of the collateral by paying the secured party:

      o     the entire unpaid principal balance of the contract;

      o     accrued interest on the contract; or

      o the secured party's reasonable expenses for repossessing, holding, and preparing the collateral for sale and arranging for its sale, plus, in some jurisdictions, reasonable attorneys' fees and legal expenses.

Deficiency Judgments and Excess Proceeds

      The proceeds from the resale of the vehicles generally will be applied first to the expenses of resale and repossession and then to satisfying the outstanding debt. In most instances, the remaining principal amount of the indebtedness will exceed the proceeds. Under the UCC and laws applicable in some states, a creditor is entitled to bring an action to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of a motor vehicle securing such debtor's loan. However, the deficiency judgment would be a personal judgment against the obligor for the shortfall, and a defaulting obligor can be expected to have very little capital or sources of income available following repossession. Additionally, in some states a creditor is prohibited from seeking a deficiency judgment from a debtor whose financed vehicle had an initial cash sales price less than a specified amount. Some states impose prohibitions, limitations or notice requirements on actions for deficiency judgments. Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount or be uncollectible.

      In addition to the notice requirement described above, the UCC requires that every aspect of the sale or other disposition, including the method, manner, time, place and terms, be "commercially reasonable." Courts have held that when a sale is not "commercially reasonable," the secured party loses its right to a deficiency judgment. Also, prior to a sale, the UCC permits the debtor or other interested person to obtain an order mandating that the secured party refrain from disposing of the collateral if it is established that the secured party is not proceeding in accordance with the "default" provisions under the UCC.

      Occasionally, after a secured party sells a vehicle and uses the sale proceeds to pay all expenses and indebtedness, there is a surplus of funds. In that case, the UCC requires the creditor to remit the surplus to any holder of a subordinate lien with respect to the vehicle or if no subordinate lienholder exists or if there are remaining funds after the subordinate lienholder is paid, the UCC requires the creditor to remit the surplus to the obligor.

      Certain other statutory provisions, including federal and state bankruptcy and insolvency laws, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment. Additionally, courts have applied general equitable principles to secured parties pursuing repossession or litigation involving deficiency balances. These equitable principles may have the effect of relieving an obligor from some or all of the legal consequences of a default.

      The sponsor's policy is to pursue such deficiency balances when appropriate.

Consumer Protection Laws

      Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon creditors and servicers involved in consumer finance. These laws include:

      o     the Truth-in-Lending Act;

      o     the Equal Credit Opportunity Act;

      o     the Federal Trade Commission Act;

      o     the Fair Credit Reporting Act;

      o     the Fair Debt Collection Practices Act;

      o     the Magnuson-Moss Warranty Act;

      o     the Federal Reserve Board's Regulations B and Z;

      o     the Gramm-Leach-Bliley Act;

      o state adaptations of the National Consumer Act and the Uniform Consumer Credit Code;

      o     state motor vehicle retail installment sale and loan acts;

      o     state "lemon" laws; and

      o     other similar laws.

In addition, the laws of some states impose finance charge ceilings and other restrictions on consumer transactions and require other disclosures in addition to those required under federal law. These requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability could affect the trustee's ability to enforce consumer finance contracts such as the contracts and subject the issuing entity to monetary fines, penalties or other liabilities.

      The Federal Trade Commission's so-called holder-in-due-course rule has the effect of subjecting any assignee of the seller in a retail installment sale, and other related creditors and their assignees, to all claims and defenses which the obligor in the transaction could assert against the retail seller. However, liability under the FTC rule is limited to the amounts paid by the obligor under the contract. Because of the FTC Rule the assignee may be unable to collect any balance due from the obligor. The FTC rule is generally duplicated by the Uniform Consumer Credit Code, other state statutes or the common law in some states. To the extent that the contracts will be subject to the requirements of the FTC rule, the trust, as holder of the contracts, will be subject to any claims or defenses that the purchaser of the related vehicle may assert against the seller. These claims will be limited to a maximum liability equal to the amounts paid by the obligor under the related contract.

      Under most state vehicle dealer licensing laws, sellers of automobiles, sport utility vehicles, light duty trucks and vans must be licensed to sell vehicles at retail sale. In addition, the Federal Trade Commission's rule on sale of used vehicles requires that all sellers of used vehicles prepare, complete and display a "Buyer's Guide" explaining the warranty coverage for the vehicles. The Federal Magnuson-Moss Warranty Act and state new and used vehicle "lemon laws" impose further obligations on motor vehicle dealers. Assignees of the contracts may have liability for claims and defenses under those statutes, the FTC Rule and similar state statutes. Furthermore, federal odometer regulations and the motor vehicle title laws of most states require that all sellers of used vehicles furnish a written statement signed by the seller certifying the accuracy of the odometer reading. If a seller is not properly licensed or if the seller did not provide either a buyer's guide or odometer disclosure statement to the purchaser, the obligor may be able to assert a defense against the seller. If an obligor on a contract were successful in asserting these claims or defenses, the servicer would pursue on behalf of the issuing entity any reasonable remedies against the vehicle seller or manufacturer, subject to certain limitations as to the expense of any such action to be specified in the transaction documents.

      Any loss, to the extent not covered by credit support, could result in losses to securityholders. If an obligor were successful in asserting any claim or defense described in the two immediately preceding paragraphs, the claim or defense may constitute a breach of a representation and warranty under the transaction documents and may create an obligation of the sponsor to repurchase the contract unless the breach were cured.

      The sponsor or the finance subsidiary, if any, will represent and warrant that each contract complies with all requirements of law in all material respects. Accordingly, if an obligor has a claim against the trustee because the sponsor or its finance subsidiary violated any law and the claim materially and adversely affects the trustee's interest in a contract, the violation would create an obligation of the sponsor or the finance subsidiary, if any to repurchase the contract unless the violation were cured.

Servicemembers Civil Relief Act

      Under the terms of the Servicemembers Civil Relief Act, the holder of a contract may not charge an obligor who commences active military duty after such obligor takes out a loan more than a 6% annual rate, including fees and charges, during the obligor's active duty status, unless a court orders otherwise upon application of the lender. The relief act applies to obligors who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard, and officers of the U.S. Public Health Service assigned to duty with the military. Because the relief act applies to obligors who commence active military duty after origination of the contract, the sponsor cannot provide information as to the number of contracts that may be affected. Application of the relief act would adversely affect, for an indeterminate period of time, the servicer's ability to collect full amounts of interest on some contracts. Any shortfall in interest collections resulting from the application of the relief act or similar legislation or regulations, which would not be recoverable from the related contracts, would result in a reduction of the amounts distributable to securityholders, and would not be covered by advances, or some forms of credit enhancement provided in connection with the securities but may be covered to the extent that certain classes of securities are subordinate to other classes of securities as set forth in the related prospectus supplement. In addition, the relief act imposes limitations that would impair the ability of the servicer to repossess a contract during the obligor's period of active duty status, and, in some circumstances, during an additional three month period afterward. Thus, in the event that the relief act or similar legislation or regulations applies to any contract which goes into default, there may be delays in payment and losses on the securities. Any other interest shortfalls, deferrals or forgiveness of payments on the contracts resulting from similar legislation or regulations may result in delays in payments or losses to securityholders.

Other Limitations

      In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of the issuing entity or the servicer to repossess a vehicle or enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the federal bankruptcy law, a court may prevent a creditor from repossessing a motor vehicle, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the motor vehicle at the time of bankruptcy, leaving the party providing financing as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a contract or change the rate of interest and time of repayment of the indebtedness. Any such shortfall, to the extent not covered by credit support, could result in losses to securityholders.

                    Material Federal Income Tax Consequences

General

      The following is a general discussion of the material anticipated federal income tax consequences to investors of the purchase, ownership and disposition of the securities offered by this prospectus. The discussion is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change with possible retroactive effect. The discussion does not purport to deal with all federal tax consequences applicable to all categories of investors. Some holders, including insurance companies, tax-exempt organizations, regulated investment companies, financial institutions or broker-dealers, taxpayers subject to the alternative minimum tax, holders that hold their securities as part of a hedge, straddle, constructive sale or conversion transaction, and holders that will hold their securities as other than capital assets may be subject to special rules that are not discussed below or in the related prospectus supplement.

      You are encouraged to consult with your own tax advisors to determine the particular federal, state and local consequences of the purchase, ownership and disposition of the securities.

      Dewey Ballantine LLP, as tax counsel to the sponsor, has provided its opinion of the federal income tax consequences of an investment in securities offered by this prospectus. With respect to each series of securities, tax counsel will deliver its opinion with respect to federal tax matters for that series prior to the issuance of the securities. Each opinion shall be attached on Form 8-K to be filed with the SEC prior to the sale of that series.

Debt Securities

      In the opinion of Dewey Ballantine LLP, debt securities will be:

      o issued by a trust which, for federal income purposes, is treated either as a partnership or as a disregarded entity, which means that its separate existence is disregarded for federal income tax purposes, and will be treated as indebtedness for federal income tax purposes; and

      o will not be treated as ownership interests in the contracts or the trust. Beneficial owners will be required to report income received with respect to the debt securities in accordance with their normal method of accounting. For additional tax consequences relating to debt securities purchased at a discount or with premium, see "Discount and Premium," below.

Taxation of Beneficial Owners of Debt Securities

      If the debt securities are characterized as indebtedness, interest paid or accrued on a debt security will be treated as ordinary income to the beneficial owner and principal payments on a debt security will be treated as a return of capital to the extent of the beneficial owner's basis in the debt security. An accrual method taxpayer will be required to include in income interest on the debt security when earned, even if not paid, unless it is determined to be uncollectible. The trust will report to beneficial owners of record and the IRS the amounts of interest paid and original issue discount, if any, accrued on the debt securities to the extent required by law.

Sale or Exchange of Debt Securities

      If a beneficial owner of a debt security sells or exchanges the security, the beneficial owner will recognize gain or loss equal to the difference, if any, between the amount received and the beneficial owner's adjusted basis in the security. The adjusted basis in the security generally will equal its initial cost, increased by any original issue discount or market discount previously included in the seller's gross income regarding the security and reduced by the payments previously received on the security, other than payments of qualified stated interest, and by any amortized premium.

      In general, except as described in "Discount and Premium -- Market Discount," below, and except for financial institutions subject to section 582(c) of the Code, any gain or loss on the sale or exchange of a debt security recognized by an investor who holds the security as a capital asset, within the meaning of section 1221 of the Code, will be capital gain or loss and will be long-term or short-term depending on whether the security has been held for more than one year.

Debt Securities Reporting

      The trustee will furnish to each beneficial owner of a debt security with each distribution a statement setting forth the amount of a distribution allocable to principal on the underlying contracts and to interest on it at the related interest rate. In addition, within a reasonable time after the end of each calendar year, based on information provided by the servicer, the trustee will furnish to each beneficial owner during a year the customary factual information as the servicer deems necessary or desirable to enable beneficial owners of debt securities to prepare their tax returns and will furnish comparable information to the IRS as and when required to do so by law.

Discount and Premium

      A security purchased for an amount other than its outstanding principal amount will be subject to the rules governing original issue discount, market discount or premium. In addition, all grantor trust strip securities and various grantor trust fractional interest securities will be treated as having original issue discount by virtue of the coupon stripping rules in section 1286 of the Code.

      In very general terms:

      o original issue discount is treated as a form of interest and must be included in a beneficial owner's income as it accrues, regardless of the beneficial owner's regular method of accounting, using a constant yield method;

      o market discount is treated as ordinary income and must be included in a beneficial owner's income as principal payments are made on the security, or upon a sale of a security; and

      o if a beneficial owner elects, premium may be amortized over the life of the security and offset against inclusions of interest income.

      These tax consequences are discussed in greater detail below.

Original Issue Discount

      In general, a security will be considered to be issued with original issue discount equal to the excess, if any, of its "stated redemption price at maturity" over its "issue price." The issue price of a security is the initial offering price to the public, excluding bond houses and brokers, at which a substantial number of the securities were sold. The issue price also includes any accrued interest attributable to the period between the beginning of the first collection period and the closing date. The stated redemption price at maturity of a security that has a notional principal amount or receives principal only or that provides for or may provide for accruals of interest is equal to the sum of all distributions to be made under the security. The stated redemption price at maturity of any other security is its stated principal amount, plus an amount equal to the excess, if any, of the interest payable on the first payment date over the interest that accrues for the period from the closing date to the first payment date. The trustee will supply, at the time and in the manner required by the IRS, to beneficial owners, brokers and middlemen information with respect to the original issue discount accruing on the securities.

      Notwithstanding the general definition, original issue discount will be treated as zero if the discount is less than 0.25% of the stated redemption price at maturity of the security multiplied by its weighted average life. The weighted average life of a security is computed for this purpose as the sum, for all distributions included in the stated redemption price at maturity, of the amounts determined by multiplying:

      (1) the number of complete years, rounding down for partial years, from the closing date until the date on which each distribution is expected to be made under the assumption that the contracts prepay at the rate specified in the related prospectus supplement, the Prepayment Assumption; by

      (2) a fraction, the numerator of which is the amount of the distribution and the denominator of which is the security's stated redemption price at maturity.

      Even if original issue discount is treated as zero under this rule, the actual amount of original issue discount must be allocated to the principal distributions on the security and, when each distribution is received, gain equal to the discount allocated to the distribution will be recognized.

      Section 1272(a)(6) of the Code contains special original issue discount rules applicable to prepayable securities. Under these rules, described in greater detail below, (a) the amount and rate of accrual of original issue discount on each series of securities will be based on (1) the prepayment assumption, and (2) in the case of a security calling for a variable rate of interest, an assumption that the value of the index upon which the variable rate is based remains equal to the value of that rate on the closing date, and (b) adjustments will be made in the amount of discount accruing in each taxable year in which the actual prepayment rate differs from the prepayment assumption.

      Section 1272(a)(6)(B)(iii) of the Code requires that the prepayment assumption used to calculate original issue discount be determined in the manner prescribed in the Treasury regulations. To date, no regulations have been promulgated. The legislative history of this Code provision indicates that the assumed prepayment rate must be the rate used by the parties in pricing the particular transaction. The sponsor anticipates that the prepayment assumption for each series of securities will be consistent with this standard. The sponsor makes no representation, however, that the contracts for a given series will prepay at the rate reflected in the prepayment assumption for that series or at any other rate. Each investor must make its own decision as to the appropriate prepayment assumption to be used in deciding whether or not to purchase any of the securities.

      Each beneficial owner must include in gross income the sum of the "daily portions" of original issue discount on its security for each day during its taxable year on which it held the security. For this purpose, in the case of an original beneficial owner, the daily portions of original issue discount will be determined as follows. A calculation will first be made of the portion of the original issue discount that accrued during each "accrual period." Original issue discount calculations must be based on accrual periods of no longer than one year either:

      (1) beginning on a payment date, or, in the case of the first period, the closing date, and ending on the day before the next payment date; or

      (2) beginning on the next day following a payment date and ending on the next payment date.

      Under section 1272(a)(6) of the Code, the portion of original issue discount treated as accruing for any accrual period will equal the excess, if any, of:

      (a) the sum of (1) the present values of all the distributions remaining to be made on the security, if any, as of the end of the accrual period and (2) the distribution made on the security during the accrual period of amounts included in the stated redemption price at maturity; over

      (b) the adjusted issue price of the security at the beginning of the accrual period.

      The present value of the remaining distributions referred to in the preceding sentence will be calculated based on:

      (1) the yield to maturity of the security, calculated as of the closing date, giving effect to the prepayment assumption;

      (2) events, including actual prepayments, that have occurred prior to the end of the accrual period;

      (3)   the prepayment assumption; and

      (4) in the case of a security calling for a variable rate of interest, an assumption that the value of the index upon which the variable rate is based remains the same as its value on the closing date over the entire life of the security.

      The adjusted issue price of a security at any time will equal the issue price of the security, increased by the aggregate amount of previously accrued original issue discount with respect to the security, and reduced by the amount of any distributions made on the security as of that time of amounts included in the stated redemption price at maturity. The original issue discount accruing during any accrual period will then be allocated ratably to each day during the period to determine the daily portion of original issue discount.

      In the case of grantor trust strip securities, the calculation described in the preceding paragraph may produce a negative amount of original issue discount for one or more accrual periods. No definitive guidance has been issued regarding the treatment of negative amounts. The legislative history to section 1272(a)(6) indicates that negative amounts may be used to offset subsequent positive accruals but may not offset prior accruals and may not be allowed as a deduction item in a taxable year in which negative accruals exceed positive accruals. Beneficial owners of the securities should consult their own tax advisors concerning the treatment of negative accruals.

      A subsequent purchaser of a security that purchases the security at a cost less than its remaining stated redemption price at maturity also will be required to include in gross income for each day on which it holds the security, the daily portion of original issue discount with respect to the security, but reduced, if the cost of the security to the purchaser exceeds its adjusted issue price, by an amount equal to the product of (1) the daily portion and (2) a constant fraction, the numerator of which is the excess and the denominator of which is the sum of the daily portions of original issue discount on the security for all days on or after the day of purchase.

Market Discount

      A beneficial owner that purchases a security at a market discount, that is, at a purchase price less than the remaining stated redemption price at maturity of the security, or, in the case of a security with original issue discount, its adjusted issue price, will be required to allocate each principal distribution first to accrued market discount on the security, and recognize ordinary income to the extent the distribution does not exceed the aggregate amount of accrued market discount on the security not previously included in income. For securities that have unaccrued original issue discount, the market discount must be included in income in addition to any original issue discount. A beneficial owner that incurs or continues indebtedness to acquire a security at a market discount may also be required to defer the deduction of all or a portion of the interest on the indebtedness until the corresponding amount of market discount is included in income. In general terms, market discount on a security may be treated as accruing either (1) under a constant yield method or
(2) in proportion to remaining accruals of original issue discount, if any, or if none, in proportion to remaining distributions of interest on the security, in any case taking into account the prepayment assumption. The trustee will make available, as required by the IRS, to beneficial owners of securities information necessary to compute the accrual of market discount.

      Notwithstanding the above rules, market discount on a security will be considered to be zero if the discount is less than 0.25% of the remaining stated redemption price at maturity of the security multiplied by its weighted average remaining life. Weighted average remaining life presumably would be calculated in a manner similar to weighted average life, taking into account payments, including prepayments, prior to the date of acquisition of the security by the subsequent purchaser. If market discount on a security is treated as zero under this rule, the actual amount of market discount must be allocated to the remaining principal distributions on the security and, when each distribution is received, gain equal to the discount allocated to the distribution will be recognized.

Premium

      A purchaser of a security that purchases the security at a cost greater than its remaining stated redemption price at maturity will be considered to have purchased the premium security, at a premium. Such a purchaser need not include in income any remaining original issue discount and may elect, under section 171(c)(2) of the Code, to treat the premium as "amortizable bond premium." If a beneficial owner makes an election, the amount of any interest payment that must be included in the beneficial owner's income for each period ending on a payment date will be reduced by the portion of the premium allocable to that period based on the Premium Security's yield to maturity. The premium amortization should be made using constant yield principles. If an election is made by the beneficial owner, the election will also apply to all bonds the interest on which is not excludible from gross income, "fully taxable bonds," held by the beneficial owner at the beginning of the first taxable year to which the election applies and to all fully taxable bonds thereafter acquired by it, and is irrevocable without the consent of the IRS. If an election is not made:

      (1) a beneficial owner must include the full amount of each interest payment in income as it accrues; and

      (2) the premium must be allocated to the principal distributions on the premium security and when each distribution is received a loss equal to the premium allocated to the distribution will be recognized.

      Any tax benefit from the premium not previously recognized will be taken into account in computing gain or loss upon the sale or disposition of the premium security.

Special Election

      A beneficial owner may elect to include in gross income all "interest" that accrues on the security by using a constant yield method. For purposes of the election, the term interest includes stated interest, acquisition discount, original issue discount, de minimis original issue discount, market discount, de minimis market discount and unstated interest as adjusted by any amortizable bond premium or acquisition premium. You are encouraged to consult with your own tax advisor regarding the time and manner of making and the scope of the election and the implementation of the constant yield method.

Backup Withholding and Information Reporting

      Distributions of interest and principal, as well as distributions of proceeds from the sale of securities, may be subject to the "backup withholding tax" under section 3406 of the Code if recipients of the distributions fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from the tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient's federal income tax. Furthermore, penalties may be imposed by the IRS on a recipient of distributions that is required to supply information but that does not do so in the proper manner.

Foreign Investors

      Distributions made on a debt security to, or on behalf of, a beneficial owner that is not a U.S. person generally will be exempt from U.S. federal income and withholding taxes. The term U.S. person means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, an estate that is subject to U.S. federal income tax regardless of the source of its income, or a trust if a court within the United States can exercise primary supervision over its administration and at least one United States person has the authority to control all substantial decisions of the trust. This exemption is applicable provided:

            (a) the beneficial owner is not subject to U.S. tax as a result of a connection to the United States other than ownership of the security;

            (b) the beneficial owner signs a statement under penalties of perjury that certifies that the beneficial owner is not a U.S. person, and provides the name and address of the beneficial owner; and

            (c) the last U.S. person in the chain of payment to the beneficial owner receives a statement from a beneficial owner or a financial institution holding on its behalf and does not have actual knowledge that the statement is false.

                        State and Local Tax Consequences

      In addition to the federal income tax consequences described in "Material Federal Income Tax Consequences," you should consider the state and local income tax consequences involved in purchasing, owning, and disposing of the securities. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, you are encouraged to consult with your own tax advisors with respect to the various state and local tax consequences of an investment in the securities.

                              ERISA Considerations

General

      A fiduciary of a pension, profit-sharing, retirement or other employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, should consider the fiduciary standards thereunder in the context of the plan's particular circumstances before authorizing an investment of a portion of such plan's assets in the securities offered by this prospectus. Accordingly, pursuant to Section 404 of ERISA, such fiduciary should consider, among other factors:

      o whether the investment is for the exclusive benefit of plan participants and their beneficiaries;

      o whether the investment satisfies the applicable diversification requirements;

      o whether the investment is in accordance with the documents and instruments governing the plan; and

      o whether the investment is prudent, considering the nature of the investment.

Fiduciaries of plans also should consider ERISA's prohibition on improper delegation of control over, or responsibility for, plan assets.

      In addition, employee benefit plans and other retirement arrangements subject to ERISA, as well as individual retirement accounts, certain types of Keogh plans not subject to ERISA but subject to section 4975 of the Code, and entities (including insurance company separate or general accounts) whose underlying assets include plan assets by reason of such plans, arrangements or accounts investing in such entities, are prohibited from engaging in a broad range of transactions involving plan assets with persons that are parties in interest under ERISA or disqualified persons under the Code. Such transactions are treated as prohibited transactions under Section 406 of ERISA and excise taxes and/or other penalties are imposed on such persons under ERISA and/or section 4975 of the Code unless a statutory, regulatory or administrative exemption applies. The underwriter, the servicer, any subservicers, any insurer, the trustee, any indenture trustee and certain of their affiliates might be considered parties in interest or disqualified persons with respect to a plan. If so, the acquisition, holding or disposition of securities by or on behalf of such plan could be considered to give rise to a prohibited transaction unless an exemption is available.

      Governmental plans and certain church plans are not subject to the requirements of ERISA or section 4975 of the Code. Accordingly, assets of these plans may be invested in securities without regard to the ERISA considerations discussed below; however, investment by such plans may be subject to the provisions of other applicable federal, state and local law. Furthermore, any such plan that is qualified and exempt from taxation under sections 401(a) and 501(a) of the Code is subject to the prohibited transaction rules set forth in section 503 of the Code.

ERISA Considerations regarding Securities which are Notes

Plan Assets

      The Department of Labor has issued regulations defining what constitutes "plan assets" for purposes of ERISA and section 4975 of the Code. The plan asset regulations provide that if a plan makes an investment in an equity interest in an entity, an undivided portion of the assets of the entity will be considered the assets of such plan unless certain exceptions set forth in such regulations apply. Securities that are notes will not be considered equity interests in the issuing entity for purposes of the plan asset regulations if the notes are treated as indebtedness under applicable local law and have no substantial equity features. If the notes have substantial equity features, a plan that purchased notes might be deemed to have acquired an undivided interest in the trust property, and certain transactions involving the trust property might constitute prohibited transactions. If the notes are treated as indebtedness without substantial equity features, the issuing entity's assets would not be deemed to include assets of a plan that acquired notes. However, in such circumstances, the acquisition or holding of notes by or on behalf of a plan could nevertheless give rise to a prohibited transaction if such acquisition or holding were deemed to be a prohibited loan to a party in interest or disqualified person with respect to the plan. There can be no assurance that the issuing entity or an affiliate will not become a party in interest or disqualified person with respect to a plan that acquires notes.

Underwriter Exemptions

      The Department of Labor has issued to various underwriters individual prohibited transaction exemptions which generally exempt from the application of certain prohibited transaction provisions of ERISA and the Code transactions with respect to the initial purchase, the holding and the subsequent resale by plans of securities issued by investment pools whose assets consist of:

      o certain types of secured receivables, secured loans and other secured obligations, including obligations that bear interest or are purchased at a discount and which are fully secured by motor vehicles;

      o     property securing a permitted obligation;

      o undistributed cash, cash credited to a pre-funding account, and certain temporary investments made therewith; and

      o certain types of credit support arrangements, including yield supplement agreements and interest-rate swaps that meet certain requirements set forth in the underwriter exemptions.

The securities covered by the underwriter exemptions include certificates representing a beneficial ownership interest in the assets of a trust (including a grantor trust or owner trust) and which entitle the holder to payments of principal, interest and/or other payments made with respect to the assets of such trust.

      Among the conditions that must be satisfied for the underwriter exemptions to apply are the following:

      o the plan must acquire the securities on terms, including the security price, that are at least as favorable to the plan as they would be in an arm's-length transaction with an unrelated party;

      o the securities must not be subordinated to any other class of securities issued by the same issuing entity, unless the securities are issued in a designated transaction;

      o at the time of acquisition, the securities acquired by the plan must have received a rating in one of the three (or, in the case of designated transactions, four) highest generic rating categories from Standard and Poor's Rating Services, Moody's Investors Service, Inc. or Fitch, Inc., each referred to herein as a rating agency;

      o the trustee must not be an affiliate of any other member of the restricted group (other than certain underwriters);

      o the sum of all payments made to and retained by the underwriters must not total more than reasonable compensation for underwriting the securities, the sum of all payments made to and retained by the issuing entity's sponsor for assigning the obligations to the issuing entity must not total more than the fair market value of the obligations, and the sum of all payments made to and retained by any servicer must not total more than reasonable compensation and expense reimbursement for its services;

      o the plan must be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the commission under the Securities Act of 1933; and

      o in the event that all of the obligations used to fund the issuing entity have not been transferred to the issuing entity on the closing date, additional obligations having an aggregate value equal to no more than 25% of the total principal amount of the securities being offered may be transferred to the issuing entity under a pre-funding feature within ninety days or three months following the closing date.

For purposes of the underwriter exemptions, the term "designated transaction" includes any securitization transaction in which the assets of the issuing entity consist of obligations that bear interest or are purchased at a discount and which are fully secured by motor vehicles.

      The issuing entity must also meet the following requirements:

      o the assets of the issuing entity must consist solely of assets of the type that have been included in other investment pools;

      o securities evidencing interests in the other investment pools must have been rated in one of the three (or, in the case of designated transactions, four) highest rating categories by a rating agency for at least one year prior to the plan's acquisition of securities;

      o investors other than plans must have purchased securities evidencing interests in the other investment pools for at least one year prior to the plan's acquisition of securities.

      The underwriter exemptions also provide relief from various self-dealing/conflict of interest prohibited transactions that may occur when a plan fiduciary causes a plan to acquire securities of an issuing entity and the fiduciary, or its affiliate, is an obligor with respect to obligations or receivables contained in the issuing entity; provided that, among other requirements:

      o in the case of an acquisition in connection with the initial issuance of the securities, at least fifty percent of each class of securities in which plans have invested is acquired by persons independent of the restricted group and at least fifty percent of the aggregate interest in the issuing entity is acquired by persons independent of the restricted group;

      o the fiduciary, or its affiliate, is an obligor with respect to five percent or less of the fair market value of the obligations or receivables contained in the issuing entity;

      o the plan's investment in each class of securities does not exceed twenty-five percent of all of the securities of that class outstanding at the time of acquisition; and

      o immediately after the plan acquires the securities, no more than twenty-five percent of the plan's assets for which the person is a fiduciary are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

      The underwriter exemptions do not apply to plans sponsored by a member of the restricted group, which includes the underwriter, the issuing entity's sponsor, the servicer, any subservicer, the trustee, any obligor with respect to obligations or receivables included in the issuing entity constituting more than five percent of the aggregate unamortized principal balance of the issuing entity's assets, any insurer, the counterparty to any interest-rate swap entered into by the issuing entity and any affiliate of these parties.

      Prohibited transaction exemption 2000-58 amended the underwriter exemptions and extended the relief available thereunder to transactions involving the initial purchase, the holding and the subsequent resale by plans of securities denominated as debt that are issued by, and are obligations of, investment pools whose assets are held in trust or held by a partnership, special purpose corporation or limited liability company. The same conditions described above relating to certificates must also be met with respect to notes. In addition, prior to the issuance of the notes, the issuing entity must receive a legal opinion to the effect that the noteholders will have a perfected security interest in the issuing entity's assets. As with certificates, exemptive relief would not be available for plans sponsored by a member of the restricted group.

      In the event that the underwriter exemptions are not applicable to the notes, one or more other prohibited transaction exemptions could apply to the purchase, holding and resale of notes by a plan, depending on the type and circumstances of the plan fiduciary making the decision to acquire or dispose of the notes. Included among these exemptions are:

      o PTCE 84-14, regarding transactions effected by qualified professional asset managers;

      o PTCE 90-1, regarding transactions entered into by insurance company pooled separate accounts;

      o PTCE 91-38, regarding transactions entered into by bank collective investment funds;

      o PTCE 95-60, regarding transactions entered into by insurance company general accounts; and

      o PTCE 96-23, regarding transactions effected by in-house asset managers.

      Each purchaser and each transferee of a note that is treated as debt for purposes of the plan assets regulation may be required to represent and warrant (or, in the case of a book-entry note, may be deemed to represent and warrant) either that it is not using plan assets or that its purchase and holding of the note will be covered by one of the exemptions listed above or by another Department of Labor class exemption.

Consultation With Counsel

      The related prospectus supplement will provide further information that plans should consider before purchasing the securities. A plan fiduciary considering the purchase of securities should consult its tax and/or legal advisors regarding:

      o     whether the issuing entity's assets would be considered plan assets;

      o the possibility of exemptive relief from the prohibited transaction rules; and

      o     other ERISA issues and their potential consequences.

      In addition, each plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in securities is appropriate for the plan, taking into account the plan's overall investment policy and the composition of the plan's investment portfolio. The sale of securities to a plan is in no respect a representation by the sponsor or the underwriters that this investment meets all relevant requirements regarding investments by plans generally or any particular plan or that this investment is appropriate for plans generally or any particular plan.

                             Methods of Distribution

      The issuing entity will offer the securities offered by this prospectus and by the related prospectus supplement in series through one or more of the methods described below. The related prospectus supplement will describe the offering method and will state the public offering or purchase price and the net proceeds to the sponsor from the sale.

      The sponsor intends that securities will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular series of securities may be made through a combination of two or more of these methods. The methods are as follows:

      o By negotiated firm commitment or best efforts underwriting and public re-offering by underwriters;

      o     By direct placements by the sponsor with institutional investors;
            and

      o     By competitive bid.

      If underwriters are used in a sale of any securities, other than in connection with an underwriting on a best efforts basis, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment. The securities will be described on the cover of the related prospectus supplement and the members of the underwriting syndicate, if any, will be named in the related prospectus supplement.

      In connection with the sale of the securities, underwriters may receive compensation from the sponsor or from purchasers of the securities in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the securities may be deemed to be underwriters in connection with the securities, and any discounts or commissions received by them from the sponsor and any profit on the resale of securities by them may be deemed to be underwriting discounts and commissions under the Securities Act. The related prospectus supplement will describe any compensation paid by the sponsor.

      It is anticipated that the underwriting agreement pertaining to the sale of securities will provide that the obligations of the underwriters will be subject to conditions precedent providing that the underwriters will be obligated to purchase all the securities if any are purchased, other than in connection with an underwriting on a best efforts basis, and that, in limited circumstances, the sponsor will indemnify the several underwriters and the underwriters will indemnify the sponsor against certain civil liabilities, including liabilities under the Securities Act or will contribute to payments required to be made.

      The related prospectus supplement with respect to any securities offered by placements through dealers will contain information regarding the nature of the offering and any agreements to be entered into between the sponsor and purchasers of securities.

      Purchasers of securities, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act in connection with reoffers and sales by them of securities. Securityholders should consult with their legal advisors in this regard prior to any reoffer or sale.

      Upon receiving a request by an investor who has received an electronic prospectus supplement and prospectus from any underwriter or a request by the investor's representative within the period during which there is an obligation to deliver a prospectus supplement and prospectus, such underwriter will promptly deliver, or cause to be delivered, without charge, a paper copy of the related prospectus supplement and the accompanying prospectus.

      In connection with an offering of securities, the underwriters may over-allot or effect transactions which stabilize or maintain the market prices of the notes at levels above those which might otherwise prevail in the open market. Such stabilizing, if commenced, may be discontinued at any time.

                                 Legal Opinions

      Certain legal matters relating to the issuance of the securities of any series, including certain federal and state income tax consequences with respect thereto, will be passed upon by Dewey Ballantine LLP, New York, New York, or other counsel specified in the related prospectus supplement.

                           Incorporation by Reference

      The sponsor will from time to time, file various items with the Securities and Exchange Commission relating to the issuing entities and the securities offered by this prospectus and the related prospectus supplements. These items will include the definitive legal documents used for each issuance, definitive prospectus supplements and computational materials, as well as periodic reports that the sponsor will file for each issuing entity for so long as that issuing entity is subject to the reporting requirements of the Exchange Act. In addition, the financial statements of each credit enhancement provider, if any, if not attached to the related prospectus supplement, may be incorporated by reference.

      All of these items will be incorporated by reference into the registration statement of which this prospectus is a part, which means, among other things, that those items are considered to be a part of the registration statement for purposes of the federal securities laws. These items will be publicly available through the Securities and Exchange Commission - see "Where You Can Find More Information" in the related prospectus supplement.

                              Financial Information

      Certain specified trust property will secure each series of securities, however, no trust will engage in any business activities or have any assets or obligations prior to the issuance of the securities, except for the capital contribution made to any trust which is a Delaware statutory trust. Accordingly, financial statements with respect to any issuing entity will not be included in the related prospectus supplement.

      A prospectus supplement may contain the financial statements of the related credit enhancement provider, if any.

================================================================================

You should rely only on the information contained in this document or that we have referred you to. We have not authorized any person to provide you with information that is different. The information in this document speaks only as of its date, and may not be accurate at any time after its date. This document is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                              -------------------

                               TABLE OF CONTENTS
                                                                            Page
                                                                            ----
                              Prospectus Supplement

Summary of Transaction Parties and Flow of Funds ....................        S-1
Summary .............................................................        S-3
Risk Factors ........................................................       S-14
Use of Proceeds .....................................................       S-22
The Sponsor/Servicer/Custodian ......................................       S-22
The Sponsor's Securitization Program ................................       S-28
The Sponsor's Static Pool Information ...............................       S-28
The Depositor .......................................................       S-29
LBARC-WI ............................................................       S-29
The Issuing Entity ..................................................       S-29
The Owner Trustee ...................................................       S-31
The Indenture Trustee ...............................................       S-32
The Demand Note Provider/ The Demand Note Guarantor .................       S-32
The Trust Property ..................................................       S-32
The Contracts .......................................................       S-34
Weighted Average Lives of the Class A Notes .........................       S-47
The Insurer .........................................................       S-55
Description of the Notes ............................................       S-58
Description of the Transaction Documents ............................       S-63
The Policy ..........................................................       S-78
Material Federal Income Tax Consequences ............................       S-80
State and Local Tax Consequences ....................................       S-82
ERISA Considerations ................................................       S-82
Legal Proceedings ...................................................       S-83
Certain Relationships and Related Transactions ......................       S-83
Ratings .............................................................       S-84
Method of Distribution ..............................................       S-84
Experts .............................................................       S-85
Legal Opinions ......................................................       S-85
Glossary ............................................................       S-86
Clearance, Settlement and Tax Documentation Procedures ..............    Annex A
Sponsor's Static Pool Information ...................................    Annex B

                                   Prospectus

Summary of Prospectus ...............................................          1
Risk Factors ........................................................          6
The sponsor and the Servicer ........................................         16
The Trustee .........................................................         16
The issuing entity ..................................................         16
The Trust Property ..................................................         16
The Contracts .......................................................         18
The sponsor's Automobile Financing Program ..........................         20
Pool Factors ........................................................         21
Use of Proceeds .....................................................         21
Description of the Securities .......................................         22
Description of the Transaction Documents ............................         32
Material Legal Aspects of the Contracts .............................         41
Material Federal Income Tax Consequences ............................         48
State and Local Tax Consequences ....................................         56
ERISA Considerations ................................................         56
Methods of Distribution .............................................         61
Legal Opinions ......................................................         63
Incorporation by Reference ..........................................         63
Financial Information ...............................................         63

Until 90 days after the date of this prospectus supplement, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus supplement and the prospectus to which it relates. This is in addition to the dealers' obligation to deliver a prospectus supplement and the related prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

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                                  $500,000,000

                           Long Beach Acceptance Auto
                            Receivables Trust 2006-B

                          $100,000,000 Class A-1 5.37%
                               Asset-Backed Notes
                          $137,000,000 Class A-2 5.34%
                               Asset-Backed Notes
                          $147,000,000 Class A-3 5.17%
                               Asset-Backed Notes
                          $116,000,000 Class A-4 5.18%
                               Asset-Backed Notes

                              Long Beach Acceptance
                               Receivables Corp.
                                    Depositor

                                   Long Beach
                                Acceptance Corp.
                           Sponsor/Servicer/Custodian

                                 ---------------
                              PROSPECTUS SUPPLEMENT
                                 ---------------

                                    Citigroup
                                Lead Underwriter

                              RBS Greenwich Capital
                                 Co-Underwriter

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